   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 19, 1997

                                                      REGISTRATION NO. 333-35645
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               AMENDMENT NO. 2 TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                     STANDARD COMMERCIAL TOBACCO CO., INC.
             (Exact name of registrant as specified in its charter)

          NORTH CAROLINA                          5150                      56-0323420
   (State or other jurisdiction       (Primary Standard Industrial       (I.R.S. Employer
of incorporation or organization)      Classification Code Number)     Identification No.)

                                CO-REGISTRANTS:

STANDARD COMMERCIAL CORPORATION               NORTH CAROLINA
      STANDARD WOOL, INC.                        DELAWARE
  (Exact name of co-registrant         (State or other jurisdiction
  as specified in its charter)      of incorporation or organization)

                                2201 MILLER ROAD
                          WILSON, NORTH CAROLINA 27893
                                 (919) 291-5507
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ------------------------
                               ROBERT E. HARRISON
                            CHIEF EXECUTIVE OFFICER
                     STANDARD COMMERCIAL TOBACCO CO., INC.
                                2201 MILLER ROAD
                          WILSON, NORTH CAROLINA 27893
                                 (919) 291-5507
      (Name, address, including zip code, and telephone number, including area code, of agent for service of process)
                                   COPIES TO:
                            DONALD R. REYNOLDS, ESQ.
                       WYRICK ROBBINS YATES & PONTON LLP
                        4101 LAKE BOONE TRAIL, SUITE 300
                         RALEIGH, NORTH CAROLINA 27619
                                 (919) 781-4000
                              FAX: (919) 781-4865
                            ------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED DISTRIBUTION TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.
     If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
                            ------------------------
                       CALCULATION OF REGISTRATION FEE

[CAPTION]

     TITLE OF EACH CLASS                                      PROPOSED MAXIMUM          PROPOSED MAXIMUM
       OF SECURITIES TO               AMOUNT TO BE             OFFERING PRICE           AGGREGATE OFFER-
        BE REGISTERED                REGISTERED (1)               PER NOTE                 ING PRICE
8 7/8% Senior Notes
  due 2005..................          $115,000,000                  100%                  $115,000,000
Standard Commercial
  Corporation Guarantees of
  8 7/8% Senior Notes due
  2005......................          $115,000,000                None(3)                   None(3)
Standard Wool, Inc. Guarantees
  of 8 7/8% Senior Notes
  due 2005..................          $115,000,000                None(3)                   None(3)

     TITLE OF EACH CLASS               AMOUNT OF
       OF SECURITIES TO               REGISTRATION
        BE REGISTERED                   FEE (2)
8 7/8% Senior Notes
  due 2005..................           $34,848.49
Standard Commercial
  Corporation Guarantees of
  8 7/8% Senior Notes due
  2005......................              None
Standard Wool, Inc. Guarantees
  of 8 7/8% Senior Notes
  due 2005..................              None

(1) Equals the aggregate principal amount of the securities being registered.
(2) Previously paid.
(3) No separate consideration will be received for these Guarantees.
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Information contained herein is subject to completion or amendment. A Registration Statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.


                 SUBJECT TO COMPLETION, DATED NOVEMBER 19, 1997

PROSPECTUS

                     STANDARD COMMERCIAL TOBACCO CO., INC.

                             OFFER TO EXCHANGE ITS
                  8 7/8% SENIOR NOTES DUE 2005 THAT HAVE BEEN
            REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED
                               ("EXCHANGE NOTES")
                       FOR ANY AND ALL OF ITS OUTSTANDING
                 8 7/8% SENIOR NOTES DUE 2005 ("INITIAL NOTES")

    EACH GUARANTEED ON A SENIOR BASIS BY STANDARD COMMERCIAL CORPORATION AND
                              STANDARD WOOL, INC.


               THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT,
           NEW YORK CITY TIME, ON DECEMBER 31, 1997, UNLESS EXTENDED

                            ------------------------

     Standard Commercial Tobacco Co., Inc. (the "Issuer" or "SCTC, Inc."), a wholly owned subsidiary of Standard Commercial Corporation (the "Parent"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal"), which together with the Prospectus constitute the "Exchange Offer", to exchange up to an aggregate principal amount of $115,000,000 of its 8 7/8% Senior Notes Due 2005 (the "Exchange Notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus is a part, for an equal amount of its outstanding 8 7/8% Senior Notes Due 2005 (the "Initial Notes"). The terms of the Exchange Notes are identical in all material respects to those of the Initial Notes, except for certain transfer restrictions and registration rights relating to the Initial Notes. The Exchange Notes will be issued pursuant to, and entitled to the benefits of, the Indenture (as defined) governing the Initial Notes. The Exchange Notes and the Initial Notes are sometimes referred to collectively as the "Notes".

     The Exchange Notes will bear interest from August 1, 1997, the date of issuance of the Initial Notes that are tendered in exchange for the Exchange Notes (or the most recent Interest Payment Date (as defined) to which interest on such Notes has been paid), at the rate of 8 7/8% per annum and will be payable semi-annually in arrears on each February 1 and August 1, commencing on February 1, 1998.


     The Exchange Notes will be senior obligations of the Issuer and will rank PARI PASSU in right of payment with all existing and future indebtedness of the Issuer other than indebtedness that is expressly subordinate to the Notes. The Exchange Notes will also be fully and unconditionally guaranteed on a joint and several basis (the "Guarantees") by the Parent and Standard Wool, Inc. ("Standard Wool"), a wholly owned subsidiary of the Parent (the "Guarantors"). The Guarantee of Standard Wool will be a general unsecured obligation of Standard Wool and will rank PARI PASSU in right of payment with all existing and future indebtedness of Standard Wool other than indebtedness that is expressly subordinate to such Guarantee. The Guarantee of the Parent will be a senior obligation of the Parent and will rank PARI PASSU in right of payment with all existing and future indebtedness of the Parent other than indebtedness that is expressly subordinate to such Guarantee. In addition, all of the outstanding capital stock of the Issuer and Standard Wool will be pledged to the Trustee (as defined) for the benefit of the holders of the Exchange Notes. The Issuer and Standard Wool are partially dependent on the earnings of their subsidiaries, and the Parent, as a result of its holding company structure, is wholly dependent on the earnings of its subsidiaries. The Exchange Notes and the Guarantee of Standard Wool will be effectively subordinated to all secured indebtedness of the Issuer and Standard Wool, as the case may be, with respect to the assets securing such indebtedness and will be effectively subordinated in right of payment to all liabilities, including trade payables, of all subsidiaries of the Issuer or Standard Wool, as the case may be. The Guarantee of the Parent will be effectively subordinated in right of payment to all liabilities, including trade payables, of all subsidiaries of the Parent (other than the Issuer and Standard
Wool). As of September 30, 1997, the Issuer and the Guarantors had an aggregate of approximately $309.0 million of secured and other indebtedness to which the Notes and the Guarantees were effectively subordinated in right of payment. See "Description of Notes -- Guarantees; Security" and " -- Ranking".


     Upon a Change of Control (as defined), each holder of the Exchange Notes will have the right to require the Issuer to repurchase such holder's Exchange Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date of repurchase. There can be no assurance that the Issuer and the Guarantors will have sufficient funds to repurchase the Exchange Notes in the event of a Change of Control. In addition, under certain circumstances the Issuer will be obligated to offer to repurchase the Exchange Notes at 100% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of repurchase with the net proceeds from certain Asset Sales (as defined). See "Description of Notes".

     On August 1, 1997, the Issuer entered into a three-year, $200.0 million, credit facility (the "Global Bank Facility") among the Issuer and two of its subsidiaries (as borrowers), the lenders thereunder, Deutsche Bank A.G. (as agent) and Bankers Trust Company (as co-agent), replacing the Company's Master Facilities Agreement (the "MFA") and its U.S. Revolving Credit Facility. See "Prospectus Summary -- The Refinancing Plan".

     IT IS EXPECTED THAT THE EXCHANGE NOTES WILL BE ELIGIBLE FOR TRADING IN THE PRIVATE OFFERINGS, RESALE AND TRADING THROUGH AUTOMATED LINKAGES ("PORTAL") MARKET OF THE NASDAQ STOCK MARKET, INC.

     BT Securities Corporation and Wheat, First Securities, Inc. (the "Initial Purchasers") have agreed that one or both of them will act as market makers for the Exchange Notes. However, the Initial Purchasers are not obligated to so act and they may discontinue any such market-making at any time without notice. The Company will not receive any proceeds from this Exchange Offer. The Company has agreed to pay the expenses of the Exchange Offer. No underwriter is being used in connection with the Exchange Offer.
                            ------------------------

     SEE "RISK FACTORS" BEGINNING ON PAGE 12, FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PARTICIPANTS IN THE EXCHANGE OFFER.
                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                  The date of this Prospectus is       , 1997.

                      [This page intentionally left blank]

this is not really here

                               PROSPECTUS SUMMARY

     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND CONSOLIDATED FINANCIAL STATEMENTS (INCLUDING THE NOTES THERETO) APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS THE CONTEXT REQUIRES OTHERWISE, "STANDARD" OR THE "COMPANY" REFERS TO STANDARD COMMERCIAL CORPORATION (THE "PARENT") AND ITS CONSOLIDATED SUBSIDIARIES, INCLUDING STANDARD COMMERCIAL TOBACCO CO., INC., THE ISSUER OF THE NOTES (THE "ISSUER"), AND STANDARD WOOL, INC., A GUARANTOR OF THE NOTES ("STANDARD WOOL"). INVESTORS SHOULD CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER THE HEADING "RISK FACTORS".

                                  THE COMPANY

     Standard is one of the three global independent leaf tobacco merchants serving the large multinational cigarette manufacturers and is one of the largest independent merchants of oriental leaf tobacco, a key component of American-blend cigarettes. The Company also has a leading market presence in a number of the emerging and low-cost flue-cured and burley tobacco growing regions, including China, India, Malawi and Tanzania. Founded in 1910, the Company purchases, processes, stores, sells and ships tobacco grown in over 30 countries, servicing cigarette manufacturers from 20 processing facilities strategically located throughout the world. The Company is also engaged in purchasing, processing and selling various types of wool and is a world leader in the trading of scoured wool. In fiscal 1997, the Company had sales and Adjusted EBITDA (as defined herein) of $1,354.3 million and $88.5 million, respectively.

     The Company recently achieved substantial improvement in its operating and financial performance in part as a result of the implementation of a four-point strategic plan and the enhancement of the Company's senior management team, including the appointment of the Company's current Chief Executive Officer. The key areas addressed by the strategic plan include: (i) information systems; (ii) financial controls; (iii) risk management; and (iv) asset management. The Company has improved sales from $1.0 billion in fiscal 1994 to $1.4 billion for fiscal 1997, reduced SG&A expenses as a percentage of sales from 7.6% to 5.4% and increased operating income net of interest from $12.2 million to $74.4 million. The Company's tobacco division has driven this return to profitability, increasing sales from $671.5 million in fiscal 1994 to $997.4 million for fiscal 1997, improving operating income net of interest from a loss of $1.0 million to income of $62.6 million and increasing average tobacco inventory turnover from
2.1 turns for fiscal 1994 to 4.0 turns for fiscal 1997.

     In addition to the benefits which have resulted from the implementation of the strategic plan, the Company's operating and financial performance has also been enhanced by substantial improvements in the global leaf tobacco industry as a result of strong worldwide demand for tobacco products and the decrease in worldwide tobacco inventories. The global leaf tobacco industry is currently recovering from a disruption in demand and a reduction in pricing during calendar 1993 and 1994, which was primarily the result of legislation (the "75/25 Rule") intended to limit the importation of tobacco into the United States. This legislation, which was later repealed principally because it was inconsistent with the General Agreement on Tariffs and Trade ("GATT"), required that all cigarettes manufactured in the United States, including those manufactured for export, contain at least 75.0% domestically grown tobacco.

     Increased demand and strong brand growth have resulted in increased production of American-blend cigarettes. American-blend cigarettes contain flue-cured, burley and oriental tobacco ("American-blend tobacco"), contain less tar and nicotine, and taste milder than locally produced cigarettes containing dark and semioriental tobacco historically consumed in certain parts of the world. According to the Tobacco Merchants Association (the "TMA"), American-blend cigarette consumption (excluding China) has increased from 1.7 trillion units in calendar 1990 to 1.9 trillion units in calendar 1996, an increase of 10.8%. The TMA estimates that worldwide American-blend cigarette consumption (excluding China) will increase an additional 5.5% to more than 2.0 trillion units by the year 2000. The TMA also estimates that worldwide American-blend cigarette consumption (excluding China), as a percentage of total consumption, has also experienced substantial growth, increasing from 47.9% in 1990 to 52.5% in 1996, and is projected to reach 54.3% by the year 2000. As American-blend cigarettes have continued to gain global market share, the demand for export quality flue-cured, burley and oriental tobacco sourced and processed by leaf tobacco merchants has grown accordingly. Large multinational cigarette manufacturers, with one principal exception, rely primarily on the three global independent leaf tobacco merchants, including the Company, to supply the majority of their leaf tobacco needs.

     The Company sells tobacco to cigarette manufacturers worldwide, including Philip Morris Companies, Inc., B.A.T. Industries PLC ("B.A.T."), RJR Tobacco Company, Inc., Rothmans International PLC, Japan Tobacco, Inc. and Reemstma Cigarettenfabriken GmbH. The Company processes tobacco for these manufacturers at facilities that are strategically located in the major sourcing areas of American-blend tobacco, such as Argentina, China, Greece, Italy, Malawi, Spain, Thailand, Turkey, the United States and Zimbabwe. In addition, the Company has contracts, joint ventures and other arrangements for the purchase and/or processing of tobacco grown in substantially all other countries that produce export quality tobacco.
                                       1

     The Company's wool division, following the termination of an agreement to sell the division in 1995, was restructured under the leadership of a new divisional management team which has consolidated operations, increased operating efficiencies and returned the division to profitability. The business strategy of the wool division includes: (i) enhancing its global sourcing and trading network; (ii) developing unified operations; (iii) expanding its Asian sales efforts; and (iv) integrating proprietary worldwide information systems and financial controls.

                                GROWTH STRATEGY

     The Company's primary business objective is to expand its position as one of the leading global suppliers of American-blend tobacco to the major cigarette manufacturers while increasing profitability through enhanced financial management and controls. The key elements of the Company's growth strategy include:

     INCREASING PRESENCE IN SOUTH AMERICA AND AFRICA. The Company believes that its presence in all the major leaf tobacco markets worldwide is critical to capitalizing on the global expansion of the large multinational cigarette manufacturers, the recent consolidation of the leaf tobacco merchants and the anticipated growth in demand for tobacco sourced internationally. A key element of the Company's growth strategy is to increase its ability to directly source and process tobacco in South America and Africa, key growing regions for American-blend tobacco. The MDTL Trust, a trust established by the Company, recently acquired 74.9% of the fourth largest tobacco processor in Brazil.

     INCREASING PENETRATION OF LOW-COST FILLER TOBACCO AND EMERGING TOBACCO-GROWING REGIONS. To meet the increasing demand by cigarette manufacturers throughout the world for low-cost American-blend tobacco, the Company plans to expand its operations in regions particularly suited for producing such tobacco. The Company has targeted China, India and Tanzania, countries in which it has a leading tobacco export position, for expansion and increased tobacco production. The Company has executed letters of intent for the construction of new processing facilities in China and India.

     STRENGTHENING PRESENCE IN ORIENTAL MARKETS. Demand for oriental tobacco, which comprises approximately 15.0% of American-blend cigarettes, is rapidly increasing due to the strong growth in consumption of American-blend cigarettes. The Company intends to strengthen its position as one of the world's largest merchants of oriental tobacco through acquisitions and continued strategic investments in China and Thailand (emerging oriental tobacco markets), and in Greece and Turkey (leading oriental tobacco markets based on volume).

     CAPITALIZING ON ACQUISITION AND OUTSOURCING OPPORTUNITIES. Recent consolidation within the leaf tobacco industry has been driven by the need to cost-effectively service multinational cigarette manufacturers on a global basis. Management believes that there will be increasing opportunities for acquisitions of smaller independent local leaf tobacco merchants in various strategic locations throughout the world. In addition, the Company anticipates further outsourcing of leaf tobacco purchasing and processing by cigarette manufacturers. This outsourcing trend is driven by the: (i) higher margins in cigarette production; (ii) increasing sophistication required in sourcing leaf tobacco on a global basis; and (iii) continued privatization of tobacco and cigarette production operations in certain countries.

                              RECENT DEVELOPMENTS

     INDUSTRY CONSOLIDATION. On April 1, 1997, the second largest leaf tobacco dealer in the world announced that it had completed the acquisition of the fourth largest leaf tobacco dealer in the world. As a result of this transaction, there are only three global independent leaf tobacco merchants, including the Company. Management believes that this industry consolidation should lead to increased sales for the Company as the large multinational cigarette manufacturers seek to maintain diversity of their sources of American-blend tobacco.

     COMMON STOCK OFFERING. During the first quarter of fiscal 1998, the Parent sold 3,022,500 shares of Common Stock in an offering (the "Equity Offering") with net proceeds to the Parent of approximately $47.0 million after deducting the underwriting discount and estimated offering expenses. The net proceeds of the Equity Offering were used to repay short-term indebtedness outstanding under the Master Facilities Agreement (the "MFA") among the Parent and certain of its subsidiaries and Deutsche Bank A.G. and a number of other banks. See " -- The Refinancing Plan".

     ACQUISITION OF BRAZILIAN LEAF TOBACCO PROCESSING FACILITY. On September 12, 1997, the MDTL Trust, a trust established by the Company, acquired 74.9% of Meridional de Tabacos Ltda. ("Meridional"), the fourth largest leaf tobacco processor in Brazil. This strategic acquisition complements the Company's 26-year partnership in Brazil with Souza Cruz S.A. ("Souza Cruz"), a subsidiary of B.A.T., and will provide the Company with direct ownership of a processing facility in the second largest leaf tobacco growing region in the world (excluding China).

     NOTES OFFERING AND GLOBAL BANK FACILITY. On August 1, 1997, the Issuer completed a private offering, pursuant to Rule 144A promulgated under the Securities Act, of $115,000,000 principal amount of Initial Notes (the "Notes Offering"). Simultaneously with the closing of the Notes Offering, the Issuer and two of its subsidiaries entered into the Global Bank Facility.
                                       2

The Company used the net proceeds of the Notes Offering, along with borrowings under the Global Credit Facility, to repay all outstanding indebtedness under and replace the MFA, repay all outstanding indebtedness under and terminate the Company's U.S. Revolving Credit Facility, and to repay certain other long-term debt.

                              THE REFINANCING PLAN

     The Company has undertaken a series of related financing transactions (the "Refinancing Plan") that are designed to reduce its financial leverage, decrease its reliance on short-term indebtedness, diversify its sources of debt financing and provide the Company with greater financial flexibility.

     (Bullet) The Equity Offering, the proceeds of which were used to repay approximately $47.0 million of short-term indebtedness outstanding under the MFA;

     (Bullet) The Notes Offering, the proceeds of which were used to retire the Company's existing U.S. Revolving Credit Facility, to repay certain long-term bank loans in the United States, and to reduce indebtedness under the MFA; and

     (Bullet) The establishment, concurrent with the Notes Offering, of the Global Bank Facility replacing the MFA and repaying and terminating the Company's $100.0 million U.S. Revolving Credit Facility.

                              CORPORATE STRUCTURE

     In connection with the Refinancing Plan, the Parent reorganized the ownership of its subsidiaries such that all of its tobacco operating subsidiaries are direct or indirect subsidiaries of the Issuer and all of its wool operating subsidiaries (other than Standard Wool (UK) Limited, which is a subsidiary of the Issuer) are direct or indirect subsidiaries of Standard Wool. The following chart summarizes the Company's corporate structure after giving effect to such restructuring.

                              (chart appears here)

                                    Standard
                                   Commercial
                                  Corporation
                              (Guarantor of Notes)

Standard Commercial                                  Standard
Tobacco Co., Inc.                                    Wool, Inc.
  (Issuer)                                       (Guarantor of Notes)

Tobacco Operating                                 Wool Operating
Subsidiaries (see list below;             Subsidiaries (see list below;
  Non-Guarantors)*                             Non-Guarantors)*

     The Parent and Standard Wool have guaranteed, on a senior basis, the obligations of the Issuer under the Notes. In addition, all of the issued and outstanding capital stock of the Issuer and Standard Wool has been pledged by the Parent to the Trustee for the benefit of the holders of the Notes as security for the Parent's Guarantee. See "Description of Notes -- Guarantees; Security".
---------------

* All of the capital stock of Standard Wool (UK) Limited is owned by the Issuer and 19.6% of the capital stock of Standard Wool France S.A. is indirectly owned by the Issuer.

     The tobacco operating subsidiaries that are not Guarantors of the Notes, and the percentage of the stock of each owned, directly or indirectly, by the Issuer are: Trans-Continental Leaf Tobacco Corporation (100%); Standard Commercial Tobacco Company (UK) Ltd. (100%); Exelka S.A. (51%); Spierer Freres & CIE S.A. (51%); Spierer Tutun Iharacat Sanayi Ticaret AS (51%); Stancom Tobacco (Private) Ltd. (100%); Standard Commercial Tobacco Company (Canada) (100%); Sena Investments (Private) Ltd. (100%); Tobacco Processors (Zimbabwe) (PVT) Ltd. (18%); Transhellenic Tobacco S.A. (51%); Transacatab Spa (100%); World Wide Tobacco Espana S.A. (67%); Standard Commercial Services, Inc. (100%); Standard Commercial Tobacco Services UK (100%); W.A. Adams Company (100%); Werkhof Gmbh (100%); Tobacco Processors (Malawi) Ltd. (50%); Tobacco Processors (Lilongwe) Ltd. (51.92%); Adams International, Ltd. (49%); Herme Tutan Ihracat AS (50%); AOZT Transcontinental Leaf Tobacco Corporation (100%); Stancom Zambia (PVT) Ltd. (100%); Stanfrie (PVT) Ltd. (100%); Stancom Malawi (100%); Siemssen Threshie (100%); Siemssen Threshie (Malawi) Ltd. (100%); Bela Import-Export GmbH (100%); CRES Tobacco Company (100%); K. Kileff Zimbabwe (PVT) Ltd. (100%); Transcontinental Participacues E Emprecendimentos LTDA (100%); Epasa Exportadora de Productos Agrarios S.A. (50%); Trans-Continental Farming Ltd. (100%); Eryka Mediterranee SARL (100%); Andre Chalmers (100%); Esaltab (Zimbabwe) (PVT) Ltd. (100%); Interrural Development Corporation (100%); Siam Tobacco Export Corporation Ltd. (49%); Stancom Tanzania (Jersey) Ltd. (100%); Transcontinental Tobacco India Private Limited (20%); and Standard Brazil Ltd. (Jersey) (100%).
                                       3

     The wool operating subsidiaries that are not Guarantors of the Notes, and the percentage of the stock of each owned, directly or indirectly, by Standard Wool are: Standard Wool Australia (PTY) Ltd. (100%); Lohmann & Co. (100%); Standard Wool France S.A. (80.4%); Standard Wool of New Zealand (100%); Tentler & Co BV (100%); Eusebe Carpentier S.A. (100%); Hulme Wool Scouring Co. (100%); Peignage De La Tosse (100%); Stawool Brokers PTY Ltd. (100%); Standard Wool (Chile) S.A. (100%); S.H. Allen Pty Ltd. (100%); Independent Wool Dumpers PTY Ltd. (16%); Standard Wool South Africa (Propriety) Ltd. (100%); Standard Wool Argentina (100%); Mascot Wools PTY Ltd. (100%); Roca Sacif (100%); Standard Wool Holdings S.A. (100%); Advhus Gestion (100%); and Standard Wool Farming PTY Ltd. (100%).
                                       4

                           THE INITIAL NOTES OFFERING

The Initial Notes.....................................  $115,000,000 aggregate principal amount of 8 7/8% Senior Notes due
                                                        2005. The Initial Notes were sold by the Issuer on August 1, 1997 to the Initial Purchasers pursuant to a Purchase Agreement, dated July
                                                        25, 1997 (the "Purchase Agreement"). The Initial Purchasers
                                                        subsequently resold the Initial Notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to a limited number of Accredited Investors.
Registration Rights Agreement.........................  Pursuant to the Purchase Agreement, the Issuer, the Guarantors and
                                                        the Initial Purchasers entered into a Registration Rights Agreement, dated as of August 1, 1997 (the "Registration Rights Agreement"),
                                                        which grants the holders of the Initial Notes certain exchange and registration rights. The Exchange Offer is intended to satisfy such exchange rights, which terminate upon the consummation of the
                                                        Exchange Offer.

                               THE EXCHANGE OFFER

The Exchange Notes....................................  The forms and terms of the Exchange Notes are identical in all material respects to the terms of the Initial Notes for which they may be exchanged pursuant to the Exchange Offer, except for certain transfer restrictions and registration rights relating to the Initial
                                                        Notes and except for certain penalty interest provisions relating to the Initial Notes described below under " -- Terms of the Exchange
                                                        Notes".
The Exchange Offer....................................  The Issuer is offering to exchange $1,000 principal amount of
                                                        Exchange Notes for each $1,000 principal amount of Initial Notes. As of the date hereof, $115,000,000 aggregate principal amount of
                                                        Initial Notes are outstanding. The Issuer will issue the Exchange
                                                        Notes to holders on or promptly after the Expiration Date.
                                                        Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Issuer believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Initial Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder which is an "affiliate" of the Issuer within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act; provided that such Exchange Notes are acquired in the ordinary course of such holder's business and that such holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes. Each holder accepting the Exchange Offer is required to represent to the Issuer in the Letter of Transmittal that, among other things, (i) the
                                                        Exchange Notes will be acquired by the holder in the ordinary course of business, (ii) the holder is not an "affiliate" (as defined in
                                                        Rule 405 under the Securities Act) of the Issuer, and (iii) the holder is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of such Exchange Notes.
                                                        Each Participating Broker-Dealer (as defined) that receives Exchange
                                                        Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a
                                                        Participating Broker-Dealer will not be deemed to admit that it is an
                                                        "underwriter" within the meaning of the Securities Act. This
                                                        Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resale of Exchange
                                                        Notes received in exchange for Initial Notes where such Initial Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Issuer has agreed that, for a period of 180 days after the Expiration Date, it will make this
                                                        Prospectus available to any Participating Broker-Dealer for use in connection with any such resale; provided that the Issuer has no obligation to amend or supplement this Prospectus unless it has received written notice from a Participating Broker-Dealer of its prospectus delivery requirements under the Securities Act within five business days following consummation of the Exchange Offer. See "Plan of Distribution".
                                                        Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes could not rely on the position of the staff of the Commission enunciated in no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liability under the Securities Act for which the holder is not indemnified by the
                                                        Issuer.
Expiration Date; Withdrawal of Tender.................  The Exchange Offer will expire at 12:00 midnight, New York City time, on December 31, 1997, or such later date and time to which it is extended by the Issuer (the "Expiration Date"). The tender of Initial
                                                        Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. Any Initial Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.
Certain Conditions to the Note Exchange Offer.........  The Exchange Offer is subject to certain customary conditions, which may be waived by the Issuer. See "The Exchange Offer -- Certain
                                                        Conditions to the Exchange Offer".
Procedures for Tendering Initial Notes................  Each holder of Initial Notes wishing to accept the Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of
                                                        Transmittal, or such facsimile, together with such Initial Notes and any other required documentation to the Exchange Agent (as defined)
                                                        at the address set forth herein.
Special Procedures for Beneficial Owners..............  Any beneficial owner whose Initial Notes are registered in the name of a broker, dealer, commercial bank, trust or other nominee and who wishes to tender such Initial Notes in the Exchange Offer should contact such registered holder and promptly instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of
                                                        Transmittal and delivering his Initial Notes, either make appropriate arrangements to register ownership of the Initial Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the
                                                        Expiration Date.
Registration Requirements.............................  The Issuer and the Guarantors have agreed to use their best efforts to consummate, by December 29, 1997, the registered Exchange Offer pursuant to which holders of the Initial Notes will be offered an opportunity to exchange their Initial Notes for the Exchange Notes that will be issued without legends restricting the transfer thereof.
                                                        In the event that applicable interpretations of the staff of the
                                                        Commission do not permit the Issuer to effect the Exchange Offer or in certain other circumstances, the Issuer and the Guarantors have agreed to file a Shelf Registration Statement covering resales of the
                                                        Initial Notes and to use their best efforts to cause such Shelf
                                                        Registration Statement to be declared effective under the Securities
                                                        Act and, subject to certain exceptions, keep such Shelf Registration
                                                        Statement effective until two years after the original issuance of the Initial Notes.
Certain Federal Income Tax Consequences...............  Based upon the opinion of Wyrick Robbins Yates & Ponton LLP that the summary under the heading "Certain U.S. Federal Income Tax
                                                        Consequences" herein "fairly describes the material United States federal income tax consequences to holders resulting from their exchange of the Initial notes for the Exchange notes and the ownership and disposition of Exchange Notes under currently applicable federal income tax law," there should be no U.S. federal income tax consequences to holders exchanging Initial Notes for
                                                        Exchange Notes pursuant to the Exchange Offer. See "Certain U.S.
                                                        Federal Income Tax Consequences".
Use of Proceeds.......................................  There will be no cash proceeds to the Issuer from the exchange of
                                                        Notes pursuant to the Exchange Offer.
Consequences of Exchanging Initial Notes..............  As a result of the making of this Exchange Offer, the Issuer and the
                                                        Guarantors will have fulfilled certain of their obligations under the
                                                        Registration Rights Agreement, and holders of Initial Notes who do not tender their Notes will generally not have any further registration rights under the Registration Rights Agreement or otherwise. Such holders will continue to hold the untendered Initial
                                                        Notes and will be entitled to all the rights and subject to all the limitations applicable thereto under the Indentures, except to the extent such rights or limitations, by their terms, terminate or cease to have further effectiveness as a result of the Exchange Offer. All untendered Initial Notes will continue to be subject to certain restrictions on transfer. Accordingly, if any Initial Notes are tendered and accepted in the Exchange Offer, the trading market for the untendered Initial Notes could be adversely affected.
Exchange Agent........................................  Crestar Bank is the Exchange Agent. The address and telephone number of the Exchange Agent are set forth in "The Exchange
                                                        Offer -- Exchange Agent".

                          TERMS OF THE EXCHANGE NOTES



General...............................................  The form and terms of the Exchange Notes are the same as the form and terms of the Initial Notes (which they replace) except that (i) the

                                       7

                                                        Exchange Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, and (ii) the holders of Exchange Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the
                                                        Initial Notes in certain circumstances relating to the timing of the
                                                        Exchange Offer, which rights will terminate when the Exchange Offer is consummated. See "The Exchange Offer -- Consequences of Failure to
                                                        Exchange". The Exchange Notes will evidence the same debt as the
                                                        Initial Notes and will be entitled to the benefits of the Indenture.
                                                        See "Description of the Notes".
Issuer................................................  Standard Commercial Tobacco Co., Inc., a wholly owned subsidiary of
                                                        Standard Commercial Corporation, a North Carolina corporation (the
                                                        "Parent").
Guarantors............................................  The Parent and Standard Wool (the "Guarantors").
Maturity Date.........................................  August 1, 2005.
Interest..............................................  The Exchange Notes will bear interest at the rate of 8 7/8% per annum from August 1, 1997, the date of issuance of the Initial Notes that are tendered in exchange for the Exchange Notes (or the most recent
                                                        Interest Payment Date to which interest on such Notes has been paid).
                                                        Accordingly, holders of Initial Notes that are accepted for exchange will not receive interest on the Initial Notes that is accrued but unpaid at the time of tender, but such interest will be payable on the first Interest Payment Date after the Expiration Date. Interest on the Exchange Notes will be payable semi-annually in arrears on each February 1 and August 1, commencing February 1, 1998.
Ranking...............................................  The Exchange Notes and the Guarantees will be senior obligations of the Issuer and the Guarantors, and will rank PARI PASSU in right of payment with all existing and future indebtedness of the Issuer or such Guarantor, as the case may be, other than indebtedness that is expressly subordinate to the Exchange Notes or the Guarantee of such
                                                        Guarantor. The Exchange Notes and the Guarantee of Standard Wool will be effectively subordinated to all secured indebtedness of the Issuer and Standard Wool, as the case may be, with respect to the assets securing such indebtedness and will be effectively subordinated in right of payment to all liabilities, including trade payables, of all subsidiaries of the Issuer or Standard Wool, as the case may be. The
                                                        Guarantee of the Parent will be effectively subordinated in right of payment to all liabilities, including trade payables, of all subsidiaries of the Parent (other than the Issuer and Standard Wool).
                                                        As of September 30, 1997, the Issuer and the Guarantors had an
                                                        aggregate of approximately $309.0 million of secured and other indebtedness to which the Exchange Notes and the Guarantees were effectively subordinated in right of payment. See "Description of
                                                        Notes -- Guarantees; Security".
Guarantees............................................  The Exchange Notes will be fully and unconditionally guaranteed on a joint and several basis by each of the Guarantors. The Guarantees will be general senior obligations of the Guarantors and will rank
                                                        PARI PASSU in right of payment with all existing and future indebtedness of the Guarantors other than indebtedness that is expressly subordinate to the Guarantees. Under certain circumstances,
                                                        Standard Wool may be released from liability under its Guarantee in connection with certain sales or dispositions of its

                                                        capital stock or assets. See "Description of Notes -- Guarantees;
                                                        Security".
Security..............................................  All of the issued and outstanding capital stock of the Issuer and
                                                        Standard Wool has been pledged by the Parent to the Trustee for the benefit of holders of the Notes as security for the Parent's
                                                        Guarantee. See "Description of Notes -- Guarantees; Security".
Optional Redemption...................................  On or after August 1, 2001, the Issuer may redeem the Exchange Notes, in whole or in part, at the redemption prices set forth herein, plus accrued and unpaid interest, if any, and Additional Interest (as defined), if any, to the date of redemption. See "Description of
                                                        Notes -- Redemption".
Change of Control.....................................  Upon the occurrence of a Change of Control (as defined), each holder will have the right to require the Issuer to repurchase such holder's
                                                        Exchange Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest and Additional
                                                        Interest, if any, to the date of repurchase. There can be no assurance that the Issuer and the Guarantors will have sufficient funds to repurchase the Exchange Notes in the event of a Change of
                                                        Control.
Certain Covenants.....................................  The Indenture (as defined herein) contains certain covenants that, among other things, limit the ability of the Parent and its subsidiaries to: (i) transfer or issue shares of capital stock of
                                                        Restricted Subsidiaries to third parties; (ii) pay dividends or make certain other payments; (iii) incur additional indebtedness; (iv)
                                                        issue preferred stock; (v) incur liens to secure indebtedness of the
                                                        Issuer and the Restricted Subsidiaries; (vi) apply net proceeds from certain asset sales; (vii) enter into certain transactions with affiliates; or (viii) merge with or into any other person. See
                                                        "Description of Notes -- Certain Covenants".


     For additional information regarding the Exchange Notes, see "Description of Notes".

                                USE OF PROCEEDS

     The Issuer will not receive any cash proceeds from the exchange of Notes pursuant to the Exchange Offer.

                                  RISK FACTORS

     See "Risk Factors" beginning on page 12 for a discussion of certain factors that should be considered by participants in the Exchange Offer.
                                       9

                SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA



     The following statement of operations and balance sheet data have been derived from the audited financial statements of the Company. The selected financial data for the six months ended September 30, 1997 and 1996 are derived from consolidated financial statements that have not been audited. In the opinion of management, the unaudited consolidated financial data include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the consolidated financial position and results of operations for that period. The results of operations for the six months ended September 30, 1997 and 1996 are not necessarily indicative of the results of operations for any other period. The unaudited pro forma financial data for the year and six months ended March 31 and September 30, 1997, respectively, includes the historical results of the Company and gives effect to the Refinancing Plan as if it had occurred on April 1, 1996 and April 1, 1997, respectively. See " -- The Refinancing Plan". The information contained in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and accompanying notes thereto, which are included elsewhere in this Prospectus.


                                  PRO FORMA                          PRO FORMA
                                 SIX MONTHS     SIX MONTHS ENDED     YEAR ENDED
                                    ENDED         SEPTEMBER 30,      MARCH 31,                  YEAR ENDED MARCH 31,
                                SEPTEMBER 30,  -------------------   ----------   -------------------------------------------------
                                  1997 (1)       1997       1996      1997 (2)       1997         1996         1995         1994
                                -------------  --------   --------   ----------   ----------   ----------   ----------   ----------
                                                   (UNAUDITED)                            (IN THOUSANDS, EXCEPT RATIO DATA)
STATEMENT OF OPERATIONS DATA:
  Sales........................   $ 587,568    $587,568   $559,396   $1,354,270   $1,354,270   $1,359,450   $1,213,565   $1,042,014
  Gross profit.................      47,141      47,571     43,858     109,482       104,693       90,513       81,465       50,682
  Total net interest expense
    (3)........................      17,852      17,422     18,418      33,185        37,624       46,498       40,284       30,705
  Restructuring charges (4)....          --          --         --          --            --       12,500           --           --
  Income (loss) before taxes...      10,263      10,693      8,317      36,890        32,245        2,258        9,980      (24,437)
  Income (loss) from continuing
    operations (5).............       6,848       7,132      4,419      21,428        16,937       (9,442)     (20,494)     (36,498)
OTHER DATA:
  Gross profit, net of interest
    (6)........................   $  60,251    $ 60,251   $ 59,621   $ 136,890    $  136,890   $  131,882   $  116,446   $   80,098
  Gross margin, net of
    interest...................        10.3%       10.3%      10.7%       10.1%         10.1%         9.7%         9.6%         7.7%
  EBITDA (7)...................      38,626      38,626     35,865      90,735        90,735       82,030       66,677       22,528
  Adjusted EBITDA (7)..........      35,216      35,216     35,681      88,483        88,483       80,937       59,896       52,399
  Depreciation and
    amortization...............      10,511      10,511      9,130      20,660        20,866       24,393       16,413       16,260
  Tobacco inventory............   $ 345,081    $345,081   $274,997   $ 181,349    $  181,349   $  160,721   $  194,344   $  268,948
  Cash provided by (used in)
    operating activities.......     (94,293)    (94,118)   (31,072)     39,098        34,659       49,847       95,420       47,657
  Cash used in investing
    activities.................      (6,762)     (6,762)    (4,346)     (4,440 )      (4,440)     (16,360)      (3,659)     (20,224)
  Cash provided by (used in)
    financing activities.......     111,041     111,041      4,971     (67,790 )     (67,790)     (11,013)    (105,349)      (5,183)
  Ratio of earnings to fixed
    charges (8)................        1.5x        1.5x       1.4x        1.9x          1.7x         1.0x         1.2x           --
  Ratio of adjusted EBITDA to
    total net interest
    expense....................        2.1x        2.1x       1.9x        2.7x          2.4x         1.7x         1.5x         1.7x


                                    1993
                                 ----------

STATEMENT OF OPERATIONS DATA:
  Sales........................  $1,236,084
  Gross profit.................     111,896
  Total net interest expense
    (3)........................      33,987
  Restructuring charges (4)....          --
  Income (loss) before taxes...      37,291
  Income (loss) from continuing
    operations (5).............      22,220
OTHER DATA:
  Gross profit, net of interest
    (6)........................  $  143,529
  Gross margin, net of
    interest...................        11.6%
  EBITDA (7)...................      87,802
  Adjusted EBITDA (7)..........      87,392
  Depreciation and
    amortization...............      16,524
  Tobacco inventory............  $  305,258
  Cash provided by (used in)
    operating activities.......     (80,966)
  Cash used in investing
    activities.................     (29,633)
  Cash provided by (used in)
    financing activities.......      96,870
  Ratio of earnings to fixed
    charges (8)................        1.8x
  Ratio of adjusted EBITDA to
    total net interest
    expense....................        2.6x



                                                                                                                   AS OF
                                                                                                             SEPTEMBER 30, 1997
                                                                                                             ------------------
BALANCE SHEET DATA:
  Working capital.........................................................................................        $226,884
  Total assets............................................................................................         863,371
  Total debt..............................................................................................         493,003
  Shareholders' equity....................................................................................         141,404


---------------


(1) Pro forma decrease in gross profit and increase in total net interest expense of $430,000 is primarily attributable to replacing short-term borrowings with long-term borrowings with higher interest rates. Pro forma decrease in income from continuing operations is primarily attributable to increase in interest expense offset by tax savings on interest deductions of $146,000. Pro forma decrease in cash provided by operating activities reflects a net change in interest paid of $175,000.



(2) Pro forma increase in gross profit is primarily attributable to lower interest costs of $4,789,000 achieved by replacing short-term borrowings with $47.0 million of proceeds from issuance of equity securities in the first quarter of fiscal 1998. Pro forma decrease in total net interest expense due to savings described above offset by increase in interest expense of $350,000 due to replacing short-term borrowings with $115.0 million in long-term borrowings with higher interest rates. Pro forma increase in income from continuing operations due to interest savings described above plus decrease in amortization of fees of $702,000, net of taxes of $154,000, achieved by replacing short-term borrowings with the proceeds from the Equity Offering offset by an increase in amortization of fees of $650,000 associated with the issuance of the Notes. Pro forma increase in cash provided by operating activities reflects a net change in interest paid of $4,439,000.


(3) Includes interest included in cost of sales and interest expense, net of interest income.

(4) As a result of the termination of the sale of the wool operations, the Company implemented a reorganization plan for its nontobacco business and determined that a pretax restructuring charge of $12.5 million ($11.0 million after-tax) was appropriate. The major components of the restructuring charges relate to the wool division and include: (i) approximately $2.1 million associated with the closure of the wool processing facility in Argentina; (ii) approximately $3.6 million for the write-off of goodwill; (iii) approximately $2.8 million associated with the write-off of export incentive allowances; and (iv) approximately $2.5 million of expenses related to the terminated sale of the wool division and other miscellaneous restructuring costs.
                                       10

 (5) Before extraordinary items in 1993 of $503,000 related to benefits of tax loss carryforwards and cumulative effect of change in accounting principles in 1994 of $23,000 related to adoption of Statement of Financial Accounting Standards ("SFAS") No. 106, EMPLOYERS' ACCOUNTING FOR POSTRETIREMENT BENEFITS OTHER THAN PENSIONS and SFAS No. 109, ACCOUNTING FOR INCOME TAXES.

 (6) Excludes interest included in cost of sales.

 (7) "EBITDA" represents income (loss) before income taxes, minority interests, total net interest expense, depreciation and amortization and restructuring charges. "Adjusted EBITDA" excludes tobacco inventory write-offs, charges associated with terminations of certain joint ventures, gain on asset sales, costs associated with the terminated sale of the wool division and redundancy and debt restructuring charges. Neither EBITDA nor Adjusted EBITDA is intended to represent cash flow from operations as defined by generally accepted accounting principles ("GAAP") and should not be considered as an alternative to net income as an indicator of the Company's operating performance or to cash flows as a measure of liquidity. EBITDA is presented because the Company believes it is customarily used by certain investors together with net income and cash flow from operations as defined by GAAP in evaluating a company's ability to service its debt. Adjusted EBITDA is presented because the Company believes that it may allow certain investors to evaluate the Company's ability to service its debt on a more consistent basis than EBITDA alone.


                                                          SIX MONTHS ENDED
                                                           SEPTEMBER 30,                       YEAR ENDED MARCH 31,
                                                         ------------------    ----------------------------------------------------
                                                          1997       1996       1997       1996        1995       1994       1993
                                                         -------    -------    -------    -------    --------    -------    -------
EBITDA................................................   $38,626    $35,865    $90,735    $82,030    $ 66,677    $22,528    $87,802
Adjustments -- Increase (Decrease):
  Tobacco inventory write-offs........................        --         --         --         --          --     23,000         --
  Charges associated with terminations of certain
    joint ventures....................................        --         --         --         --       4,300     10,000         --
  Gain on asset sales.................................    (3,410)      (184)    (2,252)    (1,093)    (13,581)    (4,729)      (410)
  Costs associated with the terminated sale of the
    wool division.....................................        --         --         --         --          --      1,600         --
  Redundancy and debt restructuring charges...........        --         --         --         --       2,500         --         --
                                                         -------    -------    -------    -------    --------    -------    -------
Adjusted EBITDA.......................................   $35,216    $35,681    $88,483    $80,937    $ 59,896    $52,399    $87,392
                                                         -------    -------    -------    -------    --------    -------    -------
                                                         -------    -------    -------    -------    --------    -------    -------



 (8) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as income before income taxes, plus fixed charges. Fixed charges consist of interest expense on all indebtedness (including amortization of deferred debt issuance costs), and a portion of operating lease rental expense that is estimated by the Company to be representative of the interest factor. Earnings were inadequate to cover fixed charges by $24.4 million for the year ended March 31, 1994.

                   NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This Prospectus contains certain "forward-looking statements" within the meaning of Section 27A of the U.S. Securities Act which represent the Company's expectations or beliefs, including, but not limited to, statements concerning: industry performance; the Company's operations, performance, financial condition, growth and acquisition strategies, margins; and growth in sales of the Company's products. For this purpose, any statements contained in this Prospectus that are not statements of historical fact may be deemed to be forward-looking statements. These statements by their nature involve substantial risks and uncertainties, certain of which are beyond the Company's control, and actual results may differ materially depending on a variety of important factors, including those described in "Risk Factors" below.

                                  RISK FACTORS

     IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, THE FOLLOWING RISK FACTORS SHOULD BE CAREFULLY CONSIDERED IN EVALUATING THE COMPANY AND ITS BUSINESS BEFORE PARTICIPATING IN THE EXCHANGE OFFER.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Holders of Initial Notes who do not exchange their Initial Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Initial Notes as set forth in the legend thereon as a consequence of the issuance of the Initial Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Initial Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Issuer does not currently anticipate that it will register the Initial Notes under the Securities Act. Based on interpretations by the staff of the Commission, as set forth in no-action letters to third parties, the Issuer believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Initial Notes may be offered for resale, resold or otherwise transferred by holders thereof (other than any such holder that is an "affiliate" of the issuer within the mean of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such notes are acquired in the ordinary course of such holder's business and such holders are not engaged in, and do not intend to engage in, a distribution of such Exchange Notes and have an arrangement or understanding with any person to participate in a distribution of such Exchange Notes. The staff of the Commission has not considered the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Issuer has agreed that, starting on the Expiration Date and ending on the close of business 180 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution". However, to comply with the securities laws of certain jurisdictions, if applicable, the Exchange Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied with. To the extent that Initial Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Initial Notes could be adversely affected.

SUBSTANTIAL LEVERAGE AND ABILITY TO SERVICE DEBT


     The Company is leveraged. As of September 30, 1997 the Company's total indebtedness was $493.0 million and its shareholders' equity was $141.4 million. In addition, subject to the restrictions in the Global Bank Facility and the Indenture, the Company may incur additional indebtedness from time to time to finance acquisitions or capital expenditures or for other purposes. See "Description of Global Bank Facility" and "Description of Notes".


     The level of the Company's indebtedness could have important consequences to holders of the Notes, including: (i) a substantial portion of the Company's cash flow from operations must be dedicated to service debt and will not be available for other purposes; (ii) the Company's ability to obtain additional debt financing in the future for working capital, capital expenditures or acquisitions may be limited; and (iii) the Company's level of indebtedness could limit its flexibility in reacting to changes in the industry sectors in which it competes and economic conditions in general. Certain of the Company's competitors currently have greater operating and financing flexibility than the Company.

     The Issuer's ability to pay interest on the Notes, to repay portions of its long-term indebtedness (including the Notes and the Global Bank Facility) and to satisfy its other debt obligations will depend upon its future operating performance and the availability of refinancing indebtedness, which will be affected by prevailing economic conditions and financial, business and other factors, certain of which are beyond its control. The Issuer anticipates that its operating cash flow, together with proceeds from divestitures and borrowings under the Global Bank Facility, will be sufficient to meet its operating needs and to meet its debt service requirements as they become due. However, if the Issuer is unable to service its indebtedness it will be forced to adopt an alternative strategy that may include reducing or delaying capital expenditures, selling assets, restructuring or refinancing its indebtedness, or seeking additional equity capital. There can be no assurance that any such strategy could be effected on satisfactory terms, if at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources".

RESTRICTIONS IMPOSED BY TERMS OF INDEBTEDNESS

     The Indenture and the Global Bank Facility restrict, among other things, the Issuer's and the Guarantors' ability to incur additional indebtedness, incur liens, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of their assets. In addition, all of the outstanding capital stock of the Issuer and Standard Wool has been pledged to the holders of the Notes by the Parent to secure the Parent Guarantee. The Global Bank Facility contains additional and more restrictive covenants. The Global Bank Facility also requires the Company to maintain specified financial ratios and satisfy certain financial tests. The Company's ability to meet such covenants, financial ratios and tests may be affected by events beyond its control, and there can be no assurance that the Company will meet such ratios and tests. There can be no assurance that such covenants, financial, ratios and tests will not adversely affect the Company's ability to finance its future operations or capital needs or to engage in other business activities that may be in the interest of the Company. A breach of any of these covenants could result in a default under the Indenture and/or the Global Bank Facility. Upon the occurrence of an event of default under the Global Bank Facility, the lenders thereunder could elect to declare all amounts outstanding under the Global Bank Facility, together with accrued interest, to be immediately due and payable. If the Issuer or the Guarantors were unable to repay those amounts, such lenders could proceed against the collateral granted to them to secure that indebtedness. If the lenders under the Global Bank Facility accelerate the payment of such indebtedness, there can be no assurance that the assets of the Issuer and the Guarantors would be sufficient to repay in full such indebtedness and the other indebtedness of the Issuer and the Guarantors, including the Notes. See "Description of Notes -- Certain Covenants" and "Description of Global Bank Facility".

     The level of the Company's indebtedness could have important consequences to its future prospects, including the following: (i) limiting the ability of the Company to obtain any necessary financing in the future for working capital, capital expenditures, debt service requirements or other purposes; (ii) limiting the flexibility of the Company in planning for, or reacting to, changes in its business; (iii) leveraging the Company more highly than some of its competitors, which may place it at a competitive disadvantage; (iv) increasing its vulnerability in the event of a downturn in its business or the economy generally; (v) making it more difficult for the Company to make payments on the Notes; and (vi) requiring that a substantial portion of the Company's cash flow from operations be dedicated to the payment of principal and interest on its indebtedness and not be available for other purposes. In addition, the Company's indebtedness under the Global Credit Facility will bear interest at variable rates which will cause the Company to be vulnerable to increases in interest rates.

ADVERSE CONSEQUENCES OF HOLDING COMPANY STRUCTURE

     The Issuer and Standard Wool are partially dependent on the earnings of their subsidiaries, and the Parent, as a holding company, is wholly dependent on the earnings of its subsidiaries. Generally, claims of creditors of a subsidiary, including trade creditors, secured creditors and creditors holding indebtedness and guarantees issued by such subsidiary, and claims of preferred stockholders (if any) of such subsidiary, will have priority with respect to the assets and earnings of such subsidiary over the claims of the creditors of its parent company, except to the extent the claims of creditors of the parent company are guaranteed by such subsidiary. Therefore, the Notes and the Guarantee of Standard Wool are effectively subordinated to all secured indebtedness of the Issuer and Standard Wool, as the case may be, with respect to the assets securing such indebtedness and is effectively subordinate in right of payment to all liabilities, including trade payables, of all subsidiaries of the Issuer or Standard Wool, as the case may be. The Guarantee of the Parent is effectively subordinated in right of payment to all liabilities, including trade payables, of all subsidiaries of the Parent (other than the Issuer and Standard Wool). As of September 30, 1997, the Issuer and the Guarantors had an aggregate of approximately $309.0 million of secured and other indebtedness to which the Notes and the Guarantees were effectively subordinate in right of payment.


SMOKING AND HEALTH ISSUES; LITIGATION AND GOVERNMENTAL REGULATION

     In recent years, governmental entities in the United States at all levels have taken or have proposed actions that may have the effect of reducing consumption of cigarettes. These activities have included: (i) the U.S. Environmental Protection Agency's classification of tobacco environmental smoke as a "Group A" (known human) carcinogen; (ii) restrictions on the use of tobacco products in public places and places of employment including a proposal by the U.S. Occupational Safety and Health Administration to ban smoking in the work place; (iii) proposals by the U.S. Food and Drug Administration ("FDA") to sharply restrict cigarette advertising and promotion and to regulate nicotine as a drug; (iv) increases in tariffs on imported tobacco; (v) proposals to increase sales and excise taxes on cigarettes; (vi) the recently announced policy of the U.S. government to link certain federal grants to the enforcement of state laws banning the sale of tobacco products to minors; (vii) lawsuits against cigarette manufacturers by several U.S. states seeking reimbursement of Medicaid and other expenditures claimed to have been made by such states to treat diseases allegedly caused by cigarette smoking; (viii) the recent enactment of stricter regulations designed to prohibit sales of cigarettes to minors; and (ix) the ruling by a Federal District Court in North Carolina, which is currently under appeal, that the FDA has the authority to regulate nicotine as a drug and cigarettes as a drug delivery device, but lacks the authority to control cigarette advertising directed at children. It is not possible to predict the outcome of such actions or litigation or the effect adverse determinations against the manufacturers might have on leaf merchants, like the Company, or the extent to which governmental activities and litigation might adversely affect the Company's business directly.

     In addition, civil litigation on behalf of individuals and purported classes is pending against the leading U.S. manufacturers of consumer tobacco products alleging damages for health problems resulting from the use of tobacco in various forms. It is not possible to predict the outcome of such litigation or what effect adverse developments in pending or future litigation might have on the business of the Company, either directly or indirectly.

     The Attorneys General of 40 states recently reached a proposed settlement with certain U.S. cigarette manufacturers regarding claims for reimbursement of health care costs associated with smoking-related illnesses. The settlement would, among other things, give the FDA the authority to regulate tobacco products, curtail the advertising of tobacco products and mandate new and larger warning labels on cigarette packages. It is not possible to predict whether the settlement will be approved by Congress or what the effect of such a settlement will be on pending and future actions brought by private litigants or the impact the settlement will have on sales of tobacco products and the Company's business.

     In calendar 1993, Congress enacted the 75/25 Rule, intended to limit the importation of tobacco into the United States by requiring that all cigarettes manufactured in the United States, including those manufactured for export, contain at least 75.0% domestically grown tobacco. Although the 75/25 Rule was repealed in 1995, principally because it was inconsistent with GATT, and was replaced with import quotas designed to assist domestic tobacco growers, it had the effect in calendar 1993 and 1994 of drastically decreasing demand for imports of foreign tobacco for use in the domestic production of cigarettes. It is not possible to predict the extent to which future governmental or third-party actions might adversely affect the Company's business.

     A number of foreign countries have also taken steps to restrict or prohibit cigarette advertising and promotion, to increase taxes on cigarettes and to discourage cigarette smoking. In some cases, such restrictions are more onerous than those in the United States. For example, advertising and promotion of cigarettes has been banned or severely restricted for a number of years in Australia, Canada, Finland, France, Italy, Singapore and a number of other countries. It is impossible to predict the extent to which these actions might adversely affect the Company's business. See "Business -- Governmental Regulation and Environmental Compliance".

VARIABILITY OF ANNUAL AND QUARTERLY FINANCIAL RESULTS

     The purchasing and processing of tobacco and wool are dependent on agricultural cycles and are seasonal in nature. These cycles and this seasonality, together with the timing of shipments and variations in the mix of sales, cause quarterly fluctuations in financial results. Sales and revenue recognition by the Company is based upon the passage of title, which typically occurs on the date of shipment. The nature of the Company's businesses is such that it is not possible to predict the timing of shipments or orders with a high degree of precision, and advances or delays in either are not unusual. Therefore, the comparability of the Company's financial results, particularly quarter-to-quarter comparisons, which may be significantly affected by these factors, should be considered when evaluating the Company's performance. In addition, the Company's business may be adversely affected by poor weather or other agricultural factors, many of which are beyond the control of the Company. For example, the tobacco leaf industry in the United States was disrupted in calendar 1993 by below average quality tobacco crops.

     Total tobacco inventories normally peak in the Company's third fiscal quarter as large volumes of tobacco grown in the northern hemisphere are purchased and held in various conditions of processing prior to shipment to customers. Receivables typically peak in the fourth quarter as those tobaccos are shipped and invoiced. Revolving credit borrowings and trade payables normally peak with inventories.

     Wool is generally purchased over a greater portion of the year than tobacco, and wool growing seasons occur at different times of the year in different countries. Wool trading is generally lower during the first and second fiscal quarters as a result of reduced demand for wool products during the summer in the northern hemisphere, when processors and users close down for holidays and vacations in Europe. Generally, wool revenues reach high levels in the third fiscal quarter and peak in the fourth fiscal quarter. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Seasonality and Quarterly Results".

GLOBAL FINANCIAL AND MANAGEMENT CONTROL RISKS

     The broad scope of the Company's worldwide business units has placed considerable demands on management's ability to oversee the Company's financial accounting controls, risk management and asset management. While the Company has implemented and continues to refine a strategic plan specifically addressing these areas, there can be no assurance that the Company will be successful in establishing and maintaining the centralized management oversight necessary to ensure adequate controls of its global operations.

     Part of the Company's strategic plan is to focus on tobacco inventory management. In certain markets where there is no auction system in place, the Company prefinances and/or buys tobacco directly from growers prior to receipt of firm orders or indications of interest from customers in amounts based largely upon past purchasing trends of such customers ("uncommitted inventory"). Because of the strategic importance of these markets to the Company's customers, the Company desires to maintain a presence in these locations. In addition, the Company has, from time to time, purchased uncommitted inventory at auction when, in its opinion, there was a reasonable opportunity to resell the tobacco at a profit or when it anticipated its customer's needs before receiving firm indications or orders of interest. As a result, in periods of unexpectedly low demand, the Company's uncommitted inventory has exceeded desired levels. Purchases of uncommitted inventory expose the Company to potential losses if the price of the tobacco it purchases falls prior to receiving a firm order from a buyer. There is no tobacco futures market to hedge this risk. See
"Business -- Tobacco -- Business Strategy" and " -- Operations -- Purchasing".

RELIANCE ON SIGNIFICANT TOBACCO CUSTOMERS

     The Company's tobacco customers are manufacturers of cigarette and tobacco products located in approximately 85 countries around the world. Several of these customers individually account for a significant portion of the Company's sales in a normal year, and the loss of any one or more of such customers could have a material adverse effect on the Company's results of operations. Approximately 67.3% of the Company's tobacco sales (49.6% of total sales) for fiscal 1997 were made to the Company's five largest customers, with its largest customer representing 32.7% of tobacco sales (24.1% of total sales). See "Business -- Tobacco -- Operations -- Selling".

DEPENDENCE ON KEY PERSONNEL

     The Company is dependent upon the continued services of certain members of senior management, in particular those of its current Chief Executive Officer. Currently, the Company does not have any long-term employment agreements with its executive officers, with the exception of its Chief Executive Officer. The Company believes the loss of the services of key members of senior management could have a material adverse effect on the Company. In addition, the Company believes that its future success will depend in large part upon its continued ability to attract, retain and motivate additional employees. There can be no assurance that the Company will be able to attract and retain sufficient qualified personnel to meet its business needs. See "Business -- Employees" and "Management".

INTERNATIONAL BUSINESS RISKS

     The Company's international operations are subject to a number of political and economic risks, including unsettled social and political conditions, nationalization, expropriation, import and export restrictions, confiscatory taxation, exchange controls, renegotiation or nullification of existing contracts, inflationary economies and currency risks, strikes and risks related to the restrictions of repatriation of earnings or proceeds from liquidated assets of foreign subsidiaries. In certain countries, the Company has advanced funds or guaranteed local loans or lines of credit for the purchase of tobacco from growers, and expects to continue such practices in the future. Risk of repayment is normally limited to the tobacco season, and the maximum exposure occurs within a shorter period.

     The Company's tobacco business is generally conducted in U.S. dollars, as is the business of the industry as a whole. However, local country operating costs, including the purchasing and processing costs for tobaccos, are subject to the effects of exchange fluctuations of the local currency against the U.S. dollar. The Company attempts to minimize such currency risks by matching the timing of its working capital borrowing needs against the tobacco purchasing and processing funds requirements in the currency of the country of tobacco origin. Fluctuations in the value of foreign currencies can significantly affect the Company's operating results.

     Wool purchases and sales are typically denominated in the currency of the source country and destination country, respectively. The Company typically pays for its wool purchases in the currency of the country of origin, and generally hedges the currencies of its purchase and sale commitments with forward transactions.

     The Company regularly monitors its foreign exchange position and has not experienced material gains or losses on foreign exchange fluctuations. The Company enters into forward contracts solely for the purpose of limiting its exposure to short-term changes in foreign exchange rates. The Company does not engage in currency transactions for the purpose of speculation.

COMPETITION

     The leaf tobacco industry is highly competitive. Competition among leaf tobacco dealers is based primarily on the price charged for products and services; the ability to meet customer demands and specifications in sourcing, purchasing, blending, processing and financing tobacco; and the ability to develop and maintain long-standing customer relationships by demonstrating a knowledge of customer preferences and requirements. Most of the Company's principal tobacco customers also purchase tobacco from the Company's major tobacco competitors, Universal Corporation ("Universal") and Dimon, Incorporated ("Dimon"). On April 1, 1997, Dimon announced that it had completed the acquisition of Intabex Holdings Worldwide S.A. As a result of this transaction, there are only three global independent leaf tobacco merchants, including the Company. There can be no assurance that the Company will be able to successfully compete against Universal or Dimon, which have greater financial resources than the Company. Industry consolidation may also have an adverse impact on the Company's efforts to establish and maintain itself as a reliable and preferred supplier of leaf tobacco to the major multinational cigarette manufacturers. See "Business -- Tobacco -- Competition".

     The wool industry is highly fragmented, with substantially more competitors than the leaf tobacco industry. The Company's major wool competitors, some of which have greater financial resources than the Company, include Chargeurs S.A., a publicly traded French company; Anselme Dewavrin et Fils S.A., a private French company ("ADF"); Bremer Woll-Kaemmerei, A.G., a publicly traded German company ("BWK"); and a number of Japanese trading firms. There can be no assurance that the Company will be able to successfully compete in the wool industry. See "Business -- Wool -- Competition".

POOR MARKET CONDITIONS IN THE WOOL INDUSTRY

     The wool industry has suffered from poor market conditions in recent years. Following record high prices for wool in 1988, the demand for wool decreased dramatically beginning in 1989 as a result of a number of factors, including the withdrawal of China from international wool markets, economic and political turmoil in Eastern Europe and the states of the Former Soviet Union, and recessionary conditions in Western Europe. The resulting oversupply of wool led to a decision by the Australian government in 1991 to abandon its price support program. Consequently, under these free market conditions, wool prices fell immediately and substantially, creating difficult trading conditions for the wool industry, and establishing the market conditions necessary for a correction in what had become a major imbalance between supply and demand. Prior to abandonment of the price support program in 1991, the Australian government accumulated a large stockpile of wool, equivalent to approximately one year's Australian production. Wool International, an organization established by the Australian government to manage and market the stockpile, disposed of 23,625 metric tons of wool per quarter until June 30, 1997, at which time the disposal rate was to be adjusted to a minimum of 15,750 metric tons per quarter. Although the demand for wool has strengthened since the late 1980s and the stockpile maintained by Wool International has been significantly reduced since 1991, there can be no assurance that the supply/demand imbalance of wool characterizing such periods will not return. If they do, or if the rate of liquidation of the stockpile were increased, the Company's wool business could be materially adversely affected. See "Business -- Wool -- The Wool Industry".

FRAUDULENT CONVEYANCE CONSIDERATIONS

     The incurrence by the Issuer and the Guarantors of indebtedness such as the Notes and the Guarantees may be subject to review under relevant state and federal fraudulent conveyance laws if a bankruptcy case or lawsuit is commenced by or on behalf of unpaid creditors of the Issuer or the Guarantors. Under these laws, if a court were to find that, after giving effect to the sale of the Notes and the application of the net proceeds therefrom, either (a) the Issuer or the Guarantors incurred such indebtedness with the intent of hindering, delaying or defrauding creditors or (b) the Issuer or the Guarantors received less than reasonably equivalent value or consideration for incurring such indebtedness and
(i) was insolvent or was rendered insolvent by reason of such transactions, (ii) was engaged in a business or transaction for which the assets remaining with the Issuer or the Guarantors constituted unreasonably small capital or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, such court may subordinate such indebtedness to existing and future indebtedness of the Issuer or such Guarantor, as the case may be, avoid the issuance of such indebtedness and direct the repayment of any amounts paid thereunder to the Issuer's or the Guarantors' creditors, as the case may be, or take other action detrimental to the holders of such indebtedness.

     The measure of insolvency for purposes of determining whether a transfer is avoidable as a fraudulent transfer varies depending upon the law of the jurisdiction which is being applied. Generally, however, a debtor would be considered insolvent if the sum of all its liabilities, including contingent liabilities, were greater than the value of all its property at a fair valuation, or if the present fair saleable value of the debtor's assets were less than the amount required to repay its probable liabilities on its debts, including contingent liabilities, as they become absolute and matured.

LACK OF PUBLIC MARKET FOR THE NOTES

     Although the Initial Purchasers have received approval for trading of the Notes on the PORTAL Market of the Nasdaq Stock Market, Inc. and intend to make a market in the Notes, and if issued, the Exchange Notes, they are not obligated to do so, and any such market making may be discontinued at any time without notice. The Initial Notes have not been registered under the Securities Act and are subject to restrictions on transferability. The Exchange Notes will constitute a new issue of securities with no established trading market. The Issuer does not intend to list the Exchange Notes on any national securities exchange or seek approval for quotation on the National Association of Securities Dealers Automated Quotation System. No assurance can be given that an active public or other market will develop for the Exchange Notes or as to the liquidity of the trading market for the Exchange Notes. If a trading market does not develop or is not maintained, holders of the Exchange Notes may experience difficulty in reselling the Exchange Notes or may be unable to sell them at all. If a market for the Exchange Notes develops, any such market may be discontinued at any time. If a public trading market develops for the Exchange Notes, future trading prices of such securities will depend on many factors including, among other things, prevailing interest rates, the Issuer's results of operations and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Issuer, the Exchange Notes may trade at a discount from their principal amount. Historically, the market for securities similar to the Exchange Notes, including non-investment grade debt, has been subject to disruptions that have caused substantial volatility in the prices of such securities. There can be no assurance that any market for the Exchange Notes, if such market develops, will not be subject to similar disruptions.

                     USE OF PROCEEDS OF THE EXCHANGE NOTES

     This Exchange Offer is intended to satisfy certain obligations of the Issuer and the Guarantors under the Registration Rights Agreement. The Issuer will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. In consideration for issuing the Exchange Notes as contemplated in this Prospectus, the Issuer will receive, in exchange, Initial Notes in like principal amount. The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Initial Notes, except as otherwise described herein under "The Exchange Offer -- Terms of the Exchange Offer". The Initial Notes surrendered in exchange for the Exchange Notes will be retired and cancelled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any increase in the outstanding debt of the Issuer or the Guarantors.

                                 CAPITALIZATION


     The following table sets forth the consolidated cash, short-term debt and capitalization of the Company as of September 30, 1997. The information in the table below is qualified in its entirety by, and should be read in conjunction with, the Consolidated Financial Statements (including the Notes thereto) of the Company included elsewhere in this Prospectus.



                                                                                                                   AS OF
                                                                                                             SEPTEMBER 30, 1997
                                                                                                             ------------------
                                                                                                               (IN THOUSANDS)
Cash......................................................................................................        $ 51,278
                                                                                                             ------------------
                                                                                                             ------------------

Short-term debt:
Short-term borrowings.....................................................................................        $291,725
Current portion of long-term debt.........................................................................           4,212
                                                                                                             ------------------
     Total short-term debt................................................................................         295,937
                                                                                                             ------------------
Long-term debt:
Senior Notes..............................................................................................        $115,000
Long-term debt............................................................................................          13,066
Convertible subordinated debentures.......................................................................          69,000
                                                                                                             ------------------
     Total long-term debt.................................................................................         197,066
                                                                                                             ------------------
Minority interests........................................................................................          31,019
Total shareholders' equity................................................................................         141,404
                                                                                                             ------------------
     Total capitalization and short-term debt.............................................................        $665,426
                                                                                                             ------------------
                                                                                                             ------------------

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA


     The following selected statement of operations and balance sheet data have been derived from, and is qualified by reference to, the Consolidated Financial Statements of the Company. The selected financial data for the six months ended September 30, 1997 and 1996 are derived from consolidated financial statements that have not been audited. In the opinion of management, the unaudited consolidated financial data include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the consolidated financial position and results of operations for that period. The results of operations for the six months ended September 30, 1997 and 1996 are not necessarily indicative of the results of operations for any other period. The table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and with the Consolidated Financial Statements (including the Notes thereto) appearing elsewhere in this Prospectus.


                                                        SIX MONTHS ENDED
                                                         SEPTEMBER 30,                        YEAR ENDED MARCH 31,
                                                      --------------------    ----------------------------------------------------
                                                        1997        1996         1997          1996          1995          1994
                                                      --------    --------    ----------    ----------    ----------    ----------
                                                          (UNAUDITED)                  (IN THOUSANDS, EXCEPT RATIO DATA)
STATEMENT OF OPERATIONS DATA:
  Sales............................................   $587,568    $559,396    $1,354,270    $1,359,450    $1,213,565    $1,042,014
  Cost
     -- Materials, services and supplies...........    527,317     499,775     1,217,380     1,227,568     1,097,119       961,916
     -- Interest...................................     12,680      15,763        32,197        41,369        34,981        29,416
                                                      --------    --------    ----------    ----------    ----------    ----------
  Gross profit.....................................     47,571      43,858       104,693        90,513        81,465        50,682
  Selling, general and administrative expenses.....     35,179      36,268        72,782        77,608        80,509        78,731
  Restructuring charges (1)........................         --          --            --        12,500            --            --
  Interest expense.................................      6,171       4,837         9,920         9,559         9,947         7,173
  Interest income..................................      1,429       2,182         4,493         4,430         4,644         5,884
  Other income (expenses) - net....................      3,043       3,382         5,761         6,982        14,372         4,901
                                                      --------    --------    ----------    ----------    ----------    ----------
  Income (loss) before taxes.......................     10,693       8,317        32,245         2,258         9,980       (24,437)
  Income taxes.....................................      2,602       2,056        12,782         6,836        16,370         5,070
                                                      --------    --------    ----------    ----------    ----------    ----------
  Income (loss) after taxes........................      8,091       6,261        19,463        (4,578)       (6,390)      (29,507)
  Minority interests...............................     (1,509)     (2,204)       (3,938)       (4,795)       (9,634)       (3,765)
  Equity in earnings (losses) of affiliates........        550         362         1,412           (69)       (4,470)       (3,226)
                                                      --------    --------    ----------    ----------    ----------    ----------
  Income (loss) from continuing operations (2).....      7,132       4,419        16,937        (9,442)      (20,494)      (36,498)
  Income (loss) from discontinued operations.......         --          --            --        10,050       (10,050)          689
  Extraordinary items..............................         --          --            --            --            --            --
  Cumulative effect of accounting changes..........         --          --            --            --            --            23
  ESOP preferred stock dividends, net of tax.......         --        (231)         (347)         (474)         (485)         (486)
                                                      --------    --------    ----------    ----------    ----------    ----------
  Net income (loss) applicable to common stock.....   $  7,132    $  4,188    $   16,590    $      134    $  (31,029)   $  (36,272)
                                                      --------    --------    ----------    ----------    ----------    ----------
                                                      --------    --------    ----------    ----------    ----------    ----------

OTHER DATA:
  Gross profit, net of interest (3)................   $ 60,251    $ 59,621    $  136,890    $  131,882    $  116,446    $   80,098
  Gross margin, net of interest....................       10.3%       10.7%         10.1%          9.7%          9.6%          7.7%
  Operating income, net of interest (4)............     29,544      28,917        74,362        53,186        54,908        12,152
  EBITDA (5).......................................     38,626      35,865        90,735        82,030        66,677        22,528
  Adjusted EBITDA (5)..............................     35,216      35,681        88,483        80,937        59,896        52,399
  Cash provided by (used in) operating
    activities.....................................    (94,118)    (31,072)       34,659        49,847        95,420        47,657
  Cash used in investing activities................     (6,762)     (4,346)       (4,440)      (16,360)       (3,659)      (20,224)
  Cash provided by (used in) financing
    activities.....................................    111,041       4,971       (67,790)      (11,013)     (105,349)       (5,183)
  Depreciation and amortization....................     10,511       9,130        20,866        24,393        16,413        16,260
  Tobacco inventory................................    345,081     274,997       181,349       160,721       194,344       268,948
  Capital expenditures.............................      8,928       7,673        12,816        12,211        17,328        27,257
  Ratio of earnings to fixed charges -- the Company
    (6)............................................       1.5x        1.4x          1.9x          1.0x          1.2x            --
  Ratio of earnings to fixed charges -- the Issuer
    (6)............................................       1.1x        1.6x          1.8x          2.0x          2.0x          3.5x

BALANCE SHEET DATA:
  Working capital..................................   $226,884    $ 61,219    $  120,105    $   55,798    $   53,187    $   70,484
  Total assets.....................................    863,371     781,774       735,685       782,824       813,489       890,771
  Total debt.......................................    493,003     491,417       420,562       486,108       492,257       597,232
  Shareholders' equity.............................    141,404      83,694        89,962        80,172        84,950       102,649


                                                        1993
                                                     ----------

STATEMENT OF OPERATIONS DATA:
  Sales............................................  $1,236,084
  Cost
     -- Materials, services and supplies...........   1,092,555
     -- Interest...................................      31,633
                                                     ----------
  Gross profit.....................................     111,896
  Selling, general and administrative expenses.....      73,925
  Restructuring charges (1)........................          --
  Interest expense.................................       8,183
  Interest income..................................       5,829
  Other income (expenses) - net....................       1,674
                                                     ----------
  Income (loss) before taxes.......................      37,291
  Income taxes.....................................      12,546
                                                     ----------
  Income (loss) after taxes........................      24,745
  Minority interests...............................      (2,421)
  Equity in earnings (losses) of affiliates........        (104)
                                                     ----------
  Income (loss) from continuing operations (2).....      22,220
  Income (loss) from discontinued operations.......      (1,547)
  Extraordinary items..............................         503
  Cumulative effect of accounting changes..........          --
  ESOP preferred stock dividends, net of tax.......        (364)
                                                     ----------
  Net income (loss) applicable to common stock.....  $   20,812
                                                     ----------
                                                     ----------
OTHER DATA:
  Gross profit, net of interest (3)................  $  143,529
  Gross margin, net of interest....................        11.6%
  Operating income, net of interest (4)............      77,107
  EBITDA (5).......................................      87,802
  Adjusted EBITDA (5)..............................      87,392
  Cash provided by (used in) operating
    activities.....................................     (80,966)
  Cash used in investing activities................     (29,633)
  Cash provided by (used in) financing
    activities.....................................      96,870
  Depreciation and amortization....................      16,524
  Tobacco inventory................................     305,256
  Capital expenditures.............................      24,096
  Ratio of earnings to fixed charges -- the Company
    (6)............................................        1.8x
  Ratio of earnings to fixed charges -- the Issuer
    (6)............................................        3.7x
BALANCE SHEET DATA:
  Working capital..................................  $  167,295
  Total assets.....................................     926,367
  Total debt.......................................     598,609
  Shareholders' equity.............................     151,110


---------------


(1) As a result of the termination of the sale of the wool operations, the Company implemented a reorganization plan for its nontobacco business and determined that a pretax restructuring charge of $12.5 million ($11.0 million after-tax) was appropriate. The major components of the restructuring charges relate to the wool division and include: (i) approximately $2.1 million associated with the closure of the wool processing facility in Argentina; (ii) approximately $3.6 million for the write-off of goodwill; (iii) approximately $2.8 million associated with the write-off of export incentive allowances; and (iv) approximately $2.5 million of expenses related to the terminated sale of the wool division and other miscellaneous restructuring costs.

(2) Before extraordinary items in 1993 of $503,000 related to benefits of tax loss carryforwards and cumulative effect of change in accounting principles in 1994 of $23,000 related to adoption of Statement of Financial Accounting Standards ("SFAS") No. 106, EMPLOYERS' ACCOUNTING FOR POSTRETIREMENT BENEFITS OTHER THAN PENSIONS and SFAS No. 109, ACCOUNTING FOR INCOME TAXES.



(3) Excludes interest included in cost of sales.



(4) Defined as income (loss) before taxes, net of interest included in cost of sales and other interest expense.



(5) "EBITDA" represents income (loss) before income taxes, minority interests, total net interest expense, depreciation and amortization and restructuring charges. "Adjusted EBITDA" excludes tobacco inventory write-offs, charges associated with terminations of certain joint ventures, gain on asset sales, costs associated with the terminated sale of the wool division and redundancy and debt restructuring charges. Neither EBITDA nor Adjusted EBITDA is intended to represent cash flow from operations as defined by GAAP and should not be considered as an alternative to net income as an indicator of the Company's operating performance or to cash flows as a measure of liquidity. EBITDA is presented because the Company believes it is customarily used by certain investors together with net income and cash flow from operations as defined by GAAP in evaluating a company's ability to service its debt. Adjusted EBITDA is presented because the Company believes that it may allow certain investors to evaluate the Company's ability to service its debt on a more consistent basis than EBITDA alone.



                                                SIX MONTHS ENDED
                                                 SEPTEMBER 30,                       YEAR ENDED MARCH 31,
                                               ------------------    ----------------------------------------------------
                                                1997       1996       1997       1996        1995       1994       1993
                                               -------    -------    -------    -------    --------    -------    -------
EBITDA......................................   $38,626    $35,865    $90,735    $82,030    $ 66,677    $22,528    $87,802
Adjustments -- Increase
  (Decrease):
  Tobacco inventory write-offs..............        --         --         --         --          --     23,000         --
  Changes associated with terminations of
     certain joint ventures.................        --         --         --         --       4,300     10,000         --
  Gains on asset sales......................    (3,410)      (184)    (2,252)    (1,093)    (13,581)    (4,729)      (410)
  Costs associated with the terminated sale
     of the wool division...................        --         --         --         --          --      1,600         --
  Redundancy and debt restructuring
     charges................................        --         --         --         --       2,500         --         --
                                               -------    -------    -------    -------    --------    -------    -------
Adjusted EBITDA.............................   $35,216    $35,681    $88,483    $80,937    $ 59,896    $52,399    $87,392
                                               -------    -------    -------    -------    --------    -------    -------
                                               -------    -------    -------    -------    --------    -------    -------



(6) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as income before income taxes, plus fixed charges. Fixed charges consist of interest expense on all indebtedness (including amortization of deferred debt issuance costs), and a portion of operating lease rental expense that is estimated by the Company to be representative of the interest factor. For the Company, earnings were inadequate to cover fixed charges by $24.4 million for the year ended March 31, 1994.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

GENERAL

     The Company is principally engaged in purchasing, processing, storing, selling and shipping leaf tobacco. The Company also purchases, processes and sells various types of wool. For both the tobacco and wool business, the ability to obtain raw materials at favorable prices is an important element of profitability although it is generally more important for wool than for tobacco because some customers pay the Company to purchase and process tobacco on a cost-plus basis. Obtaining raw materials at favorable prices must be coupled with a thorough knowledge of the types and grades of raw materials to assure the profitability of processing and blending to a customer's specifications. Processing is capital intensive and profit therefrom depends upon the volume of material processed and the efficiency of the factory operations. Due to the much larger number of dealers and customers for wool and the far more numerous trades involved, wool revenue tends to be more susceptible to market price fluctuations than tobacco.

     Historically, the cost of the Company's materials, services and supplies has exceeded 85.0% of revenues. The cost of raw materials, interest expense and certain processing and freight costs are variable and thus are related to the level of sales. Short-term borrowings are used to finance raw material inventory purchases and accordingly the interest expense associated with these purchases is included in cost of sales. In the wool business, freight charges are also a significant element of cost of sales. Most procurement costs (other than raw materials), certain processing costs, and most selling, general and administrative expenses ("SG&A") are fixed. The major elements of SG&A are employee costs, including salaries and marketing expenses.

     Tobacco sales are generally denominated in U.S. dollars whereas wool purchases and sales are typically denominated in the currency of the source country and destination country, respectively. The Company regularly monitors its foreign exchange position and has not experienced material gains or losses on foreign exchange fluctuations. The Company enters into forward contracts solely for the purpose of limiting its exposure to short-term changes in foreign exchange rates.

     Assets and liabilities of foreign subsidiaries are translated at period-end exchange rates. The effects of these translation adjustments are reported as a separate component of shareholders' equity. Exchange gains and losses arising from transactions denominated in a currency other than the functional currency of the entity involved and translation adjustments in countries with highly inflationary economies are included in net income. See "Risk
Factors -- International Business Risks".

RESULTS OF OPERATIONS

     The following table sets forth certain items in the Company's Consolidated Statements of Income as a percentage of sales for the three most recent fiscal years and for the six months ended September 30, 1996 and 1997. Any reference in the table and the following discussion to any given year is a reference to the Company's fiscal year ended March 31.



                                                                   SIX MONTHS ENDED
                                                                     SEPTEMBER 30,             YEAR ENDED MARCH 31,
                                                                   -----------------       -----------------------------
                                                                   1997        1996        1997        1996        1995
                                                                   -----       -----       -----       -----       -----
Sales........................................................      100.0%      100.0%      100.0%      100.0%      100.0%
Cost of sales
   -- Materials, services and supplies.......................       89.7        89.3        89.9        90.3        90.4
   -- Interest...............................................        2.2         2.8         2.4         3.0         2.9
                                                                   -----       -----       -----       -----       -----
     Gross profit............................................        8.1         7.8         7.7         6.7         6.7
Selling, general and administrative expenses.................        6.0         6.5         5.4         5.7         6.6
Restructuring charges........................................         --          --          --         0.9          --
Interest expense.............................................        1.1         0.9         0.7         0.7         0.8
Interest income..............................................        0.2         0.4         0.4         0.3         0.4
Other income (expense), net..................................        0.5         0.6         0.4         0.5         1.2
                                                                   -----       -----       -----       -----       -----
     Income (loss) before taxes..............................        1.8         1.5         2.4         0.2         0.8
Income taxes.................................................        0.4         0.4         0.9         0.5         1.3
Minority interests...........................................        0.3         0.4         0.3         0.4         0.8
Equity in earnings (losses) of affiliates....................        0.1         0.1         0.1         0.0        (0.4)
                                                                   -----       -----       -----       -----       -----
     Income (loss) from continuing operations................        1.2%        0.8%        1.3%       (0.7)%      (1.7)%
                                                                   -----       -----       -----       -----       -----
                                                                   -----       -----       -----       -----       -----



COMPARISON OF THE SIX MONTHS ENDED SEPTEMBER 30, 1997 TO THE SIX MONTHS ENDED SEPTEMBER 30, 1996


     SALES. Sales for the six months ended September 30, 1997 were $587.6 million, an increase of 5.0% from a year earlier. Sales of $420.5 million for the tobacco division were up 9.3% from the corresponding period in 1996. Tobacco sales for the quarter ended September 30, 1997 from Europe, the Far East and South America provided most of the increase. Overall, tobacco volume was down 2.1% and average prices were higher as a result of market conditions and the change in mix.



     Nontobacco sales of $167.0 million were down 4.3% primarily as the result of a decrease in the volume of wool sold partly offset by improved mix as the wool business continues to stabilize and the Company continues to focus on the more profitable processing elements of the business.



     GROSS PROFIT AND COST OF SALES. Gross profit for the six-month period of $47.6 million was up 8.5% from the 1996 six-month period due primarily to the increase in sales and reduced interest expenses resulting from the application of $47.0 million of equity proceeds in the first quarter and the application of the proceeds of a $115.0 million senior notes offering in the second quarter to reduce short-term borrowings.



     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. SG&A expenses decreased by 3.0% to $35.2 million as the Company continued to focus on operating efficiencies. Higher personnel-related expenses and travel costs related to the expansion of business in new markets were offset by tighter control of other costs and expenses and favorable foreign exchange.



     INTEREST EXPENSE, INTEREST INCOME AND OTHER INCOME (EXPENSE), NET. Interest expense was higher reflecting the impact of the $115.0 million issue of long-term debt. Other income (expense), net was lower due to lower interest income on short-term deposits as the Company continues to focus on efficient cash management.



     INCOME TAXES, MINORITY INTERESTS AND EQUITY IN EARNINGS (LOSSES) OF AFFILIATES. Although income tax charges or credits as a percentage of pretax income can vary due to differences in tax rates and relief available in areas where profits are earned or losses are incurred, the effective rate tax rate was basically level with that of a year earlier.



     Earnings attributed to minority interests were $0.7 million lower than a year ago because the 1996 period included the timing effect of carryover sales from the prior year. Equity in earnings of affiliates was up for 1997 due to improved trading conditions in the Far East.



     INCOME (LOSS) FROM CONTINUING OPERATIONS. Income from continuing operations was $7.1 million, or $0.60 per share on 12.0 million average shares outstanding, versus $4.4 million, or $0.44 per share on 9.5 million shares outstanding for the six months ended September 30, 1996 adjusted for subsequent stock dividends. The increase in shares outstanding was primarily attributable to the issuance of
3.0 million shares of Common Stock in the Equity Offering during the June 1997 quarter.


COMPARISON OF THE YEAR ENDED MARCH 31, 1997 TO THE YEAR ENDED MARCH 31, 1996
     SALES. Sales for 1997 were $1,354.3 million, a decrease of 0.4% from the prior year. Sales for the tobacco division were $997.4 million, an increase of 7.8% from 1996. The increase in tobacco division sales was due to higher average prices and improved sales mix. Tobacco volumes sold decreased by 4.8% from the prior year, which included sales of old crop tobacco. Volume increases in the United States partially offset declines in other areas.

     Nontobacco sales for 1997 were $356.8 million, a decrease of 17.8% from the prior year. The decrease in nontobacco sales was primarily due to lower average wool prices. Wool volumes were lower than the prior year as volume increases in Argentina, South Africa and the United Kingdom were offset by declines in other markets as the Company focused its efforts on its scouring and topmaking operations.

     GROSS PROFIT AND COST OF SALES. Gross profit for 1997 increased by $14.2 million from $90.5 million in the prior year to $104.7 million and increased as a percentage of sales. Gross profit for the tobacco division increased by $4.8 million from $80.5 million, or 8.7% of tobacco division sales, in the prior year to $85.3 million, or 8.6% of tobacco division sales. The increase in tobacco division gross profit was due primarily to the 7.8% increase in tobacco division sales and a 22.2% decrease in interest due to lower average interest rates during 1997.

     Nontobacco gross profit for 1997 increased by $9.4 million from $10.0 million, or 2.3% of nontobacco sales, in the prior year to $19.4 million, or 5.4% of nontobacco sales. The increase in gross profit was due to a 24.7% decrease in interest for the wool division.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses for 1997 decreased by $4.8 million, primarily as a result of lower personnel and travel expenses related to the lower headcount and were lower as a percentage of sales. Selling, general and administrative expenses for the tobacco division decreased by $1.9 million from $53.5 million, or 5.8% of tobacco division sales, in the prior year to $51.6 million, or 5.2% of tobacco division sales.

     Nontobacco selling, general and administrative expenses for 1997 decreased by $2.9 million from $24.1 million, or 5.6% of nontobacco sales, in the prior year to $21.2 million, or 5.9% of nontobacco sales. The increase in nontobacco selling, general and administrative expenses as a percentage of sales was due to the 17.8% reduction in nontobacco sales.

     RESTRUCTURING CHARGES. Restructuring charges for 1996 of $12.5 million ($11.0 million after tax) reflect a provision made for the restructuring of the nontobacco operations. The major components of the restructuring charges relate to the wool division and include: (i) approximately $2.1 million associated with the closure of the wool processing facility in Argentina; (ii) approximately $3.6 million for the write-off of goodwill; (iii) approximately $2.8 million associated with the write-off of export incentive allowances; and (iv) approximately $2.5 million of expenses related to the terminated sale of the wool division and other miscellaneous restructuring costs. To date in Argentina, the wool processing operations have been discontinued, the factory has been leased to a third party, 181 employees have been terminated and certain impaired assets have been written down. Identifiable expenses connected with the closure of the processing facility included in the fiscal 1996 results of operations totaled $603,000, including personnel costs of approximately $300,000 and plant overhead. The Company continues to maintain a sales function in Argentina. In Australia, operations have been consolidated under one management team to better and more efficiently serve this market. The wool tops departments in the German and French companies have been reorganized to streamline their marketing efforts. The Company has undertaken a feasibility study to improve operational efficiencies in the French topmaking factory. For 1997, the restructuring resulted in lower overhead costs of approximately $1.1 million. With the exception of the export incentive issue, which is expected to be resolved in fiscal 1998, substantially all incurred amounts relating to the restructuring had been expended at March 31, 1997. The charge for the export incentive allowance relates to a subsequently discontinued South African export incentive program under which a Company claim was initially approved and then subsequently disallowed. The issue is currently before the Supreme Court of South Africa. The Company believes that an unfavorable settlement would not have a material impact on liquidity.

     INTEREST EXPENSE, INTEREST INCOME AND OTHER INCOME (EXPENSE), NET. Interest expense and interest income for 1997 remained essentially constant with the prior year. Other income (expense), net for 1997 decreased by $1.2 million.

     INCOME TAXES, MINORITY INTERESTS AND EQUITY IN EARNINGS (LOSSES) OF AFFILIATES. Income taxes increased $6.0 million for 1997 compared to the prior year. Prior year income tax provisions were required for certain jurisdictions where profits were earned despite overall pretax losses. Income tax charges or credits vary as a percentage of pretax income or loss due to differences in tax rates and relief available in areas where profits are earned or losses are incurred.

     Minority interests for 1997 decreased by $0.9 million due to sales and earning decreases in the Company's 51.0% owned oriental tobacco businesses in Greece and Turkey.

     Equity in earnings (losses) of affiliates for 1997 increased $1.5 million from the prior year both in absolute dollars and as a percentage of sales, primarily due to improved earnings of Far East affiliates.

     INCOME (LOSS) FROM CONTINUING OPERATIONS. Income from continuing operations for 1997 increased by $26.3 million from a loss of $9.4 million in the prior year to $16.9 million. Income (loss) from discontinued operations in 1996 reflects the reversal of a $10.1 million provision for the loss on the disposal of the wool division. An agreement to sell this division expired by its terms in December 1995. Net income for 1997 was $16.9 million, or $1.78 per share, compared to net income of $0.6 million, or $0.01 per share, for the prior year.

COMPARISON OF THE YEAR ENDED MARCH 31, 1996 TO THE YEAR ENDED MARCH 31, 1995
     SALES. Sales for 1996 were $1,359.5 million, an increase of 12.5% from the prior year. Sales for the tobacco division were $925.5 million, an increase of 22.4% from 1995. The increase in tobacco division sales was due to a 10.4% increase in volumes, higher average prices and a change in sales mix. Tobacco sales in the United States achieved record volumes despite lower processing for stabilization pools. Gains in Turkey resulted largely from sales of old crop tobacco purchased from the local monopoly. Increased demand in Greece combined with the timing of shipments led to substantial increases in sales. Volume growth continued in Malawi and Zimbabwe and the Company is continuing to expand in certain secondary markets in Africa.

     Nontobacco sales for 1996 were $434.0 million, a decrease of 5.2% from the prior year. The decrease in nontobacco sales was primarily due to lower wool volumes, which decreased 13.6% from the prior year. Various factors resulted in difficult trading conditions in the wool industry. The lowering of worldwide inventory levels, a drop in European apparel sales, and tighter controls on imports in China were major factors in the 33.3% year-to-year drop in the Australian market price indicator. Sales of merino wool for the apparel industry were affected most drastically. The Company believes that wool prices will slowly rise over the next few years as the Australian stockpile is further reduced.


     GROSS PROFIT AND COST OF SALES. Gross profit for 1996 increased by $9.0 million from $81.5 million in the prior year to $90.5 million and remained constant as a percentage of sales. Interest expense included in cost of sales increased proportionately with the increase in sales. In addition, during the year ended March 31, 1995 the Company wrote-off approximately $5.3 million of inventory, primarily as a result of poor tobacco market conditions in prior years, as compared to write-offs of $1.4 million during fiscal 1996. Gross profit for the tobacco division increased by $31.3 million from $49.2 million, or 6.5% of tobacco division sales, in the prior year to $80.5 million, or 8.7% of tobacco division sales. The increase in tobacco division gross profit was primarily due to the 22.4% increase in the tobacco division sales.



     Nontobacco gross profit for 1996 decreased by $22.2 million from $32.2 million, or 7.0% of nontobacco sales, in the prior year to $10.0 million, or 2.3% of nontobacco sales. The decrease in nontobacco gross profit was due to the 5.2% decrease in sales and a 21.3% increase in interest due to higher average rates paid by the wool division on short-term borrowings incurred while the Company attempted to sell the wool division.


     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses for 1996 decreased by $2.9 million and decreased as a percentage of sales. Selling, general and administrative expenses for the tobacco division decreased by $3.8 million from $57.3 million, or 7.6% of tobacco division sales, in the prior year to $53.5 million, or 5.8% of tobacco division sales. The decrease in tobacco division selling, general and administrative expenses as a percentage of sales in 1996 was due to significant provisions for receivables, debt restructuring and redundancy costs of $6.5 million, $2.0 million and $0.5 million, respectively, that were taken in 1995.

     Nontobacco selling, general and administrative expenses for 1996 increased by $0.8 million from $23.3 million, or 5.1% of nontobacco sales, in the prior year to $24.1 million, or 5.6% of nontobacco sales. The increase in nontobacco selling, general and administrative expenses as a percentage of sales was primarily due to the effect of lower prices on sales.

     RESTRUCTURING CHARGES. Restructuring charges for 1996 of $12.5 million ($11.0 million after tax) reflect a provision made for the restructuring of the nontobacco operations. The major components of the restructuring charges relate to the wool division and include: (i) approximately $2.1 million for closure of a wool processing facility in Argentina; (ii) approximately $3.6 million for the write-off of goodwill; (iii) approximately $2.8 million associated with the write-off of export incentive allowances; and (iv) approximately $2.5 million for expenses related to the terminated sale of the wool division and other miscellaneous restructuring costs.

     INTEREST EXPENSE, INTEREST INCOME AND OTHER INCOME (EXPENSE), NET. Interest expense and interest income for 1996 remained essentially constant with the prior year. Other income (expense), net for 1996 decreased by $7.3 million from 1995, as a $13.5 million pretax gain on the disposal of assets in Korea in 1995 more than offset a 1996 gain on the sale of marketable securities in Turkey and $0.5 million in proceeds from staff training subsidies in Greece provided by the European Economic Commission (EEC) as part of a standards and practices harmonization to facilitate membership in the EEC program.

     INCOME TAXES, MINORITY INTERESTS AND EQUITY IN EARNINGS (LOSSES) OF AFFILIATES. Income taxes for 1996 totaled $6.8 million compared to $16.4 million the prior year. Income taxes in 1995 included a provision of $1.8 million for an income tax assessment under appeal and a nonrecurring charge of $1.6 million on dividends remitted by a foreign subsidiary that could not be offset by foreign tax credits. In both years, income tax provisions were required for certain jurisdictions where profits were earned despite overall pretax losses. Tax charges or credits vary as a percentage of pretax income or loss due to differences in tax rates and relief available in areas where profits are earned or losses are incurred.

     Minority interests for 1996 decreased by $4.8 million from the prior year. The portion of income attributable to minority interest of $9.6 million in 1995 included the gain on the sale of property in Korea discussed above.

     Equity in earnings (losses) of affiliates for 1996 decreased by $4.4 million from the prior year. The Company's share of losses in affiliates decreased to $69,000 in 1996 from $4.5 million in 1995 primarily because the prior year included losses by an Italian affiliate which became a consolidated subsidiary in December 1996.

     INCOME (LOSS) FROM CONTINUING OPERATIONS. The loss from continuing operations for 1996 decreased by $11.1 million from the prior year. Income
(loss) from discontinued operations reflects the $10.1 million provision made in 1995 for a loss on the disposal of the wool division. When the sales agreement lapsed in December 1995 due principally to difficulty in obtaining certain regulatory approvals and declining market conditions, the provision was reversed in 1996 and overall net income in 1996 was $608,000, or $0.01 per share, compared to a net loss of $30.5 million, or $3.34 per share, in 1995.

SEASONALITY AND QUARTERLY RESULTS
     The purchasing and processing of tobacco and wool are dependent on agricultural cycles and are seasonal in nature. These cycles and this seasonality, together with the timing of shipments and variations in the mix of sales, causes quarterly fluctuations in financial results. See "Risk
Factors -- Variability of Annual and Quarterly Results". The following table sets forth items from the Company's interim Consolidated Statements of Income for the quarterly periods indicated and does not take account of certain reconciliations and adjustments made at year end.

                                   1998                          1997                                    1996
                            ------------------  --------------------------------------  --------------------------------------
                               Q2        Q1        Q4        Q3        Q2        Q1        Q4        Q3        Q2        Q1
                            --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
                                                                      (IN THOUSANDS)
Sales...................... $287,253  $300,315  $420,744  $374,130  $249,005  $310,391  $402,735  $377,555  $282,196  $296,964
Cost of sales
 -- Materials,
    services and
    supplies...............  254,128   273,189   379,451   338,154   218,881   280,894   354,758   341,799   258,311   272,700
 -- Interest...............    5,414     7,266     8,402     8,032     8,152     7,611    13,011     9,445     9,123     9,790
Gross profit, net of
  interest.................   33,125    27,126    41,293    35,976    30,124    29,497    47,977    35,756    23,885    24,264
Operating income, net of
  interest (1).............   17,687    11,858    26,164    19,282    14,580    14,336    32,222     5,898     7,587     7,479
Income (loss) from
  continuing operations....    5,281     1,853     8,038     4,480     2,911     1,508     9,028    (9,040)   (3,175)   (6,225)

                                    1995
                             ------------------
                                Q4        Q3
                             --------  --------

Sales......................  $433,387  $301,880
Cost of sales
 -- Materials,
    services and
    supplies...............   394,400   269,159
 -- Interest...............    11,837     9,471
Gross profit, net of
  interest.................    38,987    32,721
Operating income, net of
  interest (1).............    17,607    16,445
Income (loss) from
  continuing operations....   (15,542)      296


---------------

(1) Defined as income (loss) before taxes, net of interest included in cost of sales and other interest expense.

LIQUIDITY AND CAPITAL EXPENDITURES


     Working capital at September 30, 1997 was $226.9 million, up from $55.8 million at March 31, 1996 and $120.1 million at March 31, 1997. Most of the increase was due to the application of the $47.0 million of net proceeds of the Equity Offering and $103.1 million of the net proceeds of the Notes Offering to reduce short-term borrowings. The remaining increase was due to contributions from operating activities, which further reduced short-term borrowings and the current portion of long-term debt.



     Capital expenditures were $17.3 million, $12.2 million and $12.8 million for the fiscal years ended March 31, 1995, 1996, and 1997, and $8.9 million for the six months ended September 30, 1997. The Company expects capital expenditures to total approximately $17.4 million for the fiscal year ending March 31, 1998. Capital expenditures for 1997 related mostly to expansion of warehouse facilities in Greece and routine expenditures in the U.S. tobacco division. Capital expenditures for the six months ended September 30, 1997 consisted primarily of routine expenditures in the tobacco and wool divisions, expansion of warehouse facilities in Greece and Turkey, and new machinery for the French topmaking facility. The Company continues to closely monitor its inventories which fluctuate depending on seasonal factors and business conditions.


     For 1997, cash provided by operating activities totaled $34.7 million primarily due to improved operating earnings and a $22.7 million increase in payables, which more than offset a $22.8 million increase of receivables related to higher sales. Cash employed in investing activities of $4.4 million for 1997 included capital expenditures of $12.8 million mostly for tobacco activities of $11.0 million, including $4.4 million in Greece, $3.0 million in the United States, $1.8 million for the nontobacco segment and $0.5 million in Turkey, net of asset dispositions of $8.4 million.

     FINANCING ARRANGEMENTS. On August 1, 1997, the Issuer consummated the sale and issuance of the Initial Notes in aggregate principal amount of $115.0 million. See "Description of the Notes". Simultaneously, the Issuer and two of its subsidiaries (collectively, the "Borrowing Subsidiaries") entered into the Global Bank Facility. The Global Bank Facility provides for borrowings of $200.0 million for working capital and other general corporate purposes, and bears interest initially at LIBOR plus 1.0%. The borrowings under the Global Bank Facility are guaranteed by the Parent and certain of its tobacco subsidiaries and secured by substantially all of the assets of the Issuer and the Borrowing Subsidiaries and a pledge of all of the capital stock of the Parent's subsidiaries not otherwise pledged to secure other obligations. The Issuer has guaranteed the obligations of each of the Borrowing Subsidiaries and each of the Borrowing Subsidiaries will guarantee the obligations of one another under this facility. The Global Bank Facility will mature on the third anniversary of the Refinancing Plan. See "Description of Global Bank Facility".


     The Company incurs short-term debt to finance its seasonally adjusted working capital needs, which typically peak in the third quarter, under unsecured lines of credit with several banks. At September 30, 1997, under agreements with various banks, total short-term credit facilties for continuing operations was $675.9 million, of which $336.1 million was unused.


     Based on the improving outlook for the business, management anticipates that it will be able to service the interest and principal on its indebtedness, maintain adequate working capital and provide for capital expenditures out of operating cash flow and available borrowings under its credit facilities. The Company's future operating performance will be subject to economic conditions and to financial, political, agricultural and other factors, many of which are beyond the Company's control. See "Risk Factors -- Significant Leverage and Ability to Service Debt".

     On November 13, 1991, the Parent issued $69.0 million of its 7 1/4% Convertible Subordinated Debentures due March 31, 2007 (the "Debentures"). The Debentures are currently convertible into shares of the Parent's Common Stock at a conversion prices (as adjusted for subsequent stock dividends) of $29.38. The Debentures are subordinated in right of payment to all senior indebtedness, as defined, of the Parent. As of March 31, 1995, the Debentures became redeemable in whole or in part at the option of the Parent at any time. Beginning March 31, 2003, the Parent will be obligated to make annual sinking fund payments sufficient to retire at least 5% of the principal amount of issued Debentures reduced by earlier conversions, redemptions, and repurchases. Holders of the Debentures have the right to demand redemption under certain conditions, including a change in control of the Parent, certain mergers and consolidations and certain distributions with respect to the Parent's capital stock. The Parent may elect to redeem Debentures under these circumstances in Common Stock in lieu of cash.


     As a result of the recent Equity Offering, which appreciably broadened the Parent's shareholder base, the Board of Directors has voted to discontinue issuing quarterly stock dividends. Certain debt agreements to which the Parent and its subsidiaries are parties contain financial covenants which could restrict the payment of cash dividends. Under its most restrictive covenant, the Parent had approximately $12.1 million of retained earnings available for distribution as dividends at September 30, 1997. At this time, it is uncertain when or if the Board will resume the payment of cash dividends.


     On January 31, 1997, the Company terminated the Employee Stock Ownership Plan (the "ESOP") established by W A Adams Company prior to that company's acquisition by the Company. This termination involved the redemption by the Company of 24,602 shares of ESOP Preferred Stock for an aggregate price of approximately $2.5 million in cash and the issuance of 14,075 shares of Common Stock. The remaining 62,875 shares of unallocated ESOP Preferred Stock were cancelled.

TAX AND REPATRIATION MATTERS

     The Parent and its subsidiaries are subject to income tax laws in each of the countries in which they do business through wholly-owned subsidiaries and through affiliates. The Company makes a comprehensive review of the income tax requirements of each of its operations, files appropriate returns and makes appropriate income tax planning analyses directed toward the minimization of its income tax obligations in these countries. Appropriate income tax provisions are determined on an individual subsidiary level and at the corporate level on both an interim and annual basis. The Parent provides valuation allowances on deferred tax assets for its subsidiaries that have a history of losses. Management cannot assert that there will likely be sufficient profits generated by these subsidiaries in the near future to offset these losses. The change during 1997 is due to the utilization of tax loss carryforwards for which no benefit had been recognized in prior years. The loss carryforwards which give rise to the valuation allowances will expire in 2001 and thereafter. These processes are followed using an appropriate combination of internal staff at both the subsidiary and corporate levels as well as independent outside advisors in review of the various tax laws and in compliance reporting for the various operations.

     The undistributed earnings of certain foreign subsidiaries are not subject to additional foreign income taxes nor considered to be subject to U.S. income taxes unless remitted as dividends. The Company intends to reinvest such undistributed earnings indefinitely; accordingly, no provision has been made for U.S. taxes on those earnings. The Parent regularly reviews the status of the accumulated earnings of each of its U.S. and foreign subsidiaries as part of its overall financing plans.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     Pursuant to the Registration Rights Agreement by and among the Issuer, the Guarantors and the Initial Purchasers, the Issuer and the Guarantors have agreed
(i) to file a registration statement with respect to an offer to exchange the Initial Notes for senior debt securities of the Issuer with terms substantially identical to the Initial Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions) within 45 days after the date of original issuance of the Initial Notes and (ii) to use best efforts to cause such registration statement to become effective under the Securities Act within 120 days after such issue date. In the event that applicable law or interpretations of the staff of the Commission do not permit the Issuer and the Guarantors to file the registration statement containing this Prospectus or to effect the Exchange Offer, or if certain holders of the Initial Notes notify the Issuer and the Guarantors that they are not permitted to participate in, or would not receive freely tradeable Exchange Notes pursuant to, the Exchange Offer, the Issuer will use its best efforts to cause to become effective the Shelf Registration Statement with respect to the resale of the Initial Notes and to keep the Shelf Registration Statement effective until two years after the original issuance of the Initial Notes. The interest rate on the Initial Notes is subject to increase under certain circumstances if the Issuer is not in compliance with its obligations under the Registration Rights Agreement.

     Each holder of the Initial Notes who wishes to exchange such Initial Notes for Exchange Notes in the Exchange Offer will be required to make certain representations in the Letter of Transmittal, including representations that (i) any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (ii) it is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes, and (iii) it is not an "affiliate" as defined in Rule 405 of the Securities Act, of the Issuer or the Guarantors or, if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. See "Initial Notes Registration Rights".

RESALE OF EXCHANGE NOTES

     Based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Issuer believes that, except as described below, Exchange Notes issued pursuant to the Exchange Offer in exchange for Initial Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than a holder which is an "affiliate" of the Issuer within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act; provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes. Any holder who tenders in the Exchange Offer with the intention or for the purpose of participating in a distribution of the Exchange Notes cannot rely on such interpretation by the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Unless an exemption from registration is otherwise available, any such resale transaction should be covered by an effective registration statement containing the selling security holders information required by Item 507 of Regulation S-K under the Securities Act. This Prospectus may be used for an offer to resell, resale or other retransfer of Exchange Notes only as specifically set forth herein. Each broker-dealer that receives Exchange Notes for its own account in exchange for Initial Notes, where such Initial Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution".

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Issuer will accept for exchange any and all Initial Notes properly tendered and not withdrawn prior to 12:00 midnight, New York City time, on the Expiration Date. The Issuer will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Initial Notes surrendered pursuant to the Exchange Offer. Initial Notes may be tendered only in integral multiples of $1,000.

     The form and terms of the Exchange Notes will be the same as the form and terms of the Initial Notes except the Exchange Notes will be registered under the Securities Act and hence will not bear legends restricting the transfer thereof. The Exchange Notes will evidence the same debt as the Initial Notes. The Exchange Notes will be issued under and entitled to the benefits of the Indenture, which also authorized the issuance of the Initial Notes, such that both series will be treated as a single class of debt securities under the Indenture.

     The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Initial Notes being tendered for exchange.

     As of the date of this Prospectus, $115.0 million aggregate principal amount of the Initial Notes are outstanding. This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders of Initial Notes. There will be no fixed record date for determining registered holders of Initial Notes entitled to participate in the Exchange Offer.

     The Issuer and the Guarantors intend to conduct the Exchange Offer in accordance with the provisions of the Registration Rights Agreement and the applicable requirements of the Exchange Act, and the rules and regulations of the Commission thereunder. Initial Notes which are not tendered for exchange in the Exchange Offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the Indenture.

     The Issuer shall be deemed to have accepted for exchange properly tendered Notes when, as and if the Issuer shall have given oral or written notice thereof to the Exchange Agent and complied with the relevant provisions of the Registration Rights Agreement. The Exchange Agent will act as agent for the tendering holders for the purposes of receiving the Exchange Notes from the Issuer. The Issuer expressly reserves the right to amend or terminate the Exchange Offer, and not to accept for exchange any Initial Notes not theretofore accepted for exchange, upon the occurrence of any of the conditions specified below under " -- Certain Conditions to the Exchange Offer".

     Holders who tender Initial Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Initial Notes pursuant to the Exchange Offer. The Issuer will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See " -- Fees and Expenses".

EXPIRATION DATE; EXTENSIONS; AMENDMENTS


     The term "Expiration Date" shall mean 12:00 midnight, New York City time on December 31, 1997, unless the Issuer, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.


     In order to extend the Exchange Offer, the Issuer will notify the Exchange Agent of any extension by oral or written notice and will mail to the registered holders of Initial Notes an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the then effective Expiration Date.

     The Issuer reserves the right, in its sole discretion, to (i) delay accepting for exchange any Initial Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under " -- Certain Conditions of the Exchange Offer" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders of Initial Notes. If the Exchange Offer is amended in a manner determined by the Issuer to constitute a material change, the Issuer will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders, and the Issuer will extend the Exchange Offer, depending upon the significance of the amendment and the manner of disclosure to the registered holders.

INTEREST ON THE EXCHANGE NOTES

     The Exchange Notes will bear interest at the rate of 8 7/8% per annum from August 1, 1997, the date of issuance of the Initial Notes that are tendered in exchange for the Exchange Notes (or the most recent Interest Payment Date (as defined) to which interest on such Notes has been paid). Accordingly, Holders of Initial Notes that are accepted for exchange will not receive interest on the Initial Notes that is accrued but unpaid at the time of tender, but such interest will be payable on the first Interest Payment Date after the Expiration Date. Interest on the Exchange Notes will be payable semi-annually in arrears on each February 1 and August 1, commencing February 1, 1998.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other term of the Exchange Offer, the Issuer will not be required to accept for exchange, or exchange any Exchange Notes for, any Initial Notes, and may terminate the Exchange Offer as provided herein before the acceptance of any Initial Notes for exchange, if:

          (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the Issuer's sole judgment, might materially impair the ability of the Issuer to proceed with the Exchange Offer;

          (b) any law, statute, rule or regulation is proposed, adopted or enacted, or any existing law, statute, rule or regulation is interpreted by the staff of the Commission, which, in the Issuer's sole judgment, might materially impair the ability of the Issuer to proceed with the Exchange Offer; or

          (c) any governmental approval has not been obtained, which approval the Issuer shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

     The Issuer expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for exchange of any Initial Notes, by giving oral or written notice of such extension to the holders thereof. During any such extensions, all Initial Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by the Issuer. Any Initial Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

     The Issuer expressly reserves the right to amend or terminate the Exchange Offer, and not to accept for exchange any Initial Notes not theretofore accepted for exchange, upon the occurrence of any of the conditions of the Exchange Offer specified above. The Issuer will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the Initial Notes as promptly as practicable, such notice in the case of any extension to be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

     The foregoing conditions are for the sole benefit of the Issuer and may be asserted by the Issuer regardless of the circumstances giving rise to any such condition or may be waived by the Issuer in whole or in part at any time and from time to time in its reasonable judgment. The failure by the Issuer at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     In addition, the Issuer will not accept for exchange any Initial Notes tendered, and no Exchange Notes will be issued in exchange for any such Initial Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939 (the "TIA").

PROCEDURES FOR TENDERING

     Only a holder of Initial Notes may tender such Initial Notes in the Exchange Offer. To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or facsimile thereof, have the signature thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile to the Exchange Agent prior to 12:00 midnight, New York City time, on the Expiration Date. In addition, either (i) Initial Notes must be received by the Exchange Agent along with the Letter of Transmittal, or (ii) a timely confirmation of book-entry transfer (a "Book-Entry Confirmation") of such Initial Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Issuer (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below must be received by the Exchange Agent prior to the Expiration Date, or (iii) the holder must comply with the guaranteed delivery procedures described below. To be tendered effectively, the Letter of Transmittal and other required documents must be received by the Exchange Agent at the address set forth below under " -- Exchange Agent" prior to 12:00 midnight, New York City time, on the Expiration Date.

     The tender by a holder which is not withdrawn prior to the Expiration Date will constitute an agreement between such holder and the Issuer in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     Any beneficial owner whose Initial Notes are registered in the name of a broker, dealer, commercial bank, trust or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder of Initial Notes to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering such owner's Initial Notes, either make appropriate arrangements to register ownership of the Initial Notes in such owner's name or obtain a properly completed bond power from the registered holder of Initial Notes. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date.

     Signatures on a Letter of Transmittal or a notice of withdrawal described below, as the case be, must be guaranteed by an Eligible Institution (as defined below) unless the Initial Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or
(ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantor must be a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust Issuer having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act which is a member of one of the recognized signature guarantee programs identified in the Letter of Transmittal (an "Eligible Institution").

     If the Letter of Transmittal is signed by a person other than the registered holder of any Initial Notes listed therein, such Initial Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Initial Notes with the signature thereon guaranteed by an Eligible Institution.

     If the Letter of Transmittal or any Initial Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Issuer, evidence satisfactory to the Issuer of their authority to so act must be submitted with the Letter of Transmittal.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Initial Notes and withdrawal of tendered Initial Notes will be determined by the Issuer in its sole discretion, which determination will be final and binding. The Issuer reserves the absolute right to reject any and all Initial Notes not properly tendered or any Initial Notes the Issuer's acceptance of which would, in the opinion of counsel for the Issuer, be unlawful. The Issuer also reserves the right to waive any defects, irregularities or conditions of tender as to particular Initial Notes. The Issuer's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Initial Notes must be cured within such time as the Issuer shall determine. Although the Issuer intends to notify holders of defects or irregularities with respect to tenders of Initial Notes, neither the Issuer, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Initial Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Initial Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holder, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

     In all cases, issuance of Exchange Notes for Initial Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of the Initial Notes or a timely Book-Entry Confirmation of such Initial Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Initial Notes are not accepted for exchange for any reason set forth in the terms and conditions of the Exchange Offer or if Initial Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Initial Notes will be returned without expense to the tendering holder thereof (or, in the case of Initial Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, such non-exchanged Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

     The Exchange Agent will make a request to establish an account with respect to the Initial Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Initial Notes by causing the Book-Entry Transfer Facility to transfer such Initial Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address set forth below under " -- Exchange Agent" on or prior to the Expiration Date or, if the guaranteed delivery procedures described below are to be complied with, within the time period provided under such procedures. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Initial Notes and (i) whose Initial Notes are not immediately available or (ii) who cannot deliver their Initial Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Dates, may effect a tender if:

          (a) The tender is made through an Eligible Institution;

          (b) Prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the registered number(s) of such Initial Notes and the principal amount of Initial Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the Initial Notes or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

          (c) Such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as all tendered Initial Notes in proper form for transfer or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date.

     Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Initial Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Initial Notes may be withdrawn at any time prior to 12:00 midnight, New York City time, on the Expiration Date.

     For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at one of the addresses set forth below under " -- Exchange Agent". Any such notice of withdrawal must specify the name of the person having tendered the Initial Notes to be withdrawn, identify the Initial Notes to be withdrawn (including the principal amount of such Initial Notes) and (where certificates for Initial Notes have been transmitted) specify the name in which such Initial Notes were registered, if different from that of the withdrawing holder. If certificates for Initial Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Initial Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Initial Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Issuer, whose determination shall be final and binding on all parties. Any Initial Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Initial Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Initial Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Initial Notes will be credited to an account maintained with such Book-Entry Transfer Facility for the Initial Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Initial Notes may be retendered by following one of the procedures described under " -- Procedures for Tendering" above at any time on or prior to the Expiration Date.

EXCHANGE AGENT

     Crestar Bank has been appointed as Exchange Agent of the Exchange Offer. Questions and request for assistance, request for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

                         FOR INFORMATION BY TELEPHONE:
                                 (804) 782-7323

    BY FACSIMILE TRANSMISSION              BY HAND OR OVERNIGHT
(FOR ELIGIBLE INSTITUTIONS ONLY):      DELIVERY SERVICE OR BY MAIL:
          (804) 782-7855                   919 East Main Street
                                         Richmond, Virginia 23219
                                        Attention: Kelly Pickerel

FEES AND EXPENSES

     The expenses of soliciting tenders will be borne by the Issuer. The principal solicitation is being made by mail; however, additional solicitation may be made by facsimile, telephone, in person or otherwise by officers and regular employees of the Issuer and its affiliates.

     The Issuer has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to broker-dealers or others soliciting acceptances of the Exchange Offer. The Issuer, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Issuer. Such expenses include registration fees, fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, and related fees and expenses.

TRANSFER TAXES

     The Issuer will pay all transfer taxes, if any, applicable to the exchange of Notes pursuant to the Exchange Offer. If, however, certificates representing Initial Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of Initial Notes tendered, or if tendered Initial Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Holders of Initial Notes who do not exchange their Initial Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Initial Notes, as set forth (i) in the legend thereon as a consequence of the issuance of the Initial Notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws and (ii) otherwise set forth under "Transfer Restrictions" in the Offering Memorandum dated July 25, 1997 distributed in connection with the Initial Offering. In general, the Initial Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Issuer does not currently anticipate that it will register the Initial Notes under the Securities Act. Based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of the Issuer within the meaning of Rule 405 under the Securities
Act) without compliance with the registration and prospectus delivery provisions of the Securities Act; provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer. Any holder who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes
(i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. In addition, to comply with the securities laws of certain jurisdictions, if applicable, the Exchange Notes may not be offered or sold unless they have been registered or such securities laws have been complied with. The Issuer has agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the Exchange Notes for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the Exchange Notes reasonably requests in writing.

                                    BUSINESS

     Standard is principally engaged in purchasing, processing, storing, selling and shipping leaf tobacco. The Company also purchases, processes and sells various types of wool. For fiscal 1997, the Company derived approximately 75.0% of its revenue from its tobacco division.

                                    TOBACCO

     The Company is one of the three global independent leaf tobacco merchants serving the large multinational cigarette manufacturers and is one of the largest independent merchants of oriental leaf tobacco, a key component of Amercan-blend cigarettes. The Company also has a leading market presence in a number of the emerging and low-cost flue-cured and burley tobacco growing regions, including China, India, Malawi and Tanzania. Founded in 1910, the Company purchases, processes, stores, sells and ships tobacco grown in over 30 countries, servicing cigarette manufacturers from 20 processing facilities strategically located throughout the world.

THE LEAF TOBACCO INDUSTRY

     Multinational cigarette manufacturers, with one principal exception, rely primarily on global independent leaf tobacco merchants, such as the Company, to process and supply leaf tobacco used in the manufacturing process. Leaf tobacco merchants select, purchase, process, store, pack, ship and, in a growing number of emerging markets, provide agronomy expertise and financing for growing leaf tobacco. Presently, there are three global independent leaf tobacco merchants, including the Company. Important trends in the leaf tobacco industry include:

     GROWTH OF AMERICAN-BLEND CIGARETTES. American-blend cigarettes have gained market share in several major foreign markets, including Asia (particularly Pacific Rim countries), Europe and the Middle East in recent years. American-blend cigarettes contain approximately 50.0% flue-cured, 35.0% burley and 15.0% oriental tobacco, contain less tar and nicotine, and taste milder than locally produced cigarettes containing dark and semioriental tobacco historically consumed in certain parts of the world. According to the TMA, American-blend cigarette consumption (excluding China) has increased from 1.7 trillion units in calendar 1990 to 1.9 trillion units in calendar 1996, an increase of 10.8%. The TMA estimates that worldwide American-blend tobacco consumption (excluding China) will increase an additional 5.5% to more than 2.0 trillion units by the year 2000. The TMA also estimates that worldwide American-blend cigarette consumption (excluding China), as a percentage of total consumption, has also experienced substantial growth, increasing from 47.9% in 1990 to 52.5% in 1996, and is projected to reach 54.3% by the year 2000. As American-blend cigarettes have continued to gain global market share, the demand for export quality flue-cured, burley and oriental tobacco sourced and processed by leaf tobacco merchants has grown accordingly. Several multinational cigarette manufacturers have made significant investments in the Former Soviet Union, which the Company believes may lead to increased demand for and sale of American-blend tobacco. As American-blend cigarettes have gained market share, the demand for export quality American-blend tobacco sourced and processed by the three global independent leaf tobacco merchants, including the Company, has grown accordingly.

     GROWTH IN FOREIGN OPERATIONS OF MULTINATIONAL CIGARETTE MANUFACTURERS. Several multinational cigarette manufacturers have expanded their operations throughout the world, including in Africa, Asia, Central and Eastern Europe and the Former Soviet Union, in order to increase their access to and penetration of these markets. As cigarette manufacturers expand their global operations, the Company believes there will be increased demand for local sources of leaf tobacco and local tobacco processing facilities, primarily due to the semiperishable nature of unprocessed leaf tobacco and the existence of domestic tobacco content laws in certain countries. The Company also believes that the international expansion of cigarette manufacturers will cause these manufacturers to place greater reliance on the services of financially strong leaf tobacco merchants with the ability to source and process tobacco on a global basis and to help develop higher quality local tobacco sources.

     GROWTH IN FOREIGN SOURCED TOBACCO. In an effort to respond to cigarette manufacturers' increasing demand for lower cost American-blend tobacco, the major leaf tobacco merchants have made significant investments in Africa, Asia, Europe and South America, the principal sources of flue-cured, burley and oriental tobacco outside the United States. The Company expects this trend to continue in the foreseeable future as the quality of foreign grown tobacco continues to improve.

     IMPROVED MARKET CONDITIONS. The global leaf tobacco industry is currently recovering after experiencing a disruption in demand and reduction in pricing during calendar 1993 and 1994. The disruption of the industry in the United States during these years arose from a convergence of adverse factors, including: (i) enactment of the 75/25 Rule, which was later repealed; (ii) a below average quality 1993 tobacco crop in the United States; and (iii) the proposal of legislation in the summer of 1993 to increase significantly the federal excise tax on cigarettes (although such legislation was never enacted), that resulted in reluctance by manufacturers to build inventories. Concurrent with the reduction in demand for imported tobacco related to the 75/25 Rule and lower than expected initial demand for tobacco in Africa, Asia, Central and Eastern Europe and the Former Soviet Union, the worldwide price of tobacco declined due to oversupply attributable to record foreign tobacco crops. This combination of reduced demand and lower prices had a negative impact on the financial performance of the leaf tobacco merchants and resulted in significant increases in uncommitted tobacco inventories held by merchants.

     In calendar 1994 and 1995, the demand and supply imbalance in the worldwide tobacco market began to improve. Leaf tobacco production outside the United States was curtailed in response to the lower prices and high levels of uncommited inventories. The 75/25 Rule was repealed principally because it was inconsistent with GATT, and was replaced by a series of less stringent import quotas. This resulted in cigarette manufacturers in the United States resuming traditional purchases of foreign sourced tobacco. The combination of lower levels of tobacco production and increased demand had a positive impact on worldwide tobacco prices and a corresponding positive impact on the profitability of the industry, and resulted in significant reductions in uncommitted tobacco inventories.

     CONSOLIDATION OF TOBACCO MERCHANTS. Leaf tobacco merchants continue to consolidate through worldwide acquisitions and mergers. As recently as 1989, there were eight major international merchants. Presently, there are three global independent leaf tobacco merchants, including the Company, which purchase, process, store, sell and ship leaf tobacco worldwide. The Company believes that it has experienced growth in tobacco revenue as a result of this industry consolidation as the multinational cigarette manufacturers diversify their sourcing partners of quality leaf tobacco.

BUSINESS STRATEGY

     The Company recently achieved substantial improvement in its operating and financial performance in part as a result of the implementation of a four-point strategic plan and the enhancement of the Company's senior management team, including the appointment of the Company's current Chief Executive Officer. The key areas addressed by the strategic plan include: (i) information systems; (ii) financial controls; (iii) risk management; and (iv) asset management. The Company has improved sales from $1.0 billion in fiscal 1994 to $1.4 billion for fiscal 1997, reduced SG&A expenses as a percentage of sales from 7.6% to 5.4% and increased operating income net of interest from $12.2 million to $74.4 million. The Company's tobacco division has driven this return to profitability, increasing sales from $671.5 million in fiscal 1994 to $997.4 million for fiscal 1997, improving operating income net of interest from a loss of $1.0 million to income of $62.6 million and increasing average tobacco inventory turnover from
2.1 turns for fiscal 1994 to 4.0 turns for fiscal 1997.

  INFORMATION SYSTEMS

     In order to manage financial performance more effectively, the Company has designed and developed, and is implementing worldwide, proprietary information systems. These systems provide rapid access to critical operational, financial and risk management information.

     WORLDWIDE AVAILABLE FOR SALE ("WAFS"). WAFS provides management with daily updates of tobacco inventories and allows management to more closely align customer demand with the supply of tobacco on a global basis. The Company believes it has significantly improved its ability to control and manage its tobacco inventory risks and increase profitability through the implementation of WAFS.

     INTEGRATED ACCOUNTING. The Company has developed a fully integrated proprietary system to monitor the flow of leaf tobacco from the date of purchase through factory processing and shipment. The system has been implemented in the United States, and management believes it will be installed for use in approximately 80.0% of the tobacco division by early fiscal 1998 and will be installed worldwide by fiscal 2000. The integrated accounting system provides divisional, regional and area managers better methods to track and measure their performance under corporate accountability programs.

     WORLDWIDE STRATEGIC PLANNING. In fiscal 1996, the Company initiated a major project focused on matching anticipated leaf tobacco supply with customer's projected needs over a rolling three-year period. The Company's strategic planning now involves review and analysis of the various grades of leaf tobacco that will be required by customers and the Company's ability to supply them. The strategic planning initiatives assist management in planning capital expenditure and investment projects and in controlling inventory levels by evaluating supply and demand on a country-by-country, customer-by-customer basis.

  FINANCIAL CONTROLS

     The Company's worldwide operations include subsidiaries and affiliates organized under local laws and structured to minimize, to the extent possible, the adverse impact of international taxation of its global earnings. In certain instances, the Company elected foreign organizational structures focused on local issues rather than a centralized approach to financial and corporate governance. Recent initiatives taken by the Company focus on shifting control over critical decision-making from the area level to the corporate level.

     ORGANIZATIONAL STRUCTURE. For operational and financial control purposes, the tobacco division is divided into five regions (North America, South America, Africa, Asia and Europe) and each region is subdivided into areas (usually by country). In each division, region and area, the Company has controllers dedicated to monitoring operational and financial performance in relation to the Company's core corporate objectives. To ensure compliance with these objectives, the Company has also created a five-member tobacco division executive committee, comprised of the Company's Chief Executive Officer, and the tobacco division's Chairman, Operations Director, Financial Director and Sales Director. Decisions made at each level are now reviewed by the executive committee to ensure consistency and compliance with the Company's corporate operational and financial parameters.

     CASH FLOW MANAGEMENT. The Company believes that rapid access to information regarding divisional, regional and area level cash flow results in better corporate decision-making. Awareness of the Company's cash flow is important to improving risk and asset management.

     BUSINESS UNIT ACCOUNTABILITY. As the Company refines its divisional, regional and area level controls and information systems, its managers at each level are given more specific performance objectives to achieve. These managers have ready access to financial information in order to measure their performance against budget. The Company believes that improved access to information will permit the Company to make adjustments more quickly in response to performance that may not be consistent with corporate financial objectives or budgets.

     PERFORMANCE MEASUREMENT SYSTEMS. In order to more closely align divisional, regional and area level decision-making with the corporate level objective of significantly improving the Company's profitability, the Company's performance-based incentive compensation plan has been restructured. Because the leaf tobacco business requires short-term financing of relatively large inventory positions, the Company has instituted a plan based on return on assets designed to focus divisional, regional and area managers on optimizing working capital utilization through the reduction of uncommitted inventory levels and the short-term financing required to make tobacco purchases.

  RISK MANAGEMENT

     Historically, the Company's operating units have been given responsibility for managing risks and making certain financial decisions. Recently, the Company has instituted a centralized risk management system to manage uncommitted inventory levels, customer exposure limits, capital expenditures and investment projects to maximize profitability while maintaining an acceptable level of corporate risk.

     UNCOMMITTED INVENTORY. The Company continues to centralize its inventory monitoring functions and believes that it is achieving levels of inventory which are more closely aligned with current customer demand and market conditions. The Company distinguishes between "committed" inventories, which consist of packed tobacco for which customer orders or indications of interest have been received, and "uncommitted" inventories, which are not designated by the Company to fill a specific customer order or indication of interest. While the Company believes it must purchase a certain amount of uncommitted inventory to maintain its presence in certain strategic tobacco growing regions or to capitalize on favorable prices, the Company's business strategy has emphasized the need to reduce risks associated with tobacco price fluctuations by generally reducing its uncommitted inventory levels. The tobacco division executive committee has set a limit on the amount of uncommitted tobacco inventory, which may not be exceeded without its prior approval.

     CUSTOMER EXPOSURE LIMITS. In response to the cancellation of tobacco contracts totaling approximately $23.0 million by customers in the Former Soviet Union and financial problems of certain cigarette manufacturers in fiscal 1994, the Company instituted credit risk procedures which are monitored by the tobacco division executive committee. Pursuant to these procedures, the total exposure to, and payment history of, each customer is reviewed monthly. Since instituting these procedures, the Company has not experienced any material losses due to contract cancellations or over-extended credit.

     CAPITAL EXPENDITURES AND INVESTMENTS. The tobacco division executive committee now evaluates all significant capital expenditures and investments pursuant to strict criteria. These criteria include projected cash flows, required capital expenditures, sources of financing, internal rates of return and the impact on profitability. In centralizing the analysis underlying capital expenditure and investment proposals, the Company believes that a more rational approach will be achieved and that a sharper focus on return on assets will permit the Company to continue its trend of improved profitability, growth and cash flow management.

  ASSET MANAGEMENT

     The Company believes that it is positioned to continue to improve its financial performance as a result of several asset management initiatives. These initiatives include a comprehensive analysis of inventory levels, noncore assets and accounts receivable.

     INVENTORY. The Company has increased average tobacco inventory turnover from a low of approximately 2.1 turns for fiscal 1994 to approximately 4.0 turns for fiscal 1997. Increased inventory turnover, which is in part attributable to management more closely aligning customer demand with the supply of tobacco, has resulted in savings due to reduced interest, insurance and warehousing costs associated with holding tobacco inventory.

     RECEIVABLES COLLECTION. The Company has instituted revised policies relating to the collection of receivables, including centralized review of credit extended to each customer. Although individual subsidiaries have historically monitored collections, in certain cases current information was not available to managers, and in certain circumstances local relationships precluded the institution of strict adherence to corporate collection policies.

     NONCORE AND NONSTRATEGIC ASSETS. The Company has sold substantially all of its noncore and nonstrategic assets. Management believes that these assets have historically required a disproportionate amount of administrative services. Selling these assets and the consequent reduction in associated costs has been fundamental to focusing management's attention on maximizing the profitability of core assets. See "Risk Factors -- Global Financial and Management Control Risks".

GROWTH STRATEGY

     The Company's primary business objective is to expand its position as one of the leading global suppliers of American-blend tobacco to the major cigarette manufacturers while increasing profitability through enhanced financial management and control. The key elements of the Company's growth strategy include:

     INCREASING PRESENCE IN SOUTH AMERICA AND AFRICA. The Company believes that its presence in all the major leaf tobacco markets worldwide is critical to capitalizing on the global expansion of the large multinational cigarette manufacturers, the recent consolidation of the leaf tobacco merchants and the anticipated growth in demand for tobacco sourced internationally. A key element of the Company's growth strategy is to increase its ability to directly source and process tobacco in South America and Africa, key growing regions for American-blend tobacco. The MDTL Trust, a trust established by the Company, recently acquired 74.9% of the fourth largest tobacco processor in Brazil. See "Business -- Tobacco -- Worldwide Tobacco Presence -- Brazil".

     INCREASING PENETRATION OF LOW-COST FILLER TOBACCO AND EMERGING TOBACCO-GROWING REGIONS. To meet the increasing demand by cigarette manufacturers throughout the world for low-cost American-blend tobacco, the Company plans to expand its operations in regions particularly suited for producing such tobacco. The Company has targeted China, India and Tanzania, countries in which it has a leading tobacco export position, for expansion and increased tobacco production. The Company has executed letters of intent for the construction of new processing facilities in China and India.

     STRENGTHENING PRESENCE IN ORIENTAL MARKETS. Demand for oriental tobacco, which comprises approximately 15.0% of American-blend cigarettes, is rapidly increasing due to the strong growth in consumption of American-blend cigarettes. The Company intends to strengthen its position as one of the world's largest merchants of oriental tobacco through acquisitions and continued strategic investments in China and Thailand (emerging oriental tobacco markets), and in Greece and Turkey (leading oriental tobacco markets based on volume).

     CAPITALIZING ON ACQUISITION AND OUTSOURCING OPPORTUNITIES. Recent consolidation within the leaf tobacco industry has been driven by the need to cost-effectively service multinational cigarette manufacturers on a global basis. Management believes that there will be increasing opportunities for acquisitions of smaller independent local leaf tobacco merchants in various strategic locations throughout the world. In addition, the Company anticipates further outsourcing of leaf tobacco purchasing and processing by cigarette manufacturers. This outsourcing trend is driven by the: (i) higher margins in cigarette production; (ii) increasing sophistication required in sourcing leaf tobacco on a global basis; and (iii) continued privatization of tobacco and cigarette production operations in certain countries.

OPERATIONS

     The Company has developed an extensive international network through which it purchases, processes and sells tobacco. In addition to processing facilities in North Carolina and Kentucky, the Company owns or has an interest in processing facilities in Zimbabwe, a significant exporter of flue-cured tobacco; Malawi, a leading exporter of burley tobacco; and Greece and Turkey, the leading exporters of oriental tobacco. The Company also has processing facilities in Italy, Spain and Thailand. In addition, the Company has entered into contracts, joint ventures and other arrangements for the purchase and processing of tobacco grown in substantially all countries that produce export-quality flue-cured, burley and oriental tobacco, including Argentina, Brazil, Canada, China, India, Kenya, Kyrgyzstan, Tanzania and Ukraine.

     PURCHASING. The tobacco in which the Company deals is grown in over 30 countries. Management believes that its diversity in sources of supply, combined with a broad customer base, helps shield the Company from seasonal fluctuations in quality, yield or price of tobacco crops grown in any one region. The Company relies primarily on revolving lines of bank credit and internal resources to finance its purchases. Quite often the tobacco serves as collateral for the credit. The period of exposure, with some exceptions, generally is limited to a tobacco season and the maximum exposure is limited to a shorter period.

     Tobacco is generally purchased at auction or directly from growers. Tobacco grown in the United States, Canada, India, Malawi and Zimbabwe is purchased at auction. The Company generally employs its own buyers to purchase tobacco on auction markets, directly from growers and pursuant to marketing agreements with government monopolies. At present, the largest amounts of tobacco purchased by the Company outside the United States come from Argentina, Brazil, China, Greece, India, Italy, Malawi, Spain, Thailand, Turkey and Zimbabwe.

                   FISCAL 1997 PURCHASES AND SALES IN DOLLARS

              (graph appears here with the following plot points)

PURCHASES BY ORIGIN                        SALES BY DESTINATION

Africa 19%                                 Africa & Others 2%
Central & South America 19%                South America 3%
Europe   12%                               Europe 44%
Far East 11%                               Far East 16%
United States 39%                          United States 35%

     Although Argentina, Brazil, China, Greece, Italy, Spain, Turkey and Thailand are major tobacco producers, there are no tobacco auctions in these markets. In these markets, the Company buys (or, in Brazil, intends to buy through Meridional) tobacco directly from farmers, agricultural cooperatives or government agencies in advance of firm orders or indications of interest although such purchases are usually made with some knowledge of its customers' requirements. In certain of these markets the Company advances or finances the purchase of fertilizer and other supplies to assist farmers in growing the crop. These advances generally are repaid with deliveries of tobacco by the farmers. During fiscal 1997, the maximum aggregate amount of such advances by the Company was $43.6 million. See "Risks Factors -- Global Financial and Management Control Risks".

     PROCESSING. Tobacco purchased by the Company generally is perishable and must be processed within a relatively short period of time to prevent deterioration in quality. Consequently, the Company has located its processing facilities near the areas where it purchases tobacco. Prior to and during processing, the Company takes a number of steps to ensure consistent quality of the tobacco. These steps include regrading and removing undesirable leaves, dirt and other foreign matter. Most of the tobacco is then blended to meet customer specifications and threshed; however, some of it is processed in whole-leaf form and sold to certain customers of the Company. Threshing involves mechanically separating the stem from the tissue portions of the leaf, which are called strips, and sieving out small scrap. Considerable expertise is required to produce strips of large particle size and to minimize scrap.

     Strips and stems are redried and packed separately. Redrying involves further reducing the natural moisture left in the tobacco after it has been cured by the growers. The objective is to pack tobacco at safe moisture levels so that it can be held by the customer in storage for long periods of time. Quality control checks are continually performed during processing to ensure that the product meets customer specifications as to yield, particle size, moisture content and chemistry. Customers are frequently present at the factory to monitor results while their tobacco is being processed.

     Redried tobacco is packed in hogsheads, cartons, cases or bales for storage and shipment. Packed tobacco generally is transported in the country of origin by truck or rail, and exports are moved by ship.

     The Company processes its tobacco in four wholly-owned plants in the United States and 12 other facilities around the world owned or leased by subsidiaries and affiliates. In addition, the Company has access to four other processing plants in which it has no ownership interest. In all cases, tobacco processing is under the direct supervision of Company personnel. Modern laboratory facilities are maintained by the Company to assist in selecting tobacco for purchase and to test tobacco during and after processing.

     The Company believes that its plants are highly efficient and are adequate for its purposes. The Company also believes that tobacco throughput at its existing facilities could be increased without major capital expenditures.

     SELLING. The Company's customers include all of the world's leading manufacturers of cigarettes and other consumer tobacco products. These customers are located in approximately 85 countries throughout the world. The Company employs its own salesmen, who travel extensively to visit customers and to attend tobacco markets worldwide with these customers, and it also uses agents for sales to customers in certain countries. Sales are made on open account to customers who qualify based on experience or are made against letters of credit opened by the customer prior to shipment. Virtually all sales are made in U.S. dollars. Payment for most tobacco sold by the Company is received after the tobacco has been processed and shipped.

     The consumer tobacco business in most markets is dominated by a small number of large multinational cigarette manufacturers and by government controlled entities. In fiscal 1997, the Company's five largest customers accounted for approximately 49.6% of total sales (67.3% of tobacco sales). In fiscal years 1997, 1996 and 1995, one customer accounted for 24.1%, 17.4% and 14.2% of total sales, respectively. The Company believes that formal purchase contracts are not customary in the global leaf tobacco industry and agreements to purchase tobacco generally result from the supplier's course of dealings with its customers. The Company has done business with most of its customers for many years. The Company believes that it has good relationships with its large customers. See "Risk Factors -- Reliance on Significant Tobacco Customers".


     As of September 30, 1997, the Company had tobacco inventory of $345.1 million compared to $275.0 million at September 30, 1996. The level of tobacco fluctuates from period to period and is significant only to the extent it reflects short-term changes in demand for leaf tobacco.


COMPETITION

     The leaf tobacco industry is highly competitive. Competition among independent leaf tobacco dealers is based primarily on the price charged for products and services; the ability to meet customer demands and specifications in sourcing, purchasing, blending, processing and financing tobacco; and the ability to develop and maintain long-standing customer relationships by demonstrating a knowledge of customer preferences and requirements. Although most of the Company's principal tobacco customers also purchase tobacco from the Company's major tobacco competitors, Universal and Dimon, the Company's relationships with its largest tobacco customers span many years and the Company believes that it has the personnel, expertise, facilities and technology to remain successful in the industry. In addition, the Company believes that the consolidation of the leaf tobacco industry may provide opportunities for it to enhance its relationship with and increase sales to certain cigarette manufacturers. See "Risk Factors -- Competition".

WORLDWIDE TOBACCO PRESENCE

     UNITED STATES. The Company owns and operates a total of four processing facilities located in North Carolina and Kentucky and purchases tobacco at all major markets in the United States, including flue-cured tobacco markets in North Carolina, South Carolina, Virginia, Georgia and Florida; burley tobacco markets in Kentucky, Tennessee, Virginia and North Carolina; and light air-cured tobacco markets in Maryland and Pennsylvania. In the United States, flue-cured and burley tobacco are generally sold at public auction to the highest bidder. The price of such tobacco is supported under an industry-funded federal program that also restricts tobacco production through a quota system. U.S. grown tobacco is more expensive than most non-U.S. tobacco, resulting in a declining trend in exports, which management believes should be offset by increased demand for foreign tobacco.

     BRAZIL. The Company currently purchases leaf tobacco in Brazil as the agent for Souza Cruz, a subsidiary of B.A.T. which has approximately 80.0% of the domestic cigarette market in Brazil. The Company fills orders and earns a commission from Souza Cruz based upon the sales price of the tobacco. On September 12, 1997, The MDTL Trust, a trust established by the Company, acquired 74.9% of Meridional, the fourth largest leaf tobacco processor in Brazil. This strategic acquisition complements the Company's continuing 26-year partnership in Brazil with Souza Cruz, and will provide the Company with direct ownership of a processing facility in the second largest leaf tobacco growing region in the world (excluding China).

     TURKEY AND GREECE. The Company is one of the largest merchants of flue-cured, burley and oriental tobacco in Turkey. In both Turkey and Greece, the oriental tobacco markets are more fragmented than the major flue-cured and burley tobacco markets in other parts of the world. The Company believes that the fragmented nature of the oriental tobacco markets and its leading presence in these markets provides it with an excellent opportunity to expand revenues through acquisitions and continued strategic investments. The Company also purchases and processes flue-cured and burley tobacco in Greece. The Company processes tobacco in Turkey and Greece in two 51.0% owned facilities.

     MALAWI, ZIMBABWE AND TANZANIA. In Malawi, the largest exporter of low-cost burley tobacco in the world, the Company has a leading market position and services the large multinational cigarette manufacturers from its 51.9% owned facility in Lilongwe and its 50.0% owned facility in Limbe. The Company also is a leader in the purchase and processing of flue-cured and dark-fired tobacco, which are also processed in the Company's facilities. In Zimbabwe, the Company purchases flue-cured tobacco and to a lesser extent burley tobacco, which it processes in its minority-owned facility. In Tanzania, one of the key emerging growing regions of low-cost filler tobacco, the Company has historically been one of the largest exporters of flue-cured tobacco. The Company supervised the processing of this tobacco in a government-owned facility, which was privatized in calendar 1995. The Company recently purchased a minority interest in a privately-owned and -operated processing facility in Morogoro, Tanzania.

     CHINA, THAILAND AND INDIA. The Company has provided agronomy services and funded a variety of projects in China since 1981 and believes that it is the largest independent exporter of Chinese leaf tobacco. The Company currently operates two government-owned tobacco processing facilities in China. The Company is expanding its presence in China and expects to increase its production in the area through strategic alliances with the Chinese government. The Company has an executed letter of intent (subject to certain conditions) to build its third processing facility in China, which will process low-cost filler tobacco in the Guizhou province. The Company is also one of the leading exporters of flue-cured, burley and oriental leaf tobacco from Thailand, which it purchases directly from farmers or in some cases from a middlemen or curers. Flue-cured tobacco is grown mainly in Northern Thailand, burley tobacco is grown in Central Thailand and oriental leaf tobacco is grown in Northeast Thailand. The Company currently processes tobacco in Thailand in two facilities in which the Company owns a minority interest. In India, an emerging source of low-cost filler tobacco, the Company purchases primarily flue-cured tobacco. The Company has executed a definitive agreement for a joint venture (which remains subject to Indian government approvals) with a local partner, who has started construction of a new processing facility in Guntur.

     OTHER FOREIGN OPERATIONS. The Company also has foreign subsidiaries, joint ventures and affiliates that purchase, process and sell tobacco grown in other countries throughout the world, including Italy, Kenya, Spain and Zaire.

PROPERTIES

     The Company generally conducts its tobacco processing operations in facilities near the area of production. In certain places, long-standing arrangements exist with local companies to process tobacco in their plants under the supervision of Company personnel. A current summary showing the principal tobacco operating properties of the Company or its affiliates is shown below:

                                                           AREA
       LOCATION               PRINCIPAL USE            (SQUARE FEET)
----------------------    ----------------------    -------------------
UNITED STATES
    Wilson, NC            Factory/storage                1,008,000
    Oxford, NC            Factory/storage                  624,700
    King, NC              Factory                          134,600
    Springfield, KY       Factory/storage                  292,000

TURKEY
    Izmir                 Factories (2)/storage            431,300
    Izmir                 Storage                          204,500*

GREECE
    Alexandria            Factory/storage                  402,000
    Salonica              Factory/storage                  772,700
    Salonica              Factory/storage                  236,300*

MALAWI
    Limbe                 Factory/storage                  414,000
    Lilongwe              Factory/storage                  776,000

ZIMBABWE
    Harare                Factory/storage                  565,800*
    Harare                Storage                          233,500

THAILAND
    Chiengmai             Factory/storage                  872,000
    Banphai               Factory/storage                  377,000

ITALY
    Caserta               Factory/storage                  800,000*

SPAIN
    Benavente             Factory/storage                  206,000
    Benavente             Storage                          132,400*
    Coria                 Buying center                     18,300*
    Talayuela             Buying center                     21,500

---------------

* Leased facility.

     The Company believes its tobacco properties are generally well-maintained, in good operating condition and are suitable and adequate for the normal growth of its business.

                                      WOOL

     The Company is a world leader in the trading of scoured wool and a major trader and processor of wool tops. As a result of a series of acquisitions commencing in 1985, the Company owns and operates an integrated group of wool companies which purchase, process and sell wool to other wool processors, felting companies, knitters and spinners of yarn, and manufacturers of worsted and woolen products. The Company does not raise sheep or produce textile products. For fiscal 1997, the Company derived approximately 25.0% of its revenue from its wool division.

THE WOOL INDUSTRY

     The wool industry is highly fragmented, with a large number of small dealers handling wool, often from limited origins. There are two broad categories of wool fibers: fine wool from merino sheep and coarse wool from crossbred sheep. Merino wool is used to make products for the apparel trade such as fine sweaters and worsted fabrics for high quality suits. Crossbred wool is used to make carpets, coarser worsted fabrics such as upholstery and draperies, and woolens used in knitwear and hand-knitting yarns. Most merino wool for export is produced in Australia followed by South Africa and South America. The main sources of crossbred wool for export are New Zealand, the United Kingdom and South America.

     Following record high prices in 1988, the wool industry experienced a severe downturn beginning in 1989 that was triggered by the withdrawal of China from international wool markets, economic turmoil in Eastern Europe and the states of the Former Soviet Union and recessionary conditions in Western Europe. These events led to a decrease in demand for wool on the world market. At the same time a worldwide oversupply of wool had developed, largely due to artificially high prices caused by the Australian support program.

     Prior to 1991, Australian wool growers operated under a government price support program. Under this program, the Australian government accumulated a stockpile of 827,000 metric tons (raw weight) of wool. In 1991 the Australian government abandoned its price support program, effectively creating a free market for wool. Under free market conditions, prices fell substantially and immediately, creating difficult trading conditions for the wool industry, and leading to the development of market conditions necessary for a correction in what had become a major imbalance between supply and demand. At present, Wool International, an organization created by the Australian government, is responsible for the reduction of the stockpile, which on March 31, 1997 totaled 319,000 metric tons (the equivalent of approximately 50% of one year's current Australian production). At the present rate of reduction, it is forecast that the stockpile will be liquidated by the year 2000.

     Worldwide wool production during the Company's 1997 fiscal year was below current demand for the third consecutive year, and production by the five major wool exporting countries has declined by 15.0% over the past five years. As a result, since 1992, all surplus stocks around the world have been sold with the exception of the remaining stockpile in Australia. See "Risk Factors -- Poor Market Conditions in the Wool Industry".

BUSINESS STRATEGY

     In January 1995, the Company made the strategic decision to focus on the tobacco division due to existing conditions in the wool industry and the Company's desire to reduce its financial leverage. In September 1995, the Company signed an agreement to sell its wool division to Chargeurs of France. Due to difficulty in obtaining certain regulatory approvals and declining market conditions, the parties agreed in December 1995 to allow the agreement to lapse.

     Following the lapse of the Company's agreement to sell the wool division in December 1995, the Company instituted, and continues to refine, measures designed to streamline its wool division. Since December 1995, the Company has:
(i) installed a new wool division management team, including appointment of a new Managing Director reporting directly to the Company's Chief Executive Officer, and a Financial Director solely responsible for the wool division; (ii) closed an unprofitable scouring mill in Argentina; (iii) reorganized the management teams for Eastern and Western Australia into one unit; (iv) consolidated two European topmaking units, which had been competing against one another, under a unified management team with a jointly staffed office in Italy, the Company's single largest market for wool tops; (v) installed new management to run operations in France; (vi) restructured the majority of the wool division under a single holding company; and (vii) begun implementing a proprietary management information system designed to significantly improve its control over its wool trading position. Primarily as a result of these initiatives, the Company believes that the wool division is positioned to return to profitability, although no assurance can be given to this effect.

     The Company believes that it will be able to implement in the wool division its information systems, financial controls and risk and asset management strategies similar to those implemented by the tobacco division in order to continue to improve its operating and financial performance. As part of the wool division restructuring, many wool units were recently recapitalized, thereby solidifying their banking facilities. The Company's primary business objectives for the wool division are to increase profitability and to strengthen the Company's competitive position.

     EXPANDING SALES EFFORTS IN THE ASIAN MARKET. The Company plans to capitalize on the increasing demand for wool in the Asian market, primarily through an increased and focused selling effort in China and the Pacific Rim. The Company believes that by opening a new sales office in China's Shanghai province and by improving coordination of the efforts of its local representatives in the Company's two existing Chinese offices with those of its experienced wool traders from various origin countries, the Company will be able to increase its market share in China. The Company believes that its expansion efforts in China will increase wool sales from its Australian and New Zealand sourcing bases to meet the anticipated growth in demand.

     IMPLEMENTING WOOL TRADING SYSTEM. The Company plans for the wool division to implement many information system initiatives similar to those employed in the tobacco division. The Company has developed a proprietary software system known as the Wool Trading System that enables users to: (i) determine the most cost-efficient means of processing particular blends of wool to meet customer specifications; and (ii) monitor the Company's trading position on a daily basis. Because this system is integrated into the units' accounting systems, the Company expects it to improve administrative and reporting efficiencies. This system is currently used by the Company in the United Kingdom and the Company intends to deploy it throughout its worldwide operations as rapidly as practicable.

     ENHANCING CUSTOMER RELATIONSHIPS. The Company intends to improve its relationship with major customers by improving the coordination of sales efforts, logistics and intergroup communications. This approach is designed to eliminate customer confusion from arising when a particular customer is served by or has relationships with multiple units within the

Company's wool division. The Company believes this approach will allow it to present itself to its customers in a more unified and global manner than it has in the past.

     OBTAINING ISO 9002 CERTIFICATIONS. The Company intends to obtain ISO 9002 certification for each of its wool operating facilities in an effort to enhance its image as an international supplier of quality wool. ISO 9002 certification is available to wool operators that comply with high consistency and quality standards. The Company's wool processing operations in the United Kingdom have already obtained certification, and its French and South African operations are in the process of obtaining certification. The Company believes that the measures implemented to qualify for ISO 9002 certification will increase operating efficiencies, reduce costs and strengthen marketing efforts while enhancing the division's reputation as a preferred and reliable supplier of quality wool.

OPERATIONS

     From the outset, the Company's strategy has been to build a large international wool network, primarily through the acquisition of well-established traders and processors. The Company believes that as a result of its acquisitions and the continuing consolidation of the wool industry, it has become one of the world's largest traders and processors of wool. The Company owns and operates processing facilities in five countries, including scouring mills in New Zealand, South Africa and the United Kingdom and combing mills in Chile and France. The Company is participating in negotiations with the Western Australian government to set up a joint venture scouring facility. The Company also uses the services of commission processors in Argentina, Australia, Belgium, Germany and Italy.

     PURCHASING. The Company deals in wool from all of the major producing areas, the most significant of which are Argentina, Australia, Chile, New Zealand, South Africa and the United Kingdom. The Company has buying offices in all of these areas. The Company's employees buy wool at auctions and through negotiations with wool growers. Although most wool is shorn before it is purchased, some wool is purchased "on the back" before shearing. As in its tobacco business, most of the Company's purchases are made against specific customer orders. Australia is by far the largest producer of wool in the world and its wool prices generally influence world prices. The Company typically pays for its wool purchases in the currency of the country of origin, and usually hedges the currencies of its purchase and sale commitments with forward transactions. The Company does not engage in currency transactions for the purpose of speculation.



                   FISCAL 1997 PURCHASES AND SALES IN DOLLARS

              (graph appears here with the following plot points)

PURCHASES BY ORIGIN                        SALES BY DESTINATION

Australia 49%                              Africa & Others 3%
Europe   11%                               Europe 66%
Far East & Others 5%                       Far East 24%
New Zealand 14%                            United States 7%
South Africa 6%
South America 15%

     PROCESSING. Wool is purchased in its raw or naturally greasy state, and must be scoured (washed) before it can be further processed. The Company sells some greasy wool to topmakers, but most of the wool is blended and scoured and/or further processed into tops, to meet customer specifications. The scouring is done at the Company's plants in New Zealand, South Africa and the United Kingdom or by commission scourers in Argentina, Australia and Belgium. Similarly, tops are produced in the Company's plants in Chile and France and by commission combers in Argentina, Australia, Italy and Germany. The Company's French plant also refines wool grease removed during the scouring process into a variety of types of lanolin, a marketable byproduct.

     A top is a continuous strand of straightened and combed, longer wool fibers that have been separated from the short fibers. Topmaking involves seven processes: blending, scouring, carding, gilling, combing, finishing and packing to quality standards specified by the customer. Carding machines align the fibers to produce a "sliver" of parallel fibers while removing foreign matter. Slivers are combined to produce a stronger, more parallel sliver which is combed to make a top suitable for spinning. Tops are wound into bobbins weighing approximately 22.0 pounds which are packed and shipped to customers in the apparel industry for further manufacturing. The Company maintains laboratory facilities for analyzing and testing wool and lanolin.

     SELLING. The Company currently derives approximately 66.0% of its wool revenues from sales to customers in Europe, with sales to the Far East, North America and other areas making up the balance. In fiscal 1997, processed wool (i.e., scoured and tops) accounted for approximately 67.0% of the Company's wool revenues, followed by greasy wool (25.0%), specialty fibers (6.0%) and lanolin (2.0%). Greasy wool is sold primarily to customers in Western Europe, the Far East and the United States. Scoured wool is shipped to carpet, woolen, felting, quilt and mattress manufacturers located in Europe, the Far East and the United States. Tops are sold primarily to Western European yarn spinners for processing and sale to manufactures of worsted fabrics. Lanolin is sold primarily to manufacturers of cosmetics and pharmaceutical products. The Company's largest wool customer accounted for less than 2.0% of total sales and 5.0% of total wool sales for fiscal 1997. Sales are typically made in local currencies of the customers.

     The Company relies primarily on short-term bank credit and internal resources to finance its wool purchases. The period of exposure generally is limited to only a few months. At March 31, 1997 and 1996, the Company had outstanding orders for wool of approximately $109.0 million and $136.0 million, respectively.

COMPETITION

     The wool industry is more fragmented than the leaf tobacco industry. Major competitors include Chargeurs, ADF, BWK, and a number of Japanese trading firms, the largest of which is Itochu. Key factors for success in the wool business are broad market coverage, a full range of wool types, technical expertise in buying and processing and high quality customer service. The Company believes that its processing and marketing capabilities and buying and trading expertise enable it to compete effectively, and that its broad geographical trading base enables it to react quickly to price changes and to supply wool of similar types and blending quality from different countries or areas while keeping the highest quality standards. See "Risk Factors -- Competition".

PROPERTIES

     The Company generally conducts its scoured wool operations in the country of origin, and processes wool tops in France and Chile. A current summary showing the principal wool operating properties of the Company or its affiliates is shown below:

                                                          AREA
           LOCATION                PRINCIPAL USE      (SQUARE FEET)
------------------------------    ----------------    -------------
Australia (FREMANTLE)             Storage                  200,000
Chile (PUNTA ARENAS)              Factory/storage           57,000
France (TOURCOING)                Factory/storage          964,900
Netherlands (DONGEN)              Storage                   23,700
New Zealand (CHRISTCHURCH)        Factory/storage          100,300
South Africa (PORT ELIZABETH)     Factory/storage           70,000 *
United Kingdom (BRADFORD)         Factory/storage          165,000

---------------

* Leased facility.

     The Company believes its wool properties are generally well-maintained, in good operating condition and are suitable and adequate for the normal growth of its business.

EMPLOYEES

     At March 31, 1997, the Company had a total of approximately 2,200 full-time employees (including approximately 530 in the United States). As of that date, of the Company's full-time employees, approximately 1,560 were in the tobacco business, approximately 610 were in the wool business and approximately 30 had duties relating to other operations. The tobacco business typically employs an additional 6,700 to 6,800 part-time employees during peak production periods.

     The Company's principal subsidiary in the United States has a collective bargaining agreement with a union covering the majority of its hourly employees, many of whom are seasonal. The agreement expires on May 31, 1999. The Company believes its relations with employees covered by this agreement are good. Employees at the French wool plant are also represented by labor unions under an agreement subject to renewal every December 31. The Company believes that its relations with its employees in France are good. See "Risk Factors -- Dependence on Key Personnel".

GOVERNMENT REGULATION AND ENVIRONMENTAL COMPLIANCE

     In recent years, governmental entities in the United States at all levels have taken or have proposed actions that may have the effect of reducing consumption of cigarettes. These activities have included: (i) the U.S. Environmental Protection Agency's classification of tobacco environmental smoke as a "Group A" (known human) carcinogen; (ii) restrictions on the use of tobacco products in public places and places of employment including a proposal by the U.S. Occupational Safety and Health Administration to ban smoking in the work place; (iii) proposals by the U.S. Food and Drug Administration to sharply restrict cigarette advertising and promotion and to regulate nicotine as a drug;
(iv) increases in tariffs on imported tobacco; (v) proposals to increase sales and excise taxes on cigarettes; (vi) the recently announced policy of the U.S. government to link certain federal grants to the enforcement of state laws banning the sale of tobacco products to minors; (vii) lawsuits against cigarette manufacturers by several U.S. states seeking reimbursement of Medicaid and other expenditures by such states claimed to have been made to treat diseases allegedly caused by cigarette smoking; and (viii) the recent enactment of stricter regulations designed to prohibit sales of cigarettes to minors. It is not possible to predict the outcome of such actions or litigation or the effect adverse determinations against the manufacturers might have on leaf merchants, like the Company, or the extent to which governmental activities and litigation might adversely affect the Company's business directly.

     The Attorneys General of 40 states recently reached a proposed settlement with certain U.S. cigarette manufacturers regarding claims for reimbursement of health care costs associated with smoking-related illnesses. The settlement would, among other things, give the FDA the authority to regulate tobacco products, curtail the advertising of tobacco products and mandate new and larger warning labels on cigarette packages. It is not possible to predict whether the settlement will be approved by Congress or what the effect of such a settlement will be on pending and future actions brought by private litigants or the impact the settlement will have on sales of tobacco products and the Company's business.

     In calendar 1993, Congress enacted the 75/25 Rule, intended to limit the importation of tobacco into the United States by requiring that all cigarettes manufactured in the United States, including those manufactured for export, contain at least 75.0% domestically grown tobacco. Although the 75/25 Rule was repealed in 1995, principally because it was inconsistent with GATT, and was replaced with import quotas designed to assist domestic tobacco growers, it had the effect in calendar 1993 and 1994 of drastically decreasing demand for imports of foreign tobacco for use in the domestic production of cigarettes. It is not possible to predict the extent to which future governmental or third party actions might adversly affect the Company's business.

     A number of foreign countries have also taken steps to restrict or prohibit cigarette advertising and promotion, to increase taxes on cigarettes and to discourage cigarette smoking. In some cases, such restrictions are more onerous than those in the U.S. For example, advertising and promotion of cigarettes has been banned or severely restricted for a number of years in Australia, Canada, Finland, France, Italy, Singapore and a number of other countries. It is not possible to predict the extent to which these actions might adversely affect the Company's business.

     Although the Company's wool scouring and top making operations involve discharges of significant amounts of effluent waste, the Company believes that it is currently in compliance with applicable foreign laws which have been enacted or adopted regulating the discharge of such materials into the environment or otherwise relating to the protection of the environment. Such compliance has not had, and is not anticipated to have, any material effect upon the competitive position of the Company. See "Risk Factors -- Smoking and Health Issues and Governmental Regulation".

LEGAL PROCEEDINGS

     Neither the Company nor any of its subsidiaries is currently involved in any litigation that the Company believes would, individually or in the aggregate, have a material adverse effect on the Company's consolidated financial position, consolidated results of operation or liquidity nor, to the Company's knowledge, is any such litigation currently threatened against the Company.

                                   MANAGEMENT

     The executive officers, certain key employees and directors of the Company as of August 31, 1997 were as follows:

                NAME                     AGE                       POSITION
-------------------------------------    ---     --------------------------------------------
CORPORATE
Robert E. Harrison (1)(4)                43      President, Chief Executive Officer,
                                                   Chief Financial Officer and Director
Mark W. Kehaya                           29      Vice President-Planning and
                                                   Financial Director-Tobacco Division
Michael K. McDaniel                      47      Vice President-Human Resources
Keith H. Merrick                         43      Vice President and Treasurer
Hampton R. Poole, Jr.                    45      Vice President and Controller
Krishnamurthy Rangarajan                 54      Vice President and Assistant Secretary
Guy M. Ross                              64      Vice President and Secretary

TOBACCO DIVISION
Marvin W. Coghill (1)                    63      Chairman and Director
Thomas M. Evins, Jr.                     57      Regional Manager-North and
                                                   Central America, and Director
Ery W. Kehaya II                         45      Vice President-Operations and
                                                   Corporate Vice President
Alfred F. Rehm                           49      Vice President-Sales
John H. Saunders                         46      Senior Vice President and Regional
                                                   Manager-Africa

WOOL DIVISION
Paul H. Bicque                           53      Managing Director
Timothy S. Price                         38      Financial Director

OTHER DIRECTORS
Ery W. Kehaya                            73      Chairman Emeritus
J. Alec G. Murray (1)                    60      Chairman of the Board
William S. Barrack, Jr. (2)(3)(4)        67      Director
Henry R. Grunzke                         66      Director
Charles H. Mullen (2)(3)(4)              69      Director
Daniel M. Sullivan (2)(3)(4)             73      Director
William A. Ziegler (2)(3)(4)             73      Director

---------------

(1) Member of the Executive Committee

(2) Member of the Compensation Committee

(3) Member of the Audit Committee

(4) Member of the Finance Committee

     ROBERT E. HARRISON has served as the President and Chief Executive Officer of the Company since August 1996 and as Chief Financial Officer since July 1995. Prior to joining the Company, Mr. Harrison was employed by RJR Nabisco for 17 years in various financial and management positions, including responsibilities as General Manager for the tobacco business in the Philippines and Indochina, Vice President for the food business in the Asia Pacific region, and Vice President of Finance in Southeast Asia. Mr. Harrison has been a director of the Company since November 1995.

     MARK W. KEHAYA was appointed Financial Director of the tobacco division in August 1996 after being named Vice President-Planning in August 1994. Prior to joining the Company in 1993, he was employed as an associate of Fieldstone Private Capital Group from 1990 to 1992 and as an analyst at Bankers Trust Company from 1989 to 1990. He is the son of Ery W. Kehaya, Chairman Emeritus.

     MICHAEL K. MCDANIEL joined the Company as Director-Human Resources in November 1996 and was elected Vice President-Human Resources in June 1997. From 1995 to November 1996 he was a partner in a human resources consulting firm, and from 1978 to 1995 he was Director of Human Resources and Organizational Development for the City of Wilson, North Carolina.

     KEITH H. MERRICK has served as Treasurer of the Company since 1993 and was elected a Vice President in 1996. Prior to joining the Company, he was employed as a Vice President of First Union National Bank of North Carolina.

     HAMPTON R. POOLE, JR. was appointed Vice President in 1996 and has served as Controller and Assistant Treasurer of the Company since 1993. He joined the Company in 1984 and has been an officer of Standard Commercial Tobacco Co., Inc., a subsidiary, for more than five years. Mr. Poole is a Certified Public Accountant.

     KRISHNAMURTHY RANGARAJAN was employed by the Company in 1978 after qualifying as a Chartered Accountant. He was elected a Vice President in 1988 after being named Assistant Vice President in 1986 and Chief Accountant in 1981.

     GUY M. ROSS was Treasurer from 1980 to 1993 and became Secretary in 1981 following the Company's purchase of the American leaf business of Imperial Tobacco Ltd. (UK). He was employed by Imperial for 14 years including 10 years as Vice President of Finance and Administration. He became a Vice President of the Company in 1992.

     MARVIN W. COGHILL has served as the Chairman of the Company's tobacco division since April 1994. From 1981 to April 1994, he served as President and Chief Operating Officer of the Company with responsibility for tobacco operations. Mr. Coghill has been a director since 1974.

     THOMAS M. EVINS, JR., a director since December 1992, served as President of W.A. Adams Company prior to its acquisition by the Company in June 1992. He has served as Regional Manager -- North and Central America Tobacco Operations since 1993.

     ERY W. KEHAYA II was appointed Vice President-Operations of the tobacco division in 1995 after being named Sales Director in 1993 and a Corporate Vice President in 1992. He has been an officer of Standard Commercial Tobacco Co., Inc., a subsidiary, for more than five years, serving as Executive Vice President since 1992. He is the son of Ery W. Kehaya, Chairman Emeritus.

     ALFRED F. REHM was appointed Vice President-Sales of the tobacco division in February 1995. He joined the Company in 1978 and his 29-year career in the tobacco industry includes experience in leaf buying, leaf supervision and sales.

     JOHN H. SAUNDERS was appointed Senior Vice President of the tobacco division in August 1995. He has served as Regional Manager-Africa since 1994 and was Area Manager-Malawi from 1984 to 1994. Mr. Saunders has been employed by the Company since 1974.

     PAUL H. BICQUE has served as Managing Director of the wool division since December 1995. From 1992 to December 1995, he served as a Commercial Director of the wool division. From 1990 until he joined the Company, Mr. Bicque worked as an international senior management consultant.

     TIMOTHY S. PRICE was appointed Financial Director of the wool division in December 1995. Previously, he served as Vice President and Controller of W A Adams Company from the time it was acquired by the Company in June 1992. Mr. Price is a Certified Public Accountant.

     ERY W. KEHAYA joined the Company in 1945, and served as President from 1955 until 1981 and as Chief Executive Officer from 1955 until 1990. He served as Chairman of the Board of Directors from 1955 until he was appointed Chairman Emeritus in August 1996.

     J. ALEC G. MURRAY has served as Chairman of the Board since August 1996. Prior thereto he served as Vice Chairman and Chief Executive Officer of the Company from January 1991 to August 1996 and as President from April 1994 to August 1996. Mr. Murray joined the Company in 1969 and has been a director since 1977.

     WILLIAM S. BARRACK, JR. has been a director of the Company since his retirement in 1992 from his position as Senior Vice President of Texaco, Inc. He is a director of Consolidated Natural Gas Company, a public company.

     HENRY R. GRUNZKE served as the Chairman of the wool division from January 1996 to August 1996. Prior thereto he served as Commercial Director of the wool division since the Company's acquisition of Lohmann and Co. GmbH in 1985. He has been in the wool industry for over 40 years and is currently President of the International Wool and Textile Organization. He has been a director since 1987.

     CHARLES H. MULLEN, a director of the Company since June 1995, is the retired Chairman and Chief Executive Officer of The American Tobacco Company and formerly served as a Vice President and director of American Brands, Inc. He is a director of Swisher International Group Inc., a public company.

     DANIEL M. SULLIVAN has been a director of the Company since June 1995. He founded and served as the Chief Executive Officer of Frost & Sullivan, Inc. from 1961 to 1989. He is Chairman of Jim Hjelms Private Collections, Ltd. and serves as a director of four private companies.

     WILLIAM A. ZIEGLER is a retired partner of the law firm of Sullivan & Cromwell and has been a director of the Company since 1985. He is currently a consultant and also serves as a director and chairman of the executive committee of a private company and a director of another private company.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     Six meetings of the Company's Board of Directors were held during the fiscal year ended March 31, 1997. No Director attended less than 75.0% of the total number of meetings held by (i) the Board of Directors and (ii) all committees of the Board on which the Director served.


     The business of the Company is under the general management of a Board of Directors as provided by the laws of North Carolina, the Company's state of incorporation. The Company's Articles of Incorporation divide the Board of Directors into three classes as nearly equal in number as possible, each of which class of directors serves for three years. The term of office of one class of directors expires each year in rotation so that one class is elected at each annual meeting of shareholders for a full three-year term. At the Annual Meeting of Shareholders held on August 12, 1997 three directors (Henry R. Grunzke, Ery
W. Kehaya and Daniel M. Sullivan) were re-elected for three-year terms expiring in 2000. The Company's seven other directors are: William S. Barrack, Jr., Charles H. Mullen and J. Alec G. Murray, whose terms expire in 1998; and Marvin
W. Coghill, Thomas M. Evins, Jr., Robert E. Harrison and William A. Ziegler, whose terms expire in 1999.


     The Committees established by the Board of Directors to assist it in the discharge of its responsibilities are an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating Committee and a Finance Committee.

     The Executive Committee consists of Mr. Murray, Mr. Coghill and Mr. Harrison. This committee meets on call and has authority to act on most matters during the intervals between Board meetings. During the last fiscal year, the committee acted on various matters by unanimous written consent.

     The Audit Committee consists of Mr. Barrack, Mr. Mullen, Mr. Sullivan and Mr. Ziegler, none of whom have been employees of the Company. This committee is primarily concerned with assisting the Board in fulfilling its fiduciary responsibilities relating to accounting policies and auditing and reporting practices, and assuring the independence of the Company's public accountants, the integrity of management and the adequacy of disclosure to shareholders. Its duties include recommending the selection of independent accountants, reviewing the scope of the audits and the results thereof, and reviewing the organization and scope of the Company's internal systems of financial control and accounting policies followed by the Company.

     The Compensation Committee consists of Mr. Ziegler, Mr. Barrack, Mr. Mullen and Mr. Sullivan. No current officer of the Company serves on the Committee and there are no interlocking relationships. This committee is primarily concerned with administering the Performance Improvement Compensation Plan, determining compensation of officers and oversight of the Company's pension plans.

     The Nominating Committee consists of Mr. Ziegler, Mr. Harrison, Mr. Mullen and Mr. Murray. This committee is primarily concerned with recommending to the full Board of Directors candidates for election as directors.

     In April 1997, the Board established a Finance Committee, comprising Mr. Sullivan, Mr. Barrack, Mr. Harrison, Mr. Mullen and Mr. Ziegler. This committee is primarily concerned with the financial condition of the Company and recommendations with respect to financial planning and policies.

EXECUTIVE COMPENSATION

     In March 1997, the Company entered into a three-year Employment Agreement with Robert E. Harrison, its President, Chief Executive Officer and Chief Financial Officer. The agreement provides for an initial base salary, which is $350,000 per year as of April 1, 1997, annual cash bonuses upon achievement of performance goals, as determined by the Compensation Committee of the Board of Directors of the Company, and other employee benefits. In addition, the agreement provides for the grant to Mr. Harrison of nonqualified options to purchase 100,000 shares of Common Stock of the Company at an exercise price equal to fair market value as of the date of the grant. These options will become exercisable, based on Mr. Harrison's continued employment with the Company, in equal annual installments over a three-year period. Mr. Harrison's employment agreement is renewable for successive two-year periods after its initial three-year term. The agreement also contains a covenant by Mr. Harrison not to compete with the Company until one year after his termination, except if he is terminated by the Company without cause. The agreement also provides that in the event Mr. Harrison's employment is terminated by the Company without cause he shall receive termination pay in a lump sum equal to two years' base salary and one year's bonus. See "Risk Factors -- Dependence on Key Personnel".

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth information with respect to the beneficial ownership of shares of the Common Stock as of June 11, 1997 by: (i) each person (including any "group" as that term is used in Section 13(d) of the Exchange
Act) who is known by the Company to own beneficially more than five percent of the outstanding shares of the Common Stock; (ii) each of the Company's directors; and (iii) all directors and executive officers as a group.

NAME                                                                                                    SHARES        PERCENT
--------------------------------------------------------------------------------------------------     ---------      -------
Ery W. Kehaya (1).................................................................................     2,847,024        22.7%
    810 Saturn Street
    Jupiter, Florida 33477-4456
Marvin W. Coghill (2).............................................................................       260,857         2.1%
J. Alec G. Murray (3).............................................................................       202,006         1.6%
Thomas M. Evins, Jr. (4)..........................................................................       107,989           *
William A. Ziegler................................................................................         5,746           *
Henry R. Grunzke..................................................................................         2,318           *
William S. Barrack, Jr. (5).......................................................................         2,148           *
Charles H. Mullen.................................................................................         1,782           *
Robert E. Harrison (6)............................................................................         1,210           *
Daniel M. Sullivan................................................................................         1,148           *
All directors and executive officers
  as a group (7)..................................................................................     3,971,011        31.6%

---------------

 * Less than one percent

(1) Includes (i) 609,075 shares held by Mr. Kehaya as trustee for the benefit of his children; (ii) 3,404 shares underlying $100,000 principal amount of the Company's 7 1/4% Convertible Subordinated Debentures held by his wife assuming conversion thereof at the current conversion price of $29.38 per share; and (iii) 42,917 shares held by his wife. Excludes 110,459 shares held by a charitable remainder trust established by Mr. Kehaya as to which shares he disclaims beneficial ownership.

(2) Includes 3,208 shares held for Mr. Coghill's account by the trustee of the Company's 401(k) Savings Plan.

(3) Includes 11,452 shares owned by Mr. Murray's wife.

(4) Includes 1,055 shares held for Mr. Evins' account by the trustee of the Company's 401(k) Savings Plan.

(5) Includes 550 shares owned by Mr. Barrack's wife.

(6) Includes 166 shares held for Mr. Harrison's account by the trustee of the Company's 401(k) Savings Plan.

(7) Includes the shares discussed in footnotes (1)-(6). Also includes 542,034 outstanding shares held beneficially by other executive officers.

                      DESCRIPTION OF GLOBAL BANK FACILITY

GENERAL

     The Issuer and two of its subsidiaries (the "Borrowing Subsidiaries") have entered into a new revolving global bank facility (the "Global Bank Facility") on August 1, 1997 with Deutsche Bank A.G., as lead bank, Bankers Trust Company, as co-lead bank, documentation agent and U.S. security agent, Mees Pierson, N.V. as international security agent and the lenders named therein (together the "Lenders"). The Global Bank Facility provides a commitment of $200.0 million and amends the Company's MFA and replaces the U.S. Revolving Credit Facility. The Global Bank Facility is unconditionally guaranteed by the Company and certain of its tobacco subsidiaries (the "Guarantor Subsidiaries"). The Issuer guarantees the obligations of each of the Borrowing Subsidiaries and each of the Borrowing Subsidiaries guarantees the obligations of one another under this facility. The proceeds of the loans will be used for general corporate purposes.

     Total commitments under the Global Bank Facility (subject to the borrowing base limitations set forth below) are $200.0 million. The amount from time to time available under the Global Bank Facility (for revolving loans and letters of credit) will not be permitted to exceed an amount equal to the sum of (x) up to 80% of the sum of "eligible inventory," "eligible accounts receivable" and "eligible advances" less "trade payables" (all as defined in the Global Bank Facility) and (y) up to 50% of the book value of certain fixed assets. The Global Bank Facility expires August 1, 2000; however, mandatory prepayments of revolving credit facilities are required in certain events (which include certain sales of assets which exceed a threshold limit).

     Interest will accrue on amounts borrowed under the Global Bank Facility at an annual rate of LIBOR plus a margin (ranging from 0.625% to 2.0% over the lenders' cost of funds). The interest margin, initially set at 1.0%, will be reviewed on March 31, 1998 and every six months thereafter and adjusted depending upon the EBITDA/Interest Coverage Ratio of the Company's tobacco division as defined in the Global Bank Facility.

     The obligations of the Issuer and the Borrowing Subsidiaries under the Global Bank Facility rank PARI PASSU in right of payment with the Notes, except that the obligations under the Global Bank Facility are secured by a first priority lien on, among other things, all of the assets of the Issuer and the Borrowing Subsidiaries. The Notes and the Guarantees are effectively subordinated to the obligations under the Global Bank Facility and to any other secured debt of the Parent's subsidiaries, to the extent of the assets serving as security therefor. See "Risk Factors -- Adverse Consequences of Holding Company Structure".

CERTAIN COVENANTS

     The Global Bank Facility contains various covenants that restrict the Company and its subsidiaries from taking various actions and that require that the Company and its tobacco division achieve and maintain certain financial covenants. The Global Bank Facility contains covenants relating to minimum net worth, minimum interest coverage ratio, limitations on capital expenditures, investments, uncommitted tobacco inventory, indebtedness, advances, liens, dividends, acquisitions and sales of assets. The Global Bank Facility also restricts the ability of the Issuer to prepay the Notes and also prohibits certain changes in control of the Parent and its subsidiaries.

                              DESCRIPTION OF NOTES

     The Exchange Notes will be issued, and the Initial Notes were issued under an indenture (the "Indenture"), dated as of August 1, 1997 by and among the Issuer, as issuer, and the Guarantors and Crestar Bank, as Trustee (the "Trustee"). For purposes of the following summary, the Initial Notes and the Exchange Notes are collectively referred to as the "Notes". The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended (the "TIA"), and to all of the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part of the Indenture by reference to the TIA as in effect on the date of the Indenture. A copy of the Indenture is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The definitions of certain capitalized terms used in the following summary are set forth below under " -- Certain Definitions".

     The Notes are eligible for trading in the PORTAL Market of the Nasdaq Stock Market, Inc. The Notes will be payable both as to principal and interest either
(A) if Global Notes are issued, then (i) to DTC as the holder of the Global Notes at an office of an agent of the Issuer (the "Paying Agent") or (B) in the event Certificated Securities are issued at an office of the Paying Agent maintained for such purpose. Upon and after the issuance of Certificated Securities, Holders will be able to receive principal and interest on the Notes and will be able to transfer Certificated Securities at the office of such paying and transfer agent, subject to the right of the Issuer to mail payments in accordance with the terms of the Indenture. Any Initial Notes that remain outstanding after the completion of the Exchange Offer, together with the Exchange Notes issued in connection with the Exchange Offer, will be treated as a single class of securities under the Indenture.

PRINCIPAL, MATURITY AND INTEREST

     The Notes are limited in aggregate principal amount to $115.0 million and will mature at par on August 1, 2005. Interest on the Notes will accrue at the rate of 8 7/8% per annum and will be payable semiannually in cash in arrears on each February 1 and August 1 commencing on February 1, 1998, to the persons who are Holders at the close of business on the January 15 and July 15 immediately preceding the applicable interest payment date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     The Notes are not entitled to the benefit of any mandatory redemptions or any sinking fund payments prior to the maturity of the Notes.

GUARANTEES; SECURITY

     The Parent and Standard Wool, jointly and severally, guarantee on a senior basis to each Holder and the Trustee, the full and prompt performance of the Issuer's obligations under the Indenture and the Notes, including the payment of principal of and interest and Additional Interest, if any, on the Notes (the Parent and Standard Wool being referred to herein as "Guarantors" and their guarantees being referred to respectively as the "Parent Guarantee" and the "Standard Wool Guarantee," and together, the "Guarantees"). In addition, all of the issued and outstanding capital stock of the Issuer and Standard Wool has been pledged by the Parent to the Trustee for the benefit of the Holders of the Notes.

     Each Guarantor that makes a payment or distribution shall be entitled to a contribution from each other Guarantor in an amount PRO RATA, based on the net assets of each Guarantor, determined in accordance with GAAP.

     Each Guarantor may consolidate with or merge into or sell its assets to the Issuer, or with other Persons upon the terms and conditions set forth in the Indenture. See "Certain Covenants -- Merger, Consolidation and Sale of Assets". In the event (A) more than 49% of the Capital Stock of Standard Wool is sold by the Parent or (B) more than 49% of the consolidated assets of Standard Wool are sold in compliance with all of the terms of the Indenture, the Standard Wool Guarantee will be released.

RANKING

     The indebtedness of the Issuer and the Guarantors evidenced by the Notes and the Guarantees ranks PARI PASSU in right of payment with all existing and future indebtedness of the Issuer or such Guarantor, as the case may be, other than Indebtedness that is expressly subordinate to the Notes or the Guarantee of such Guarantor. The Notes and the Standard Wool Guarantee are effectively subordinated to all secured indebtedness of the Issuer and Standard Wool, as the case may be, with respect to the assets securing such indebtedness and are effectively subordinated in right of payment to all liabilities, including trade payables, of all subsidiaries of the Issuer or Standard Wool, as the case may be. The Parent Guarantee is effectively subordinate in right of payment to all liabilities, including trade payables, of all subsidiaries of the Parent (other than the Issuer and Standard Wool). As of September 30, 1997, the Issuer and the Guarantors had an aggregate of approximately $309.0 million of secured and other Indebtedness to which the Notes and the Guarantees were effectively subordinate in right of payment.


REDEMPTION

     OPTIONAL REDEMPTION. The Notes will be redeemable, at the option of the Issuer, in whole at any time or in part from time to time, on and after August 1, 2001, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on August 1 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

                                     YEAR                                        PERCENTAGE
------------------------------------------------------------------------------   ----------
2001..........................................................................     104.438%
2002..........................................................................     102.958%
2003..........................................................................     101.479%
2004 and thereafter...........................................................     100.000%

SELECTION AND NOTICE OF REDEMPTION

     In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange or market, if any, on which such Notes are listed or, if such Notes are not then listed on a national securities exchange or market, on a PRO RATA basis, by lot or by such method as the Trustee shall deem fair and appropriate; PROVIDED that no Notes of a principal amount of $1,000 or less shall be redeemed in part. Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued and delivered to the Book-Entry Depositary or, in the case of Certificated Securities, issued in the name of the Holder thereof in each case upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Issuer has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

CHANGE OF CONTROL

     The Indenture provides that, upon the occurrence of a Change of Control, each Holder will have the right to require that the Issuer purchase all or a portion of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price (the "Change of Control Payment") equal to 101% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase.

     Within 30 days following the date upon which a Change of Control occurs, the Issuer will send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). Holders electing to have Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

     The Indenture provides that on the Change of Control Payment Date, the Issuer will, to the extent permitted by law, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officers' Certificate stating that such Notes or portions thereof have been tendered to and purchased by the Issuer. The Indenture provides that the Paying Agent will promptly either (x) pay to the Holder against presentation and surrender (or, in the case of partial payment, endorsement) of the Global Notes or (y) in the case of Certificated Securities, mail to each Holder of Notes the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and deliver to the

Holder of the Global Notes a new Global Note or Notes or, in the case of Definitive Notes, mail to each Holder new Certificated Securities, as applicable, equal in principal amount to any unpurchased portion of the Notes surrendered, if any, provided that each new Certificated Security will be in a principal amount of $1,000 or an integral multiple thereof. The Issuer will notify the Trustee and the Holders of the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     If a Change of Control Offer is made, there can be no assurance that the Issuer will have available funds sufficient to pay the Change of Control purchase price for all the Notes that might be delivered by Holders seeking to accept the Change of Control Offer, as well as any repayment of other debt triggered by the Change in Control. In the event the Issuer is required to purchase outstanding Notes pursuant to a Change of Control Offer, the Issuer expects that it would seek third party financing to the extent it does not have available funds to meet its purchase and other repayment obligations. However, there can be no assurance that the Issuer would be able to obtain such financing on favorable terms or at all.

     Neither the Board of Directors of the Issuer nor the Trustee may waive the covenant relating to a Holder's right to redemption upon a Change of Control. Restrictions in the Indenture described herein on the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, to grant liens on their property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of the Parent, whether favored or opposed by the Holders, or shareholders or management of the Parent. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the Notes, and there can be no assurance that the Issuer will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Parent or any of its Subsidiaries by the management of the Parent. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders of Notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction. The Issuer will comply with the requirements of Rule 14e-1 promulgated under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer.

CERTAIN COVENANTS

     The Indenture contains, among others, the following covenants:

     LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS. The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); PROVIDED that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Parent or any of its Restricted Subsidiaries may incur Indebtedness (including, without limitation, Acquired Indebtedness), in each case if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.25 to 1.0 on or prior to the second anniversary of the Issue Date and greater than 2.75 to 1.0 thereafter.

     The Issuer will not, and will not permit any Guarantor to, directly or indirectly, in any event incur any Indebtedness that by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated to any other Indebtedness of the Issuer or of such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such indebtedness) made expressly subordinate in right of payment to the Notes or the Guarantee of such Guarantor, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated pursuant to subordination provisions that are most favorable to the holders of any other Indebtedness of the Issuer or such Guarantor, as the case may be.

     LIMITATION ON RESTRICTED PAYMENTS. The Parent will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable solely in Qualified Capital Stock of the Parent) on or in respect of shares of the Capital Stock of the Parent or any of its Subsidiaries,
(b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Parent or any of its Subsidiaries or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, other than (i) the exchange of such Capital Stock or any warrants, rights or options to acquire shares of any class of such Capital Stock for Qualified Capital Stock of the Issuer or warrants, rights or options to acquire Qualified Capital Stock of the Parent or (ii) in the case of any purchase, redemption or other acquisition or retirement for value of Disqualified Capital Stock or any warrants, rights or options to purchase or acquire shares of any class of such Disqualified Capital Stock, for Capital Stock or warrants, rights or options to acquire Capital Stock of the Parent; PROVIDED that if such Capital Stock is Disqualified Capital Stock, such Disqualified Capital Stock does not have a liquidation preference greater than the liquidation preference of the Disqualified Capital Stock being purchased, redeemed or acquired or retired or contain provisions pursuant to which such Disqualified Capital Stock matures or is mandatorily redeemable or is redeemable at the sole option of the holder thereof, in whole or in part, prior to the Disqualified Capital Stock being purchased, redeemed or acquired or retired, (c) make any principal payment on, purchase, decrease, redeem, prepay or otherwise acquire or retire or decrease for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness that is subordinate or junior in right of payment to the Notes or the Guarantees as the case may be or (d) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (a), (b), (c) and (d) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing or (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant or (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes if other than in cash, being the Fair Market Value of such property) shall exceed the sum of: (x) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to June 30, 1997 and on or prior to the date the Restricted Payment occurs (the "Reference Date") (treating for such purposes such period as a single accounting period); PLUS (y) 100% of the aggregate net cash proceeds received by the Parent (including the Fair Market Value of marketable securities) from any Person (other than a Restricted Subsidiary of the Parent) from the Issue and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Parent (including pursuant to a capital contribution and excluding any Qualified Capital Stock issued upon conversion of the Parent's outstanding 7 1/4% Convertible Subordinated Debentures due 2007 (the "Debentures") and any Qualified Capital Stock issued pursuant to clause (b) of this paragraph); PLUS (z) without duplication of any amounts included in clause
(iii) (y) above, an amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, interest payments, repayments of loans or advances, or other transfers of cash, in each case to the Parent or to any Wholly Owned Restricted Subsidiary of the Parent from Unrestricted Subsidiaries (but without duplication of any such amount included in calculating cumulative Consolidated Net Income of the Issuer), or from redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (in each case valued as provided in the definition of "Investments"), not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Parent or any Restricted Subsidiary in such Unrestricted Subsidiary and which was treated as a Restricted Payment under the Indenture.

     Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph shall not prohibit: (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration; (2) if no Default or Event of Default shall have occurred and be continuing, the payment, purchase, defeasance, redemption, prepayment, acquisition or retirement or decrease of any shares of Capital Stock of the Parent, either (i) solely in exchange for shares of Qualified Capital Stock of the Parent or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Parent) of shares of Qualified Capital Stock of the Parent;
(3) if no Default or Event of Default shall have occurred and be continuing, the payment, purchase, defeasance, redemption, prepayment, acquisition or retirement or decrease of any Indebtedness of the Issuer that is subordinate or junior in right of payment to the Notes either (i) solely in exchange for shares of Qualified Capital Stock of the Parent or Indebtedness that is subordinated or junior in right of payment to the Notes and has a Weighted Average Life to Maturity and final maturity not sooner than the Weighted Average Life to Maturity and final maturity prior to such exchange, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Parent) of (A) shares of Qualified Capital Stock of the Parent or (B) Refinancing Indebtedness; (4) if no Default or Event of Default shall have occurred and be continuing, repurchases by the Parent of Common Stock of the Parent from employees of the Parent or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees, in an aggregate amount not to exceed the sum of (x) $2 million in any calendar year and (y) proceeds received by the Parent or any of its Subsidiaries in connection with any "key-man" life insurance policies which are used to make such repurchases; and PROVIDED that the cancellation of Indebtedness owing to the Parent from members of management of the Parent in connection with a repurchase of Common Stock of the Parent pursuant to this clause 4 will not be deemed to constitute a Restricted Payment under the Indenture; (5) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof; (6) if no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, other Restricted Payments in an aggregate amount not to exceed $15 million (including, with respect to Investments (other than Permitted Investments), amounts then outstanding); and (7) any payments made in respect of Capital Stock of a Restricted

Subsidiary paid to minority holders thereof in connection with pro rata distributions on such Capital Stock to the Parent or a Wholly Owned Restricted Subsidiary of the Parent. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, amounts expended pursuant to clauses (1) (to the extent the declaration thereof has not previously been included in such aggregate amount), (2)(ii), (4) and (6) shall be included in such calculation.

     Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an officers' certificate stating that such Restricted Payment complies with the Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available internal quarterly financial statements.

     LIMITATION ON ASSET SALES. The Parent will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless: (i) the Parent or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of; (ii) at least 75% of the consideration received by the Parent or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents or Replacement Assets and is received at the time of such disposition, PROVIDED that the amount of (a) any liabilities (as shown on the Parent's or such Restricted Subsidiary's most recent balance sheet) of the Parent or any such Restricted Subsidiary (other than liabilities that are by their terms subordinated in right of payment to the Notes) that are assumed by the transferee of any such assets, and (b) any notes or other obligations received by the Parent or any such Restricted Subsidiary from such transferee that are immediately converted by the Parent or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for the purposes of this provision; and (iii) upon the consummation of an Asset Sale, the Parent shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 270 days of receipt thereof either (A) to (x) repay and permanently reduce the availability of credit under the Global Bank Facility or (y) repay and elect to reduce the amount of outstanding Indebtedness permitted to be incurred pursuant to clauses (x) and/or (xv) of the definition of Permitted Indebtedness, (B) to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the same or a similar line of business as the Parent or the Restricted Subsidiary, as the case may be, as existing on the date of the Indenture or in businesses reasonably related thereto ("Replacement Assets"); PROVIDED that the Net Cash Proceeds from an Asset Sale relating to the Company's tobacco business are used to make an investment in Replacement Assets relating to the tobacco business; PROVIDED FURTHER that the Net Cash Proceeds of an Asset Sale relating to assets owned directly by the Issuer or a Guarantor are used to make an investment in Replacement Assets owned directly by the Issuer or a Guarantor, (C) to permanently reduce any outstanding Indebtedness of such Restricted Subsidiary (and to correspondingly reduce the commitments, if any, with respect thereto), or (D) a combination of prepayment and investment permitted by the foregoing clauses (iii)(A), (iii)(B) and (iii)(C). On the 271st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Parent or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (iii)(A), (iii)(B), (iii)(C) and
(iii)(D) of the next preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses
(iii)(A), (iii)(B), (iii)(C) and (iii)(D) of the next preceding sentence (each, a "Net Proceeds Offer Amount") shall be applied by the Parent or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that amount of Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided that if at any time any non-cash consideration received by the Parent or any Restricted Subsidiary of the Parent, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or dissolution shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant. The Parent or such Restricted Subsidiary, as the case may be, may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $10 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $10 million shall be applied as required pursuant to this paragraph).

     Notwithstanding the foregoing, the restriction contained in clause (ii) of the preceding paragraph shall not apply if more than 49% of the Capital Stock or more than 49% of the consolidated assets of Standard Wool are sold in a single transaction in compliance with all of the terms of the Indenture.

     In connection with each Net Proceeds Offer, the Issuer will send, by first class mail, a notice to each Holder, with a copy to the Trustee, notice of such, within 25 days following the Net Proceeds Offer Trigger Date, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer Period as may be required by law.

     Notwithstanding the foregoing, all of the outstanding Capital Stock of the Issuer shall at all times be owned by the Parent free and clear of all Liens other than the Liens held by the Trustee for the benefit of the Holders of the Notes. The Parent and any such Restricted Subsidiaries will comply with the requirements of Rule 14e-1 under the Exchange Act and the regulations thereunder and any other securities laws to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer.

     LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. The Parent will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to: (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Parent or the Issuer;
(c) guarantee any Obligation arising under or in respect of the Notes or the Indenture of the Parent or any Restricted Subsidiary; or (d) transfer any of its property or assets to the Parent or any Restricted Subsidiary of the Parent, except, in each case, for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) the Indenture; (3) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary of the Parent; (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired or any of its subsidiaries; (5) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date; (6) any encumbrance or restriction with respect to a Restricted Subsidiary that is not a Restricted Subsidiary on the date of the Indenture, which encumbrance or restriction is in existence at the time such person becomes a Restricted Subsidiary or is created on the date it becomes a Restricted Subsidiary; (7) restrictions on the transfer of assets subject to any Lien permitted under the Indenture imposed by the holder of such Lien; (8) any agreement or instrument governing the payment of dividends or other distributions on or in respect of Capital Stock of any Person that is acquired; (9) restrictions under the Global Bank Facility; (10) other Indebtedness permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under "Limitation on Incurrence of Additional Indebtedness"; PROVIDED that any such restrictions are ordinary and customary with respect to the type of Indebtedness being incurred (under the relevant circumstances); (11) restrictions on cash or other deposits or net worth imposed by the customers under contacts entered into in the ordinary course of business; or (12) an agreement governing Indebtedness incurred to refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4), (5), (9) or (10) above; PROVIDED that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Parent in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4) or (5).

     LIMITATION ON PREFERRED STOCK OF RESTRICTED SUBSIDIARIES. The Parent will not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to the Parent or to a Wholly Owned Restricted Subsidiary of the Parent) or permit any Person (other than the Parent or a Wholly Owned Restricted Subsidiary of the Parent) to own any Preferred Stock of any Restricted Subsidiary of the Parent (other than any Preferred Stock outstanding as of the Issue Date).

     LIMITATION ON LIENS. The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur or assume any Lien (other than Permitted Liens) that secures obligations under any Indebtedness on any asset or property of the Parent or such Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless the Notes are equally and ratably secured with the obligations so secured until such time as such obligations are no longer secured by a Lien.

     MERGER, CONSOLIDATION AND SALE OF ASSETS. The Parent will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Parent to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Parent and its Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless at the time of and after giving effect thereto: (i) either
(a) the Parent or the Issuer shall be the surviving or continuing corporation or
(b) the Person (if other than the Parent or the Issuer) formed by such consolidation or into which the Parent or the Issuer is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Parent and of the Parent's Restricted Subsidiaries substantially as an entirety (the "Surviving Entity")
(x) shall be a corporation organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, the Indenture, and the Registration Rights Agreement on the part of the Parent or such Restricted Subsidiary to be performed or observed; (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(b)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Parent or such Surviving Entity, as the case may be, (1) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and (2) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "Limitation on Incurrence of Additional Indebtedness" covenant; (iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i) (b) (y) above (including, without limitation giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred and be continuing; and (iv) the Parent or the Surviving Entity shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied; PROVIDED, HOWEVER, that the foregoing restrictions shall not apply to (i) any consolidation or merger of a Restricted Subsidiary with or into (or sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties, assets or Capital Stock of a Restricted Subsidiary to) the Parent, the Issuer or another Restricted Subsidiary which is a Guarantor, or (ii) a consolidation or merger of Standard Wool with or into, or sale, assignment, transfer, lease, conveyance or other disposition of the properties, assets or Capital Stock of Standard Wool to any Person, PROVIDED that the Parent shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to Standard Wool or the Parent, as the case may be, from a financial point of view, from an Independent Financial Advisor and shall provide such opinion to the Trustee together with an Officer's Certificate setting forth in reasonable detail the facts and circumstances of such transaction.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Parent the Capital Stock of which constitutes all or substantially all of the properties and assets of the Parent, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Parent.

     The meaning of the phrase "all or substantially all" as used above varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under relevant law and is subject to judicial interpretation. Accordingly, in certain circumstances, there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Company, and therefore it may be unclear whether the foregoing provisions (or those relating to a Change of Control) are applicable.

     Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Issuer or the Parent, as the case may be, in accordance with the foregoing, in which the Issuer or the Parent, as the case may be, is not the continuing corporation, the successor Person formed by such consolidation or into which the Issuer or the Parent, as the case may be, is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or the Parent, as the case may be, under the Indenture and either the Notes or the Parent Guarantee, as the case may be, with the same effect as if such surviving entity had been named as such.

     For all purposes of the Indenture, the Notes and the Parent Guarantee (including the provisions of this covenant and the covenants described under "Limitation on Incurrence of Additional Indebtedness," "Limitation on Liens" and the definition of "Unrestricted Subsidiaries"), Subsidiaries of any Surviving Entity will, upon such transaction or series of transactions, become Restricted Subsidiaries and all Indebtedness, and all Liens on property or assets, of the Company and the Restricted Subsidiaries immediately prior to such transaction or series of transactions will be deemed to have been incurred upon such transaction or series of transactions.

     Notwithstanding the foregoing, all of the outstanding Capital Stock of the Issuer shall at all times be owned by the Parent free and clear of all Liens (other than the Lien held by the Trustee for the benefit of the Holders of the Notes).

     LIMITATIONS ON TRANSACTIONS WITH AFFILIATES. (a) The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each, an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions on terms that are fair and reasonable to the Parent or such Restricted Subsidiary and are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Parent or such Restricted Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property in excess of $2.5 million shall be approved by the Board of Directors of the Parent, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Parent or any Restricted Subsidiary of the Parent enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate payment or other property in excess of $5 million, the Parent or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Parent or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and shall provide such opinion to the Trustee together with an Officer's Certificate setting forth in reasonable detail the facts and circumstances of such transaction or series of related transactions.

     (b) The restrictions set forth in clause (a) shall not apply to (i) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Parent or any Restricted Subsidiary of the Parent as determined in good faith by the Parent's Board of Directors or senior management; (ii) transactions exclusively between or among the Parent and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by the Indenture; (iii) any agreement as in effect as of the Issue Date (as set forth in a list to be provided to the Initial Purchasers on the Issue Date) or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) or any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date; (iv) Restricted Payments permitted by the Indenture; and (v) transactions permitted by, and complying with, the provisions of the covenant described under "Merger, Consolidation and Sale of Assets."

     ADDITIONAL SUBSIDIARY GUARANTEES. The Parent will not permit any of its Restricted Subsidiaries to guarantee or secure through the granting of Liens the payment of any Indebtedness (other than Indebtedness secured by Permitted Liens) of the Parent or the Issuer, unless such Restricted Subsidiary is the Issuer or a Guarantor. Any Restricted Subsidiary (other than the Issuer or any existing Guarantor) may execute and deliver a supplemental indenture (and shall deliver such legal opinions and other documents as are required by the Indenture) evidencing its Guarantee of the Notes in order to facilitate a transaction which would otherwise be prohibited by the foregoing restriction.

     REPORTS TO HOLDERS. The Parent shall furnish to the Trustee and Holders all annual and quarterly financial information that the Issuer or the Parent is required to file with the Commission under the Exchange Act (or similar reports in the event that the Issuer or the Parent is not at the time required to file such reports with the Commission). In addition, even if the Issuer or the Parent is entitled under the Exchange Act not to furnish such information to the Commission or the Holders, it will nonetheless continue to furnish such information to the Commission (to the extent the Commission is accepting such reports) and Holders. The Company will also comply with the other provisions of TIA (section mark) 314(a). The Issuer and the Guarantors will also make available to the Trustee, Holders and any prospective purchaser of Notes designated by any Holder, the information set forth in Rule 144A(d)(4) under the U.S. Securities Act for so long as any Transfer Restricted Notes are outstanding.

     LIMITATION ON STATUS AS INVESTMENT COMPANY. The Parent will not become and will not permit the Issuer or any Guarantor to conduct its business in a fashion that would cause the Parent, the Issuer or any Guarantor to be required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act")), or otherwise become subject to regulation under the Investment Company Act.

     LIMITATION ON LINE OF BUSINESS. The Parent and its Subsidiaries will not engage in the manufacture or marketing of cigarettes, cigars or smokeless tobacco products for retail consumption.

EVENTS OF DEFAULT

     The following events are defined in the Indenture as "Events of Default":

          (i) the failure to pay interest or Additional Interest, if any, on any Notes when the same becomes due and payable and the default continues for a period of 30 days;

          (ii) the failure to pay the principal or premium on any Notes, when such principal or premium becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

          (iii) a default in the observance or performance of the covenants described under "Certain Covenants -- Limitations on Preferred Stock of Restricted Subsidiaries," " -- Merger, Consolidation and Sale of Assets," and " -- Limitation on Line of Business";

          (iv) a default in the observance or performance of any other covenant or agreement contained in the Indenture which default continues for a period of 30 days after the Parent receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes;

          (v) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Issuer, the Parent or any Restricted Subsidiary of the Parent, with respect to such Indebtedness, or the acceleration of the final stated maturity of any such Indebtedness if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $10 million or more at any time;

          (vi) one or more judgments in an aggregate amount in excess of $10 million (unless covered by insurance by a reputable insurer as to which the insurer has acknowledged coverage or as to which the Issuer, the Parent or such Restricted Subsidiary is fully indemnified and the indemnifying party has acknowledged its obligations in respect of such indemnity) shall have been rendered against the Issuer, the Parent or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

          (vii) certain events of bankruptcy affecting the Issuer, the Parent or any of its Significant Subsidiaries;

          (viii) any of the Guarantees ceases to be in full force and effect or any of the Guarantees is declared to be null and void and unenforceable or any of such Guarantees is found to be invalid or any of the Guarantors denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of the Indenture); or

          (ix) any of the pledges of capital stock of the Issuer or Standard Wool ceases to be in full force and effect or any such pledge is declared to be null and void and unenforceable or any such pledge is found to be invalid.

     If an Event of Default (other than an Event of Default specified in clause
(vii) above with respect to the Issuer or the Parent) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued interest, premium, if any, interest and any other monetary obligations on all the Notes to be due and payable by notice in writing to the Issuer and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same shall become immediately due and payable; PROVIDED that if prior to the delivery of any such "Notice of Acceleration" with respect to an Event of Default specified in clause (iv) above, any such payment default or acceleration relating to such other Indebtedness shall have been cured or rescinded, as the case may be, or such Indebtedness has been discharged in a manner consistent with the terms of the Indenture within 30 days of such default or acceleration, as the case may be, then such Event of Default specified in clause (iv) shall be deemed cured for all purposes of the Indenture. If an Event of Default with respect to the Issuer or the Parent specified in clause (vii) above occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

     The Indenture provides that, at any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in clause (vii) of the description above of Events of Default, the Trustee shall have received an officers' certificate and an opinion of counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     The Holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest or Additional Interest, if any, on any such Note held by a non-consenting Holder.

     Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture and under the TIA. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

     Under the Indenture, the Issuer is required to provide an officers' certificate to the Trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance"). Such Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for (i) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due, (ii) the Issuer's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments, (iii) the rights, powers, trust, duties and immunities of the Trustee and the Issuer's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Issuer may, at its option and at any time, elect to have the obligations of the Issuer released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be; (ii) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than any Default or Event of Default with respect to the Indenture resulting from the incurrence of Indebtedness, all or a portion of which will be used to defease the Notes concurrently with such incurrence) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 181st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which the Issuer or any of its Subsidiaries is a Party or by which the Issuer or any of its Subsidiaries is bound; (vi) the Issuer shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over any other creditors of the Issuer or any of the Guarantors or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer or any of the Guarantors or others; (vii) the Issuer shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; (viii) the Issuer shall have delivered to the Trustee an opinion of counsel in the United States (subject to customary exceptions) to the effect that (A) the trust funds will not be subject to any rights of holders of Indebtedness, including, without limitation, those arising under the Indenture and (B) after the 181st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any applicable U.S. federal or state law, and that the Trustee has a perfected security interest in such trust funds for the ratable benefit of the Holders; and (ix) certain other customary conditions precedent are satisfied.

SATISFACTION AND DISCHARGE

     The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when (i) either
(a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (ii) the Issuer has paid all other sums payable under the Indenture by the Issuer; and (iii) the Issuer has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

MODIFICATION OF THE INDENTURE

     From time to time, the Issuer, the Guarantors and the Trustee, without the consent of the Holders, may amend the Indenture for certain specified purposes, including, without limitation, (i) curing ambiguities, defects or inconsistencies and (ii) other changes so long as any such change does not adversely affect the rights of any of the Holders in any material respect. Other modifications and amendments of the Indenture may be made with the consent of the Holders of a majority in principal amount of the then outstanding Notes issued under the Indenture, except that, without the consent of each Holder affected thereby, no amendment may: (i) reduce the amount of Notes whose Holders must consent to an amendment; (ii) reduce the rate of or change or have the effect of changing the time for payment of premium, if any, and interest, including defaulted interest, on any Notes; (iii) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefore; (iv) make any Notes payable in money other than that stated in the Notes; (v) make any change in provisions of the Indenture protecting the right of each Holder to receive payment of premium, if any, principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;
(vi) amend, change or modify in any material respect the obligation of the Issuer to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto after a Change of Control has occurred or the subject Asset Sale has been consummated; (vii) modify or change any provision of the Indenture or the related definitions affecting the ranking of the Notes or any Guarantee in a manner which adversely affects the Holders or (viii) release any Guarantor from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the terms of the Indenture.

GOVERNING LAW

     The Indenture provides that it, the Notes and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby; PROVIDED that matters relating to the due authorization of the Notes by the Issuer and the due authorization of (a) the Parent Guarantee by the Parent will be governed by the laws of the State of North Carolina, and (b) Standard Wool will be governed by the laws of the State of Delaware.

THE TRUSTEE

     The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

     The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

CERTAIN DEFINITIONS

     Set forth below are certain of the defined terms used in the Indenture. Reference is made to the Indenture, for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

     "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Parent or at the time it merges or consolidates with the Parent or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Parent or such acquisition, merger or consolidation.

     "AFFILIATE" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

     "ASSET ACQUISITION" means (a) an Investment by the Parent or any Restricted Subsidiary of the Parent in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Parent or any Restricted Subsidiary of the Parent, or shall be merged with or into the Parent or any Restricted Subsidiary of the Parent, or (b) the acquisition by the Parent or any Restricted Subsidiary of the Parent of the assets of any Person (other than a Restricted Subsidiary of the Parent) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

     "ASSET SALE" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Parent or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Parent or a Restricted Subsidiary of the Parent of (a) any Capital Stock of any Restricted Subsidiary of the Parent, (b) all or substantially all of the properties and assets of any division or line of business of the Parent or any Restricted Subsidiary or (c) any other property or assets of the Company or any Restricted Subsidiary of the Parent, other than in the ordinary course of business; provided that Asset Sales shall not include (i) a transaction or series of related transactions for which the Parent or its Restricted Subsidiaries receive aggregate consideration of less than $5 million,
(ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Parent as permitted under "Merger, Consolidation and Sale of Assets," (iii) any disposition of assets or property not in the ordinary course of business to the extent such property or assets are obsolete, worn out or no longer useful in the Parent's or any Restricted Subsidiary's business, (iv) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind,
(v) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof, (vi) the factoring of accounts receivable arising in the ordinary course of business pursuant to arrangements customary in the region, (vii) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property and (viii) any dividend, distribution, investment or payment made pursuant to the first or second paragraph of the covenant described under " -- Limitation on Restricted Payments".

     "BOARD OF DIRECTORS" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

     "BOARD RESOLUTION" means, with respect to any Person, a copy of a resolution certified by the secretary, an assistant secretary or director of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "CAPITALIZED LEASE OBLIGATION" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as finance lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

     "CAPITAL STOCK" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

     "CASH EQUIVALENTS" means: (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poors Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause
(iv) above; (vi) in the case of any foreign Restricted Subsidiary, Investments
(a) in direct obligations of the sovereign nation (or any agency thereof) in which such foreign Restricted Subsidiary is organized or is conducting a substantial amount of business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof), (b) of the type and maturity described in clauses (i) through (v) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies or
(c) of the type and maturity described in clauses (i) through (v) above of foreign obligors (or the parents of such obligors), which Investments or obligors (or the parents of such obligors), are not rated as provided in such clauses or in clause (vi)(b) but which are, in the reasonable judgment of the Issuer, comparable in investment quality to such Investments and obligors (or the parents of such obligors); and (vii) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (vi) above.

     "CERTIFICATED SECURITIES" means Notes in definitive registered form.

     "CHANGE OF CONTROL" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the Indenture) (other than to a Wholly Owned Restricted Subsidiary); (ii) the approval by the holders of the Capital Stock of the Parent of any plan or proposal for the liquidation or dissolution of the Parent (whether or not otherwise in compliance with the provisions of the Indenture); (iii) the acquisition in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange
Act) by (x) any Person or Group (other than Permitted Holders), of any securities of the Parent such that, as a result of such acquisition, such Person, or Group either (A) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, at least 30% of the Parent's then outstanding voting securities entitled to vote on a regular basis for the Board of Directors of the Parent, or (B) otherwise has the ability to elect, directly or indirectly, a majority of the members of the Parent's Board of Directors, including without limitation by the acquisition of proxies for the election of directors; or (iv) the replacement of a majority of the Board of Directors of the Parent over a two-year period from the directors who constituted the Board of Directors of the Parent at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Parent then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

     "COMMON STOCK" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

     "CONSOLIDATED EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Income and (ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of such Person and its Restricted Subsidiaries accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business), (B) Consolidated Interest Expense and
(C) Consolidated Non-cash Charges less (x) any non-cash items increasing Consolidated Net Income for such period and (y) all cash payments during such period relating to non-cash charges that were added back in determining Consolidated EBITDA in any prior period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

     "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date, (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period, and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

     "CONSOLIDATED FIXED CHARGES" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense, PLUS
(ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period TIMES
(y) a fraction, the numerator of which is one and the denominator of which is one MINUS the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

     "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person for any period, the sum of, without duplication: (i) the aggregate of the interest expense with respect to all outstanding Indebtedness of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation, (a) any amortization of debt discount and amortization or write-off of deferred financing costs, (b) the net costs under Interest Swap Obligations, (c) all capitalized interest included in cost of goods sold (but excluding capitalized interest included in inventory held by the Person at the end of the period) and (d) the interest portion of any deferred payment obligation; plus (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP; minus (iii) interest income received by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

     "CONSOLIDATED NET INCOME" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP;

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
PROVIDED that there shall be excluded therefrom (a) after-tax gains and losses from Asset Sales or abandonments or reserves relating thereto, (b) after-tax items classified as extraordinary or nonrecurring gains and losses or classified as exceptional gains and losses to the extent they would be classified as extraordinary or nonrecurring under GAAP, (c) the net income (or loss) of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person, (d) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise, (e) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Wholly Owned Restricted Subsidiary of the referent Person by such Person, (f) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date, (g) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued), (h) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets and (i) one time non-cash compensation charges, including any arising from existing stock options resulting from any merger or recapitalization transaction.

     "CONSOLIDATED NET WORTH" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Capital Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups subsequent to the date of the Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person (other than purchase accounting adjustments made, in connection with any acquisition of any entity that becomes a consolidated Subsidiary of such Person after the date of the Indenture, to the book value of the assets of such entity), (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined on a consolidated basis in accordance with GAAP.

     "CONSOLIDATED NON-CASH CHARGES" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

     "CONSOLIDATED TANGIBLE NET WORTH" means, with respect to any Person as of any date, the sum of (i) Consolidated Net Worth, MINUS (ii) the amount of such Person's intangible assets at such date, including, without limitation, goodwill (whether representing the excess of cost over book value of assets acquired or otherwise), capitalized expenses (excluding capitalized interest included in inventory held by the Person as of that date), patents, trademarks, trade names, copyrights, franchises, licenses and deferred charges (such as, without limitation, unamortized costs and costs of research and development), all determined for such Person on a consolidated basis in accordance with GAAP, PLUS
(iii) translation adjustments as determined under FASB 52.

     "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Parent or any Restricted Subsidiary of the Issuer against fluctuations in currency values.

     "DEFAULT" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

     "DISQUALIFIED CAPITAL STOCK" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a customarily defined change of control), in whole or in part, on or prior to the final maturity date of the Notes.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

     "FAIR MARKET VALUE" means, with respect to any asset or property or the rendering of any service, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined (A) by a responsible senior officer of the Parent in the case of Fair Market Value not in excess of $10 million, (B) by the Board of Directors of the Parent acting reasonably and in good faith and evidenced by a Board Resolution of the Board of Directors of the Parent delivered to the Trustee in the case of Fair Market Value of greater than $10 million and less than $15 million and (C) by the Board of Directors of the Parent acting reasonably and in good faith and evidenced by a Board Resolution of the Board of Directors of the Parent and an opinion of an Independent Financial Advisor as to the fairness of such transaction from a financial point of view delivered to the Trustee in the case of Fair Market Value of $15 million or greater.

     "GAAP" means generally accepted accounting principles in the United States as in effect as of the Issue Date, including without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

     "GLOBAL BANK FACILITY" means, collectively, the Credit Agreement, which was entered into on the Issue Date, among the Issuer and two of its subsidiaries as borrowers thereunder, Deutsche Bank A.G. as agent and Bankers Trust Company as co-agent and the lenders thereunder (including any guarantee agreements and related security documents), in each case as such agreements or documents may be amended (including any amendment, restatement or restructuring thereof), supplemented or otherwise modified or replaced from time to time, including any agreement extending the maturity of, refunding, refinancing, increasing the amount available under or replacing such agreement or document or any successor or replacement agreement or document and whether by the same or any other agent, lender or group of lenders.

     "GUARANTORS" means the Parent, Standard Wool and any Restricted Subsidiary of the Parent executing a supplemental indenture evidencing its guarantee of the Notes subsequent to the Issue Date; PROVIDED that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of the Indenture.

     "HOLDER" means a holder of Notes.

     "INDEBTEDNESS" means (without duplication) with respect to any Person, (i) all Obligations of such Person for borrowed money, (ii) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person, (iv) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business), (v) all Obligations for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of Indebtedness of any other Person of the type referred to in clauses
(i) through (v) above and clause (viii) below, (vii) all Obligations of any other Person of the type referred to in clauses (i) through (vi) which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured, (viii) all Obligations under currency agreements and interest swap agreements of such Person and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed redemption price or repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

     "INDEPENDENT FINANCIAL ADVISOR" means a nationally recognized firm which, in the judgment of the Board of Directors of the Parent, is independent and qualified to perform the task for which it is to be engaged.

     "INTEREST SWAP OBLIGATIONS" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other

Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

     "INVENTORY" means, as of any date, all inventory of the Parent and any of its Restricted Subsidiaries, wherever located, valued in accordance with GAAP and shown on the balance sheet of the Company for the quarterly period most recently ended prior to such date for which financial statements of the Company are available.

     "INVESTMENT" means, with respect to any Person, any direct or indirect loan, advance or other extension of credit (including, without limitation, a guarantee (other than any guarantee which is made in compliance with the provisions of "Certain Covenants -- Limitation on Incurrence of Additional Indebtedness" above) or capital contribution (by means of any transfer of cash or other property (valued at the Fair Market Value thereof as of the date of transfer)) to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person, and all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP. Notwithstanding the foregoing, "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. For the purposes of the "Limitation on Restricted Payments" covenant, (i) "Investment" shall include and be valued at the Fair Market Value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the Fair Market Value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (ii) the amount of any Investment shall be the original cost of such Investment PLUS the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, but reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment, provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, at least 50% of the outstanding Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

     "ISSUE DATE" means the date of original issuance of the Notes.

     "LIEN" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

     "NET CASH PROCEEDS" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Parent or any of its Restricted Subsidiaries from such Asset Sale net of (a) out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions and relocation expenses) and transmission costs (including foreign exchange costs) in transferring money from the disposing entity) to an entity making a prepayment required under the Indenture, (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale and (d) appropriate amounts to be provided by the Parent or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Parent or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

     "OBLIGATIONS" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "PERMITTED ADVANCES ON PURCHASES OF TOBACCO AND WOOL" means loans, advances, extensions of credit and guarantees made by the Parent or any or its Restricted Subsidiaries to growers and other suppliers of tobacco and wool (including Affiliates) and tobacco growers' cooperatives, whether short-term or long-term, in the ordinary course of business to finance the growing or processing of tobacco or wool only to the extent that the aggregate principal amount of such loans, advances, extensions of credit and guarantees outstanding at any time to any Person and such Person's Affiliates does not exceed 20% (40% with respect to Meridional) of the Consolidated Tangible Net Worth of the Company for the most recently ended fiscal quarter for which internal financial statements are available.

     "PERMITTED HOLDERS" means Mr. Ery W. Kehaya, his immediate family (including grandchildren) and their spouses, as well as trusts or similar entities for the benefit of any of the foregoing.

     "PERMITTED INDEBTEDNESS" means, without duplication, each of the following:

          (i) Indebtedness under the Notes, the Indenture and the Guarantees;

          (ii) other Indebtedness of the Parent and its Restricted Subsidiaries outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

          (iii) the incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness under the Global Bank Facility (and the incurrence by Restricted Subsidiaries of the Parent of guarantees thereof) in an aggregate principal amount at any time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Parent and its Restricted Subsidiaries thereunder) not to exceed $200 million, less the aggregate amount of all Net Proceeds of Asset Sales applied to permanently reduce the outstanding amount of such Indebtedness (and to correspondingly reduce the commitments, if any, with respect thereto) pursuant to the covenant described above under the caption " -- Certain Covenants -- Limitation on Asset Sales";

          (iv) the incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness in an aggregate principal amount at any time outstanding (excluding the amount then outstanding under the Parent's outstanding 7 1/4% Convertible Subordinated Debentures due 2007) not to exceed the sum of (A) 85% of Inventory, PLUS (B) 85% of Receivables, PLUS
     (C) 85% of outstanding Permitted Advances on Purchases of Tobacco and Wool, less the sum of any amounts then outstanding under clauses (i), (ii) and
     (iii) of this definition;

          (v) Interest Swap Obligations of the Parent and its Restricted Subsidiaries, provided that such Interest Swap Obligations are entered into to protect the Parent and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with the Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such interest Swap Obligation relates;

          (vi) Indebtedness under Currency Agreements; provided that (x) in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Parent and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder and (y) in the case of Currency Agreements which do not relate to Indebtedness, such Currency Agreements are entered into for the purpose of hedging currency fluctuation risks associated with the operation of the businesses of the Parent and its Restricted Subsidiaries are not entered into for speculative purposes;

          (vii) Indebtedness of a Restricted Subsidiary of the Parent to the Issuer, the Parent or a Guarantor for so long as such Indebtedness is held by the Issuer, the Parent or a Guarantor, in each case, subject to no Lien held by a Person other than the Issuer, the Parent, a Guarantor, the lenders under the Global Bank Facility or the Holders; provided that if as of any date any Person other than the Issuer, the Parent or a Guarantor owns or holds any such Indebtedness or any Person other than the Issuer, the Parent, a Guarantor, the lenders under the Global Bank Facility or the Holders holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

          (viii) Indebtedness of the Parent to the Issuer or a Guarantor for so long as such Indebtedness is held by the Issuer or a Guarantor, in each case subject to no Lien; PROVIDED that (a) any Indebtedness of the Parent to the Issuer or a Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Parent's obligations under the Indenture and the Parent Guarantee and (b) if as of any date any Person other than the Issuer or a Guarantor owns or holds any such Indebtedness or any Person (other than the lenders under the Global Bank Facility) holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Parent;

          (ix) Indebtedness of the Parent or any of its Restricted Subsidiaries represented by letters of credit for the account of the Parent or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

          (x) Indebtedness in respect of Capitalized Lease Obligations and/or Purchase Money Indebtedness in an aggregate principal amount for all such Indebtedness incurred pursuant to this clause (x) not to exceed $15 million at any one time outstanding;

          (xi) Indebtedness arising from agreements of the Parent or a Restricted Subsidiary of the Parent providing for indemnification, adjustment of purchase price, earn out or other similar obligations, in each case incurred or assumed in connection with the disposition of any business, assets or a Restricted Subsidiary of the Parent, other than guarantees of indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; PROVIDED that the maximum assumable liability in respect of all such indebtedness shall at no time exceed the gross proceeds actually received by the Parent and its Restricted Subsidiaries in connection with such disposition;

          (xii) Obligations in respect of performance and surety bonds and completion guarantees provided by the Parent or any Restricted Subsidiary of the Parent in the ordinary course of business;

          (xiii) Refinancing Indebtedness;

          (xiv) guarantees by the Parent and its Restricted Subsidiaries of each other's Indebtedness; PROVIDED that such Indebtedness is permitted to be incurred under the Indenture and such guarantee is permitted to be incurred under the covenant described under "Certain Covenants -- Additional Subsidiary Guarantees";

          (xv) additional Indebtedness of the Parent and its Restricted Subsidiaries in an aggregate principal amount not to exceed $15 million at any one time outstanding; and

          (xvi) Indebtedness incurred in connection with clause (xiii) of the definition of "Permitted Investments."

     "PERMITTED INVESTMENTS" means without duplication, each of the following:
(i) Investments existing on the Issue Date; (ii) Investments by the Parent or any Restricted Subsidiary of the Parent in the Parent or in any Person that is or will become (as soon as practicable) after such Investment a Wholly Owned Restricted Subsidiary of the Parent or that will merge or consolidate into the Parent or a Wholly Owned Restricted Subsidiary of the Parent; (iii) Investments in the Issuer by the Parent or any Restricted Subsidiary of the Parent; PROVIDED that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to the Issuer's obligations under the Notes and the Indenture; (iv) Investments in cash and Cash Equivalents; (v) loans and advances to employees and officers of the Parent and its Restricted Subsidiaries in the ordinary course of business not in excess of $2 million at any one time outstanding; (vi) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Parent's or its Restricted Subsidiaries' businesses and otherwise in compliance with the Indenture; (vii) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (viii) Investments made by the Parent or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the "Limitation on Asset Sales" covenant;
(ix) Investments made in the ordinary course of business in export notes, trade credit assignments, bankers' acceptances, guarantees and instruments of a similar nature issued in connection with the financing of international trading transactions by (a) any commercial bank or trust company (or any Affiliate thereof) organized under the laws of the United States of America, any state thereof, or the District of Columbia having capital and surplus in excess of $100,000,000 or (b) any international bank of recognized standing ranking among the world's 300 largest commercial banks in terms of total assets; (x) any Permitted Advances on Purchases of Tobacco and Wool; (xi) Investments made in any Person, not to exceed 10% of Consolidated Tangible Net Worth for the most recently ended fiscal quarter for which internal financial statements are available, engaged in the business of distributing and/or processing of leaf tobacco or wool or a business reasonably related thereto (excluding the manufacture or marketing of cigarettes, cigars or smokeless tobacco products intended for retail consumption) in which the Parent (either directly or through one or more Restricted Subsidiaries) owns at least 10% of the equity interests of such Person and the Parent (or a Restricted Subsidiary, as applicable), and has the contractual right to purchase or process tobacco or wool from such Person; (xii) an amount not to exceed $25 million for the acquisition of the capital stock of a non Wholly Owned Restricted Subsidiary of the Parent engaged in the business of distributing and/or processing of leaf tobacco; and (xiii) the acquisition, directly or indirectly, of at least 74.9% of Meridional, for an aggregate purchase price of no more than $30 million.

     "PERMITTED LIENS" means the following types of Liens:

     (i) Liens for taxes, assessments or governmental charges or claims either
(a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

     (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business;

     (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, pensions and other types of social security;

     (iv) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded;

     (v) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Parent and its Restricted Subsidiaries, taken as a whole;

     (vi) any interest or title of a lessor under any Capitalized Lease Obligation permitted under the definition of "Permitted Indebtedness", provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

     (vii) purchase money Liens to finance property or assets of the Parent or any Restricted Subsidiary of the Parent acquired in the ordinary course of business; provided, however, that (A) the related purchase money Indebtedness is permitted under the definition of "Permitted Indebtedness" and shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Parent or any Restricted Subsidiary of the Parent other than the property and assets so acquired and additions and accessions thereto and proceeds therefrom and (B) the Lien securing such Indebtedness shall be created within 90 days of such acquisition;

     (viii) Liens given to secure Permitted Indebtedness described under clauses
(ii), (iii) or (iv) of the definition of "Permitted Indebtedness";

     (ix) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

     (x) Liens encumbering deposits, including operating lease deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Parent or any of its Subsidiaries, including rights of offset and set-off;

     (xi) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under the Indenture;

     (xii) Liens securing Indebtedness under Currency Agreements;

     (xiii) Liens securing Acquired Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant; provided that
(A) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Parent or a Restricted Subsidiary of the Parent and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Parent or a Restricted Subsidiary of the Parent and (B) such Liens do not extend to or cover any property or assets of the Parent or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Parent or a Restricted Subsidiary of the Parent and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Parent or a Restricted Subsidiary of the Parent;

     (xiv) Leases or subleases granted to others not interfering in any material respect with the business of the Parent or any Restricted Subsidiary;

     (xv) Any interest or title of a lessor in the property subject to any lease, whether characterized as capitalized or operating, other than any such interest or title resulting from or arising out of a default by the Parent or any Restricted Subsidiary of its obligations under such lease;

     (xvi) Liens arising from filing UCC financing statements for precautionary purposes in connection with true leases of personal property that are otherwise permitted under the Indenture and under which the Parent or any Restricted Subsidiary is lessee; and

     (xvii) Liens in favor of the Trustee and any substantially equivalent Lien granted to any trustee or similar institution under any indenture governing Indebtedness permitted to be Incurred or outstanding under the Indenture.

     "PERSON" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

     "PREFERRED STOCK" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

     "PURCHASE MONEY INDEBTEDNESS" means Indebtedness of the Parent or its Restricted Subsidiaries incurred for the purpose of financing all or any part of the purchase price or the cost of installation, construction or improvement of any property.

     "QUALIFIED CAPITAL STOCK" means any Capital Stock that is not Disqualified Capital Stock.

     "RECEIVABLES" means, as of any date, all accounts receivable of the Parent and any of its Restricted Subsidiaries arising out of the sale of inventory in the ordinary course of business, valued in accordance with GAAP and shown on the balance sheet of the Company for the quarterly period most recently ended prior to such date for which financial statements of the Company are available.

     "REFINANCE" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

     "REFINANCING INDEBTEDNESS" means any Refinancing by the Parent or any Restricted Subsidiary of the Parent of Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant (other than pursuant to clause (iii), (iv), (v), (vi), (vii), (viii), (ix), (xiv) or (xv) of the definition of Permitted Indebtedness), in each case that does not (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Parent or its Restricted Subsidiary in connection with such Refinancing) or (2) in any case where Indebtedness that is being Refinanced was long-term Indebtedness, create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B), in the case of Indebtedness, a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness of the Issuer, then such Refinancing Indebtedness shall be Indebtedness solely of the Issuer and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

     "RESTRICTED SUBSIDIARY" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary and shall include, on the Issue Date, every Subsidiary of the Parent, including in the case of Restricted Subsidiaries of the Parent, the Issuer.

     "SALE AND LEASEBACK TRANSACTION" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Parent or a Restricted Subsidiary of any property, whether owned by the Parent or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Parent or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

     "SIGNIFICANT SUBSIDIARY" shall have the meaning set forth in Rule 1.02 (w) of Regulation S-X under the Securities Act.

     "SUBSIDIARY" of any Person means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

     "TOTAL CAPITALIZATION" means the sum of (i) the total consolidated indebtedness of the Company and (ii) the Company's consolidated shareholders' equity (excluding any goodwill reserve).

     "UNRESTRICTED SUBSIDIARY" of any Person means (i) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Parent or any other Subsidiary of the Parent that is not a Subsidiary of the Subsidiary to be so designated; provided that (x) the Parent certifies to the Trustee that such designation complies with the "Limitation on Restricted Payments" covenant and (y) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Parent or any of its Restricted Subsidiaries. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if (x) immediately after giving effect to such designation, the Issuer is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant, (y) such designation is at that time permitted under "Limitation on Restricted Payments" above and (z) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

     "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

     "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any Person means any Restricted Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Restricted Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

                       INITIAL NOTES REGISTRATION RIGHTS

     The Exchange Notes are being offered hereunder in order to satisfy certain obligations of the Issuer contained in the Registration Rights Agreement, dated August 1, 1997 (the "Registration Rights Agreement") between the Issuer and BT Securities Corporation and Wheat First Securities, Inc. (the "Initial Purchasers"), with respect to the sale of the Initial Notes. Upon the Exchange Offer Registration Statement being declared effective, the Issuer and the Guarantors will offer the Exchange Notes in exchange for surrender of the Notes. The Issuer and the Guarantors will keep the Exchange Offer open for not less than 30 days (or longer if required by applicable law) after the date of notice of the Exchange Offer is mailed to the Holders of the Initial Notes. For each of the Initial Notes surrendered to the Issuer pursuant to the Exchange Offer, the Holder who surrendered such Initial Notes will receive an Exchange Note having a principal amount equal to that of the surrendered Initial Notes. Interest on each Exchange Note will accrue (A) from the later of (i) the last interest payment date on which interest was paid on the Initial Note surrendered in exchange therefor or (ii) if the Initial Note is surrendered for exchange on a date in a period which includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date or (B) if no interest has been paid on the Initial Notes, from the Issue Date.

     Under existing interpretations of the Commission contained in several no-action letters to third parties, the Exchange Notes will be freely transferable by holders thereof (other than affiliates of any of the Issuer or the Guarantors) after the Exchange Offer without further registration under the U.S. Securities Act; PROVIDED, HOWEVER, that each Holder that wishes to exchange its Initial Notes for Exchange Notes will be required to represent (i) that any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (ii) that at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the U.S. Securities Act) of the Exchange Notes in violation of the U.S. Securities Act, (iii) that it is not an "affiliate" (as defined in Rule 405 promulgated under the U.S. Securities Act) of any of the Issuer or the Guarantors, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of Exchange Notes and (v) if such Holder is a broker-dealer (a "Participating Broker-Dealer") that will receive Exchange Notes for its own account in exchange for Initial

Notes that were acquired as a result of market-making or other trading activities, that it will deliver a prospectus in connection with any resale of such Exchange Notes. Each of the Issuer and the Guarantors has agreed to make available, during the period required by the U.S. Securities Act, a prospectus meeting the requirements of the U.S. Securities Act for use by Participating Broker-Dealers and other persons, if any, with similar prospectus delivery requirements for use in connection with any resale of Exchange Notes.

     If, (i) because of any change in law or in currently prevailing interpretations of the staff of the Commission, the Issuer and the Guarantors are not permitted to effect an Exchange Offer, (ii) the Exchange Offer is not consummated within 165 days of the Issue Date, (iii) in certain circumstances, certain holders of unregistered Exchange Notes so request or (iv) in the case of any Holder that participates in the Exchange Offer, such Holder does not receive Exchange Notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such Holder as an affiliate of any of the Issuer or the Guarantors within the meaning of the U.S. Securities Act), then in each case, each of the Issuer and the Guarantors will (x) promptly deliver to the Holders and the Trustee written notice thereof and (y) at their sole expense, (a) as promptly as practicable, file a shelf registration statement covering resales of the Initial Notes (the "Shelf Registration Statement"), (b) use their best efforts to cause the Shelf Registration Statement to be declared effective under the U.S. Securities Act and (c) use their best efforts to keep effective the Shelf Registration Statement until the earlier of two years after its effective date or such time as all of the applicable Initial Notes have been sold thereunder; PROVIDED, that they may suspend the effectiveness of the Shelf Registration Statement for a period (a "Black-out Period") not to exceed 60 days in any calendar year if (i) an event occurs and is continuing as a result of which the Shelf Registration Statement would, in the Issuer's good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (ii) (a) the Issuer determines in its good faith judgment that the disclosure of such event at such time would have a material adverse effect on the business, operations or prospects of the Company or (b) the disclosure otherwise relates to a pending material business transaction which has not yet been publicly disclosed. Each of the Issuer and the Guarantors will, in the event that a Shelf Registration Statement is filed and is not then subject to a Black-out Period, provide to each Holder copies of the prospectus that is a part of the Shelf Registration Statement, notify each such Holder when the Shelf Registration Statement for the Initial Notes has become effective and take certain other actions as are required to permit unrestricted resales of the Initial Notes. A Holder that sells Initial Notes pursuant to the Shelf Registration Statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the U.S. Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a Holder (including certain indemnification rights and obligations).

     If the Issuer and the Guarantors fail to comply with the above provision or if the Exchange Offer Registration Statement or the Shelf Registration Statement fails to become or remain effective as required, then, as liquidated damages, additional interest (the "Additional Interest") shall become payable in respect of the Initial Notes as follows:

          (i) if (A) neither the Exchange Offer Registration Statement nor Shelf Registration Statement is filed with the Commission on or prior to the Filing Date or (B) notwithstanding that the Issuer and the Guarantors have consummated or will consummate an Exchange Offer, the Issuer and the Guarantors are required to file a Shelf Registration Statement and such Shelf Registration Statement is not filed on or prior to the date required by the Registration Rights Agreement, then commencing on the day after either such required filing date, Additional Interest shall accrue on the principal amount of the Initial Notes at a rate of 0.50% per annum for the first 90 days immediately following each such filing date, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period; or

          (ii) if (A) neither the Exchange Offer Registration Statement nor a Shelf Registration Statement is declared effective by the Commission on or prior to the date required by the Registration Rights Agreement or (B) notwithstanding that the Issuer and the Guarantors have consummated or will consummate an Exchange Offer, the Issuer and the Guarantors are required to file a Shelf Registration Statement and such Shelf Registration Statement is not declared effective by the Commission on or prior to the 60th day following the date such Shelf Registration statement was filed, then, commencing on the day after the required effectiveness date, Additional Interest shall accrue on the principal amount of the Initial Notes at a rate of 0.50% per annum for the first 90 days immediately following such date, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period; or

          (iii) if (A) the Issuer and the Guarantors have not exchanged Exchange Notes for all Initial Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to the 45th day after the date on which the Exchange

     Offer Registration Statement was declared effective or (B) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the second anniversary of its effective date (other than after such time as all Notes have been disposed of thereunder), then Additional Interest shall accrue on the principal amount of the Initial Notes at a rate of 0.50% per annum for the first 90 days commencing on (x) the 46th day after such effective date, in the case of (A) above, or (y) the day such Shelf Registration Statement ceases to be effective in the case of (B) above, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period;

PROVIDED, HOWEVER, that the Additional Interest rate on the Initial Notes may not exceed in the aggregate 2.0% per annum; PROVIDED, FURTHER, HOWEVER, that (1) upon the filing of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (ii) above), or (3) upon the exchange of Exchange Notes for all Initial Notes tendered (in the case of clause
(iii) (A) above), or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause (iii) (B) above), Additional Interest on the Initial Notes as a result of such clause (or the relevant subclause thereof) as the case may be, shall cease to accrue.

     Any amounts of Additional Interest due pursuant to clause (i), (ii) or
(iii) above will be payable in cash on February 1 and August 1 of each year to the Holders of record on the preceding January 15 or July 15, respectively.

     The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, all the provisions of the Registration Rights Agreement, a copy of which is available upon request to the Issuer.

                         BOOK-ENTRY; DELIVERY AND FORM

     Except as described in the next paragraph, the Exchange Notes initially will be represented by one or more permanent global certificates in definitive, fully registered form (each a "Global Note"). Upon issuance, each Global Note will be deposited with, or on behalf of, The Depository Trust Company, New York, New York ("DTC") and registered in the name of a nominee of DTC.

     If a holder tendering Initial Notes so requests, such holder's Exchange Notes will be issued as described below under "Certificated Securities" in registered form without coupons (each a "Certificated Security").

     GLOBAL NOTES. The Issuer expects that pursuant to procedures established by DTC (i) upon the issuance of a Global Note, DTC or its custodian will credit, on its internal system, the principal amount of Exchange Notes of the individual beneficial interests represented by such Global Note to the respective accounts of persons who have accounts with such depository and (ii) ownership of beneficial interests in the Global Note will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of Participants (as defined herein)) and the records of Participants (with respect to interests of persons other than Participants). Ownership of beneficial interests in the Global Note will be limited to persons who have accounts with DTC ("Participants") or persons who hold interests through Participants. QIBs may hold their interests in the Global Note directly through DTC, if they are participants in such system, or indirectly through organizations which are Participants in such system.

     So long as DTC, or its nominee, is the registered owner or holder of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Exchange Notes represented by such Global Note for all purposes under the Indenture. No beneficial owner of an interest in the Global Note will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the Indenture with respect to the Notes.

     Payments of the principal of, premium (if any), and interest (including Additional Interest) on any Exchange Note represented by a Global Note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Trustee or any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

     The Issuer expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, interest (including Additional Interest) on any Exchange Note represented by a Global Note, will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Note as shown on the records of DTC or its nominee. The Issuer also expects that payments by Participants to owners of beneficial interests in the Global Note held through such Participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such Participants.

     Transfers between Participants in DTC will be effected in the ordinary way through DTC's same-day funds system in accordance with DTC rules and will be settled in same-day funds. If a holder requires physical delivery of a Certificated Security for any reason, including to sell Notes to persons in states which require physical delivery of the Notes, or to pledge such securities, such holder must transfer its interest in the Global Note, in accordance with the normal procedures of DTC and with the procedures set forth in the Indenture.

     DTC has advised the Issuer that it will take any action permitted to be taken by a holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more Participants to whose account the DTC interests in the Global Note are credited and only in respect of such portion of the aggregate principal amount of Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Indenture, DTC will exchange the Global Note for Certificated Securities, which it will distribute to its Participants.

     DTC has advised the Issuer as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among Participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations. Neither the Issuer nor the Trustee shall be liable for any delay by DTC or any participant or indirect participant in identifying the beneficial owners of the related Exchange Notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to registration and delivery, and the respective principal amounts, of the Exchange Notes to be issued).

     CERTIFICATED SECURITIES. If DTC is at any time unwilling or unable to continue as a depositary for the Global Notes and a successor depositary is not appointed by the Issuer within 90 days, Certificated Securities will be issued in exchange for the Global Notes.

                  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

     The Issuer has received the opinion of Wyrick Robbins Yates & Ponton LLP that the following summary "fairly describes the material United States federal income tax consequences to holders resulting from their exchange of the Initial Notes for the Exchange Notes and the ownership and disposition of Exchange Notes under currently applicable federal income tax law." The following summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, the final, temporary and proposed regulations promulgated thereunder, and administrative rulings and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or different interpretations. The following summary is not binding on the Internal Revenue Service ("IRS") and there can be no assurance that the IRS will take a similar view with respect to the tax consequences described below. No ruling has been or will be requested by the Issuer from the IRS on any tax matters relating to the Exchange Notes or the Exchange Offer. This discussion is for general information only and does not purport to address all of the possible federal income tax consequences or any state, local or foreign tax consequences of the acquisition, ownership and disposition of the Initial Notes, the Exchange Notes or the Exchange Offer. It is limited to investors who will hold the Initial Notes and the Exchange Notes as capital assets and does not address the federal income tax consequences that may be relevant to particular investors in light of their unique circumstances or to certain types of investors (such as dealers in securities, insurance companies, financial institutions, foreign corporations, partnerships, trusts, nonresident individuals and tax-exempt entities) who may be subject to special treatment under federal income tax laws. PERSONS CONSIDERING THE PURCHASE, OWNERSHIP OR DISPOSITION OF EXCHANGE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES IN LIGHT OF THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR INTERNATIONAL TAXING JURISDICTION.

INDEBTEDNESS

     The Initial Notes and the Exchange Notes should be treated as indebtedness of the Issuer. In the unlikely event the Initial Notes or the Exchange Notes were treated as equity, the amount treated as a distribution on any such Initial Note or Exchange Note would first be taxable to the Holder as dividend income to the extent of the Issuer's current and accumulated earnings and profits, and would next be treated as a return of capital to the extent of the Holder's tax basis in the Initial Notes or Exchange Notes, with any remaining amount treated as a gain from the sale of an Initial Note or an Exchange Note. In addition, in the event of equity treatment, amounts received in retirement of an Initial Note or an Exchange Note might in certain circumstances be treated as a dividend, and the Issuer could not deduct amounts paid as interest on such Initial Notes or Exchange Notes. The remainder of this discussion assumes that the Initial Notes and the Exchange Notes will constitute indebtedness.

EXCHANGE OFFER

     The exchange of the Initial Notes for Exchange Notes pursuant to the Exchange Offer should not be treated as an "exchange" because the Exchange Notes should not be considered to differ materially in kind or extent from the Initial Notes. Rather, the Exchange Notes received by a Holder of the Initial Notes should be treated as a continuation of the Initial Notes in the hands of such Holder. Accordingly, there should be no federal income tax consequences to Holders exchanging the Initial Notes for the Exchange Notes pursuant to the Exchange Offer. The holding period of Exchange Notes in the hands of a Holder should include the holding period of the Initial Notes exchanged for such Exchange Notes.

INTEREST

     A Holder of an Initial Note or an Exchange Note will be required to report stated interest on the Initial Note and the Exchange Note as interest income in accordance with the Holder's method of accounting for tax purposes. Because the Initial Notes were issued at par there is no original issue discount pursuant to the de minimis exception to the "original issue discount" rules.

TAX BASIS IN INITIAL NOTES AND EXCHANGE NOTES

     A Holder's tax basis in an Initial Note will generally be the Holder's purchase price for the Initial Note. If a Holder of an Initial Note exchanges the Initial Note for an Exchange Note pursuant to the Exchange Offer, the tax basis of the Exchange Note immediately after such exchange should equal the Holder's tax basis in the Initial Note immediately prior to the exchange.

DISPOSITION OF INITIAL NOTES OR EXCHANGE NOTES

     The sale, exchange, redemption or other disposition of an Initial Note or an Exchange Note, except in the case of an exchange pursuant to the Exchange Offer (see the above discussion), generally will be a taxable event. A Holder generally will recognize gain or loss equal to the difference between (i) the amount of cash plus the fair market value of any property received upon such sale, exchange, redemption or other taxable disposition of the Initial Note or the Exchange Note (except to the extent attributable to accrued interest) and
(ii) the Holder's adjusted tax basis in such debt instrument. Such gain or loss will be capital gain or loss, and will be mid-term if the Initial Notes or Exchange Notes have been held for longer than a year but no more than 18 months at the time of sale or other disposition, and will be long-term if the Initial Notes or the Exchange Notes have been held for more than 18 months at the time of the sale or other disposition.

PURCHASERS OF INITIAL NOTES AT OTHER THAN ORIGINAL ISSUANCE PRICE

     The foregoing does not discuss special rules which may affect the treatment of purchasers that acquired Initial Notes other than at par, including those provisions of the Internal Revenue Code relating to the treatment of "market discount" and "amortizable bond premium." Any such purchaser should consult its tax advisor as to the consequences to it of the acquisition, ownership and disposition of Initial Notes.

BACKUP WITHHOLDING

     Unless a Holder provides its correct taxpayer identification number (employer identification number or social security number) to the Issuer and certifies that such number is correct, generally under the federal income tax backup withholding rules, 31% of (1) the interest paid on the Initial Notes and the Exchange Notes, and (2) proceeds of sale of the Initial Notes and the Exchange Notes, must be withheld and remitted to the United States Treasury. Therefore, each Holder should complete and sign the Substitute Form W-9 included with the Letter of Transmittal so as to provide the information and certification necessary to avoid backup withholding. However, certain Holders (including, among others, certain foreign individuals) are not subject to these backup withholding and reporting requirements. For a foreign individual Holder to qualify as an exempt foreign recipient, that Holder must submit a statement, signed under penalties of perjury, attesting to that individual's exempt foreign status. Such statements can be obtained from the Issuer. For further information concerning backup withholding and instructions for completing the Substitute Form W-9 (including how to obtain a taxpayer identification number if you do not have one and how to complete the Substitute Form W-9 if the Initial Notes are held in more than one name), contact the Issuer's Secretary, 2201 Miller Road, Wilson, North Carolina, or telephone number (919) 291-5507.

     Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

                              PLAN OF DISTRIBUTION

     Based on interpretations by the staff of the Commission (the "Staff") set forth in no-action letters issued to third parties, the Issuer believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for the Initial Notes may be offered for resale, resold and otherwise transferred by Holders thereof (other than any Holder which is (i) an "affiliate" of the Issuer within the meaning of Rule 405 under the Securities Act, (ii) a broker-dealer who acquired Notes directly from the Issuer, or (iii) broker-dealers who acquired Notes as a result of market-making or other trading activities) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such Exchange Notes are acquired in the ordinary course of such Holders' business, and such Holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such Exchange Notes; provided that broker-dealers ("Participating Broker-Dealers") receiving Exchange Notes in the Exchange Offer will be subject to a prospectus delivery requirement with respect to resales of such Exchange Notes. To date, the Staff has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as the exchange pursuant to the Exchange Offer (other than a resale of an unsold allotment from the sale of the Initial Notes to the Initial Purchaser) with the Prospectus contained in the Exchange Offer Registration Statement. Pursuant to the Registration Rights Agreement, the Issuer has agreed to permit Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements to use this Prospectus in connection with the resale of such Exchange Notes. The Issuer has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus, and any amendment or supplement to this Prospectus, available to any broker-dealer that requests such documents.

     Each Holder of the Initial Notes who wishes to exchange its Initial Notes for Exchange Notes in the Exchange Offer will be required to make certain representations to the Issuer as set forth in "The Exchange Offer -- Purpose and Effect of the Exchange Offer". In addition, each Holder who is a broker-dealer and who receives Exchange Notes for its own account in exchange for Initial Notes that were acquired by it as a result of market-making activities or other trading activities, will be required to acknowledge that it will deliver a prospectus in connection with any resale by it of such Exchange Notes.

     The Issuer will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver a prospectus, and by delivering a prospectus a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The Issuer has agreed to pay all expenses incidental to the Exchange Offer other than commissions and concessions of any brokers or dealers and will indemnify holders of the Initial Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act, as set forth in the Registration Rights Agreement.

                                 LEGAL MATTERS

     Certain legal matters regarding the Exchange Notes will be passed upon for the Company by Wyrick Robbins Yates & Ponton LLP, Raleigh, North Carolina.

                                    EXPERTS

     The Financial Statements of Standard Commercial Corporation and Standard Commercial Tobacco Co., Inc. and Subsidiaries as of March 31, 1997 and 1996 and for each of the three years in the period ended March 31, 1997 included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein and in the Registration Statement, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). In the event that the Company ceases to be subject to the informational requirements of the Exchange Act, the Company has agreed that, so long as any Notes remain outstanding, it will file with the Commission and distribute to holders of the Initial Notes or the Exchange Notes, as applicable, copies of the financial information that would have been contained in such annual reports and quarterly reports, including management's discussion and analysis of financial condition and results of operations, that would have been required to be filed with the Commission pursuant to the Exchange Act. See "Description of the Notes -- Certain Covenants -- Reports to Holders".

     The Issuer has filed with the Commission a registration statement on Form S-4 (the "Registration Statement") under the Securities Act with respect to the Exchange Notes. This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. Items of information omitted from this Prospectus but contained in the Registration Statement can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such reports, proxy statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, Inc. at 20 Broad Street, New York, New York 10005.

     The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's web-site is http:\\www.sec.gov.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     The following documents (including amendments thereto, if any) filed by the Parent Guarantor with the Commission are hereby incorporated by reference in this Prospectus: the Annual Report on Form 10-K for the year ended March 31, 1997; definitive proxy solicitation materials dated June 25, 1997; Quarterly Reports on Form 10-Q for the quarters ended June 30, 1997 and September 30, 1997; and Current Reports on Form 8-K filed July 10 and August 4, 1997.


     All reports and other documents subsequently filed by the Issuer or the Guarantors with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement contained or incorporated or deemed to be incorporated herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated herein by reference into such documents). Requests for such documents should be submitted in writing to the Company's Corporate Secretary at its principal executive offices at 2201 Miller Road, Wilson, North Carolina 27893 or by telephone at 919-291-5507.

                STANDARD COMMERCIAL CORPORATION AND SUBSIDIARIES

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                                          PAGE
                                                                                                                          ----
  STANDARD COMMERCIAL CORPORATION AND SUBSIDIARIES (the "Company")
  Report of Independent Auditors.......................................................................................    F-2
  Consolidated Balance Sheets as of June 30, 1997 (unaudited), and March 31, 1997 and 1996.............................    F-3
  Consolidated Statements of Income and Retained Earnings
     for the three months ended June 30, 1997 and 1996 (unaudited), and for the years ended March 31, 1997, 1996 and
     1995..............................................................................................................    F-4
  Consolidated Statements of Cash Flows for the three months ended June 30, 1997 and 1996 (unaudited), and for the
     years ended March 31, 1997, 1996 and 1995.........................................................................    F-5
  Notes to Consolidated Financial Statements...........................................................................    F-6

  STANDARD COMMERCIAL TOBACCO CO., INC. AND SUBSIDIARIES (the "Issuer")
  Report of Independent Auditors.......................................................................................   F-40
  Consolidated Balance Sheets as of June 30, 1997 (unaudited), and March 31, 1997 and 1996.............................   F-41
  Consolidated Statements of Income and Retained Earnings
     for the three months ended June 30, 1997 and 1996 (unaudited), and for the years ended March 31, 1997, 1996 and
     1995..............................................................................................................   F-42
  Consolidated Statements of Cash Flows for the three months ended June 30, 1997 and 1996 (unaudited), and for the
     years ended March 31, 1997, 1996 and 1995.........................................................................   F-43
  Notes to Consolidated Financial Statements...........................................................................   F-44

  STANDARD COMMERCIAL CORPORATION (the "Parent Guarantor")
  Report of Independent Auditors.......................................................................................   F-51
  Condensed Balance Sheets as of June 30, 1997 (unaudited), and March 31, 1997 and 1996................................   F-52
  Condensed Statements of Income and Retained Earnings
     for the three months ended June 30, 1997 and 1996 (unaudited), and for the years ended March 31, 1997, 1996 and
     1995..............................................................................................................   F-53
  Condensed Statements of Cash Flows for the three months ended June 30, 1997 and 1996 (unaudited), and for the years
     ended March 31, 1997, 1996 and 1995...............................................................................   F-54

                          INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS AND SHAREHOLDERS
OF STANDARD COMMERCIAL CORPORATION

     We have audited the accompanying consolidated balance sheets of Standard Commercial Corporation as of March 31, 1997 and 1996 and the related consolidated statements of income and retained earnings and of cash flows for each of the three years in the period ended March 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at March 31, 1997 and 1996 and the results of its operations and its cash flows for each of the three years in the period ended March 31, 1997 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

Raleigh, North Carolina
June 18, 1997

                        STANDARD COMMERCIAL CORPORATION

                           CONSOLIDATED BALANCE SHEET

                       (IN THOUSANDS, EXCEPT SHARE DATA)


                                                                                         SEPTEMBER 30,         MARCH 31,
                                                                                         -------------    --------------------
                                                                                             1997           1997        1996
                                                                                         -------------    --------    --------
                                                                                          (UNAUDITED)
ASSETS
Cash..................................................................................     $  51,278      $ 41,117    $ 78,688
Receivables (Note 3)..................................................................       214,907       266,560     252,117
Inventories (Notes 1 and 4)...........................................................       421,027       256,519     259,781
Prepaid expenses......................................................................         8,335         6,285       3,690
Marketable securities (Note 1)........................................................           961           837       5,325
                                                                                         -------------    --------    --------
  Current assets......................................................................       696,508       571,318     599,601
Property, plant and equipment (Notes 1 and 5).........................................       115,767       122,013     134,498
Investment in affiliates (Notes 1 and 6)..............................................        12,720        12,533      11,442
Other assets (Notes 1, 7 and 11)......................................................        38,376        29,821      37,283
                                                                                         -------------    --------    --------
  Total assets........................................................................     $ 863,371      $735,685    $782,824
                                                                                         -------------    --------    --------
                                                                                         -------------    --------    --------
LIABILITIES
Short-term borrowings (Note 8)........................................................     $ 291,725      $272,325    $373,625
Current portion of long-term debt (Note 10)...........................................         4,212         8,985      11,665
Accounts payable (Note 9).............................................................       149,283       141,145     133,737
Taxes accrued (Note 16)...............................................................        24,404        28,758      24,776
                                                                                         -------------    --------    --------
  Current liabilities.................................................................       469,624       451,213     543,803
Long-term debt (Note 10)..............................................................       128,066        70,252      31,818
Convertible subordinated debentures (Note 10).........................................        69,000        69,000      69,000
Retirement and other benefits (Note 11)...............................................        19,284        19,127      18,498
Deferred taxes (Notes 1 and 16).......................................................         4,974         5,819       9,632
Commitments and contingencies (Note 12)...............................................            --            --          --
                                                                                         -------------    --------    --------
  Total liabilities...................................................................       690,948       615,411     672,751
                                                                                         -------------    --------    --------
MINORITY INTERESTS (Note 1)...........................................................        31,109        30,312      27,473
                                                                                         -------------    --------    --------
ESOP redeemable preferred stock (Note 13).............................................            --            --       8,748
Unearned ESOP compensation (Note 13)..................................................            --            --      (6,320)
                                                                                         -------------    --------    --------
SHAREHOLDERS' EQUITY
Preferred stock, $1.65 par value (Note 13)
  Authorized shares 1,000,000; Issued none (1996 -- 87,477 to ESOP)
Common stock, $0.20 par value (Note 13)
  Authorized shares 100,000,000; 15,304,115, 12,126,270 and 11,624,275 shares issued
  at September 30, 1997 and March 31, 1997 and 1996 respectively......................         3,061         2,425       2,325
Additional paid-in capital (Note 13)..................................................       100,163        50,324      43,660
Unearned restricted stock plan compensation (Note 13).................................          (271)         (321)       (435)
Treasury stock at cost (Note 13), 2,617,707, 2,591,790 and 2,490,661 shares at
  September 30, 1997, March 31, 1997 and 1996, respectively...........................        (4,250)       (3,799)     (2,384)
Retained earnings.....................................................................        63,150        58,089      46,450
Cumulative translation adjustments (Notes 1 and 14)...................................       (20,449)      (16,756)     (9,444)
                                                                                         -------------    --------    --------
  Total shareholders' equity..........................................................       141,404        89,962      80,172
                                                                                         -------------    --------    --------
  Total liabilities and equity........................................................     $ 863,371      $735,685    $782,824
                                                                                         -------------    --------    --------
                                                                                         -------------    --------    --------


   The accompanying notes are an integral part of these financial statements.

                        STANDARD COMMERCIAL CORPORATION

             CONSOLIDATED STATEMENT OF INCOME AND RETAINED EARNINGS

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                              SIX MONTHS ENDED
                                                                SEPTEMBER 30,                 YEAR ENDED MARCH 31,
                                                            ---------------------    --------------------------------------
                                                              1997         1996         1997          1996          1995
                                                            --------     --------    ----------    ----------    ----------
                                                                 (UNAUDITED)

Sales....................................................   $587,568     $559,396    $1,354,270    $1,359,450    $1,213,565
Cost of sales
 -- Materials, services and supplies (Note 4)............    527,317      499,775     1,217,380     1,227,568     1,097,119
 -- Interest.............................................     12,680       15,763        32,197        41,369        34,981
                                                            --------     --------    ----------    ----------    ----------
     Gross profit........................................     47,571       43,858       104,693        90,513        81,465
Selling, general and administrative expenses.............     35,179       36,268        72,782        77,608        80,509
Restructuring charges (Note 2)...........................         --           --            --        12,500            --
Other interest expense...................................      6,171        4,837         9,920         9,559         9,947
Other income (expense), net (Note 15)....................      4,472        5,564        10,254        11,412        18,971
                                                            --------     --------    ----------    ----------    ----------
     Income (loss) before taxes..........................     10,693        8,317        32,245         2,258         9,980
Income taxes (Notes 1 and 16)............................      2,602        2,056        12,782         6,836        16,370
                                                            --------     --------    ----------    ----------    ----------
     Income (loss) after taxes...........................      8,091        6,261        19,463        (4,578)       (6,390)
Minority interests (Note 1)..............................     (1,509)      (2,204)       (3,938)       (4,795)       (9,634)
Equity in earnings (losses) of affiliates (Note 6).......        550          362         1,412           (69)       (4,470)
                                                            --------     --------    ----------    ----------    ----------
     Income (loss) from continuing operations............      7,132        4,419        16,937        (9,442)      (20,494)
Income (loss) from discontinued operations
  (Note 2)...............................................         --           --            --        10,050       (10,050)
                                                            --------     --------    ----------    ----------    ----------
     Net income (loss)...................................      7,132        4,419        16,937           608       (30,544)
ESOP preferred stock dividends, net of tax...............         --         (231)         (347)         (474)         (485)
                                                            --------     --------    ----------    ----------    ----------
     Net income (loss) applicable to common stock........      7,132        4,188        16,590           134       (31,029)
Retained earnings at beginning of year...................     58,089       46,450        46,450        50,530        84,807
Common stock dividends...................................     (2,071)      (1,851)       (4,951)       (4,214)       (3,248)
                                                            --------     --------    ----------    ----------    ----------
     Retained earnings at end of year....................   $ 63,150     $ 48,787    $   58,089    $   46,450    $   50,530
                                                            --------     --------    ----------    ----------    ----------
                                                            --------     --------    ----------    ----------    ----------
Earnings (loss) per common share (Note 1):
Primary -- from continuing operations....................   $   0.60     $   0.44    $     1.78    $    (1.07)   $    (2.25)
         -- from discontinued operations.................         --           --            --    $     1.08    $    (1.09)
         -- net..........................................   $   0.60     $   0.44    $     1.78    $     0.01    $    (3.34)
         -- average shares outstanding...................     11,950        9,495         9,314         9,307         9,288
Fully diluted -- net.....................................          *            *    $     1.69             *             *
              -- average shares outstanding..............          *            *        11,793             *             *


---------------

* Not applicable because fully diluted calculations included adjustments which are antidilutive.

   The accompanying notes are an integral part of these financial statements.

                        STANDARD COMMERCIAL CORPORATION

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                 (IN THOUSANDS)


                                                                      SIX MONTHS ENDED
                                                                       SEPTEMBER 30,              YEAR ENDED MARCH 31,
                                                                    --------------------    ---------------------------------
                                                                      1997        1996        1997        1996        1995
                                                                    --------    --------    --------    --------    ---------
                                                                        (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)................................................   $  7,132    $  4,419    $ 16,937    $    608    $ (30,544)
  Depreciation and amortization..................................     10,511       9,130      20,866      24,393       16,413
  Minority interests.............................................      1,509       2,204       3,938       4,795        9,634
  Deferred income taxes..........................................       (614)         --        (484)       (968)         793
  Undistributed losses of affiliates net of dividends received...       (550)       (362)     (1,268)        166        4,626
  Gain on disposition of property, plant and equipment...........     (3,410)       (184)     (2,252)     (1,093)     (13,581)
  Loss (income) from discontinued operations.....................         --          --          --     (10,050)      10,050
  Other..........................................................        911         913       2,483      (5,244)       3,404
                                                                    --------    --------    --------    --------    ---------
                                                                      15,489      16,120      40,220      12,607          795
Net changes in working capital other than cash
  Receivables....................................................     42,853      50,950     (22,807)    (24,752)      59,665
  Inventories....................................................   (170,743)    (87,701)     (5,475)     85,901       38,342
  Current payables...............................................     18,283     (10,441)     22,721     (23,909)      (3,382)
                                                                    --------    --------    --------    --------    ---------
CASH PROVIDED BY OPERATING ACTIVITIES............................    (94,118)    (31,072)     34,659      49,847       95,420
                                                                    --------    --------    --------    --------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES
Property, plant and equipment
  -- additions...................................................     (8,928)     (7,673)    (12,816)    (12,211)     (17,328)
   -- dispositions...............................................      5,519         334       5,072       3,151       16,274
Minority interest................................................         --          --          --      (7,740)          --
Business (acquisitions) dispositions.............................     (3,353)      2,993       3,304         440       (2,605)
                                                                    --------    --------    --------    --------    ---------
CASH USED FOR INVESTING ACTIVITIES...............................     (6,762)     (4,346)     (4,440)    (16,360)      (3,659)
                                                                    --------    --------    --------    --------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term borrowings...............................    110,028      10,012      10,405       9,645       10,442
Repayment of long-term borrowings................................    (15,498)    (16,210)    (21,131)    (14,968)     (29,113)
Net change in short-term borrowings..............................    (27,642)     11,400     (54,257)     (5,330)     (86,406)
Net proceeds of equity offering..................................     47,043          --          --          --           --
Dividends paid, net of tax.......................................         --        (231)       (347)       (474)        (485)
Purchase and retirement of ESOP Preferred Stock..................         --          --      (2,460)         --           --
Other............................................................     (2,890)         --          --         114          213
                                                                    --------    --------    --------    --------    ---------
CASH USED FOR FINANCING ACTIVITIES...............................    111,041       4,971     (67,790)    (11,013)    (105,349)
                                                                    --------    --------    --------    --------    ---------
Increase/(decrease) in cash for period...........................     10,161     (30,447)    (37,571)     22,474      (13,588)
Cash at beginning of period......................................     41,117      78,688      78,688      56,214       69,802
                                                                    --------    --------    --------    --------    ---------
CASH AT END OF PERIOD............................................   $ 51,278    $ 48,241    $ 41,117    $ 78,688    $  56,214
                                                                    --------    --------    --------    --------    ---------
                                                                    --------    --------    --------    --------    ---------
Cash payments for
  -- interest....................................................         --          --    $ 42,790    $ 44,426    $  47,588
   -- income taxes...............................................         --          --    $  9,057    $  6,433    $   8,441


   The accompanying notes are an integral part of these financial statements.

                        STANDARD COMMERCIAL CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- SIGNIFICANT ACCOUNTING POLICIES

     a) CONSOLIDATION. The accounts of all subsidiary companies are included in the consolidated financial statements and all intercompany transactions have been eliminated. Investments in affiliated companies are accounted for by the equity method of accounting.

     b) FOREIGN CURRENCY. Assets and liabilities of foreign subsidiaries are translated at year-end exchange rates. The effects of these translation adjustments are reported in a separate component of shareholders' equity. Exchange gains and losses arising from transactions denominated in a currency other than the functional currency of the entity involved and translation adjustments in countries with highly inflationary economies are included in net income.

     c) MARKETABLE SECURITIES. Marketable securities are classified as available for sale and consist of liquid equity securities. The specific identification method is used to determine gains and losses when securities are sold.

     d) INTANGIBLE ASSETS. The Company's policy is to amortize goodwill on a straight line basis over its estimated useful life not to exceed 40 years. The Company assesses recoverability of goodwill based on management's projections of future cash flows of acquired businesses.

     e) PROPERTY, PLANT AND EQUIPMENT. The cost of significant improvements to property, plant and equipment is capitalized. Maintenance and repairs are expensed as incurred. Provision for depreciation is charged to operations over the estimated useful lives, primarily 3-30 years, of the assets on a straight-line basis.

     f) INVENTORIES. Inventories, which are primarily packed leaf tobacco and wool, are stated at the lower of specific cost or estimated net realizable value. Cost of tobacco includes a proportion of interest, buying commission charges and factory overheads which can be related directly to specific items of inventory. Cost of wool includes all direct costs except interest. Items are removed from inventory on an actual cost basis.

     g) REVENUE RECOGNITION. Sales and revenue are recognized on the passage of title.

     h) INCOME TAXES. The Company provides deferred income taxes on differences between the carrying value of assets and liabilities for financial reporting purposes and the amounts used for tax purposes and operating loss carryforwards.

     i) MINORITY INTERESTS. Minority interests represent the interest of third parties in the net assets of certain subsidiary companies.

     j) COMPUTATION OF EARNINGS PER COMMON SHARE. Primary earnings per share are computed by dividing earnings, less preferred stock dividends payable to ESOP, net of tax, by the weighted average number of shares outstanding during each year. Earnings per share and weighted average number of shares outstanding for all prior periods have been restated to give effect to the increase in number of shares outstanding resulting from quarterly stock dividends. Fully diluted earnings per share assumes the conversion into common stock of all the 7 1/4% Convertible Subordinated Debentures and ESOP preferred stock at the date of issue, thereby increasing the weighted average number of shares deemed to be outstanding during each period, and adding back to primary earnings the after-tax interest expense.

     k) NEWLY ISSUED ACCOUNTING PRONOUNCEMENTS. In February 1997, Statement of Financial Accounting Standards No. 128, EARNINGS PER SHARE, was issued. This Statement establishes standards for computing and presenting earnings per share
(EPS) and applies to entities with publicly held common stock or potential common stock. This Statement simplifies the standards for computing earnings per share previously found in APB No. 15, EARNINGS PER SHARE, and makes them comparable to international EPS standards. It replaces the presentation of primary EPS with a presentation of basic EPS. It also requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. This Statement is effective for financial statements issued for periods ending after December 15, 1997, including interim periods; earlier application is not permitted. This Statement requires restatement of all prior-period EPS data presented. The adoption of this Statement will not have a material impact on the Company's financial statements.

     In October 1995, Statement of Financial Accounting Standards No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, was issued. Statement No. 123, which was effective for the Company beginning April 1, 1996, requires expanded disclosure

                        STANDARD COMMERCIAL CORPORATION
of stock-based compensation arrangements with employees and encourages (but does not require) compensation cost to be measured based on the fair value of the equity instrument awarded. Companies are permitted, however, to continue to apply APB No. 25, which recognizes compensation cost based on the intrinsic value of the equity instrument awarded. The Company will apply APB No. 25 to its stock-based compensation awards to employees and will disclose the pro forma effect on net income and earnings per share.

     l) LONG-LIVED ASSETS. As required, the Company adopted Statement of Financial Accounting Standards No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF. Accordingly, long-lived assets are reviewed for impairment on a market-by-market basis whenever events or changes in the circumstances indicate that the carrying amount of an asset may not be recoverable. If an evaluation is required, the projected future undiscounted future cash flows attributable to each market would be compared to the carrying value of the long-lived assets (including an allocation of goodwill, if appropriate) of that market if a write-down to fair value is required. The Company also evaluates the remaining useful lives to determine whether events and circumstances warrant revised estimates of such lives.

     m) USE OF ESTIMATES AND ASSUMPTIONS. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     n) RECLASSIFICATION. Certain amounts in prior year statements have been reclassified for conformity with current statement presentation.


     o) UNAUDITED FINANCIAL STATEMENTS. In the opinion of management, the consolidated statements of income and retained earnings and of cash flows for the six months ended September 30, 1997 and 1996, and the consolidated balance sheet as of September 30, 1997 include all adjustments (which include only normal recurring adjustments) necessary to present the financial position and results of operations and cash flows for the periods then ended in accordance with generally accepted accounting principles.


NOTE 2 -- DISCONTINUED OPERATIONS AND RESTRUCTURING CHARGES

     a) DISCONTINUED OPERATIONS. In fiscal 1995, the Company entered into an agreement to sell its wool operations. During the third quarter of fiscal 1996, the proposed sale was terminated. Accordingly, the results of operations of the wool business for the prior periods have been reclassified from discontinued operations to continuing operations. The estimated loss on disposal of $10.1 million in 1995 was reversed in 1996. The estimated loss was determined by deducting the $56 million estimated net asset value of discontinued wool operations (i.e., sales price) from the $66.1 million value of net assets held for sale.

     Assets, liabilities, revenues and operating profits (losses) for the fiscal year ending 1995, the year the wool operations were reported as discontinued operations, were as follows:

                                                                                                           1995
                                                                                                      --------------
                                                                                                      (IN THOUSANDS)
Total assets.......................................................................................      $294,290
Total liabilities..................................................................................       216,326
Revenues...........................................................................................       440,112
Pretax operating income............................................................................        10,002

     In December 1993, the Company completed the sale of its Caro-Green Nursery business to Zelenka Nursery Inc. At March 31, 1997, the consolidated balance sheet includes notes receivable from the purchaser totaling approximately $2.7 million.

     b) RESTRUCTURING CHARGES. As a result of the termination of the sale of the wool operations, the Company implemented a reorganization plan for its nontobacco business and determined that a pretax restructuring charge of $12.5 million ($11.0 million after-tax) was appropriate. The major components of the restructuring charges relate to the wool division and

                        STANDARD COMMERCIAL CORPORATION
include: (i) approximately $2.1 million associated with the closure of the wool processing facility in Argentina; (ii) approximately $3.6 million for the write-off of goodwill; (iii) approximately $2.8 million associated with the write-off of export incentive allowances; and (iv) approximately $2.5 million of expenses related to the terminated sale of the wool division and other miscellaneous restructuring costs. To date in Argentina, the wool processing operations have been discontinued, the factory has been leased to a third party, 181 employees have been terminated and certain impaired assets have been written down. Identifiable expenses connected with the closure of the processing facility included in the fiscal 1996 results of operations totaled $603,000, including personnel costs of approximately $300,000 and plant overhead. The Company continues to maintain a sales function in Argentina. In Australia, operations have been consolidated under one management team to better and more efficiently serve this market. The wool tops departments in the German and French companies have been reorganized to streamline their marketing efforts. The Company has undertaken a feasibility study to improve operational efficiencies in the French topmaking factory. For the year ended March 31, 1997, the restructuring resulted in lower depreciation, amortization and personnel costs of approximately $1.1 million. With the exception of the export incentive issue, which is expected to be resolved in fiscal 1998, substantially all incurred amounts related to the restructuring had been expended at March 31, 1997. The charge for the export incentive allowance relates to a subsequently discontinued South African export incentive program under which a Company claim was initially approved and then subsequently disallowed. The issue is currently before the Supreme Court of South Africa. The Company believes that an unfavorable settlement would not have a material impact on liquidity.

NOTE 3 -- RECEIVABLES

                                                                                                           1997        1996
                                                                                                         --------    --------
                                                                                                            (IN THOUSANDS)
Trade accounts........................................................................................   $180,926    $173,413
Advances to suppliers.................................................................................     48,349      36,701
Affiliated companies..................................................................................      9,773      17,357
Other.................................................................................................     31,113      30,196
                                                                                                         --------    --------
                                                                                                          270,161     257,667
Allowances for doubtful accounts......................................................................     (3,601)     (5,550)
                                                                                                         --------    --------
                                                                                                         $266,560    $252,117
                                                                                                         --------    --------
                                                                                                         --------    --------

NOTE 4 -- INVENTORIES


                                                                                                                MARCH 31,
                                                                                        SEPTEMBER 30,      --------------------
                                                                                       1997 (UNAUDITED)      1997        1996
                                                                                       ----------------    --------    --------
                                                                                                    (IN THOUSANDS)
Tobacco.............................................................................       $345,081        $181,349    $160,721
Nontobacco..........................................................................         75,946          75,170      99,060
                                                                                       ----------------    --------    --------
                                                                                           $421,027        $256,519    $259,781
                                                                                       ----------------    --------    --------
                                                                                       ----------------    --------    --------


     Tobacco inventories at March 31, 1997 and 1996 included capitalized interest, totaling $4.3 million and $4.2 million, and valuation reserves for tobacco and wool of $4.9 million and $5.2 million, respectively. Inventory valuation provisions included in cost of sales totaled approximately $0.9 million, $1.4 million and $5.3 million in 1997, 1996 and 1995, respectively.

                        STANDARD COMMERCIAL CORPORATION

NOTE 5 -- PROPERTY, PLANT AND EQUIPMENT

                                                                                                           1997        1996
                                                                                                         --------    --------
                                                                                                            (IN THOUSANDS)
Land..................................................................................................   $ 14,063    $ 15,318
Buildings.............................................................................................     77,116      76,464
Machinery and equipment...............................................................................    131,124     133,959
Furniture and fixtures................................................................................     13,157      12,023
Construction in progress..............................................................................      2,322       1,210
                                                                                                         --------    --------
                                                                                                          237,782     238,974
Accumulated depreciation..............................................................................   (115,769)   (104,476)
                                                                                                         --------    --------
                                                                                                         $122,013    $134,498
                                                                                                         --------    --------
                                                                                                         --------    --------

     Depreciation expense was $18.1 million, $18.1 million and $14.7 million in 1997, 1996 and 1995, respectively.

NOTE 6 -- INVESTMENT IN AFFILIATES

     a) Net investment in affiliated companies are represented by the following:

                                                                                                        1997        1996
                                                                                                      --------    --------
                                                                                                         (IN THOUSANDS)
Net current assets (liabilities)...................................................................   $  4,421    $  4,445
Property, plant and equipment......................................................................     29,446      24,156
Other long-term assets (liabilities)...............................................................       (132)      1,977
Interests of other shareholders....................................................................    (21,033)    (19,018)
                                                                                                      --------    --------
Company's interest.................................................................................     12,702      11,560
Provision for withholding taxes....................................................................       (169)       (118)
                                                                                                      --------    --------
Net investments....................................................................................   $ 12,533    $ 11,442
                                                                                                      --------    --------
                                                                                                      --------    --------

     b)  The results of operations of affiliated companies were:

                                                                                               YEAR ENDED MARCH 31,
                                                                                         --------------------------------
                                                                                           1997        1996        1995
                                                                                         --------    --------    --------
                                                                                                  (IN THOUSANDS)
Sales.................................................................................   $119,022    $ 82,527    $ 99,236
                                                                                         --------    --------    --------
Income (loss) before taxes............................................................   $  5,627    $  2,493      (2,468)
Income taxes..........................................................................      2,104       2,259       1,074
                                                                                         --------    --------    --------
Net income (loss).....................................................................   $  3,523    $    234    $ (3,542)
                                                                                         --------    --------    --------
Company's share.......................................................................   $  1,463    $   (260)   $ (4,567)
Withholding taxes.....................................................................        (51)        191          97
                                                                                         --------    --------    --------
Equity in earnings (losses)...........................................................   $  1,412    $    (69)   $ (4,470)
                                                                                         --------    --------    --------
Dividends received....................................................................   $    148    $     96    $    154
                                                                                         --------    --------    --------
                                                                                         --------    --------    --------

     c) Balances with the unconsolidated affiliates are for the procurement of tobacco inventory as follows:


                                                                                                 YEAR ENDED MARCH 31,
                                                                                             -----------------------------
                                                                                              1997       1996       1995
                                                                                             -------    -------    -------
                                                                                                    (IN THOUSANDS)
Purchases of tobacco......................................................................   $41,952    $18,932    $26,421
Receivables from unconsolidated affiliates................................................     9,773     17,357     17,190
Advances on purchases of tobacco..........................................................    10,394     12,615     15,477
Payables to unconsolidated affiliates.....................................................     3,449         18      1,098

                        STANDARD COMMERCIAL CORPORATION

The Company's significant affiliates and percentage of ownership at March 31, 1997 follow: Adams International Ltd, 49.0% (Thailand), Siam Tobacco Export Corporation Ltd, 49.0% (Thailand), Tobacco Processors (Lilongwe) Ltd, 51.9% (Malawi) and Independent Wool Dumpers Pty Ltd, 16.8% (Australia). Audited financial statements of affiliates are obtained annually.

NOTE 7 -- OTHER ASSETS

                                                                                                            1997       1996
                                                                                                           -------    -------
                                                                                                             (IN THOUSANDS)
Cash surrender value of life insurance policies (face amount $42,765)...................................   $12,775    $12,567
Policy loans............................................................................................     6,246      6,780
                                                                                                           -------    -------
                                                                                                             6,529      5,787
Bank deposits...........................................................................................       418        118
Receivables.............................................................................................    14,588     17,851
Due from affiliates.....................................................................................        39        823
Investments.............................................................................................         2      3,294
Excess of purchase price of subsidiaries over net assets acquired -- net of accumulated amortization of
  $7,354 (1996 -- $7,231)...............................................................................     4,224      4,347
Other...................................................................................................     4,021      5,063
                                                                                                           -------    -------
                                                                                                           $29,821    $37,283
                                                                                                           -------    -------
                                                                                                           -------    -------

NOTE 8 -- SHORT-TERM BORROWINGS

                                                                                              1997        1996        1995
                                                                                            --------    --------    --------
                                                                                                     (IN THOUSANDS)
Weighted average interest on borrowings at end of year...................................       8.0%        8.5%        9.8%
Weighted average interest rate on borrowings during the year (1).........................       8.0%        9.0%        9.2%
Maximum amount outstanding at any month-end..............................................   $372,747    $433,646    $450,590
Average month-end amount outstanding.....................................................   $337,178    $388,875    $401,923
Amount outstanding at year-end (2).......................................................   $272,325    $373,625    $378,955

---------------

(1) Computed by dividing short-term interest expense and amortized financing costs by average short-term debt outstanding.

(2) During the first quarter of fiscal 1998 the Company completed a secondary issue of 3,022,500 shares, from which the $47.0 million proceeds have been applied as a reduction of short-term borrowings. Accordingly, since the application of the equity proceeds will preclude the use of working capital to satisfy these obligations, $47.0 million has been reclassified as long-term debt in accordance with SFAS 6, "Classification of Short-Term Obligations Expected to be Refinanced". For periods after March 31, 1997, the equity proceeds of $47.0 million will be reported as an increase in shareholders' equity. This amount has been excluded from the calculation of average month-end amounts outstanding.

     At March 31, 1997, under agreements with various banks, total short-term credit facilities for continuing operations of $646.9 million (1996 -- $694.0 million) were available to the Company of which $71.0 million (1996 -- $53.0 million) were being utilized for letters of credit and guarantees and $299.0 million (1996 -- $287.0 million) were unused.

     The Company's revolving credit facilities at March 31, 1997 included a $100.0 million facility for U.S. tobacco operations and a $155.0 million master credit facility for non-U.S. tobacco operations, both expiring in June 1998, in addition to local lines of approximately $265.0 million. Also, separate facilities totaling $127.0 million are in place for wool operations. On August 1, 1997, the Company entered into the Global Bank Facility. See Note 21.

     At March 31, 1997 substantially all of the Company's assets were pledged against current and long-term borrowings.

                        STANDARD COMMERCIAL CORPORATION

NOTE 9 -- ACCOUNTS PAYABLE

                                                                                                           1997        1996
                                                                                                         --------    --------
                                                                                                            (IN THOUSANDS)
Trade accounts........................................................................................   $108,476    $100,286
Affiliated companies..................................................................................      3,449          18
Other accruals and payables...........................................................................     29,220      33,433
                                                                                                         --------    --------
                                                                                                         $141,145    $133,737
                                                                                                         --------    --------
                                                                                                         --------    --------

NOTE 10 -- LONG-TERM DEBT

                                                                                                            1997       1996
                                                                                                           -------    -------
                                                                                                             (IN THOUSANDS)
6.48% fixed rate loans repayable annually through 1998..................................................   $ 3,637    $ 6,472
Floating rate loan at prime through March 1999 (1997 average 8.25%).....................................     8,667         --
10.4% loan repayable annually through 2000..............................................................     4,900      6,000
Floating rate note, at 82% of prime, repayable in 2001 (1997 average 8.25%).............................     2,940      2,940
11.95% loan repayable through 2001......................................................................     2,346      3,129
Italian prime + 1/8% payable through 2002 (1997 average 10.6%)..........................................     3,458      4,273
9.82% fixed rate loan repayable annually through 2005...................................................     3,282      3,566
9.25% note repayable through 2005.......................................................................     1,762      1,978
9.25% fixed rate loan repayable annually through 1997...................................................        --        820
Floating rate loan at 1.5% above LIBOR repayable annually through 1998..................................        --      1,175
Floating rate loan, at 1.75% above LIBOR, repayable quarterly through March 1999........................        --      1,535
Senior notes, at 1.75% above LIBOR repayable quarterly through March 1999...............................        --      3,103
Floating rate loan, at 1.75% above three-month negotiable CD rate, repayable quarterly through March
  2002..................................................................................................        --      6,533
Other...................................................................................................     1,202      1,959
                                                                                                           -------    -------
                                                                                                            32,194     43,483
Current portion.........................................................................................    (8,985)   (11,665)
Revolving credit facilities (See Note 8)................................................................    47,043         --
                                                                                                           -------    -------
                                                                                                           $70,252    $31,818
                                                                                                           -------    -------
                                                                                                           -------    -------


     Long-term debt maturing after one year (excluding the reclassification of the $47.0 million net proceeds of the equity offering as discussed in Note 8) is as follows: 1999 -- $11,537; 2000 -- $3,963; 2001 -- $4,760; 2002 -- $716; and
thereafter -- $2,233.


     At June 30, 1997 and March 31, 1997, the Company reclassified $115.0 and $47.0 million, respectively, of borrowings under its revolving credit facilities as long-term debt. The reclassification of $115.0 million at June 30, 1997 results from the issuance of $115.0 million 8 7/8% senior notes due 2005 pursuant to Rule 144A, which closed on August 1, 1997. See Note 8 for a discussion of the reclassification of $47.0 million at March 31, 1997. Because the proceeds from these transactions were applied to reduce short-term borrowings, and obviated the use of working capital to satisfy these short term obligations, the Company reclassified these amounts per SFAS 6. The Company had both the intent and ability to refinance these amounts on a long-term basis.

     Certain debt agreements to which the Parent and its subsidiaries are parties contain financial covenants (relating to, among other things: minimum net worth and interest coverage ratios; and limits on capital expenditures, permitted investments, indebtedness advances and liens) which could restrict the payment of cash dividends.

  CONVERTIBLE SUBORDINATED DEBENTURES

     On November 13, 1991 the Company issued $69.0 million of 7 1/4% Convertible Subordinated Debentures due March 31, 2007. Adjusted for subsequent stock dividends, the debentures currently are convertible into shares of common stock of the Company at a conversion price of $29.38. The debentures are subordinated in right of payment to all senior indebtedness, as

                        STANDARD COMMERCIAL CORPORATION
defined, of the Company, and as of March 31, 1995 became redeemable in whole or in part at the option of the Company any time. Beginning March 31, 2003 the Company will make annual payments to a sinking fund which will be sufficient to retire at least 5% of the principal amount of issued Debentures reduced by earlier conversions, redemptions and repurchases.

     At March 31, 1997, substantially all of the Company's assets were pledged against current and long-term borrowings.

NOTE 11 -- BENEFITS

     The Company has a noncontributory defined benefit pension plan covering substantially all full-time salaried employees in the United States and a Supplemental Executive Retirement Plan ("SERP") covering benefits otherwise limited by Section 401(a)(17) (Compensation Limitation) and Section 415 (Benefits Limitation) of the Internal Revenue Code. Various other pension plans are sponsored by foreign subsidiaries. Benefits under the plans are based on employees' years of service and eligible compensation. Foreign plans which are significant and considered to be defined benefit pension plans have adopted Statement of Financial Accounting Standards No. 87, EMPLOYERS' ACCOUNTING FOR PENSIONS. The Company's policy is to contribute amounts to the U.S. plan sufficient to meet or exceed funding requirements of federal benefit and tax laws.

  U.S. PLAN

     A summary of pension costs follows:

                                                                                                        YEAR ENDED MARCH 31,
                                                                                                       -----------------------
                                                                                                       1997     1996     1995
                                                                                                       -----    -----    -----
                                                                                                           (IN THOUSANDS)
Service cost -- benefits earned during the year.....................................................   $ 498    $ 433    $ 421
Interest cost on projected benefit obligation.......................................................     649      549      501
Recognized return on plan assets                                                                        (832)    (670)    (583)
Net amortization....................................................................................     (29)     (72)     (37)
                                                                                                       -----    -----    -----
Net pension cost....................................................................................   $ 286    $ 240    $ 302
                                                                                                       -----    -----    -----
                                                                                                       -----    -----    -----

     The funded status of the U.S. plans, which include a book-reserve SERP, at March 31 is shown below:

                                                                                                             ABO EXCEEDS
                                                                                   ASSETS EXCEED ABO           ASSETS
                                                                                  -------------------     -----------------
                                                                                   1997        1996        1997       1996
                                                                                  -------     -------     ------     ------

                                                                                               (IN THOUSANDS)
Actuarial present value of benefit obligations:
      -- vested...............................................................    $ 7,265     $ 6,429     $   --     $   --
      -- nonvested benefits                                                            44          56        486        334
                                                                                  -------     -------     ------     ------
Accumulated benefit obligation................................................      7,309       6,485        486        334
Benefits attributable to projected salaries...................................      2,142       1,989         51        152
                                                                                  -------     -------     ------     ------
Projected benefit obligation..................................................      9,451       8,474        537        486
Plan assets at fair value.....................................................     11,505      10,391         --         --
                                                                                  -------     -------     ------     ------
Assets in excess of (less than) projected obligation..........................      2,054       1,917       (537)      (486)
Unamortized net transition gain...............................................       (306)       (367)
Unrecognized prior service cost...............................................        (44)        (55)        44         88
Unrecognized experience gain..................................................       (693)       (389)        (6)        (6)
                                                                                  -------     -------     ------     ------
Prepaid (accrued) pension costs...............................................    $ 1,011     $ 1,106     $ (499)    $ (404)
                                                                                  -------     -------     ------     ------
                                                                                  -------     -------     ------     ------

     The projected benefit obligation at March 31, 1997, 1996 and 1995 was determined using an assumed discount rate of 7.375%, 7.25% and 7.25%, respectively, and assumed future compensation increases of 5.00%, 5.25% and 5.25%, respectively. The assumed long-term rate of return on plan assets was 8.0%, 8.0% and 8.0% at March 31, 1997, 1996 and 1995, respectively. Assets consist of pooled equity and fixed income funds managed by an independent trustee.

                        STANDARD COMMERCIAL CORPORATION

  NON-U.S. PLANS

     A summary of pension costs follows:

                                                                                                     YEAR ENDED MARCH 31,
                                                                                                 -----------------------------
                                                                                                  1997       1996       1995
                                                                                                 -------    -------    -------
                                                                                                        (IN THOUSANDS)
Service cost -- benefits earned during the year...............................................   $ 1,367    $ 1,507    $ 1,428
Interest cost on projected benefit obligation.................................................     2,310      2,646      2,414
Recognized return on plan assets                                                                  (2,348)    (2,004)    (1,655)
Net amortization..............................................................................        49        222        147
                                                                                                 -------    -------    -------
Net pension cost..............................................................................   $ 1,378    $ 2,371    $ 2,334
                                                                                                 -------    -------    -------
                                                                                                 -------    -------    -------

     The funded status of non-U.S. plans, which include book-reserve plans, at March 31 is shown below:

                                                                                    ASSETS EXCEED ABO      ABO EXCEEDS ASSETS
                                                                                    ------------------    --------------------
                                                                                     1997       1996        1997        1996
                                                                                    -------    -------    --------    --------

                                                                                                  (IN THOUSANDS)
Actuarial present value of benefit obligations:
      -- vested..................................................................   $18,455    $11,575    $  7,857    $ 12,945
      -- nonvested benefits......................................................       120        454          --          48
                                                                                    -------    -------    --------    --------
Accumulated benefit obligation...................................................    18,575     12,029       7,857      12,993
Benefits attributable to projected salaries......................................     5,255      4,394         517       1,200
                                                                                    -------    -------    --------    --------
Projected benefit obligation.....................................................    23,830     16,423       8,374      14,193
Plan assets at fair value........................................................    26,150     17,402          --       4,484
                                                                                    -------    -------    --------    --------
Assets in excess of (less than) projected obligation.............................     2,320        979      (8,374)     (9,709)
Unamortized net transition loss..................................................       679        854         927         943
Unrecognized prior service cost..................................................    (2,094)      (113)         --         913
Unrecognized experience gain.....................................................       566     (1,193)         56        (817)
Additional minimum liability.....................................................        --         --      (1,031)       (914)
                                                                                    -------    -------    --------    --------
Prepaid (accrued) pension costs..................................................   $ 1,471    $   527    $ (8,422)   $ (9,584)
                                                                                    -------    -------    --------    --------
                                                                                    -------    -------    --------    --------

     The assumptions used in 1997, 1996 and 1995 were as follows:

                                                                                   1997            1996          1995
                                                                             ---------------- -------------- -------------
Discount rates..............................................................  7.375% to 8.5%  7.75% to 8.5%  7.5% to 8.5%
Compensation increases......................................................  5.50% to 7.0%   3.25% to 6.5%  5.5% to 7.0%
Long-term rates of return on plan assets....................................      10.0%           10.0%          10.0%

     Plan assets consist primarily of common stocks, pooled equity and fixed income funds. The pension costs and obligations for non-U.S. plans shown above also include certain unfunded book-reserve plans.

     The Company also sponsors a 401(k) savings incentive plan for most full-time salaried employees in the United States. The expense for this plan was $196,000 in 1997, $144,000 in 1996 and $127,000 in 1995.

     The Company provides health care and life insurance benefits for substantially all of its retired salaried employees in the U.S. These benefits are accounted for in accordance with Statement of Financial Accounting Standards No. 106, EMPLOYERS' ACCOUNTING FOR POSTRETIREMENT BENEFITS OTHER THAN PENSIONS, which requires the accrual of the estimated cost of retiree benefit payments during the years the employee provides services.

                        STANDARD COMMERCIAL CORPORATION

     The components of the net periodic cost of postretirement benefits for 1997, 1996 and 1995 were:

                                                                                                  YEAR ENDED MARCH 31,
                                                                                            --------------------------------
                                                                                              1997        1996        1995
                                                                                            --------    --------    --------
Service cost.............................................................................   $193,942    $176,148    $168,613
Interest cost on accumulated benefit obligation..........................................    493,527     522,164     405,299
Amortization of plan amendments..........................................................   (138,904)   (136,649)   (138,904)
                                                                                            --------    --------    --------
Net periodic cost........................................................................   $548,565    $561,663    $435,008
                                                                                            --------    --------    --------
                                                                                            --------    --------    --------

     The components of the liability included in the consolidated balance sheet at March 31, 1997 and 1996 of the actuarial present value of benefits for services rendered to date were:

                                                                                                        1997          1996
                                                                                                     ----------    ----------
Current retirees..................................................................................   $  489,487    $  504,723
Active employees eligible to retire...............................................................    2,731,768     2,423,723
Active employees not eligible to retire...........................................................    3,343,157     4,041,795
                                                                                                     ----------    ----------
Total.............................................................................................    6,564,412     6,970,241

Unrecognized net gain (loss)......................................................................      259,872      (672,154)
Unrecognized prior service cost...................................................................      972,323     1,111,227
                                                                                                     ----------    ----------
Accumulated postretirement benefit obligation.....................................................   $7,796,607    $7,409,314
                                                                                                     ----------    ----------
                                                                                                     ----------    ----------

     The accumulated postretirement benefit obligation (APBO) was determined using an 8.0% weighted-average discount rate. The medical cost trend rate used in determining the APBO was assumed to be 12.5% in 1997. This rate was assumed to gradually decline to 6.5% in 2004, and remain at that level thereafter.

     Assuming a one percent increase in the medical cost trend rates, the aggregate of the service and interest cost components of the net periodic pension cost for 1997 would increase by $126,000 and the APBO as of March 31, 1997 would increase by $915,000. In general, postretirement benefit costs are insured or paid as claims are incurred.

     The ongoing impact of Statement 106 as it relates to employees of foreign subsidiaries is immaterial. The Company expenses the cost of these benefits as incurred.

  EMPLOYEE STOCK OPTIONS

     In March 1997, the Company entered into a three-year employment agreement with its Chief Executive Officer. The agreement, which was ratified by the Board of Directors on April 14, 1997, provides for the grant of nonqualified options to purchase 100,000 shares of the Company's common stock at an exercise price equal to the fair market value as of the date of grant. These options will become exercisable (contingent on continued employment with the Company) in equal annual installments over a three-year period. No options are currently exercisable.

NOTE 12 -- COMMITMENTS AND CONTINGENCIES

     The Company is obligated under operating leases for equipment, office and warehouse space with minimum annual rentals as follows: 1998 -- $3,601,757; 1999 -- $2,650,260; 2000 -- $1,964,891; 2001 -- $54,720; 2002 -- $24,203 and
thereafter $143,364. Some of the leases are subject to escalation.

     Expenses under operating leases for continuing operations in 1997, 1996 and 1995 were $3,049,100, $3,811,000 and $963,000, respectively.

     The Company operates a processing facility under a service agreement which guarantees reimbursement of all of the facility's costs including operating expenses and management fees. This lease is not considered a commitment of the Company.

                        STANDARD COMMERCIAL CORPORATION

     The Company has commitments for capital expenditures of approximately $17.4 million, all of which are expected to be incurred in fiscal 1998.

     The previously reported joint Canadian-U.S. criminal investigation into alleged violations of law relating to the importation, exportation and taxation of tobacco has been discontinued. The Canadian investigation is continuing as to individual Canadian and U.S. citizens. Management does not believe that it will have a material adverse effect on the Company's financial statements as a whole, liquidity or future results of operations.

     Other contingencies, consisting of guarantees, pending litigation and other claims, in the opinion of management, are not considered to be material in relation to the Company's financial statements as a whole, liquidity or future results of operations.

  CONCENTRATION OF CREDIT AND OFF-BALANCE SHEET RISKS

     Financial instruments that potentially subject the Company to a concentration of credit risks consist principally of cash and trade receivables relating to customers in the tobacco and wool industries. Cash is deposited with high-credit-quality financial institutions. Concentration of credit risks related to receivables is limited because of the diversity of customers and locations.

NOTE 13 -- COMMON STOCK

                                                     NUMBER OF SHARES                                   UNEARNED
                                                     OF COMMON STOCK        COMMON      ADDITIONAL     RESTRICTED
                                                  ----------------------     STOCK       PAID IN       STOCK PLAN    TREASURY STOCK
                                                    ISSUED     TREASURY    PAR VALUE     CAPITAL      COMPENSATION      AT COST
                                                  ----------   ---------   ---------   ------------   ------------   --------------
                                                                                (IN THOUSANDS)
March 31, 1994..................................  10,913,459   2,346,318    $ 2,183      $ 34,875        $ (649)        $   (583)
401(k) contributions............................       8,585                      2           125
Dividends reinvested............................      19,391                      4           302
RSP compensation earned.........................                                                            134
RSP shares forfeited............................        (435)                    --            --
Stock dividends.................................     219,289      47,160         43         2,986                           (650)
                                                  ----------   ---------   ---------   ------------   ------------   --------------
March 31, 1995..................................  11,160,289   2,393,478      2,232        38,288          (515)          (1,233)
401(k) contributions............................      12,283                      3           141
Dividends reinvested............................         729                     --             8
RSP compensation earned.........................                                                             80
RSP shares forfeited............................      (1,359)                    --           (37)
Stock dividends.................................     452,333      97,183         90         5,260                         (1,151)
                                                  ----------   ---------   ---------   ------------   ------------   --------------
March 31, 1996..................................  11,624,275   2,490,661      2,325        43,660          (435)          (2,384)
401(k) contribution.............................      16,122                      3           196
Dividends reinvested............................         662                     --            10
RSP compensation earned.........................                                                            114
RSP shares forfeited............................        (557)                    --           (10)
Stock dividends.................................     471,693     101,129         94         6,226                         (1,415)
ESOP conversion.................................      14,075                      3           242
                                                  ----------   ---------   ---------   ------------   ------------   --------------
March 31, 1997..................................  12,126,270   2,591,790    $ 2,425      $ 50,324        $ (321)        $ (3,799)
                                                  ----------   ---------   ---------   ------------   ------------   --------------
                                                  ----------   ---------   ---------   ------------   ------------   --------------

     The Company maintains a Performance Improvement Compensation Plan administered by the Compensation Committee of the Board of Directors as an incentive for designated employees. In June 1993, the Board adopted a Restricted Stock Plan ("RSP") as a means of awarding those employees to the extent that certain performance objectives were met, restricted shares of the Company's common stock pursuant to the RSP, the Compensation Committee of the Board awarded 36,454

                        STANDARD COMMERCIAL CORPORATION
shares of Restricted Stock in fiscal 1994, of which 36,280 were issued as of March 31, 1994. The shares were issued subject to a seven-year restriction period.

     The Company has a 401(k) savings incentive plan in the United States to which the employer contributes shares of common stock under a matching program, and a dividend reinvestment plan.

     Treasury stock represents shares in the Company acquired by a foreign affiliate prior to its becoming a wholly-owned subsidiary.

     On January 31, 1997, the Company terminated the Employee Stock Ownership Plan (the "ESOP") established by W A Adams Company prior to that company's acquisition by the Company. This termination involved the redemption by the Company of 24,602 shares of ESOP Preferred Stock for an aggregate price of $2,460,287 in cash and the issuance of 14,075 shares of Common Stock. The remaining 62,875 shares of unallocated ESOP Preferred Stock were canceled.


     Subsequent to March 31, 1997 the Company completed the registration and sale of 3,022,500 shares of common stock, the proceeds of which were used to repay approximately $47.0 million of short-term indebtedness outstanding under the MFA, and a notes offering, the proceeds of which were used to retire the Company's existing U.S. Revolving Credit Facility, to repay certain long-term bank loans in the United States and to reduce indebtedness under the MFA. Assuming these transactions were consummated on April 1, 1996, after-tax interest savings of $4,491,000 would have increased the net income and primary and fully diluted earnings per share would have been $1.70 and $1.64, respectively, and the corresponding weighted-average shares outstanding for purposes of these computations would have been 12,383,000 and 14,861,000 after giving effect to the increase of 45,500 shares resulting from quarterly stock dividends. This computation is summarized as follows:



                                                                                                                    FULLY
                                                                                                    PRIMARY        DILUTED
                                                                                                  ------------   ------------
Net income applicable to Common Stock..........................................................   $ 16,590,000   $ 19,890,000
Add -- After tax interest savings..............................................................      4,491,000      4,491,000
                                                                                                  ------------   ------------
Pro forma net income applicable to Common Stock................................................   $ 21,081,000   $ 24,381,000

Average number of shares outstanding...........................................................      9,314,461     11,792,809
Add -- increase in shares outstanding..........................................................      3,068,000      3,068,000
                                                                                                  ------------   ------------
Pro forma average number of shares outstanding.................................................     12,382,461     14,860,809

Pro forma earnings per share...................................................................          $1.70          $1.64


NOTE 14 -- FOREIGN CURRENCY

     Changes in the translation adjustment component of shareholders' equity are shown below:

                                                                                                1997       1996        1995
                                                                                              --------    -------    --------
                                                                                                      (IN THOUSANDS)
Beginning balance April 1..................................................................   $ (9,444)   $(4,319)   $(17,984)
Net change in translation of foreign financial statements..................................     (7,312)    (5,125)     13,665
                                                                                              --------    -------    --------
Ending Balance March 31....................................................................   $(16,756)   $(9,444)   $ (4,319)
                                                                                              --------    -------    --------
                                                                                              --------    -------    --------

     Net amounts included in the income statement relating to foreign currency losses from continuing operations were $920,000, $276,000, and $756,000 in 1997, 1996 and 1995, respectively.

                        STANDARD COMMERCIAL CORPORATION

NOTE 15 -- OTHER INCOME (EXPENSE) -- NET

                                                                                                    YEAR ENDED MARCH 31,
                                                                                                -----------------------------
                                                                                                 1997       1996       1995
                                                                                                -------    -------    -------
                                                                                                       (IN THOUSANDS)
Other income
  Interest...................................................................................   $ 4,493    $ 4,430    $ 4,644
  Gain on asset sales and dispositions.......................................................     4,668      4,476     14,650
  Rents received.............................................................................       610        441        233
  Other......................................................................................     3,520      4,976      2,162
                                                                                                -------    -------    -------
                                                                                                 13,291     14,323     21,689
                                                                                                -------    -------    -------
Other expense
  Amortization of goodwill...................................................................      (132)      (197)      (582)
  Other......................................................................................    (2,905)    (2,714)    (2,136)
                                                                                                -------    -------    -------
                                                                                                 (3,037)    (2,911)    (2,718)
                                                                                                -------    -------    -------
                                                                                                $10,254    $11,412    $18,971
                                                                                                -------    -------    -------
                                                                                                -------    -------    -------

NOTE 16 -- INCOME TAXES

     a) Significant components of the Company's deferred tax liabilities and assets are as follows:

                                                                                                            1997       1996
                                                                                                           -------    -------
                                                                                                             (IN THOUSANDS)
Deferred tax liabilities:
  Depreciation..........................................................................................   $10,528    $11,377
  Capitalized interest..................................................................................     1,183        763
  Income recognition in foreign subsidiaries............................................................    14,983     16,673
  Prepaid pension assets................................................................................     1,232        898
                                                                                                           -------    -------
  Total deferred tax liabilities........................................................................    27,926     29,711
                                                                                                           -------    -------
Deferred tax assets:
  NOL carried forward...................................................................................     7,138      8,766
  Valuation allowance...................................................................................    (5,503)    (7,021)
  Postretirement benefits other than pensions...........................................................     3,071      2,919
  Uniform capitalization................................................................................       143        186
  All other, net........................................................................................     1,963      1,925
                                                                                                           -------    -------
Total deferred tax assets...............................................................................     6,812      6,775
                                                                                                           -------    -------
Net deferred tax liabilities............................................................................   $21,114    $22,936
                                                                                                           -------    -------
                                                                                                           -------    -------

     The net deferred tax liabilities include approximately $15,295 and $13,304 of current liabilities at March 31, 1997 and 1996, respectively.

     The Parent has provided valuation allowances on deferred tax assets for certain foreign subsidiaries based on their history of losses. Management cannot assert that there will likely be sufficient profits generated by these subsidiaries in the near future to offset these losses.

     The change during 1997 is due to the utilization of tax loss carryforwards for which no benefit had been recognized in prior years. The loss carryforwards which give rise to the valuation allowances will expire in 2001 and thereafter.

                        STANDARD COMMERCIAL CORPORATION

     b) Income tax provisions are detailed below:

                                                                                                    YEAR ENDED MARCH 31,
                                                                                                -----------------------------
                                                                                                 1997       1996       1995
                                                                                                -------    -------    -------
                                                                                                       (IN THOUSANDS)
Current
  Federal....................................................................................   $   445    $   130    $ 3,686
  Foreign....................................................................................    12,793      7,455     11,470
  State and local............................................................................        28        219        421
                                                                                                -------    -------    -------
                                                                                                 13,266      7,804     15,577
                                                                                                -------    -------    -------
Deferred
  Federal....................................................................................       707     (1,131)    (1,154)
  Foreign....................................................................................    (1,194)       160      1,938
  State and local............................................................................         3          3          9
                                                                                                -------    -------    -------
                                                                                                   (484)      (968)       793
                                                                                                -------    -------    -------
Income tax provision.........................................................................   $12,782    $ 6,836    $16,370
                                                                                                -------    -------    -------
                                                                                                -------    -------    -------

     c) Components of deferred taxes follow:

                                                                                                     YEAR ENDED MARCH 31,
                                                                                                 -----------------------------
                                                                                                  1997       1996       1995
                                                                                                 -------    -------    -------
                                                                                                        (IN THOUSANDS)
Tax on differences in timing of income recognition in foreign subsidiaries....................   $  (353)   $(2,565)   $ 2,055
Utilization of NOL carried forward............................................................        --        185         --
Capitalized interest..........................................................................       420       (248)       (29)
DISC income...................................................................................        --         --        (89)
Other.........................................................................................      (551)     1,660     (1,144)
                                                                                                 -------    -------    -------
                                                                                                 $  (484)   $  (968)   $   793
                                                                                                 -------    -------    -------
                                                                                                 -------    -------    -------

     d) The provision for income taxes is determined on the basis of the jurisdiction imposing the tax liability. As some of the income of foreign companies may also be currently subject to U.S. tax, the U.S. and foreign income taxes shown do not compare directly with the segregation of pretax income between domestic and foreign companies that follows:

                                                                                                    YEAR ENDED MARCH 31,
                                                                                                -----------------------------
                                                                                                 1997       1996       1995
                                                                                                -------    -------    -------
                                                                                                       (IN THOUSANDS)
Pretax income
  Domestic...................................................................................   $ 3,663    $   264    $   (89)
  Foreign....................................................................................    28,582      1,994     10,069
                                                                                                -------    -------    -------
                                                                                                $32,245    $ 2,258    $ 9,980
                                                                                                -------    -------    -------
                                                                                                -------    -------    -------

                        STANDARD COMMERCIAL CORPORATION

     e) The following is a reconciliation of the income tax provision to the expense calculated at the U.S. federal statutory rate.

                                                                                                    YEAR ENDED MARCH 31,
                                                                                                -----------------------------
                                                                                                 1997       1996       1995
                                                                                                -------    -------    -------
                                                                                                       (IN THOUSANDS)
Expense (benefit) at U.S. federal statutory tax rate.........................................   $11,286    $   768    $ 3,393
Foreign tax losses for which there is no relief available....................................       321      4,359      9,750
U.S. tax on foreign income...................................................................       500        200      2,912
Different tax rates in foreign subsidiaries..................................................       680       (177)    (1,073)
Other -- net.................................................................................        (5)     1,686      1,388
                                                                                                -------    -------    -------
                                                                                                $12,782    $ 6,836    $16,370
                                                                                                -------    -------    -------
                                                                                                -------    -------    -------

NOTE 17 -- DISCLOSURES OF FAIR VALUE OF FINANCIAL INSTRUMENTS

     The estimated fair value of the Company's financial instruments as of March 31, 1997 is provided below in accordance with Statement of Financial Accounting Standards No. 107, DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS. Certain estimates and judgments were required to develop the fair value amounts, which are not necessarily indicative of the amounts that would be realized upon disposition, nor do they indicate the Company's intent or ability to dispose of such instruments.

     CASH AND CASH EQUIVALENTS: For purposes of the Consolidated Statement of Cash Flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents. The estimated fair value of cash and cash equivalents approximates carrying value.

     SHORT-TERM AND LONG-TERM DEBT: The fair value of the Company's short-term borrowings, which primarily consists of bank borrowings, approximates its carrying value. The estimated fair value of long-term debt, including the current portion, is approximately $90.7 million, compared with a carrying value of $101.2 million, based on discounted cash flows for fixed-rate borrowings, with the fair value of floating-rate borrowings considered to approximate carrying value. Amounts reclassified from short-term borrowings to long-term debt have been excluded for fair value computations (See Note 8).

                        STANDARD COMMERCIAL CORPORATION

NOTE 18 -- SEGMENT INFORMATION

     The Company is engaged primarily in purchasing, processing and selling leaf tobacco and wool. Its activities other than these are minimal. Geographic information is determined by the areas in which the companies conducting these activities are registered. Generally, sales between segments are made at prevailing market prices.

                                                                                                YEAR ENDED MARCH 31,
                                                                                       --------------------------------------
                                                                                          1997          1996          1995
                                                                                       ----------    ----------    ----------
                                                                                                   (IN THOUSANDS)
GEOGRAPHIC AREAS
Sales
     United States..................................................................   $  466,066    $  375,842    $  288,143
     Europe.........................................................................      737,346       781,910       702,606
     Other areas....................................................................      273,728       319,428       355,529
     Intersegment eliminations......................................................     (122,870)     (117,730)     (132,713)
                                                                                       ----------    ----------    ----------
                                                                                       $1,354,270*   $1,359,450*   $1,213,565*
                                                                                       ----------    ----------    ----------
                                                                                       ----------    ----------    ----------
Operating income, net of interest
     United States..................................................................   $    5,748    $    3,576    $    2,598
     Europe.........................................................................       26,926        10,616        (9,406)
     Other areas....................................................................        2,906        (8,609)       20,425
     Corporate expenses.............................................................       (3,335)       (3,325)       (3,637)
                                                                                       ----------    ----------    ----------
Income before taxes.................................................................   $   32,245    $    2,258    $    9,980
                                                                                       ----------    ----------    ----------
                                                                                       ----------    ----------    ----------
Assets
     United States..................................................................   $  150,555    $  163,002    $  142,793
     Europe.........................................................................      445,085       469,247       503,397
     Other areas....................................................................      120,683       133,075       148,359
     Investment in affiliates.......................................................       12,533        11,442        12,905
     Corporate assets...............................................................        6,829         6,058         6,035
                                                                                       ----------    ----------    ----------
                                                                                       $  735,685    $  782,824    $  813,489
                                                                                       ----------    ----------    ----------
                                                                                       ----------    ----------    ----------
U.S. Exports
     Europe.........................................................................   $   87,531    $  103,526    $   69,348
     Far East.......................................................................       42,908        46,726        80,474
     Other areas....................................................................        6,000         5,007        12,369
                                                                                       ----------    ----------    ----------
                                                                                       $  136,439    $  155,259    $  162,191
                                                                                       ----------    ----------    ----------
                                                                                       ----------    ----------    ----------

---------------

* One tobacco customer accounted for 24.1%, 17.4% and 14.2% of total sales in 1997, 1996 and 1995, respectively.

                        STANDARD COMMERCIAL CORPORATION

                                                                                                  YEAR ENDED MARCH 31,
                                                                                          ------------------------------------
                                                                                             1997         1996         1995
                                                                                          ----------   ----------   ----------
                                                                                                     (IN THOUSANDS)

BUSINESS SEGMENTS
Sales
     Tobacco............................................................................  $  997,449   $  925,549   $  755,971
     Nontobacco.........................................................................     356,821      433,901      457,594
                                                                                          ----------   ----------   ----------
                                                                                          $1,354,270*  $1,359,450*  $1,213,565*
                                                                                          ----------   ----------   ----------
                                                                                          ----------   ----------   ----------
Operating income, net of interest
     Tobacco............................................................................  $   32,421   $   28,373   $    2,759
     Nontobacco.........................................................................       3,159      (22,790)      10,858
     Corporate expenses.................................................................      (3,335)      (3,325)      (3,637)
                                                                                          ----------   ----------   ----------
Income before taxes.....................................................................  $   32,245   $    2,258   $    9,880
                                                                                          ----------   ----------   ----------
                                                                                          ----------   ----------   ----------
Interest expense included above
     Tobacco............................................................................  $   32,288       39,381   $   35,207
     Nontobacco.........................................................................       9,829       11,547        9,721
                                                                                          ----------   ----------   ----------
                                                                                          $   42,117   $   50,928   $   44,928
                                                                                          ----------   ----------   ----------
                                                                                          ----------   ----------   ----------
Depreciation and amortization expense
     Tobacco............................................................................  $   16,613   $   14,615   $   11,278
     Nontobacco.........................................................................       4,253        9,778        5,135
                                                                                          ----------   ----------   ----------
                                                                                          $   20,866   $   24,393   $   16,413
                                                                                          ----------   ----------   ----------
                                                                                          ----------   ----------   ----------
Equity in earnings of affiliates
     Tobacco............................................................................  $    1,242   $     (217)  $   (4,489)
     Nontobacco.........................................................................         170          148           19
                                                                                          ----------   ----------   ----------
                                                                                          $    1,412   $      (69)  $   (4,470)
                                                                                          ----------   ----------   ----------
                                                                                          ----------   ----------   ----------
Assets
     Tobacco............................................................................  $  521,202   $  532,627   $  499,587
     Nontobacco.........................................................................     207,654      244,139      307,867
     Corporate assets...................................................................       6,829        6,058        6,035
                                                                                          ----------   ----------   ----------
                                                                                          $  735,685   $  782,824   $  813,489
                                                                                          ----------   ----------   ----------
                                                                                          ----------   ----------   ----------
Capital expenditures
     Tobacco............................................................................  $   10,981   $   10,398   $   11,177
     Nontobacco.........................................................................       1,835        1,813        6,151
                                                                                          ----------   ----------   ----------
                                                                                          $   12,816   $   12,211   $   17,328
                                                                                          ----------   ----------   ----------
                                                                                          ----------   ----------   ----------

---------------

* One tobacco customer accounted for 24.1%, 17.4% and 14.2% of total sales in 1997, 1996 and 1995, respectively.

                        STANDARD COMMERCIAL CORPORATION

NOTE 19 -- QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

     The following is a summary of the unaudited quarterly results of operations for 1997 and 1996:

                                                                                   QUARTER
                                                                 --------------------------------------------
                                                                   1ST         2ND         3RD         4TH         ANNUAL
                                                                 --------    --------    --------    --------    ----------
                                                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)

1997   Sales..................................................   $310,391    $249,005    $374,130    $420,744    $1,354,270
       Gross profit...........................................     21,887      21,972      27,944      32,890       104,693
       Income from continuing operations......................      1,508       2,911       4,480       8,038        16,937
       Net income.............................................      1,508       2,911       4,480       8,038        16,937
       Earnings per share
            Primary -- from continuing operations.............       0.15        0.30        0.47        0.85          1.78
                     -- net...................................       0.15        0.30        0.47        0.85          1.78
            Fully diluted.....................................          *           *           *        0.75          1.69
       Dividends paid per share...............................         **          **          **          **
       Market price -- high...................................      12.00       15.00       20.75       21.50         21.50
       -- low.................................................       8.25       11.25       11.75       17.38          8.25

1996   Sales..................................................   $296,965    $282,196    $377,555    $402,734    $1,359,450
       Gross profit...........................................     14,473      14,762      26,311      34,967        90,513
       Income (loss) from continuing operations...............     (6,255)     (3,175)     (9,040)      9,028        (9,442)
       Income (loss) from discontinued operations.............     (4,500)      3,751      10,799          --        10,050
       Net income (loss)......................................    (10,755)        576       1,759       9,028           608
       Earnings (loss) per share
            Primary -- from continuing operations.............      (0.69)      (0.35)      (0.99)       0.96         (1.07)
                     -- from discontinued operations..........      (0.48)       0.40        1.16          --          1.08
                     -- net...................................      (1.17)       0.05        0.17        0.96          0.01
            Fully diluted.....................................          *           *           *        0.82             *
       Dividends paid per share...............................         **          **          **          **
       Market price -- high...................................      15.13       14.38       12.25       10.38         15.13
       -- low.................................................      13.25       10.50        9.25        7.50          7.50

---------------

 * Not applicable because fully diluted calculations include adjustments which are antidilutive.

** Distributed one percent stock dividend.

NOTE 20 -- SUPPLEMENTAL GUARANTOR INFORMATION


     Standard Commercial Corporation (the "Company") and Standard Wool, Inc. jointly and severally, guarantee on a senior basis to each Holder and the Trustee, the full and prompt performance of Standard Commercial Tobacco Company, Inc.'s (the "Issuer") obligations under the Indenture and the $115.0 million
8 7/8% Senior Notes Due 2005 (the "Initial Notes"), the issuance of which was closed on August 1, 1997, including the payment of the principal of and interest and Additional Interest, if any, on the Notes (the Company and Standard Wool, Inc. being referred to herein as "Guarantors" and the guarantees being referred to respectively as the "Parent Guarantee" and the "Standard Wool Guarantee," and together, the "Guarantees"). The Initial Notes will be exchanged for new notes (the "Exchange Notes"; together with the Initial Notes, the "Notes") in an exchange offer upon the effectiveness of the Issuer's pending Form S-4 Registration Statement. The form and terms of the Exchange Notes are the same as the form and terms of the Initial Notes (which they replace) except that (i) the Exchange Notes will be registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, and (ii) the holders of the Exchange Notes will not be entitled to certain rights under the related Registration Rights Agreement by virtue of consummation of the exchange offer. In addition, all of the issued and outstanding capital stock of the Issuer and Standard Wool, Inc. is pledged by the Company to the Trustee for the benefit of the Holders of the Notes as security for the Parent Guarantee.


     (a) Each of the Guarantors has fully and unconditionally guaranteed on a joint and several basis the performance and punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all of the Issuer's obligations under

                        STANDARD COMMERCIAL CORPORATION
the Notes and the related indenture, including its obligations to pay principal, premium, if any, and interest with respect to the Notes. The obligation of each Guarantor is limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, can be guaranteed by the relevant Guarantor without resulting in the obligations of such Guarantor under its Guarantee constituting a fraudulent conveyance or fraudulent transfer under applicable federal or state law. Each of the Guarantees is a guarantee of payment and not collection. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in an amount PRO RATA, based on the assets less liabilities of each Guarantor determined in accordance with generally accepted accounting principles (GAAP).

     Each Guarantor that makes a payment or distribution shall be entitled to a contribution from each other Guarantor in an amount PRO RATA, based on the net assets of each Guarantor, determined in accordance with GAAP.

     Each Guarantor may consolidate with or merge into or sell its assets to the Issuer, or with other Persons upon the terms and conditions set forth in the Indenture. See "Certain Covenants -- Merger, Consolidation and Sale of Assets." In the event (A) more than 49% of the Capital Stock of Standard Wool, Inc. is sold by the Company or (B) more than 49% of the consolidated assets of Standard Wool, Inc. are sold in compliance with all of the terms of the Indenture, the Standard Wool Guarantee will be released.

     Management has determined that separate, full financial statements of the Guarantors would not be material to investors and therefore such financial statements are not provided. The following supplemental combining financial statements present information regarding the Guarantors and the Issuer.

     (b) Each of the Guarantors has accounted for their respective subsidiaries on the equity basis.

     (c) Certain reclassifications were made to conform all of the financial information to the financial presentation on a consolidated basis. The principal eliminating entries eliminate investments in subsidiaries and intercompany balances.

     (d) Included in the balance sheets are certain related party balances among borrower, the guarantors and non-guarantors. Due to the Company's world-wide operations, related party activity is included in most balance sheet accounts.

                        STANDARD COMMERCIAL CORPORATION

                STANDARD COMMERCIAL CORPORATION (THE "COMPANY")
                        CONDENSED FINANCIAL INFORMATION

                     SUPPLEMENTAL COMBINING BALANCE SHEETS


                               SEPTEMBER 30, 1997
                                 (IN THOUSANDS)
                                  (UNAUDITED)


                        STANDARD                                   STANDARD
                       COMMERCIAL     TOBACCO                     COMMERCIAL     STANDARD                    WOOL
                       TOBACCO CO.  SUBSIDIARIES                 TOBACCO CO.    COMMERCIAL    STANDARD    SUBSIDIARIES
                          INC.         (NON-                         INC.       CORPORATION  WOOL, INC.      (NON-
                        (ISSUER)    GUARANTORS)  ELIMINATIONS   (CONSOLIDATED)  (GUARANTOR)  (GUARANTOR)  GUARANTORS)  ELIMINATIONS
                       -----------  -----------  -------------  --------------  -----------  -----------  -----------  -------------
ASSETS
Cash..................  $  20,167    $  23,197            --      $   43,364     $      --     $   300     $   7,614     $      --
Receivables...........     24,284      134,069            --         158,353         3,303         867        52,384            --
Intercompany
  receivable..........    142,937       27,741      (135,361)         35,317        18,380           8        23,459       (77,164)
Inventories...........     71,618      291,195            --         362,813            --       1,178        57,036
Prepaids and other....         53        7,143            --           7,196           208          13           918            --
Marketable
  securities..........         --          947            --             947             1          --            13            --
                       -----------  -----------  -------------  --------------  -----------  -----------  -----------  -------------
  Current assets......    259,059      484,292      (135,361)        607,990        21,892       2,366       141,424       (77,164)
                       -----------  -----------  -------------  --------------  -----------  -----------  -----------  -------------
Property, plant
  and equipment.......     21,890       79,997            --         101,887            --          59        13,821            --
Investment in
  subsidiaries........     81,460       90,863      (172,323)             --       211,199      34,620        35,451      (281,270)
Investment in
  affiliates..........         --       11,519            --          11,519            --          --         1,201            --
Other noncurrent
  assets..............      7,732       14,757            --          22,489        13,252          --         2,635
                       -----------  -----------  -------------  --------------  -----------  -----------  -----------  -------------
  Total assets........  $ 370,141    $ 681,428     $(307,684)     $  743,885     $ 246,343     $37,045     $ 194,532     $(358,434)
                       -----------  -----------  -------------  --------------  -----------  -----------  -----------  -------------
                       -----------  -----------  -------------  --------------  -----------  -----------  -----------  -------------
LIABILITIES
Short-term
  borrowings..........  $   5,740    $ 233,179     $      --      $  238,919     $      --     $    --     $  52,806     $      --
Current portion of
  long-term debt......        328        3,312            --           3,640            --          --           572            --
Accounts payable......     25,133      102,004            --         127,137           308          48        21,790
Intercompany accounts
  payable.............     28,063      137,854      (153,709)         12,208        34,811       4,713        17,664       (69,396)
Taxes accrued.........      3,776       14,892            --          18,668            --          --         5,736            --
                       -----------  -----------  -------------  --------------  -----------  -----------  -----------  -------------
  Current
    liabilities.......     63,040      491,241      (153,709)        400,572        35,119       4,761        98,568       (69,396)
                       -----------  -----------  -------------  --------------  -----------  -----------  -----------  -------------
Long-term debt........    120,742        5,182            --         125,924            --          --         2,142            --
Convertible
  subordinated
  debentures..........         --           --            --              --        69,000          --            --            --
Retirement and
  other benefits......      7,990        6,786            --          14,776           559          --         3,949            --
Deferred taxes........         82        3,852            --           3,934            --          --         1,040            --
                       -----------  -----------  -------------  --------------  -----------  -----------  -----------  -------------
  Total liabilities...    191,854      507,061      (153,709)        545,206       104,678       4,761       105,699       (69,396)
                       -----------  -----------  -------------  --------------  -----------  -----------  -----------  -------------
Minority interests....         --       30,986            --          30,986            --          --            33            --
SHAREHOLDERS' EQUITY
Common stock..........        993       54,643       (54,643)            993         3,061      22,604        35,893       (59,490)
Additional paid-in
  capital.............    132,513       16,893       (98,353)         51,053       100,163          --        55,710      (106,763)
Unearned restricted
  stock plan
  compensation........        (80)        (169)           --            (249)          (10)         --           (12)           --
Treasury stock at
  cost................         --           --            --              --        (4,250)         --            --            --
Retained earnings.....     44,861       93,707            --         138,568        63,150       8,040        (4,391)     (142,217)
Cumulative translation
  adjustments.........         --      (21,693)         (979)        (22,672)      (20,449)      1,640         1,600        19,432
                       -----------  -----------  -------------  --------------  -----------  -----------  -----------  -------------
  Total shareholders'
    equity............    178,287      143,381      (153,975)        167,693       141,665      32,284        88,800      (289,038)
                       -----------  -----------  -------------  --------------  -----------  -----------  -----------  -------------
  Total liabilities
    and
    equity............  $ 370,141    $ 681,428     $(307,684)     $  743,885     $ 246,343     $37,045     $ 194,532     $(358,434)
                       -----------  -----------  -------------  --------------  -----------  -----------  -----------  -------------
                       -----------  -----------  -------------  --------------  -----------  -----------  -----------  -------------


                         TOTAL
                        --------
ASSETS
Cash..................  $ 51,278
Receivables...........   214,907
Intercompany
  receivable..........        --
Inventories...........   421,027
Prepaids and other....     8,335
Marketable
  securities..........       961
                        --------
  Current assets......   696,508
                        --------
Property, plant
  and equipment.......   115,767
Investment in
  subsidiaries........        --
Investment in
  affiliates..........    12,720
Other noncurrent
  assets..............    38,376
                        --------
  Total assets........  $863,371
                        --------
                        --------
LIABILITIES
Short-term
  borrowings..........  $291,725
Current portion of
  long-term debt......     4,212
Accounts payable......   149,283
Intercompany accounts
  payable.............        --
Taxes accrued.........    24,404
                        --------
  Current
    liabilities.......   469,624
                        --------
Long-term debt........   128,066
Convertible
  subordinated
  debentures..........    69,000
Retirement and
  other benefits......    19,284
Deferred taxes........     4,974
                        --------
  Total liabilities...   690,948
                        --------
Minority interests....    31,019
SHAREHOLDERS' EQUITY
Common stock..........     3,061
Additional paid-in
  capital.............   100,163
Unearned restricted
  stock plan
  compensation........      (271)
Treasury stock at
  cost................    (4,250)
Retained earnings.....    63,150
Cumulative translation
  adjustments.........   (20,449)
                        --------
  Total shareholders'
    equity............   141,404
                        --------
  Total liabilities
    and
    equity............  $863,371
                        --------
                        --------

                        STANDARD COMMERCIAL CORPORATION

                STANDARD COMMERCIAL CORPORATION (THE "COMPANY")
                        CONDENSED FINANCIAL INFORMATION

                     SUPPLEMENTAL COMBINING BALANCE SHEETS

                                 MARCH 31, 1997
                                 (IN THOUSANDS)

                         STANDARD      TOBACCO                     STANDARD                                   WOOL
                        COMMERCIAL    OPERATING                   COMMERCIAL      STANDARD                  OPERATING
                        TOBACCO CO.  SUBSIDIARIES                 TOBACCO CO.    COMMERCIAL    STANDARD    SUBSIDIARIES
                           INC.         (NON-                        INC.        CORPORATION  WOOL, INC.      (NON-
                         (ISSUER)    GUARANTORS)  ELIMINATIONS  (CONSOLIDATED)   (GUARANTOR)  (GUARANTOR)  GUARANTORS)
                        -----------  -----------  ------------  ---------------  -----------  -----------  -----------
ASSETS
Cash...................  $   1,102    $  28,956    $       --      $  30,058      $     327     $   119     $  10,613
Receivables............     35,737      174,535            --        210,272          1,648       1,258        53,382
Intercompany accounts
  receivable...........     15,083       35,790       (13,323)        37,550         16,606          --        36,545
Inventories............     74,309      128,279            --        202,588             --       1,256        52,675
Prepaid expenses.......      4,190          762            --          4,952            155           5         1,173
Marketable
  securities...........         --          823            --            823             --          --            14
                        -----------  -----------  ------------  ---------------  -----------  -----------  -----------
  Current assets.......    130,421      369,145       (13,323)       486,243         18,736       2,638       154,402
                        -----------  -----------  ------------  ---------------  -----------  -----------  -----------
Property, plant
  and equipment........     22,513       83,255            --        105,768             --          35        16,210
Investment in
  subsidiaries.........     81,460       86,676      (168,136)                      159,014      36,946        34,261
Investment in
  affiliates...........         --       11,321            --         11,321             --          --         1,212
Other assets...........      1,878       12,373            --         14,251         12,897          --         2,673
                        -----------  -----------  ------------  ---------------  -----------  -----------  -----------
  Total assets.........  $ 236,272    $ 562,770    $ (181,459)     $ 617,583      $ 190,647     $39,619     $ 208,758
                        -----------  -----------  ------------  ---------------  -----------  -----------  -----------
                        -----------  -----------  ------------  ---------------  -----------  -----------  -----------
LIABILITIES
Short-term borrowings..  $  36,277    $ 178,317    $       --      $ 214,594      $      --     $    --     $  57,731
Current portion of
  long-term debt.......      2,312        5,633            --          7,945             --          --         1,040
Accounts payable.......     14,123      110,675            --        124,798            982         127        15,238
Intercompany accounts
  payable..............     28,757       15,393       (25,983)        18,167         29,895       4,734        31,740
Taxes accrued..........      2,470       19,723            --         22,193             --          --         6,565
                        -----------  -----------  ------------  ---------------  -----------  -----------  -----------
  Current
    liabilities........     83,939      329,741       (25,983)       387,697         30,877       4,861       112,314
                        -----------  -----------  ------------  ---------------  -----------  -----------  -----------
Long-term debt.........     12,576       54,225            --         66,801             --          --         3,451
Convertible
  subordinated
  debentures...........         --           --            --             --         69,000          --            --
Retirement and
  other benefits.......      7,797        6,734            --         14,531            499          --         4,097
Deferred taxes.........      1,064        3,972            --          5,036             --          --           783
                        -----------  -----------  ------------  ---------------  -----------  -----------  -----------
  Total liabilities....    105,376      394,672       (25,983)       474,065        100,376       4,861       120,645
                        -----------  -----------  ------------  ---------------  -----------  -----------  -----------
Minority interests.....         --       30,278            --         30,278             --          --            34
SHAREHOLDERS' EQUITY
Common stock...........        993       54,643       (54,643)           993          2,425      22,604        35,893
Additional paid-in
  capital..............     85,470       16,893       (98,353)         4,010         50,324          --        55,710
Unearned restricted
  stock plan
  compensation.........        (94)        (198)           --           (292)           (12)         --           (14)
Treasury stock.........         --           --            --             --         (3,799)         --            --
Retained earnings......     44,527       86,441            --        130,968         58,089       6,803        (5,776)
Cumulative translation
  adjustments..........         --      (19,959)       (2,480)       (22,439)       (16,756)      5,351         2,266
                        -----------  -----------  ------------  ---------------  -----------  -----------  -----------
  Total shareholders'
    equity.............    130,896      137,820      (155,476)       113,240         90,271      34,758        88,079
                        -----------  -----------  ------------  ---------------  -----------  -----------  -----------
  Total liabilities and
    equity.............  $ 236,272    $ 562,770    $ (181,459)     $ 617,583      $ 190,647     $39,619     $ 208,758
                        -----------  -----------  ------------  ---------------  -----------  -----------  -----------
                        -----------  -----------  ------------  ---------------  -----------  -----------  -----------


                         ELIMINATIONS    TOTAL
                         -------------  --------
ASSETS
Cash...................    $      --    $ 41,117
Receivables............           --     266,560
Intercompany accounts
  receivable...........      (90,701)         --
Inventories............           --     256,519
Prepaid expenses.......           --       6,285
Marketable
  securities...........           --         837
                         -------------  --------
  Current assets.......      (90,701)    571,318
                         -------------  --------
Property, plant
  and equipment........           --     122,013
Investment in
  subsidiaries.........     (230,221)         --
Investment in
  affiliates...........           --      12,533
Other assets...........           --      29,821
                         -------------  --------
  Total assets.........    $(320,922)   $735,685
                         -------------  --------
                         -------------  --------
LIABILITIES
Short-term borrowings..    $      --    $272,325
Current portion of
  long-term debt.......           --       8,985
Accounts payable.......           --     141,145
Intercompany accounts
  payable..............      (84,536)         --
Taxes accrued..........           --      28,758
                         -------------  --------
  Current
    liabilities........      (84,536)    451,213
                         -------------  --------
Long-term debt.........           --      70,252
Convertible
  subordinated
  debentures...........           --      69,000
Retirement and
  other benefits.......           --      19,127
Deferred taxes.........           --       5,819
                         -------------  --------
  Total liabilities....      (84,536)    615,411
                         -------------  --------
Minority interests.....           --      30,312
SHAREHOLDERS' EQUITY
Common stock...........      (59,490)      2,425
Additional paid-in
  capital..............      (59,720)     50,324
Unearned restricted
  stock plan
  compensation.........           (3)       (321)
Treasury stock.........           --      (3,799)
Retained earnings......     (131,995)     58,089
Cumulative translation
  adjustments..........       14,822     (16,756)
                         -------------  --------
  Total shareholders'
    equity.............     (236,386)     89,962
                         -------------  --------
  Total liabilities and
    equity.............    $(320,922)   $735,685
                         -------------  --------
                         -------------  --------

                        STANDARD COMMERCIAL CORPORATION

                STANDARD COMMERCIAL CORPORATION (THE "COMPANY")
                        CONDENSED FINANCIAL INFORMATION

                     SUPPLEMENTAL COMBINING BALANCE SHEETS


                               SEPTEMBER 30, 1996
                                 (IN THOUSANDS)
                                  (UNAUDITED)


                     STANDARD
                    COMMERCIAL     TOBACCO                         STANDARD         STANDARD                    WOOL
                    TOBACCO CO.  SUBSIDIARIES                     COMMERCIAL       COMMERCIAL    STANDARD    SUBSIDIARIES
                       INC.         (NON-                         TOBACCO CO.      CORPORATION  WOOL, INC.      (NON-
                     (ISSUER)    GUARANTORS)   ELIMINATIONS   INC. (CONSOLIDATED)  (GUARANTOR)  (GUARANTOR)  GUARANTORS)
                    -----------  -----------  --------------  -------------------  -----------  -----------  -----------
ASSETS
Cash...............  $   7,384    $  22,946     $       --         $  30,330        $     199     $    99     $  17,613
Receivables........     18,149      119,192             --           137,341            5,806       1,679        53,477
Intercompany
  receivables......     20,224       36,264        (13,014)           43,474           16,991          84         5,863
Inventories........     84,795      208,632             --           293,427               --       1,515        51,078
Prepaid expenses...        298        4,964             --             5,262              648          16         1,362
Marketable
  securities.......         --        1,497             --             1,497               --          --            13
                    -----------  -----------  --------------        --------       -----------  -----------  -----------
  Current assets...    130,850      393,495        (13,014)          511,331           23,644       3,393       129,406
                    -----------  -----------  --------------        --------       -----------  -----------  -----------
Property, plant
  and equipment....     22,556       92,739             --           115,295               --          38        18,401
Investment in
  subsidiaries.....     81,460       76,453       (157,913)               --          156,242      38,193        45,075
Investment in
  affiliates.......         --       10,590             --            10,590               --          --         1,201
Other assets.......      2,408       19,544             --            21,952            9,849          --         3,086
                    -----------  -----------  --------------        --------       -----------  -----------  -----------
  Total assets.....  $ 237,274    $ 592,821     $ (170,927)        $ 659,168        $ 189,735     $41,624     $ 197,169
                    -----------  -----------  --------------        --------       -----------  -----------  -----------
                    -----------  -----------  --------------        --------       -----------  -----------  -----------
LIABILITIES
Short-term
  borrowings.......  $  47,865    $ 289,977     $       --           337,842        $      --     $    --     $  47,183
Current portion of
  long-term debt...      2,298        5,339             --             7,637               --          --           832
Accounts payable...     12,833       84,912             --            97,745              605         154        21,928
Intercompany
  accounts
  payable..........     20,289        8,894        (13,262)           15,921           32,886       5,220        18,434
Taxes accrued......      4,009       15,433             --            19,442               --          --         6,775
                    -----------  -----------  --------------        --------       -----------  -----------  -----------
  Current
    liabilities....     87,294      404,555        (13,262)          478,587           33,491       5,374        95,152
                    -----------  -----------  --------------        --------       -----------  -----------  -----------
Long-term debt.....     13,736       11,281             --            25,017               --          --         3,906
Convertible
  subordinated
  debentures.......         --           --             --                --           69,000          --            --
Retirement and
  other benefits...      7,548        6,444             --            13,992              751          --         4,430
Deferred taxes.....        411        7,432             --             7,843               --          --           965
                    -----------  -----------  --------------        --------       -----------  -----------  -----------
  Total
    liabilities....    108,989      429,712        (13,262)          525,439          103,242       5,374       104,453
                    -----------  -----------  --------------        --------       -----------  -----------  -----------
Minority
  interests........         --       29,569             --            29,569               --          --            36
ESOP redeemable
  preferred
  stock............         --           --             --                --            8,748          --            --
Unearned ESOP
  compensation.....         --           --             --                --           (6,320)         --            --
SHAREHOLDERS'
  EQUITY
Common stock.......        993       54,643        (54,643)              993            2,373      22,604        27,492
Additional paid-in
  capital..........     85,470       16,893        (98,353)            4,010           46,157          --        66,716
Unearned restricted
  stock plan
  compensation.....       (109)        (241)            --              (350)             (14)         --           (21)
Treasury stock at
  cost.............         --           --             --                --           (2,997)         --            --
Retained
  earnings.........     41,931       81,314             --           123,245           48,787       6,157        (7,579)
Cumulative
  translation
  adjustments......         --      (19,069)        (4,669)          (23,738)         (10,241)      7,489         6,072
                    -----------  -----------  --------------        --------       -----------  -----------  -----------
  Total
    shareholders'
    equity.........    128,285      133,540       (157,665)          104,160           84,065      36,250        92,680
                    -----------  -----------  --------------        --------       -----------  -----------  -----------
  Total liabilities
    and equity.....  $ 237,274    $ 592,821     $ (170,927)        $ 659,168        $ 189,735     $41,624     $ 197,169
                    -----------  -----------  --------------        --------       -----------  -----------  -----------
                    -----------  -----------  --------------        --------       -----------  -----------  -----------


                     ELIMINATIONS    TOTAL
                     -------------  --------
ASSETS
Cash...............    $      --    $ 48,241
Receivables........           --     198,303
Intercompany
  receivables......      (66,412)         --
Inventories........           --     346,020
Prepaid expenses...           --       7,288
Marketable
  securities.......           --       1,510
                     -------------  --------
  Current assets...      (66,412)    601,362
                     -------------  --------
Property, plant
  and equipment....           --     133,734
Investment in
  subsidiaries.....     (239,510)         --
Investment in
  affiliates.......           --      11,791
Other assets.......           --      34,887
                     -------------  --------
  Total assets.....    $(305,922)   $781,774
                     -------------  --------
                     -------------  --------
LIABILITIES
Short-term
  borrowings.......    $      --    $385,025
Current portion of
  long-term debt...           --       8,469
Accounts payable...           --     120,432
Intercompany
  accounts
  payable..........      (72,461)         --
Taxes accrued......           --      26,217
                     -------------  --------
  Current
    liabilities....      (72,461)    540,143
                     -------------  --------
Long-term debt.....           --      28,923
Convertible
  subordinated
  debentures.......           --      69,000
Retirement and
  other benefits...           --      19,173
Deferred taxes.....           --       8,808
                     -------------  --------
  Total
    liabilities....      (72,461)    666,047
                     -------------  --------
Minority
  interests........           --      29,605
ESOP redeemable
  preferred
  stock............           --       8,748
Unearned ESOP
  compensation.....           --      (6,320)
SHAREHOLDERS'
  EQUITY
Common stock.......      (51,089)      2,373
Additional paid-in
  capital..........      (70,726)     46,157
Unearned restricted
  stock plan
  compensation.....           --        (385)
Treasury stock at
  cost.............           --      (2,997)
Retained
  earnings.........     (121,823)     48,787
Cumulative
  translation
  adjustments......       10,177     (10,241)
                     -------------  --------
  Total
    shareholders'
    equity.........     (233,461)     83,694
                     -------------  --------
  Total liabilities
    and equity.....    $(305,922)   $781,774
                     -------------  --------
                     -------------  --------

                        STANDARD COMMERCIAL CORPORATION

                STANDARD COMMERCIAL CORPORATION (THE "COMPANY")
                        CONDENSED FINANCIAL INFORMATION

                     SUPPLEMENTAL COMBINING BALANCE SHEETS

                                 MARCH 31, 1996
                                 (IN THOUSANDS)

                            STANDARD      TOBACCO                                                                     WOOL
                           COMMERCIAL    OPERATING                       STANDARD         STANDARD                  OPERATING
                           TOBACCO CO.  SUBSIDIARIES                    COMMERCIAL       COMMERCIAL    STANDARD    SUBSIDIARIES
                              INC.         (NON-                     TOBACCO CO. INC.    CORPORATION  WOOL, INC.      (NON-
                            (ISSUER)    GUARANTORS)  ELIMINATIONS     (CONSOLIDATED)     (GUARANTOR)  (GUARANTOR)  GUARANTORS)
                           -----------  -----------  -------------  -------------------  -----------  -----------  -----------
ASSETS
Cash......................  $   6,021    $  50,441     $      --         $  56,462        $   3,851     $    70     $  18,305
Receivables...............     40,605      133,994            --           174,599            6,237       2,092        69,189
Intercompany accounts
  receivable..............      8,409       45,958       (23,214)           31,153           16,617          --           733
Inventories...............     65,500      116,222            --           181,722               --       1,467        76,592
Prepaid expenses..........      1,741          992            --             2,733              617          12           328
Marketable securities.....         --        5,311            --             5,311               --          --            14
                           -----------  -----------  -------------        --------       -----------  -----------  -----------
  Current assets..........    122,276      352,918       (23,214)          451,980           27,322       3,641       165,161
                           -----------  -----------  -------------        --------       -----------  -----------  -----------
Property, plant
  and equipment...........     22,410       92,092            --           114,502               --          47        19,949
Investment in
  subsidiaries............     81,460       74,908      (156,368)               --          149,469      39,676        45,268
Investment in
  affiliates..............         --       10,255            --            10,255               --          --         1,187
Other assets..............      2,181       21,583            --            23,764           10,632          --         2,887
                           -----------  -----------  -------------        --------       -----------  -----------  -----------
  Total assets............  $ 228,327    $ 551,756     $(179,582)        $ 600,501        $ 187,423     $43,364     $ 234,452
                           -----------  -----------  -------------        --------       -----------  -----------  -----------
                           -----------  -----------  -------------        --------       -----------  -----------  -----------
LIABILITIES
Short-term borrowings.....  $  50,416    $ 250,135     $      --         $ 300,551        $      --     $    --     $  73,074
Current portion of
  long-term debt..........        284        6,793            --             7,077            3,765          --           823
Accounts payable..........     10,188       86,211            --            96,399            3,072       5,267        28,999
Intercompany accounts
  payable.................     22,356       13,433       (23,214)           12,575           20,756          --        18,520
Taxes accrued.............      2,808       13,738            --            16,546               --          --         8,230
                           -----------  -----------  -------------        --------       -----------  -----------  -----------
  Current liabilities.....     86,052      370,310       (23,214)          433,148           27,593       5,267       129,646
                           -----------  -----------  -------------        --------       -----------  -----------  -----------
Long-term debt............      6,222       13,463            --            19,685            7,407          --         4,726
Convertible subordinated
  debentures..............         --           --            --                --           69,000          --            --
Retirement and
  other benefits..........      7,409        6,164            --            13,573              404          --         4,521
Deferred taxes............      1,316        8,189            --             9,505               --          --         1,171
                           -----------  -----------  -------------        --------       -----------  -----------  -----------
  Total liabilities.......    100,999      398,126       (23,214)          475,911          104,404       5,267       140,064
                           -----------  -----------  -------------        --------       -----------  -----------  -----------
Minority interests........         --       27,436            --            27,436               --          --            37
ESOP redeemable
  preferred stock.........         --           --            --                --            8,748          --            --
Unearned ESOP
  compensation............         --           --            --                --           (6,320)         --            --
SHAREHOLDERS' EQUITY
Preferred stock...........         --           --            --                --               --          --            --
Common stock..............        993       54,643       (54,643)              993            2,325      22,604        27,492
Additonal paid-in
  capital.................     85,470       16,893       (98,353)            4,010           43,660          --        66,716
Unearned restricted stock
  plan compensation.......       (123)        (269)           --              (392)             (16)         --           (23)
Treasury stock............         --           --            --                --           (2,384)         --            --
Retained earnings.........     40,988       73,651            --           114,639           46,450       7,075        (7,025)
Cumulative translation
  adjustments.............         --      (18,724)       (3,372)          (22,096)          (9,444)      8,418         7,191
                           -----------  -----------  -------------        --------       -----------  -----------  -----------
  Total shareholders'
    equity................    127,328      126,194      (156,368)           97,154           80,591      38,097        94,351
                           -----------  -----------  -------------        --------       -----------  -----------  -----------
  Total liabilities and
    equity................  $ 228,327    $ 551,756     $(179,582)        $ 600,501        $ 187,423     $43,364     $ 234,452
                           -----------  -----------  -------------        --------       -----------  -----------  -----------
                           -----------  -----------  -------------        --------       -----------  -----------  -----------


                            ELIMINATIONS        TOTAL
                            -------------  ----------------
ASSETS
Cash......................    $      --        $ 78,688
Receivables...............           --         252,117
Intercompany accounts
  receivable..............      (48,503)             --
Inventories...............           --         259,781
Prepaid expenses..........           --           3,690
Marketable securities.....           --           5,325
                            -------------      --------
  Current assets..........      (48,503)        599,601
                            -------------      --------
Property, plant
  and equipment...........           --         134,498
Investment in
  subsidiaries............     (234,413)             --
Investment in
  affiliates..............           --          11,442
Other assets..............           --          37,283
                            -------------      --------
  Total assets............    $(282,916)       $782,824
                            -------------      --------
                            -------------      --------
LIABILITIES
Short-term borrowings.....    $      --        $373,625
Current portion of
  long-term debt..........           --          11,665
Accounts payable..........           --         133,737
Intercompany accounts
  payable.................      (51,851)             --
Taxes accrued.............           --          24,776
                            -------------      --------
  Current liabilities.....      (51,851)        543,803
                            -------------      --------
Long-term debt............           --          31,818
Convertible subordinated
  debentures..............           --          69,000
Retirement and
  other benefits..........           --          18,498
Deferred taxes............       (1,044)          9,632
                            -------------      --------
  Total liabilities.......      (52,895)        672,751
                            -------------      --------
Minority interests........           --          27,473
ESOP redeemable
  preferred stock.........           --           8,748
Unearned ESOP
  compensation............           --          (6,320)
SHAREHOLDERS' EQUITY
Preferred stock...........           --              --
Common stock..............      (51,089)          2,325
Additonal paid-in
  capital.................      (70,726)         43,660
Unearned restricted stock
  plan compensation.......           (4)           (435)
Treasury stock............           --          (2,384)
Retained earnings.........     (114,689)         46,450
Cumulative translation
  adjustments.............        6,487          (9,444)
                            -------------      --------
  Total shareholders'
    equity................     (230,021)         80,172
                            -------------      --------
  Total liabilities and
    equity................    $(282,916)       $782,824
                            -------------      --------
                            -------------      --------

                        STANDARD COMMERCIAL CORPORATION

                STANDARD COMMERCIAL CORPORATION (THE "COMPANY")
                        CONDENSED FINANCIAL INFORMATION

       SUPPLEMENTAL COMBINING STATEMENTS OF INCOME AND RETAINED EARNINGS


                      SIX MONTHS ENDED SEPTEMBER 30, 1997
                                 (IN THOUSANDS)
                                  (UNAUDITED)


                         STANDARD
                        COMMERCIAL     TOBACCO                      STANDARD       STANDARD                    WOOL
                        TOBACCO CO.  SUBSIDIARIES                  COMMERCIAL     COMMERCIAL    STANDARD    SUBSIDIARIES
                           INC.         (NON-                   TOBACCO CO. INC.  CORPORATION  WOOL, INC.      (NON-
                         (ISSUER)    GUARANTORS)  ELIMINATIONS   (CONSOLIDATED)   (GUARANTOR)  (GUARANTOR)  GUARANTORS)
                        -----------  -----------  ------------  ----------------  -----------  -----------  -----------
Sales..................  $ 128,830    $ 376,298     $(43,040)       $462,088        $    --      $ 2,188     $ 156,969
Cost of sales:
   -- Materials,
    services
      and supplies.....    119,472      334,948      (43,040)        411,380             --        2,047       147,567
   -- Interest.........      2,124        8,072           --          10,196             --           --         2,484
                        -----------  -----------  ------------      --------      -----------  -----------  -----------
Gross profit...........      7,234       33,278           --          40,512             --          141         6,918
Selling, general &
  administrative
  expenses.............      5,302       20,942        1,496          27,740          1,283          136         7,242
Other interest
  expense..............      2,503          812           --           3,315          2,745           --           111
Other income (expense),
  net..................      1,076         (402)       1,496           2,170          1,445         (153)        2,232
                        -----------  -----------  ------------      --------      -----------  -----------  -----------
  Income (loss) before
    taxes..............        505       11,122           --          11,627         (2,583)        (148)        1,797
Income taxes...........        171        2,815           --           2,986           (878)          --           494
                        -----------  -----------  ------------      --------      -----------  -----------  -----------
  Income (loss)
    after taxes........        334        8,307           --           8,641         (1,705)        (148)        1,303
Minority interests.....         --       (1,509)          --          (1,509)            --           --            --
Equity in earnings of
  affiliates...........         --          468           --             468             --           --            82
Equity in earnings of
  subsidiaries.........         --           --           --              --          8,837        1,385            --
                        -----------  -----------  ------------      --------      -----------  -----------  -----------
  Net income...........        334        7,266           --           7,600          7,132        1,237         1,385
Retained earnings at
  beginning of
  period...............     44,527       86,441           --         130,968         58,089        6,803        (5,776)
  Common stock
    dividends..........         --           --           --              --         (2,071)          --            --
                        -----------  -----------  ------------      --------      -----------  -----------  -----------
Retained earnings
  end of period........  $  44,861    $  93,707     $     --        $138,568        $63,150      $ 8,040     $  (4,391)
                        -----------  -----------  ------------      --------      -----------  -----------  -----------
                        -----------  -----------  ------------      --------      -----------  -----------  -----------


                         ELIMINATIONS   TOTAL
                         ------------  --------
Sales..................   $  (33,677)  $587,568
Cost of sales:
   -- Materials,
    services
      and supplies.....      (33,677)   527,317
   -- Interest.........           --     12,680
                         ------------  --------
Gross profit...........           --     47,571
Selling, general &
  administrative
  expenses.............       (1,222)    35,179
Other interest
  expense..............           --      6,171
Other income (expense),
  net..................       (1,222)     4,472
                         ------------  --------
  Income (loss) before
    taxes..............           --     10,693
Income taxes...........           --      2,602
                         ------------  --------
  Income (loss)
    after taxes........           --      8,091
Minority interests.....           --     (1,509)
Equity in earnings of
  affiliates...........           --        550
Equity in earnings of
  subsidiaries.........      (10,222)        --
                         ------------  --------
  Net income...........      (10,222)     7,132
Retained earnings at
  beginning of
  period...............     (131,995)    58,089
  Common stock
    dividends..........           --     (2,071)
                         ------------  --------
Retained earnings
  end of period........   $ (142,217)  $ 63,150
                         ------------  --------
                         ------------  --------

                        STANDARD COMMERCIAL CORPORATION

                STANDARD COMMERCIAL CORPORATION (THE "COMPANY")
                        CONDENSED FINANCIAL INFORMATION

       SUPPLEMENTAL COMBINING STATEMENTS OF INCOME AND RETAINED EARNINGS

                           YEAR ENDED MARCH 31, 1997
                                 (IN THOUSANDS)

                          STANDARD      TOBACCO                     STANDARD                                  WOOL
                         COMMERCIAL    OPERATING                   COMMERCIAL     STANDARD                  OPERATING
                         TOBACCO CO.  SUBSIDIARIES                TOBACCO CO.    COMMERCIAL    STANDARD    SUBSIDIARIES
                            INC.         (NON-                        INC.       CORPORATION  WOOL, INC.      (NON-
                          (ISSUER)    GUARANTORS)  ELIMINATIONS  (CONSOLIDATED)  (GUARANTOR)  (GUARANTOR)  GUARANTORS)  ELIMINATIONS
                         -----------  -----------  ------------  --------------  -----------  -----------  -----------  ------------
Sales...................  $ 450,542    $ 757,426    $ (113,742)    $1,094,226      $ 9,379      $ 7,958     $ 341,258    $  (98,551)
Cost of sales:
   -- Materials,
      services
      and supplies......    419,787      668,232      (113,742)       974,277           --        7,438       321,982       (86,317)
   -- Interest..........      3,154       22,748            --         25,902           --          352         5,943            --
                         -----------  -----------  ------------  --------------  -----------  -----------  -----------  ------------
Gross profit............     27,601       66,446            --         94,047        9,379          168        13,333       (12,234)
Selling, general and
  administrative
  expenses..............     22,273       42,871           639         65,783        2,951          768        14,058       (10,778)
Other interest
  expense...............      1,188        2,187            --          3,375        5,472           --         1,073            --
Other income (expense),
  net...................        255        4,971           639          5,865         (491)         (10)        3,434         1,456
                         -----------  -----------  ------------  --------------  -----------  -----------  -----------  ------------
  Income (loss) before
    income taxes........      4,395       26,359            --         30,754          465         (610)        1,636            --
Income tax expense
  (benefit).............        856       10,873            --         11,729          496           --           557            --
                         -----------  -----------  ------------  --------------  -----------  -----------  -----------  ------------
  Income (loss)
    after taxes.........      3,539       15,486            --         19,025          (31)        (610)        1,079            --
Minority interests......         --       (3,938)           --         (3,938)          --           --            --            --
Equity in earnings
  (losses) of
  affiliates............         --        1,242            --          1,242           --           --           170            --
Equity in earnings
  (losses) of
  subsidiaries..........         --           --            --             --       16,968          338            --       (17,306)
                         -----------  -----------  ------------  --------------  -----------  -----------  -----------  ------------
  Income (loss) from
    continuing
    operations..........      3,539       12,790            --         16,329       16,937         (272)        1,249       (17,306)
                         -----------  -----------  ------------  --------------  -----------  -----------  -----------  ------------
  Net income (loss).....      3,539       12,790            --         16,329       16,937         (272)        1,249       (17,306)
ESOP preferred stock
  dividends, net of
  tax...................         --           --            --             --         (347)          --            --            --
                         -----------  -----------  ------------  --------------  -----------  -----------  -----------  ------------
  Income (loss)
    applicable to common
    stock...............      3,539       12,790            --         16,329       16,590         (272)        1,249       (17,306)
Retained earnings at
  beginning of year.....     40,988       73,651            --        114,639       46,450        7,075        (7,025)     (114,689)
  Common stock
    dividends...........         --           --            --             --       (4,951)          --            --            --
                         -----------  -----------  ------------  --------------  -----------  -----------  -----------  ------------
Retained earnings
  at end of year........  $  44,527    $  86,441    $       --     $  130,968      $58,089      $ 6,803     $  (5,776)   $ (131,995)
                         -----------  -----------  ------------  --------------  -----------  -----------  -----------  ------------
                         -----------  -----------  ------------  --------------  -----------  -----------  -----------  ------------


                            TOTAL
                          ----------
Sales...................  $1,354,270
Cost of sales:
   -- Materials,
      services
      and supplies......   1,217,380
   -- Interest..........      32,197
                          ----------
Gross profit............     104,693
Selling, general and
  administrative
  expenses..............      72,782
Other interest
  expense...............       9,920
Other income (expense),
  net...................      10,254
                          ----------
  Income (loss) before
    income taxes........      32,245
Income tax expense
  (benefit).............      12,782
                          ----------
  Income (loss)
    after taxes.........      19,463
Minority interests......      (3,938)
Equity in earnings
  (losses) of
  affiliates............       1,412
Equity in earnings
  (losses) of
  subsidiaries..........          --
                          ----------
  Income (loss) from
    continuing
    operations..........      16,937
                          ----------
  Net income (loss).....      16,937
ESOP preferred stock
  dividends, net of
  tax...................        (347)
                          ----------
  Income (loss)
    applicable to common
    stock...............      16,590
Retained earnings at
  beginning of year.....      46,450
  Common stock
    dividends...........      (4,951)
                          ----------
Retained earnings
  at end of year........  $   58,089
                          ----------
                          ----------

                        STANDARD COMMERCIAL CORPORATION

                STANDARD COMMERCIAL CORPORATION (THE "COMPANY")
                        CONDENSED FINANCIAL INFORMATION

       SUPPLEMENTAL COMBINING STATEMENTS OF INCOME AND RETAINED EARNINGS


                      SIX MONTHS ENDED SEPTEMBER 30, 1996
                                 (IN THOUSANDS)
                                  (UNAUDITED)


                              STANDARD       TOBACCO                                                                       WOOL
                             COMMERCIAL     OPERATING                       STANDARD         STANDARD                    OPERATING
                             TOBACCO CO.   SUBSIDIARIES                    COMMERCIAL       COMMERCIAL     STANDARD     SUBSIDIARIES
                                INC.          (NON-                     TOBACCO CO., INC.   CORPORATION   WOOL, INC.       (NON-
                              (ISSUER)     GUARANTORS)   ELIMINATIONS    (CONSOLIDATED)     (GUARANTOR)   (GUARANTOR)   GUARANTORS)
                             -----------   -----------   ------------   -----------------   -----------   -----------   -----------
Sales......................    $90,078      $ 376,084      $(43,439)        $ 422,723         $    --       $ 4,275      $ 163,104
Cost of sales:
  -Materials, services and
    supplies...............     81,146        333,501       (43,439)          371,208              --         4,041        155,037
  -Interest................      1,637         10,884            --            12,521              --           175          3,067
                             -----------   -----------   ------------        --------       -----------   -----------   -----------
Gross profit...............      7,295         31,699            --            38,994              --            59          5,000
Selling, general and
  administrative
  expenses.................      5,583         20,959           651            27,193           1,593           422          7,248
Other interest expense.....        342          1,295            --             1,637           2,829            --            371
Other income (expense),
  net......................         58          3,535           651             4,244             (66)            6          1,568
                             -----------   -----------   ------------        --------       -----------   -----------   -----------
Income (loss) before
  taxes....................      1,428         12,980            --            14,408          (4,488)         (357)        (1,051)
Income taxes...............        485          3,475            --             3,960          (1,407)           --           (497)
                             -----------   -----------   ------------        --------       -----------   -----------   -----------
  Income (loss)
    after taxes............        943          9,505            --            10,448          (3,081)         (357)          (554)
Minority interest..........         --         (2,204)           --            (2,204)             --            --             --
Equity in earnings of
  affiliates...............         --            362            --               362              --            --             --
Equity in earnings of
  subsidiaries.............         --             --            --                --           7,500          (561)            --
                             -----------   -----------   ------------        --------       -----------   -----------   -----------
  Net income...............        943          7,663            --             8,606           4,419          (918)          (554)
ESOP preferred stock
  dividends, net of tax....         --             --            --                --            (231)           --             --
                             -----------   -----------   ------------        --------       -----------   -----------   -----------
  Net income (loss)
    applicable to common
    stock..................        943          7,663            --             8,606           4,188          (918)          (554)
Retained earnings at
  beginning of period......     40,988         73,651            --           114,639          46,450         7,075         (7,025)
  Common stock dividends...         --             --            --                --          (1,851)           --             --
                             -----------   -----------   ------------        --------       -----------   -----------   -----------
Retained earnings at
  end of period............    $41,931      $  81,314      $     --         $ 123,245         $48,787       $ 6,157      $  (7,579)
                             -----------   -----------   ------------        --------       -----------   -----------   -----------
                             -----------   -----------   ------------        --------       -----------   -----------   -----------


                             ELIMINATIONS    TOTAL
                             ------------   --------
Sales......................   $  (30,706)   $559,396
Cost of sales:
  -Materials, services and
    supplies...............      (30,511)    499,775
  -Interest................           --      15,763
                             ------------   --------
Gross profit...............         (195)     43,858
Selling, general and
  administrative
  expenses.................         (188)     36,268
Other interest expense.....           --       4,837
Other income (expense),
  net......................         (188)      5,564
                             ------------   --------
Income (loss) before
  taxes....................         (195)      8,317
Income taxes...............           --       2,056
                             ------------   --------
  Income (loss)
    after taxes............         (195)      6,261
Minority interest..........           --      (2,204)
Equity in earnings of
  affiliates...............           --         362
Equity in earnings of
  subsidiaries.............       (6,939)         --
                             ------------   --------
  Net income...............       (7,134)      4,419
ESOP preferred stock
  dividends, net of tax....           --        (231)
                             ------------   --------
  Net income (loss)
    applicable to common
    stock..................       (7,134)      4,188
Retained earnings at
  beginning of period......     (114,689)     46,450
  Common stock dividends...           --      (1,851)
                             ------------   --------
Retained earnings at
  end of period............   $ (121,823)   $ 48,787
                             ------------   --------
                             ------------   --------

                        STANDARD COMMERCIAL CORPORATION

                STANDARD COMMERCIAL CORPORATION (THE "COMPANY")
                        CONDENSED FINANCIAL INFORMATION

        SUPPLEMENTAL COMBINING STATEMENT OF INCOME AND RETAINED EARNINGS

                           YEAR ENDED MARCH 31, 1996
                                 (IN THOUSANDS)

                           STANDARD       TOBACCO                                                                      WOOL
                          COMMERCIAL     OPERATING                       STANDARD        STANDARD                    OPERATING
                          TOBACCO CO.   SUBSIDIARIES                    COMMERCIAL      COMMERCIAL     STANDARD     SUBSIDIARIES
                             INC.          (NON-                     TOBACCO CO. INC.   CORPORATION   WOOL, INC.       (NON-
                           (ISSUER)     GUARANTORS)   ELIMINATIONS    (CONSOLIDATED)    (GUARANTOR)   (GUARANTOR)   GUARANTORS)
                          -----------   -----------   ------------   ----------------   -----------   -----------   -----------
Sales...................   $ 358,037     $ 775,969     $ (118,101)      $1,015,905        $ 6,340       $ 9,324      $ 425,262
Cost of sales:
   -- Materials,
      services and
     supplies...........     330,813       681,879       (118,101)         894,591             --         9,087        412,361
   -- Interest..........       3,971        28,727             --           32,698             --            --          8,671
                          -----------   -----------   ------------   ----------------   -----------   -----------   -----------
Gross profit............      23,253        65,363             --           88,616          6,340           237          4,230
Selling, general and
  administrative
  expenses..............      18,447        48,632            277           67,356          3,151           472         16,386
Restructuring charges...          --         5,028             --            5,028             --            --          7,472
Other interest
  expense...............         648         2,722             --            3,370          6,092            --             97
Other income (expense),
  net...................       1,049         7,702            277            9,028          1,504            53          1,674
                          -----------   -----------   ------------   ----------------   -----------   -----------   -----------
Income (loss) before
  income taxes..........       5,207        16,683             --           21,890         (1,399)         (182)       (18,051)
Income tax expense
  (benefit).............       1,651         7,603             --            9,254         (1,669)           --           (753)
                          -----------   -----------   ------------   ----------------   -----------   -----------   -----------
  Income (loss) after
    taxes...............       3,556         9,080             --           12,636            266          (182)       (17,298)
Minority interests......          --        (4,795)            --           (4,795)            --            --             --
Equity in earnings
  (losses) of
  affiliates............          --          (216)            --             (216)            --            --            147
Equity in earnings
  (losses) of
  subsidiaries..........          --            --             --               --            342        (3,072)            --
                          -----------   -----------   ------------   ----------------   -----------   -----------   -----------
  Income (loss) from
    continuing
    operations..........       3,556         4,069             --            7,625            608        (3,254)       (17,151)
Income (loss) from
  discontinued
  operations............          --            --             --                              --            --         10,050
                          -----------   -----------   ------------   ----------------   -----------   -----------   -----------
  Net income (loss).....       3,556         4,069             --            7,625            608        (3,254)        (7,101)
ESOP preferred stock
  dividends, net of
  tax...................          --            --             --                            (474)           --             --
                          -----------   -----------   ------------   ----------------   -----------   -----------   -----------
  Income (loss)
    applicable to common
    stock...............       3,556         4,069             --            7,625            134        (3,254)        (7,101)
Retained earnings at
  beginning of year.....      37,432        69,582             --          107,014         50,530        10,329             76
  Common stock
    dividends...........          --            --             --               --         (4,214)           --             --
                          -----------   -----------   ------------   ----------------   -----------   -----------   -----------
Retained earnings at end
  of year...............   $  40,988     $  73,651     $       --       $  114,639        $46,450       $ 7,075      $  (7,025)
                          -----------   -----------   ------------   ----------------   -----------   -----------   -----------
                          -----------   -----------   ------------   ----------------   -----------   -----------   -----------


                          ELIMINATIONS     TOTAL
                          ------------   ----------
Sales...................   $  (97,381)   $1,359,450
Cost of sales:
   -- Materials,
      services and
     supplies...........      (88,471)    1,227,568
   -- Interest..........           --        41,369
                          ------------   ----------
Gross profit............       (8,910)       90,513
Selling, general and
  administrative
  expenses..............       (9,757)       77,608
Restructuring charges...           --        12,500
Other interest
  expense...............           --         9,559
Other income (expense),
  net...................         (847)       11,412
                          ------------   ----------
Income (loss) before
  income taxes..........           --         2,258
Income tax expense
  (benefit).............           --         6,836
                          ------------   ----------
  Income (loss) after
    taxes...............           --        (4,578)
Minority interests......           --        (4,795)
Equity in earnings
  (losses) of
  affiliates............           --           (69)
Equity in earnings
  (losses) of
  subsidiaries..........        2,730            --
                          ------------   ----------
  Income (loss) from
    continuing
    operations..........        2,730        (9,442)
Income (loss) from
  discontinued
  operations............           --        10,050
                          ------------   ----------
  Net income (loss).....        2,730           608
ESOP preferred stock
  dividends, net of
  tax...................           --          (474)
                          ------------   ----------
  Income (loss)
    applicable to common
    stock...............        2,730           134
Retained earnings at
  beginning of year.....     (117,419)       50,530
  Common stock
    dividends...........           --        (4,214)
                          ------------   ----------
Retained earnings at end
  of year...............   $ (114,689)   $   46,450
                          ------------   ----------
                          ------------   ----------

                        STANDARD COMMERCIAL CORPORATION

                STANDARD COMMERCIAL CORPORATION (THE "COMPANY")
                        CONDENSED FINANCIAL INFORMATION

        SUPPLEMENTAL COMBINING STATEMENT OF INCOME AND RETAINED EARNINGS

                           YEAR ENDED MARCH 31, 1995
                                 (IN THOUSANDS)

                           STANDARD       TOBACCO                                                                      WOOL
                          COMMERCIAL     OPERATING                       STANDARD        STANDARD                    OPERATING
                          TOBACCO CO.   SUBSIDIARIES                    COMMERCIAL      COMMERCIAL     STANDARD     SUBSIDIARIES
                             INC.          (NON-                     TOBACCO CO. INC.   CORPORATION   WOOL, INC.       (NON-
                           (ISSUER)     GUARANTORS)   ELIMINATIONS    (CONSOLIDATED)    (GUARANTOR)   (GUARANTOR)   GUARANTORS)
                          -----------   -----------   ------------   ----------------   -----------   -----------   -----------
Sales...................   $ 263,306     $ 662,165     $  (62,392)       $863,079        $   4,725      $10,272      $ 469,906
Cost of sales:
   -- Materials,
    services and
    supplies............     236,663       602,432        (62,392)        776,703               --        9,844        439,854
   -- Interest..........       4,600        23,406             --          28,006               --           --          6,975
                          -----------   -----------   ------------   ----------------   -----------   -----------   -----------
Gross profit............      22,043        36,327             --          58,370            4,725          428         23,077
Selling, general and
  administrative
  expenses..............      13,905        48,250           (569)         61,586            3,460          495         14,893
Restructuring charges...
Other interest
  expense...............       2,398         1,195             --           3,593            6,209           --            145
Other income (expense),
  net...................       1,457        13,396           (569)         14,284             (638)         (61)           176
                          -----------   -----------   ------------   ----------------   -----------   -----------   -----------
Income (loss) before
  income taxes..........       7,197           278             --           7,475           (5,582)        (128)         8,215
Income tax expense
  (benefit).............       2,278        10,940             --          13,218            1,103           --          2,049
                          -----------   -----------   ------------   ----------------   -----------   -----------   -----------
  Income (loss) after
    taxes...............       4,919       (10,662)            --          (5,743)          (6,685)        (128)         6,166
Minority interests......          --        (9,634)            --          (9,634)              --           --             --
Equity in earnings
  (losses) of
  affiliates............          --        (4,660)            --          (4,660)              --           --            190
Equity in earnings
  (losses) of
  subsidiaries..........          --            --             --              --          (23,859)       3,293             --
                          -----------   -----------   ------------   ----------------   -----------   -----------   -----------
  Income (loss) from
    continuing
    operations..........       4,919       (24,956)            --         (20,037)         (30,544)       3,165          6,356
Income (loss) from
  discontinued
  operations............          --            --             --              --               --           --        (10,050)
                          -----------   -----------   ------------   ----------------   -----------   -----------   -----------
  Net income (loss).....       4,919       (24,956)            --         (20,037)         (30,544)       3,165         (3,694)
ESOP preferred stock
  dividends, net of
  tax...................          --            --             --              --             (485)          --             --
                          -----------   -----------   ------------   ----------------   -----------   -----------   -----------
  Income (loss)
    applicable to common
    stock...............       4,919       (24,956)            --         (20,037)         (31,029)       3,165         (3,694)
Retained earnings at
  beginning of year.....      32,513        94,538             --         127,051           84,807       11,759          3,770
  Common stock
    dividends...........          --            --             --              --           (3,248)      (4,595)            --
                          -----------   -----------   ------------   ----------------   -----------   -----------   -----------
Retained earnings at
  end of year...........   $  37,432     $  69,582     $       --        $107,014        $  50,530      $10,329      $      76
                          -----------   -----------   ------------   ----------------   -----------   -----------   -----------
                          -----------   -----------   ------------   ----------------   -----------   -----------   -----------


                          ELIMINATIONS     TOTAL
                          ------------   ----------
Sales...................   $ (134,417)   $1,213,565
Cost of sales:
   -- Materials,
    services and
    supplies............     (129,282)    1,097,119
   -- Interest..........           --        34,981
                          ------------   ----------
Gross profit............       (5,135)       81,465
Selling, general and
  administrative
  expenses..............           75        80,509
Restructuring charges...
Other interest
  expense...............           --         9,947
Other income (expense),
  net...................        5,210        18,971
                          ------------   ----------
Income (loss) before
  income taxes..........           --         9,980
Income tax expense
  (benefit).............           --        16,370
                          ------------   ----------
  Income (loss) after
    taxes...............           --        (6,390)
Minority interests......           --        (9,634)
Equity in earnings
  (losses) of
  affiliates............           --        (4,470)
Equity in earnings
  (losses) of
  subsidiaries..........       20,566            --
                          ------------   ----------
  Income (loss) from
    continuing
    operations..........       20,566       (20,494)
Income (loss) from
  discontinued
  operations............           --       (10,050)
                          ------------   ----------
  Net income (loss).....       20,566       (30,544)
ESOP preferred stock
  dividends, net of
  tax...................           --          (485)
                          ------------   ----------
  Income (loss)
    applicable to common
    stock...............       20,566       (31,029)
Retained earnings at
  beginning of year.....     (142,580)       84,807
  Common stock
    dividends...........        4,595        (3,248)
                          ------------   ----------
Retained earnings at
  end of year...........   $ (117,419)   $   50,530
                          ------------   ----------
                          ------------   ----------

                        STANDARD COMMERCIAL CORPORATION

                STANDARD COMMERCIAL CORPORATION (THE "COMPANY")
                        CONDENSED FINANCIAL INFORMATION

                 SUPPLEMENTAL COMBINING STATEMENT OF CASH FLOWS


                      SIX MONTHS ENDED SEPTEMBER 30, 1997
                                 (IN THOUSANDS)
                                  (UNAUDITED)


                             STANDARD       TOBACCO                                                                      WOOL
                            COMMERCIAL     OPERATING                       STANDARD        STANDARD                    OPERATING
                            TOBACCO CO.   SUBSIDIARIES                    COMMERCIAL      COMMERCIAL     STANDARD     SUBSIDIARIES
                               INC.          (NON-                     TOBACCO CO. INC.   CORPORATION   WOOL, INC.       (NON-
                             (ISSUER)     GUARANTORS)   ELIMINATIONS    (CONSOLIDATED)    (GUARANTOR)   (GUARANTOR)   GUARANTORS)
                            -----------   -----------   ------------   ----------------   -----------   -----------   -----------
CASH PROVIDED BY (USED
  FOR) OPERATING
  ACTIVITIES..............   $ (48,549)    $ (48,715)     $ 47,042         $(50,222)       $ (47,186)      $ 214        $ 3,485
                            -----------   -----------   ------------   ----------------   -----------   -----------   -----------

CASH FLOWS FROM INVESTING
  ACTIVITIES
Property, plant and
  equipment
           -- additions...      (2,073)       (5,009)           --           (7,082)              --         (33)        (1,813)
           -- disposals...          15         3,634            --            3,649               --          --          1,870
Collections of note
  receivable..............          --            --            --               --              500          --             --
Business (acquisitions)
  dispositions............          --        (3,353)           --           (3,353)              --          --             --
                            -----------   -----------   ------------   ----------------   -----------   -----------   -----------
CASH PROVIDED BY (USED
  FOR) INVESTING
  ACTIVITIES..............      (2,058)       (4,728)           --           (6,786)             500         (33)            57
                            -----------   -----------   ------------   ----------------   -----------   -----------   -----------

CASH FLOWS FROM FINANCING
  ACTIVITIES
Proceeds from long-term
  borrowings..............     109,028           106            --          109,134               --          --            894
Repayment of long-term
  borrowings..............      (8,819)       (4,279)           --          (13,098)              --          --         (2,400)
Net change in short-term
  borrowings..............     (30,537)       54,862       (47,042)         (22,717)              --          --         (4,925)
Net proceeds of equity
  offering................          --            --            --               --           47,043          --             --
Other.....................          --        (3,005)           --           (3,005)            (684)         --           (110)
                            -----------   -----------   ------------   ----------------   -----------   -----------   -----------
CASH PROVIDED BY (USED
  FOR) FINANCING
  ACTIVITIES..............      69,672        47,684       (47,042)          70,314           46,359          --         (6,541)
                            -----------   -----------   ------------   ----------------   -----------   -----------   -----------

Net increase (decrease) in
  cash....................      19,065        (5,759)           --           13,306             (327)        181         (2,999)
Cash at beginning of
  period..................       1,102        28,956            --           30,058              327         119         10,613
                            -----------   -----------   ------------   ----------------   -----------   -----------   -----------
CASH AT END OF PERIOD.....   $  20,167     $  23,197      $     --         $ 43,364        $      --       $ 300        $ 7,614
                            -----------   -----------   ------------   ----------------   -----------   -----------   -----------
                            -----------   -----------   ------------   ----------------   -----------   -----------   -----------


                            ELIMINATIONS    TOTAL
                            ------------   --------
CASH PROVIDED BY (USED
  FOR) OPERATING
  ACTIVITIES..............     $ (409)     $(94,118)
                            ------------   --------
CASH FLOWS FROM INVESTING
  ACTIVITIES
Property, plant and
  equipment
           -- additions...         --        (8,928)

           -- disposals...         --         5,519
Collections of note
  receivable..............       (500)           --
Business (acquisitions)
  dispositions............         --        (3,353)
                            ------------   --------
CASH PROVIDED BY (USED
  FOR) INVESTING
  ACTIVITIES..............       (500)       (6,762)
                            ------------   --------
CASH FLOWS FROM FINANCING
  ACTIVITIES
Proceeds from long-term
  borrowings..............         --       110,028
Repayment of long-term
  borrowings..............         --       (15,498)
Net change in short-term
  borrowings..............         --       (27,642)
Net proceeds of equity
  offering................         --        47,043
Other.....................        909        (2,890)
                            ------------   --------
CASH PROVIDED BY (USED
  FOR) FINANCING
  ACTIVITIES..............        909       111,041
                            ------------   --------
Net increase (decrease) in
  cash....................         --        10,161
Cash at beginning of
  period..................         --        41,117
                            ------------   --------
CASH AT END OF PERIOD.....     $   --      $ 51,278
                            ------------   --------
                            ------------   --------

                        STANDARD COMMERCIAL CORPORATION

                STANDARD COMMERCIAL CORPORATION (THE "COMPANY")
                        CONDENSED FINANCIAL INFORMATION

                 SUPPLEMENTAL COMBINING STATEMENT OF CASH FLOWS

                           YEAR ENDED MARCH 31, 1997
                                 (IN THOUSANDS)

                            STANDARD       TOBACCO                                                                        WOOL
                           COMMERCIAL     OPERATING                       STANDARD         STANDARD                     OPERATING
                           TOBACCO CO.   SUBSIDIARIES                    COMMERCIAL       COMMERCIAL      STANDARD     SUBSIDIARIES
                              INC.          (NON-                     TOBACCO CO., INC.   CORPORATION    WOOL, INC.       (NON-
                            (ISSUER)     GUARANTORS)   ELIMINATIONS    (CONSOLIDATED)     (GUARANTOR)   (GUARANTOR)    GUARANTORS)
                           -----------   -----------   ------------   -----------------   -----------   ------------   -----------
CASH PROVIDED BY
  OPERATING ACTIVITIES...   $   3,706     $  11,934      $     --         $  15,640        $   9,955      $     53       $ 8,364

CASH FLOWS FROM INVESTING
  ACTIVITIES
Property, plant and
 equipment -- additions..      (3,024)       (8,685)           --           (11,709)              --           (22)       (1,085)
            -- disposals..        156         3,044            --             3,200               --            18         1,854
Collections of note
  receivable.............          --            --            --                --              500            --            --
Business (acquisitions)
  dispositions...........          --         3,304            --             3,304               --            --            --
                           -----------   -----------   ------------   -----------------   -----------   ------------   -----------
CASH PROVIDED BY (USED
  FOR) INVESTING
  ACTIVITIES.............      (2,868)       (2,337)           --            (5,205)             500            (4)          769

CASH FLOWS FROM FINANCING
  ACTIVITIES
Proceeds from long-term
  borrowings.............      10,000           405            --            10,405               --            --            --
Repayment of long-term
  borrowings.............      (1,618)       (7,283)           --            (8,901)         (11,172)           --        (1,058)
Net change in short-term
  borrowings.............     (14,139)      (24,775)           --           (38,914)              --            --       (15,343)
Dividends paid,
  net of tax.............          --            --            --                --             (347)           --            --
Purchase and retirement
  of
  ESOP Preferred Stock...          --            --            --                --           (2,460)           --            --
Other....................          --           571            --               571               --            --          (424)
                           -----------   -----------   ------------   -----------------   -----------   ------------   -----------

CASH USED FOR FINANCING
  ACTIVITIES.............      (5,757)      (31,082)           --           (36,839)         (13,979)           --       (16,825)

Net increase (decrease)
  in cash for year.......      (4,919)      (21,485)           --           (26,404)          (3,524)           49        (7,692)
Cash at beginning of
  year...................       6,021        50,441            --            56,462            3,851            70        18,305
                           -----------   -----------   ------------   -----------------   -----------   ------------   -----------
CASH AT END OF YEAR......   $   1,102     $  28,956      $     --         $  30,058        $     327      $    119       $10,613
                           -----------   -----------   ------------   -----------------   -----------   ------------   -----------
                           -----------   -----------   ------------   -----------------   -----------   ------------   -----------
SUPPLEMENTAL DISCLOSURES:
CASH PAID DURING THE YEAR
  FOR:
    Interest.............   $     951     $  17,691      $     --         $  18,642        $   8,105      $     --       $16,043
    Income taxes.........       1,365         6,935            --             8,300              660            --            97


                           ELIMINATIONS    TOTAL
                           ------------   --------
CASH PROVIDED BY
  OPERATING ACTIVITIES...    $    647     $ 34,659
CASH FLOWS FROM INVESTING
  ACTIVITIES
Property, plant and

 equipment -- additions..          --      (12,816)
            -- disposals.          --        5,072
Collections of note
  receivable.............        (500)          --
Business (acquisitions)
  dispositions...........          --        3,304
                           ------------   --------
CASH PROVIDED BY (USED
  FOR) INVESTING
  ACTIVITIES.............        (500)      (4,440)
CASH FLOWS FROM FINANCING
  ACTIVITIES
Proceeds from long-term
  borrowings.............          --       10,405
Repayment of long-term
  borrowings.............          --      (21,131)
Net change in short-term
  borrowings.............          --      (54,257)
Dividends paid,
  net of tax.............          --         (347)
Purchase and retirement
  of
  ESOP Preferred Stock...          --       (2,460)
Other....................        (147)          --
                           ------------   --------
CASH USED FOR FINANCING
  ACTIVITIES.............        (147)     (67,790)
Net increase (decrease)
  in cash for year.......          --      (37,571)
Cash at beginning of
  year...................          --       78,688
                           ------------   --------
CASH AT END OF YEAR......    $     --     $ 41,117
                           ------------   --------
                           ------------   --------
SUPPLEMENTAL DISCLOSURES:
CASH PAID DURING THE YEAR
  FOR:
    Interest.............    $     --     $ 42,790
    Income taxes.........          --        9,057

                        STANDARD COMMERCIAL CORPORATION

                STANDARD COMMERCIAL CORPORATION (THE "COMPANY")
                        CONDENSED FINANCIAL INFORMATION

                 SUPPLEMENTAL COMBINING STATEMENT OF CASH FLOWS


                      SIX MONTHS ENDED SEPTEMBER 30, 1996
                                 (IN THOUSANDS)
                                  (UNAUDITED)


                            STANDARD       TOBACCO                                                                       WOOL
                           COMMERCIAL     OPERATING                       STANDARD         STANDARD                    OPERATING
                           TOBACCO CO.   SUBSIDIARIES                    COMMERCIAL       COMMERCIAL     STANDARD     SUBSIDIARIES
                              INC.          (NON-                     TOBACCO CO., INC.   CORPORATION   WOOL, INC.       (NON-
                            (ISSUER)     GUARANTORS)   ELIMINATIONS    (CONSOLIDATED)     (GUARANTOR)   (GUARANTOR)   GUARANTORS)
                           -----------   -----------   ------------   -----------------   -----------   -----------   -----------
CASH PROVIDED BY (USED
  FOR) OPERATING
  ACTIVITIES.............   $  (4,136)    $ (61,016)     $     --           (65,152)      $     7,751    $      29     $  26,300
CASH FLOWS FROM INVESTING
  ACTIVITIES
Property, plant and
  equipment
  -additions.............      (1,505)       (5,802)           --            (7,307)               --           --          (366)
  -disposals.............          27           238            --               265                --           --            69
Collections of note
  receivable.............          --            --            --                --                --           --            --
Business (acquisitions)
  dispositions...........          --         2,993            --             2,993                --           --            --
                           -----------   -----------   ------------   -----------------   -----------   -----------   -----------
CASH PROVIDED BY (USED
  FOR) INVESTING
  ACTIVITIES.............      (1,478)       (2,571)           --            (4,049)               --           --          (297)
                           -----------   -----------   ------------   -----------------   -----------   -----------   -----------
CASH FLOWS FROM FINANCING
  ACTIVITIES
Proceeds from long-term
  borrowings.............      10,000             5            --            10,005                --           --             7
Repayment of long-term
  borrowings.............        (472)       (3,755)           --            (4,227)          (11,172)          --          (811)
Net change in short-term
  borrowings.............      (2,551)       39,842            --            37,291                --           --       (25,891)
Dividends paid net of
  tax....................          --            --            --                --              (231)          --            --
Purchase and retirement
  of ESOP Preferred
  Stock..................          --            --            --                --                --           --            --
Preferred stock..........          --            --            --                --                --           --            --
Other....................          --            --            --                --                --           --            --
                           -----------   -----------   ------------   -----------------   -----------   -----------   -----------
CASH PROVIDED BY (USED
  FOR) FINANCING
  ACTIVITIES.............       6,977        36,092            --            43,069           (11,403)          --       (26,695)
                           -----------   -----------   ------------   -----------------   -----------   -----------   -----------

Net increase (decrease)
  in cash................       1,363       (27,495)           --           (26,132)           (3,652)          29          (692)
Cash at beginning of
  period.................       6,021        50,441            --            56,462             3,851           70        18,305
                           -----------   -----------   ------------   -----------------   -----------   -----------   -----------
CASH AT END OF PERIOD....   $   7,384     $  22,946      $     --         $  30,330       $       199    $      99     $  17,613
                           -----------   -----------   ------------   -----------------   -----------   -----------   -----------
                           -----------   -----------   ------------   -----------------   -----------   -----------   -----------


                           ELIMINATIONS    TOTAL
                           ------------   --------
CASH PROVIDED BY (USED
  FOR) OPERATING
  ACTIVITIES.............    $     --     $(31,072)
CASH FLOWS FROM INVESTING
  ACTIVITIES
Property, plant and
  equipment
  -additions.............          --       (7,673)
  -disposals.............          --          334
Collections of note
  receivable.............          --           --
Business (acquisitions)
  dispositions...........          --        2,993
                           ------------   --------
CASH PROVIDED BY (USED
  FOR) INVESTING
  ACTIVITIES.............          --       (4,346)
                           ------------   --------
CASH FLOWS FROM FINANCING
  ACTIVITIES
Proceeds from long-term
  borrowings.............          --       10,012
Repayment of long-term
  borrowings.............          --      (16,210)
Net change in short-term
  borrowings.............          --       11,400
Dividends paid net of
  tax....................          --         (231)
Purchase and retirement
  of ESOP Preferred
  Stock..................          --           --
Preferred stock..........          --           --
Other....................          --           --
                           ------------   --------
CASH PROVIDED BY (USED
  FOR) FINANCING
  ACTIVITIES.............          --        4,971
                           ------------   --------
Net increase (decrease)
  in cash................          --      (30,447)
Cash at beginning of
  period.................          --       78,688
                           ------------   --------
CASH AT END OF PERIOD....    $     --     $ 48,241
                           ------------   --------
                           ------------   --------

                        STANDARD COMMERCIAL CORPORATION

                STANDARD COMMERCIAL CORPORATION (THE "COMPANY")
                        CONDENSED FINANCIAL INFORMATION

                 SUPPLEMENTAL COMBINING STATEMENT OF CASH FLOWS

                           YEAR ENDED MARCH 31, 1996
                                 (IN THOUSANDS)

                        STANDARD      TOBACCO                                                                   WOOL
                       COMMERCIAL    OPERATING                      STANDARD        STANDARD                  OPERATING
                       TOBACCO CO.  SUBSIDIARIES                   COMMERCIAL      COMMERCIAL    STANDARD    SUBSIDIARIES
                          INC.         (NON-                    TOBACCO CO., INC.  CORPORATION  WOOL, INC.      (NON-
                        (ISSUER)    GUARANTORS)  ELIMINATIONS    (CONSOLIDATED)    (GUARANTOR)  (GUARANTOR)  GUARANTORS)
                       -----------  -----------  -------------  -----------------  -----------  -----------  -----------
CASH PROVIDED BY (USED
  FOR)
  OPERATING
  ACTIVITIES..........   $(4,953)    $  23,580      $    --         $  18,627        $ 7,548      $   (31)    $  22,961
CASH FLOWS FROM
  INVESTING ACTIVITIES
Property, plant and
  equipment -- additions..    (1,120)    (10,446)         --          (11,566)            --          (42)         (603)
           -- disposals..        87        942                          1,029                           7         2,115
Minority interest.....        --        (7,740)          --            (7,740)            --           --            --
Collections of note
  receivable..........        --            --           --                --            620           --            --
Business
  (acquisitions)
  dispositions........        --        (1,000)          --            (1,000)            --           --         1,440
                       -----------  -----------  -------------       --------      -----------  -----------  -----------
CASH PROVIDED BY (USED
  FOR) INVESTING
  ACTIVITIES..........    (1,033)      (18,244)          --           (19,277)           620          (35)        2,952
CASH FLOWS FROM
  FINANCING ACTIVITIES
Proceeds from
  long-term
  borrowings..........        --         5,983           --             5,983          3,662           --            --
Repayment of long-term
  borrowings..........      (257)       (6,132)          --            (6,389)        (7,858)          --          (721)
Net change in
  short-term
  borrowings..........    10,447          (454)          --             9,993             --           --       (15,323)
Dividends paid, net of
  tax.................        --            --           --                --           (474)          --            --
Other.................        --           502           --               502             --           --          (266)
                       -----------  -----------  -------------       --------      -----------  -----------  -----------
CASH PROVIDED BY (USED
  FOR) FINANCING
  ACTIVITIES..........    10,190          (101)          --            10,089         (4,670)          --       (16,310)

Net increase
  (decrease) in cash
  for year............     4,204         5,235           --             9,439          3,498          (66)        9,603
Cash at beginning of
  year................     1,817        45,206           --            47,023            353          136         8,702
                       -----------  -----------  -------------       --------      -----------  -----------  -----------
CASH AT END OF YEAR...   $ 6,021     $  50,441      $    --         $  56,462        $ 3,851      $    70     $  18,305
                       -----------  -----------  -------------       --------      -----------  -----------  -----------
                       -----------  -----------  -------------       --------      -----------  -----------  -----------
SUPPLEMENTAL
  DISCLOSURES:
CASH PAID DURING THE
  YEAR FOR:
    Interest..........   $   772     $  24,992      $    --         $  25,764        $ 2,962      $    --     $  15,700
    Income taxes......       799         4,537           --             5,336            575           --           522


                        ELIMINATIONS    TOTAL
                        -------------  -------
CASH PROVIDED BY (USED
  FOR)
  OPERATING
  ACTIVITIES..........      $ 742      $49,847
CASH FLOWS FROM
  INVESTING ACTIVITIES
Property, plant and

  equipment -- additio         --      (12,211)
           -- disposal         --        3,151
Minority interest.....         --       (7,740)
Collections of note
  receivable..........       (620)          --
Business
  (acquisitions)
  dispositions........         --          440
                        -------------  -------
CASH PROVIDED BY (USED
  FOR) INVESTING
  ACTIVITIES..........       (620)     (16,360)
CASH FLOWS FROM
  FINANCING ACTIVITIES
Proceeds from
  long-term
  borrowings..........         --        9,645
Repayment of long-term
  borrowings..........         --      (14,968)
Net change in
  short-term
  borrowings..........         --       (5,330)
Dividends paid, net of
  tax.................         --         (474)
Other.................       (122)         114
                        -------------  -------
CASH PROVIDED BY (USED
  FOR) FINANCING
  ACTIVITIES..........       (122)     (11,013)
Net increase
  (decrease) in cash
  for year............         --       22,474
Cash at beginning of
  year................         --       56,214
                        -------------  -------
CASH AT END OF YEAR...      $  --      $78,688
                        -------------  -------
                        -------------  -------
SUPPLEMENTAL
  DISCLOSURES:
CASH PAID DURING THE
  YEAR FOR:
    Interest..........      $  --      $44,426
    Income taxes......         --        6,433

                        STANDARD COMMERCIAL CORPORATION

                STANDARD COMMERCIAL CORPORATION (THE "COMPANY")
                        CONDENSED FINANCIAL INFORMATION

                 SUPPLEMENTAL COMBINING STATEMENT OF CASH FLOWS

                           YEAR ENDED MARCH 31, 1995
                                 (IN THOUSANDS)

                      STANDARD      TOBACCO                                                                  WOOL
                     COMMERCIAL    OPERATING                     STANDARD        STANDARD                  OPERATING
                     TOBACCO CO.  SUBSIDIARIES                  COMMERCIAL      COMMERCIAL    STANDARD    SUBSIDIARIES
                        INC.         (NON-                   TOBACCO CO., INC.  CORPORATION  WOOL, INC.      (NON-
                      (ISSUER)    GUARANTORS)  ELIMINATIONS   (CONSOLIDATED)    (GUARANTOR)  (GUARANTOR)  GUARANTORS)  ELIMINATIONS
                     -----------  -----------  ------------  -----------------  -----------  -----------  -----------  -------------
CASH PROVIDED BY
  (USED FOR)
  OPERATING
  ACTIVITIES........  $  33,207    $  73,691     $     --        $ 106,898       $   7,082    $   4,476    $ (14,577)    $  (8,459)
CASH FLOWS FROM
  INVESTING
  ACTIVITIES
Property, plant and
  equipment --
         additions..     (4,566)      (9,839)          --          (14,405)             --           --       (2,923)           --
           --
         disposals..         30       14,073           --           14,103              --           --        2,171            --
Business
  (acquisitions)
  dispositions......         --       (3,822)          --           (3,822)          1,217           --           --            --
                     -----------  -----------  ------------  -----------------  -----------  -----------  -----------  -------------
CASH PROVIDED BY
  (USED FOR)
  INVESTING
  ACTIVITIES........     (4,536)         412           --           (4,124)          1,217           --         (752)           --
CASH FLOWS FROM
  FINANCING
  ACTIVITIES
Proceeds from long-
  term borrowings...      3,943          816           --            4,759              --           --        5,683            --
Repayment of long-
  term borrowings...       (120)     (20,057)          --          (20,177)         (8,857)          --          (79)           --
Net change in short-
  term borrowings...    (33,203)     (65,227)          --          (98,430)             --           --       12,024            --
Dividends paid, net
  of tax............         --           --           --               --            (485)      (4,595)      (4,595)        9,190
Other...............         --          (84)          --              (84)             --           --        1,028          (731)
                     -----------  -----------  ------------  -----------------  -----------  -----------  -----------    ----------
CASH PROVIDED BY
  (USED FOR)
  FINANCING
  ACTIVITIES........    (29,380)     (84,552)          --         (113,932)         (9,342)      (4,595)      14,061         8,459
Net increase
  (decrease) in cash
  for year..........       (709)     (10,449)          --          (11,158)         (1,043)        (119)      (1,268)           --
Cash at beginning of
  year..............      2,526       55,655           --           58,181           1,396          255        9,970            --
                     -----------  -----------  ------------  -----------------  -----------  -----------  -----------  -------------
CASH AT END OF
  YEAR..............  $   1,817    $  45,206     $     --        $  47,023       $     353    $     136    $   8,702     $      --
                     -----------  -----------  ------------  -----------------  -----------  -----------  -----------  -------------
                     -----------  -----------  ------------  -----------------  -----------  -----------  -----------  -------------
SUPPLEMENTAL
  DISCLOSURES:
CASH PAID DURING THE
  YEAR FOR:
    Interest........  $   2,415    $  23,965     $     --        $  26,380       $   6,563    $      --    $  14,645     $      --
    Income taxes....      4,645        2,139           --            6,784           1,052           --          605            --


                        TOTAL
                      ----------
CASH PROVIDED BY
  (USED FOR)
  OPERATING
  ACTIVITIES........  $   95,420
CASH FLOWS FROM
  INVESTING
  ACTIVITIES
Property, plant and
  equipment --
         additions..     (17,328)
           --
         disposals..      16,274
Business
  (acquisitions)
  dispositions......      (2,605)
                      ----------
CASH PROVIDED BY
  (USED FOR)
  INVESTING
  ACTIVITIES........      (3,659)
CASH FLOWS FROM
  FINANCING
  ACTIVITIES
Proceeds from long-
  term borrowings...      10,442
Repayment of long-
  term borrowings...     (29,113)
Net change in short-
  term borrowings...     (86,406)
Dividends paid, net
  of tax............        (485)
Other...............         213

CASH PROVIDED BY
  (USED FOR)
  FINANCING
  ACTIVITIES........    (105,349)
Net increase
  (decrease) in cash
  for year..........     (13,588)
Cash at beginning of
  year..............      69,802
                      ----------
CASH AT END OF
  YEAR..............  $   56,214
                      ----------
                      ----------
SUPPLEMENTAL
  DISCLOSURES:
CASH PAID DURING THE
  YEAR FOR:
    Interest........  $   47,588
    Income taxes....       8,441

                        STANDARD COMMERCIAL CORPORATION

     The Company reorganized the ownership of its subsidiaries effective August 1, 1997 such that all of its tobacco operating subsidiaries are direct or indirect subsidiaries of the Issuer and all of its wool operating subsidiaries are direct subsidiaries of Standard Wool Inc., except that all of the capital stock of Standard Wool (UK) Limited is owned by the Issuer and 19.6% of the capital stock of Standard Wool France S.A. is indirectly owned by the Issuer. This reorganization of entities under common control will be accounted for retroactively in the financial statements of the Issuer for all periods presented in a manner similar to a pooling of interests transaction.


NOTE 21 -- SUBSEQUENT EVENTS (UNAUDITED)

     On August 1, 1997, the Company, through its wholly-owned subsidiary, Standard Commercial Tobacco Company, Inc. (the "Issuer"), issued $115.0 million aggregate principal amount 8 7/8% Senior Notes due 2005. See Note 20. The net proceeds of the offering were used to retire the Company's existing U.S. Revolving Credit Facility, to repay certain long-term bank loans in the United States, and to reduce indebtedness under the $155.0 million master credit facility. The Senior Notes will be exchanged for new notes in an exchange offer upon the effectiveness of the Company's pending Form S-4 Registration Statement.

     Concurrent with the notes offering, the Company (through the Issuer and two of its wholly-owned subsidiaries) entered into a new revolving global bank facility (the "Global Bank Facility") which amended the Company's master credit facility and replaced the facility for U.S. tobacco operations. The Global Bank Facility provides for borrowings of $200.0 million for working capital and other general corporate purposes, and bears interest initially at LIBOR plus 1%. The borrowings under the Global Bank Facility are guaranteed by the Company and certain of its tobacco subsidiaries and secured by substantially all of the assets of the tobacco subsidiaries and a pledge of all of the capital stock of the Company's subsidiaries not otherwise pledged to secure other obligations. It contains various covenants that restrict the Company and its subsidiaries from taking various actions and that require that the Company and its tobacco division achieve and maintain certain financial covenants. The Global Bank Facility contains covenants relating to minimum net worth, minimum interest coverage ratio, limitations on capital expenditures, investments, uncommitted tobacco inventory, indebtedness, advances, liens, dividends, acquisitions and sales of assets.

                          INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF
STANDARD COMMERCIAL TOBACCO CO., INC. AND SUBSIDIARIES

     We have audited the accompanying consolidated balance sheets of Standard Commercial Tobacco Co., Inc. and Subsidiaries as of March 31, 1997 and 1996 and the related consolidated statements of income and retained earnings and of cash flows for each of the three years in the period ended March 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at March 31, 1997 and 1996 and the results of its operations and its cash flows for each of the three years in the period ended March 31, 1997 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE, LLP

Raleigh, North Carolina
June 18, 1997

             STANDARD COMMERCIAL TOBACCO CO., INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                       (IN THOUSANDS, EXCEPT SHARE DATA)


                                                                                                               MARCH 31,
                                                                                         SEPTEMBER 30,    --------------------
                                                                                             1997           1997        1996
                                                                                         -------------    --------    --------
                                                                                          (UNAUDITED)
ASSETS
Cash..................................................................................     $  20,167      $  1,102    $  6,021
Receivables (Note 2)..................................................................        24,284        35,737      40,605
Due from group companies (Note 5).....................................................       142,937        15,083       8,409
Inventories (Notes 1 and 3)...........................................................        71,618        74,309      65,500
Prepaid expenses......................................................................            53         4,190       1,741
                                                                                         -------------    --------    --------
  Current assets......................................................................       259,059       130,421     122,276
Property, plant and equipment (Notes 1 and 4).........................................        21,890        22,513      22,410
Investment in subsidiaries............................................................        81,460            --          --
Other assets (Notes 1 and 9)..........................................................         7,732         1,878       2,181
                                                                                         -------------    --------    --------
  Total assets........................................................................     $ 370,141      $154,812    $146,867
                                                                                         -------------    --------    --------
                                                                                         -------------    --------    --------
LIABILITIES
Short-term borrowings (Note 6)........................................................     $   5,740      $ 36,277    $ 50,416
Current portion of long-term debt (Note 8)............................................           328         2,312         284
Due to group companies (Note 5).......................................................        28,063        28,757      22,356
Accounts payable (Note 7).............................................................        25,133        14,123      10,188
Taxes accrued (Note 11)...............................................................         3,776         2,470       2,808
                                                                                         -------------    --------    --------
  Current liabilities.................................................................        63,040        83,939      86,052
Long-term debt (Note 8)...............................................................       120,742        12,576       6,222
Retirement and other benefits (Note 9)................................................         7,990         7,797       7,409
Deferred taxes (Notes 1 and 11).......................................................            82         1,064       1,316
Commitments and contingencies (Note 10)...............................................            --            --          --
                                                                                         -------------    --------    --------
  Total liabilities...................................................................       191,854       105,376     100,999
SHAREHOLDERS' EQUITY
Common stock, $25 par value
  Authorized shares 75,000;
     39,700 shares issued.............................................................           993           993         993
Additional paid-in capital............................................................       132,513         4,010       4,010
Unearned restricted stock plan compensation...........................................           (80)          (94)       (123)
Retained earnings.....................................................................        44,861        44,527      40,988
                                                                                         -------------    --------    --------
  Total shareholders' equity..........................................................       178,287        49,436      45,868
                                                                                         -------------    --------    --------
  Total liabilities and shareholders' equity..........................................     $ 370,141      $154,812    $146,867
                                                                                         -------------    --------    --------
                                                                                         -------------    --------    --------


   The accompanying notes are an integral part of these financial statements.

             STANDARD COMMERCIAL TOBACCO CO., INC. AND SUBSIDIARIES

            CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS

                                 (IN THOUSANDS)


                                                                            SIX MONTHS ENDED
                                                                             SEPTEMBER 30,           YEAR ENDED MARCH 31,
                                                                           ------------------   ------------------------------
                                                                             1997      1996       1997       1996       1995
                                                                           --------   -------   --------   --------   --------
                                                                              (UNAUDITED)           (UNAUDITED)
Sales (Note 13)..........................................................  $128,830   $90,078   $450,542   $358,037   $263,306
Cost of sales
   -- Materials, services and supplies (Note 3)..........................   119,472    81,146    419,787    330,813    236,663
   -- Interest...........................................................     2,124     1,637      3,154      3,971      4,600
                                                                           --------   -------   --------   --------   --------
  Gross profit...........................................................     7,234     7,295     27,601     23,253     22,043
Selling, general and administrative expenses.............................     5,302     5,583     22,273     18,447     13,905
Other interest expense...................................................     2,503       342      1,188        648      2,398
Other income (expense), net..............................................     1,076        58        255      1,049      1,457
                                                                           --------   -------   --------   --------   --------
  Income (loss) before taxes.............................................       505     1,428      4,395      5,207      7,197
Income taxes (Notes 1 and 11)............................................       171       485        856      1,651      2,278
                                                                           --------   -------   --------   --------   --------
  Net income (loss)......................................................       334       943      3,539      3,556      4,919
Retained earnings at beginning of period.................................    44,527    40,988     40,988     37,432     32,513
                                                                           --------   -------   --------   --------   --------
Retained earnings at end of period.......................................  $ 44,861   $41,931   $ 44,527   $ 40,988   $ 37,432
                                                                           --------   -------   --------   --------   --------
                                                                           --------   -------   --------   --------   --------


   The accompanying notes are an integral part of these financial statements.

             STANDARD COMMERCIAL TOBACCO CO., INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)


                                                                      SIX MONTHS ENDED
                                                                        SEPTEMBER 30,              YEAR ENDED MARCH 31,
                                                                    ---------------------    --------------------------------
                                                                      1997         1996        1997        1996        1995
                                                                    ---------    --------    --------    --------    --------
                                                                         (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income.......................................................   $     334    $    943    $  3,539    $  3,556    $  4,919
  Depreciation and amortization..................................       1,718       1,606       2,769       2,769       2,725
  Deferred income taxes..........................................        (982)       (905)       (252)        177          32
  Loss (gain) on disposition of property, plant and equipment....           9          --          (4)       (253)          5
  Other..........................................................        (218)      4,363      (2,067)     (1,274)     (1,557)
                                                                    ---------    --------    --------    --------    --------
                                                                                                3,985       4,975       6,124
Net changes in working capital other than cash
  Receivables....................................................      11,453      22,456       4,868     (16,523)      1,045
  Inventories....................................................       2,691     (19,295)     (8,809)     (1,254)     29,026
  Current payables...............................................      11,010       2,645       3,935       3,165      (1,107)
  Due to group companies.........................................      53,984      (2,067)      6,401       6,724      (7,995)
                                                                    ---------    --------    --------    --------    --------
CASH PROVIDED BY (USED FOR) OPERATING ACTIVITIES.................      79,999       9,746      10,380      (2,913)     27,093
                                                                    ---------    --------    --------    --------    --------
CASH FLOWS FROM INVESTING ACTIVITIES
Property, plant and equipment -- additions.......................      (2,073)     (1,505)     (3,024)     (1,120)     (4,566)
                                -- dispositions..................          15          27         156         340          30
Net advances from (to) group company.............................    (128,548)    (13,882)     (6,674)     (2,292)      6,114
                                                                    ---------    --------    --------    --------    --------
CASH PROVIDED BY (USED FOR) INVESTING ACTIVITIES.................    (130,606)    (15,360)     (9,542)     (3,072)      1,578
                                                                    ---------    --------    --------    --------    --------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term borrowings...............................     109,028      10,000      10,000                   3,943
Repayment of long-term borrowings................................      (8,819)       (472)     (1,618)       (257)       (120)
Net change in short-term borrowings..............................     (30,537)      2,551     (14,139)     10,446     (33,203)
                                                                    ---------    --------    --------    --------    --------
CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES.................      69,672       2,551      (5,757)     10,189     (29,380)
                                                                    ---------    --------    --------    --------    --------
Increase (decrease) in cash for period...........................      19,065      (2,556)     (4,919)      4,204        (709)
Cash at beginning of period......................................       1,102       6,021       6,021       1,817       2,526
                                                                    ---------    --------    --------    --------    --------
CASH AT END OF PERIOD............................................   $  20,167    $  3,465    $  1,102    $  6,021    $  1,817
                                                                    ---------    --------    --------    --------    --------
                                                                    ---------    --------    --------    --------    --------
Cash payments for -- interest....................................          --          --    $    951    $    772    $  2,415
                    -- income taxes..............................          --          --    $  1,365    $    799    $  4,645


   The accompanying notes are an integral part of these financial statements.

             STANDARD COMMERCIAL TOBACCO CO., INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1 -- BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

     A) BASIS OF PRESENTATION AND CONSOLIDATION. Standard Commercial Tobacco Co., Inc. (the "Company"), a leaf tobacco dealer located in Wilson, North Carolina, is a wholly-owned subsidiary of Standard Commercial Corporation (the "Parent"). The accounts of all subsidiary companies are included in the consolidated financial statements and all intercompany transactions have been eliminated. The Parent and its other subsidiaries are herein referred to as "group companies."

     CRES Tobacco Company, Inc. ("CRES"), a wholly-owned subsidiary of the Company located in King, North Carolina, began operations during fiscal year 1995.

     CRES utilizes its facility to provide nonexclusive processing services to a major cigarette manufacturer pursuant to a services agreement (the "Services Agreement"). Pursuant to the Services Agreement, the cigarette manufacturer reimburses CRES for its (i) actual processing costs which includes salaries, benefits, utilities, and other direct costs (i.e., "processing revenue") and
(ii) debt service on permanent financing (i.e., term note payable) and an obligation under an operating lease commitment. The cigarette manufacturer also pays CRES a management fee based on processed through-put. The Services Agreement expires in September 2004 and is guaranteed by the cigarette manufacturer's parent company. Such Services Agreement is assigned to a lessor as security for the Company's operating lease and term note payable.

     B) PROPERTY, PLANT AND EQUIPMENT. The cost of significant improvements to property, plant and equipment is capitalized. Maintenance and repairs are expensed as incurred. Provision for depreciation is charged to operations over the estimated useful lives, primarily 3-25 years, of the assets on a straight-line basis.

     C) INVENTORIES. Inventories, which are primarily packed leaf tobacco, are stated at the lower of specific cost or estimated net realizable value. Cost of tobacco includes a proportion of interest, buying commission charges and factory overheads which can be related directly to specific items of inventory. Other inventories are valued at cost.

     D) ADVANCES. The Company advances funds to vendors to be used as credits against future tobacco purchases. These amounts are included in prepaid expenses in the consolidated financial statements.

     E) REVENUE RECOGNITION. Sales and revenue are recognized on the passage of title.

     F) DEFERRED REVENUES. The Company has received customer advances to be used for tobacco purchases. These amounts are included in accounts payable in the consolidated financial statements.

     G) INCOME TAXES. The Company provides deferred income taxes on differences between the carrying value of assets and liabilities for financial reporting purposes and the amounts used for tax purposes and operating loss carryforwards.

     H) LONG-LIVED ASSETS. As required, the Company adopted Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. Accordingly, long-lived assets are reviewed for impairment on a market-by-market basis whenever events or changes in the circumstances indicate that the carrying amount of an asset may not be recoverable. If an evaluation is required, the projected future undiscounted future cash flows attributable to each market would be compared to the carrying value of the long-lived assets (including an allocation of goodwill, if appropriate) of that market if a write-down to fair value is required. The Company also evaluates the remaining useful lives to determine whether events and circumstances warrant revised estimates of such lives.

     I) USE OF ESTIMATES AND ASSUMPTIONS. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     J) RECLASSIFICATION. Certain amounts in prior year statements have been reclassified for conformity with current statement presentation.


     K) UNAUDITED FINANCIAL STATEMENTS. In the opinion of management, the consolidated statements of income and retained earnings and of cash flows for the six months ended September 30, 1997 and 1996, and the consolidated balance sheet as of September 30, 1997 include all adjustments (which include only normal recurring adjustments) necessary to present the

             STANDARD COMMERCIAL TOBACCO CO., INC. AND SUBSIDIARIES financial position and results of operations and cash flows for the periods then ended in accordance with generally accepted accounting principles.

2 -- RECEIVABLES

                                                                                    1997       1996
                                                                                   -------    -------
                                                                                     (IN THOUSANDS)
Trade accounts..................................................................   $34,528    $39,351
Other...........................................................................     1,209      1,254
                                                                                   -------    -------
                                                                                   $35,737    $40,605
                                                                                   -------    -------
                                                                                   -------    -------

3 -- INVENTORIES


                                                                   SEPTEMBER 30,
                                                                  1997 (UNAUDITED)     1997       1996
                                                                  ----------------    -------    -------
                                                                              (IN THOUSANDS)
Tobacco........................................................       $ 71,358        $74,049    $65,256
Nontobacco.....................................................            260            260        244
                                                                  ----------------    -------    -------
                                                                      $ 71,618        $74,309    $65,500
                                                                  ----------------    -------    -------
                                                                  ----------------    -------    -------


     Tobacco inventories at March 31, 1997 and 1996 included capitalized interest, totaling $3.0 million and $2.7 million, respectively.

4 -- PROPERTY, PLANT AND EQUIPMENT

                                                                                    1997       1996
                                                                                   -------    -------
                                                                                     (IN THOUSANDS)
Land............................................................................   $ 1,008    $   985
Buildings.......................................................................    19,954     19,586
Machinery and equipment.........................................................    30,701     28,644
Furniture and fixtures..........................................................       567        550
Construction in progress........................................................        33         56
                                                                                   -------    -------
                                                                                    52,263     49,821
Accumulated depreciation........................................................   (29,750)   (27,411)
                                                                                   -------    -------
                                                                                   $22,513    $22,410
                                                                                   -------    -------
                                                                                   -------    -------

     Depreciation expense was $2.8 million, $2.8 million and $2.7 million in 1997, 1996 and 1995, respectively.

5 -- GROUP COMPANIES

     The accompanying consolidated financial statements include the following transactions and balances with group companies for the years ended March 31, 1997, 1996 and 1995:

                                                                         1997       1996       1995
                                                                        -------    -------    -------
                                                                               (IN THOUSANDS)
Net sales............................................................   $    --    $   519    $   609
Purchases of tobacco.................................................    45,375     34,524     16,677
Management fee paid to Parent........................................     9,380      6,275      4,600
Other purchases, rent, rehandling, and storage expense...............     2,524      1,849      1,003
Computer and consulting fees.........................................       972        847        651
Due from group companies.............................................    15,083      8,409         --
Due to group companies...............................................    28,757     22,356         --

             STANDARD COMMERCIAL TOBACCO CO., INC. AND SUBSIDIARIES

     In addition, the Company pays salaries and other operating expenses on behalf of various domestic group companies and charges those companies for expenses paid on a reimbursement basis. Amounts paid on behalf of these companies totaled $4.7 million and $6.7 million in 1997 and 1996, respectively.

6 -- SHORT-TERM BORROWINGS


     At March 31, 1997, the Company had a $100.0 million, three-year credit facility expiring May 1998. Included in the $100.0 million credit facility is a facility for letters of credit. The interest on the credit facility is based on a floating rate, and the facility is guaranteed by the Parent and an affiliated company. At September 30, 1997 and March 31, 1997 and 1996, borrowings of approximately $5.7 million, $35.6 million and $50.0 million, respectively, were outstanding under the Company's credit facility. At March 31, 1997, these borrowings bore interest at 7.8% to 9.0%. At March 31, 1997 substantially all of the Company's assets were pledged against current and long-term borrowings. On August 1, 1997 the Company entered into a new Global Credit Facility. See Note 14.


7 -- ACCOUNTS PAYABLE

                                                                                    1997       1996
                                                                                   -------    -------
                                                                                     (IN THOUSANDS)
Trade accounts..................................................................   $ 2,172    $ 5,616
Advances from customers.........................................................     8,088      1,540
Interest........................................................................       405        287
Other accruals and payables.....................................................     3,458      2,745
                                                                                   -------    -------
                                                                                   $14,123    $10,188
                                                                                   -------    -------
                                                                                   -------    -------

8 -- LONG-TERM DEBT


     Long-term debt of approximately $2.9 million at September 30, 1997 and March 31, 1997 and 1996, consisted of floating rate notes, interest at 81% of prime (minimum rate of 6.5%), which are repayable in June 2000. The notes are guaranteed by the Parent and are collateralized by property with a net book value of approximately $1.0 million at March 31, 1997.



     During 1997, the Company entered into a $10.0 million term loan with a financial institution. This term loan matures in May 1998 and bears interest at the prime rate (8.5% at March 31, 1997). At March 31, 1997, approximately $8.7 million was outstanding under this term loan. In August 1997, the loan was repaid. See Note 14.



     At September 30, 1997 and March 31, 1997 and 1996, the Company had outstanding approximately $3.1 million, $3.3 million and $3.6 million, respectively, under a term note. The note, dated September 30, 1994, requires quarterly principal and interest payments of approximately $156,000, bears interest at the stated rate of 9.82% per annum, and matures in September 2004. The note is collateralized by property, plant and equipment with a net book value of approximately $3.3 million at March 31, 1997. Pursuant to the Services Agreement, a major cigarette manufacturer reimburses the Company for debt service under the term note ($624,000, $624,000 and $312,000 in fiscal years 1997, 1996 and 1995, respectively), and such reimbursement is included in net sales in the consolidated statement of income and retained earnings. The note is guaranteed by the parent company of a major cigarette manufacturer.


     At March 31, 1997, substantially all of the Company's assets were pledged against current and long-term borrowings. On August 1, 1997, the Company closed the offering of $115.0 million 8 7/8% Senior Notes due 2005. See Note 14.

     Long-term debt maturing in the next five years and thereafter is as follows (in thousands): 1998-$2,312; 1999-$7,011; 2000-$379; 2001-$3,358; 2002-$461;
thereafter-$1,368.

             STANDARD COMMERCIAL TOBACCO CO., INC. AND SUBSIDIARIES

9 -- BENEFITS

     The Company participates in a noncontributory defined benefit pension plan covering substantially all full-time salaried employees. The pension plan is sponsored by the Parent and also covers certain group companies' employees. The group companies reimburse the Parent for their share of the cost. Benefits under the plan are based on employees' years of service and eligible compensation. The Company's policy is to contribute amounts to the plan sufficient to meet or exceed minimum funding requirements of federal benefit and tax laws.

A summary of pension costs follows:

                                                                                                         YEAR ENDED MARCH 31,
                                                                                                         --------------------
                                                                                                         1997    1996    1995
                                                                                                         ----    ----    ----
                                                                                                            (IN THOUSANDS)
Service cost -- benefits earned during the year.......................................................   $484    $433    $421
Interest cost on projected benefit obligation.........................................................    612     549     501
Recognized return on plan assets......................................................................   (832)   (670)   (583)
Net amortization......................................................................................    (72)    (72)    (37)
                                                                                                         ----    ----    ----
Net pension cost......................................................................................   $192    $240    $302
                                                                                                         ----    ----    ----
                                                                                                         ----    ----    ----

The funded status of the plan at March 31 is shown below:

                                                                                    1997       1996
                                                                                   -------    -------
                                                                                     (IN THOUSANDS)
Actuarial present value of benefit obligations:
      -- vested.................................................................   $ 7,265    $ 6,429
      -- nonvested benefits.....................................................        44         56
                                                                                   -------    -------
Accumulated benefit obligation..................................................     7,309      6,485
Benefits attributable to projected salaries.....................................     2,142      1,989
                                                                                   -------    -------
Projected benefit obligation....................................................     9,451      8,474
Plan assets at fair value.......................................................    11,505     10,391
                                                                                   -------    -------
Assets in excess of projected obligation........................................     2,054      1,917
Unamortized net transition gain.................................................      (306)      (367)
Unrecognized prior service cost.................................................       (44)       (55)
Unrecognized experience gain....................................................      (693)      (389)
                                                                                   -------    -------
Prepaid pension costs...........................................................   $ 1,011    $ 1,106
                                                                                   -------    -------
                                                                                   -------    -------

     The projected benefit obligation at March 31, 1997, 1996 and 1995 was determined using an assumed discount rate of 7.375%, 7.25% and 7.25%, respectively, and assumed future compensation increases of 5.00%, 5.25% and 5.25%, respectively. The assumed long-term rate of return on plan assets was 8.0%, 8.0% and 8.0% at March 31, 1997, 1996 and 1995, respectively. Assets consist of pooled equity and fixed income funds managed by an independent trustee.

     The Company also participates in a 401(k) savings incentive plan for most full-time salaried employees in the United States. The plan is sponsored by the Parent. The plan provides participants an opportunity for tax-deferred savings of up to 18% of their basic annual compensation or $9,240, whichever is less. The Company makes a 50% matching contribution, in the form of common stock of the Parent, up to the first 4% of basic annual compensation saved by each participant. The expense for this plan was $196,000 in 1997, $144,000 in 1996 and $127,000 in 1995.

     In addition to providing pension benefits, the Company participates in a postretirement health care and life insurance benefit plan sponsored by the Parent. Generally, the benefits are provided to employees who retire after the age of 60, and whose sum of age and service equal at least 75. SFAS No. 106 requires the Company to accrue the estimated cost of retiree benefit payments during the years the employee provides services.

             STANDARD COMMERCIAL TOBACCO CO., INC. AND SUBSIDIARIES

     The components of the net periodic cost of postretirement benefits for 1997, 1996 and 1995 were:

                                                                          YEAR ENDED MARCH 31,
                                                                    --------------------------------
                                                                      1997        1996        1995
                                                                    --------    --------    --------
Service cost.....................................................   $193,942    $176,148    $168,613
Interest cost on accumulated benefit obligation..................    493,527     522,164     405,299
Amortization of plan amendments..................................   (138,904)   (136,649)   (138,904)
                                                                    --------    --------    --------
Net periodic cost................................................   $548,565    $561,663    $435,008
                                                                    --------    --------    --------
                                                                    --------    --------    --------

     The components of the liability included in the consolidated balance sheet at March 31, 1997 and 1996 of the actuarial present value of benefits for services rendered to date were:

                                                                                       1997      1996
                                                                                      ------    ------
                                                                                       (IN THOUSANDS)
Current retirees...................................................................   $  490    $  505
Active employees eligible to retire................................................    2,732     2,424
Active employees not eligible to retire............................................    3,343     4,041
                                                                                      ------    ------
     Total.........................................................................    6,565     6,970

Unrecognized net gain (loss).......................................................      260      (672)
Unrecognized prior service cost....................................................      972     1,111
                                                                                      ------    ------
Accumulated postretirement benefit obligation......................................   $7,797    $7,409
                                                                                      ------    ------
                                                                                      ------    ------

     The accumulated postretirement benefit obligation (APBO) was determined using an 8.0% weighted-average discount rate. The medical cost trend rate used in determining the APBO was assumed to be 12.5% in 1997. This rate was assumed to gradually decline to 6.5% in 2004, and remain at that level thereafter.

     Assuming a one percent increase in the medical cost trend rates, the aggregate of the service and interest cost components of the net periodic pension cost for 1997 would increase by $126,000 and the APBO as of March 31, 1997 would increase by $915,000. In general, postretirement benefit costs are insured or paid as claims are incurred.

10 -- COMMITMENTS AND CONTINGENCIES

     The Company is obligated under operating leases for warehouse space with minimum annual rentals as follows: 1998-$734,757; and 1999-$293,464.

     Expenses under operating leases for continuing operations in 1997, 1996 and 1995 were $2,549,000, $2,356,000 and $1,816,000, respectively.

     The Company operates a processing facility under a service agreement which guarantees reimbursement of all of the facility's costs including operating expenses and management fees. This lease is not considered a commitment of the Company.

     Other contingencies, consisting of guarantees, pending litigation and other claims, in the opinion of management, are not considered to be material in relation to the Company's financial statements as a whole, financial position, future results of operations, or liquidity.

  CONCENTRATION OF CREDIT AND OFF-BALANCE SHEET RISKS

     Financial instruments that potentially subject the Company to a concentration of credit risks consist principally of cash and trade receivables relating to customers in the tobacco industry. Cash is deposited with high-credit-quality financial institutions. Concentration of credit risks related to receivables is limited because of the diversity of customers and locations.

             STANDARD COMMERCIAL TOBACCO CO., INC. AND SUBSIDIARIES

11 -- INCOME TAXES

     a) Significant components of the Company's deferred tax liabilities and assets are as follows:

                                                                                                   1997      1996
                                                                                                  ------    ------
                                                                                                   (IN THOUSANDS)
Deferred tax liabilities:
  Depreciation.................................................................................   $2,672    $2,796
  Capitalized interest.........................................................................    1,168     1,054
  Prepaid pension assets.......................................................................      399       436
  Other........................................................................................       99       110
                                                                                                  ------    ------
  Total deferred tax liabilities...............................................................   $4,338    $4,396
                                                                                                  ------    ------
Deferred tax assets:
  Postretirement benefits other than pensions..................................................    3,071     2,919
  Uniform capitalization.......................................................................      118       161
  All other, net...............................................................................       85
                                                                                                  ------    ------
Total deferred tax assets......................................................................    3,274     3,080
                                                                                                  ------    ------
Net deferred tax liabilities...................................................................   $1,064    $1,316
                                                                                                  ------    ------
                                                                                                  ------    ------

     The net deferred tax liabilities include approximately $965 and $893 of current liabilities at March 31, 1997 and 1996, respectively.

     b) Income tax provisions are detailed below:

                                                                                           YEAR ENDED MARCH 31,
                                                                                        --------------------------
                                                                                         1997      1996      1995
                                                                                        ------    ------    ------
                                                                                              (IN THOUSANDS)
Current
  Federal............................................................................   $1,028    $1,167    $1,829
  State and local....................................................................       80       307       417
Deferred.............................................................................     (252)      177        32
                                                                                        ------    ------    ------
Income tax provision.................................................................   $  856    $1,651    $2,278
                                                                                        ------    ------    ------
                                                                                        ------    ------    ------

     c) The following is a reconciliation of the income tax provision to the expense calculated at the U.S. federal statutory rate.

                                                                                           YEAR ENDED MARCH 31,
                                                                                        --------------------------
                                                                                         1997      1996      1995
                                                                                        ------    ------    ------
                                                                                              (IN THOUSANDS)
Expense at U.S. federal statutory tax rate...........................................   $1,494    $1,770    $2,447
State income taxes, net of federal benefit...........................................       27       221       282
Foreign Sales Corporation benefits...................................................     (272)     (476)     (598)
Other -- net.........................................................................     (393)      136       147
                                                                                        ------    ------    ------
                                                                                        $  856    $1,651    $2,278
                                                                                        ------    ------    ------
                                                                                        ------    ------    ------

12 -- DISCLOSURES OF FAIR VALUE OF FINANCIAL INSTRUMENTS

     The estimated fair value of the Company's financial instruments as of March 31, 1997 is provided below in accordance with Statement of Financial Accounting Standards No. 107, DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS. Certain estimates and judgments were required to develop the fair value amounts, which are not necessarily indicative of the amounts that would be realized upon disposition, nor do they indicate the Company's intent or ability to dispose of such instruments.

     CASH AND CASH EQUIVALENTS: The estimated fair value of cash and cash equivalents approximates carrying value.

             STANDARD COMMERCIAL TOBACCO CO., INC. AND SUBSIDIARIES

     SHORT-TERM AND LONG-TERM DEBT: The fair value of the Company's short-term borrowings, which primarily consists of bank borrowings, approximates its carrying value. The estimated fair value of long-term debt, including the current portion, is approximately $14.0 million, compared with a carrying value of $14.9 million, based on discounted cash flows for fixed-rate borrowings, with the fair value of floating-rate borrowings considered to approximate carrying value.

13 -- MAJOR CUSTOMERS

     Two customers each accounted for approximately 55% and 10%, respectively, of the Company's net sales for the year ended March 31, 1997, two customers each accounted for approximately 45% and 12%, respectively, of the Company's net sales for the year ended March 31, 1996, and two customers each accounted for approximately 22% and 21%, respectively, of the Company's net sales for the year ended March 31, 1995.

14 -- SUBSEQUENT EVENTS (UNAUDITED)


     The Parent reorganized the ownership of its subsidiaries effective August 1, 1997 such that all tobacco operating subsidiaries are direct or indirect subsidiaries of the Company and all of its wool operating subsidiaries are direct or indirect subsidiaries of Standard Wool, Inc. (a wholly-owned subsidiary of the Parent), except that all of the capital stock of Standard Wool
(UK) Limited is owned by the Company and 19.6% of the capital stock of Standard Wool France S.A. is indirectly owned by the Company. This reorganization of entities under common control will be accounted for in a manner similar to a pooling of interests transaction.



     On August 1, 1997, the Company issued $115.0 million aggregate principal amount 8 7/8% Senior Notes due 2005 (the "Initial Notes"). The Initial Notes will be exchanged for new notes (the "Exchange Notes"; together with the Initial Notes, the "Notes") in an exchange offer upon the effectiveness of the Company's pending Form S-4 Registration Statement. The form and terms of the Exchange Notes are the same as the form and terms of the Initial Notes (which they replace) except (i) the Exchange Notes will be registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, and
(ii) the holders of the Exchange Notes will not be entitled to certain rights under the related Registration Rights Agreement by virtue of consummation of the Exchange Offer. The Parent and Standard Wool, Inc. jointly and severally, guarantee on a senior basis the full and prompt performance of the Company's obligations under the Notes, including the payment of principal of and interest on the Notes. In addition, all of the issued and outstanding capital stock of the Company and Standard Wool, Inc. has been pledged by the Parent to the Trustee for the benefit of the Holders of the Notes. Under the terms and conditions of the Notes, the Company is required to maintain certain financial covenants relating to minimum net worth, minimum interest coverage ratios, limits on capital expenditures, permitted investments, indebtedness, advances, and liens. In addition, dividends to the Parent are limited to such amount as is required to enable the Parent to meet its obligations to creditors or 1) 60% of the Company's net income during calendar 1998, 2) 70% of the Company's net income during calendar 1999, and 3) 80% of Company's net income during calendar 2000 and thereafter. The net proceeds of the offering were used to retire the Company's existing U.S. Revolving Credit Facility, to repay certain long-term bank loans in the United States, and to advance funds to its subsidiaries.


     Concurrent with the notes offering, the Company and two of its subsidiaries entered into a new revolving global bank facility (the "Global Bank Facility") which amended the master credit facility and replaced the facility for U.S. tobacco operations. The Global Bank Facility provides for borrowings of $200.0 million for working capital and other general corporate purposes, and bears interest initially at LIBOR plus 1%. The borrowings under the Global Bank Facility are guaranteed by the Parent and certain of its tobacco subsidiaries and secured by substantially all of the assets of the tobacco subsidiaries and a pledge of all of the capital stock of the Parent's subsidiaries not otherwise pledged to secure other obligations. It contains various covenants that restrict the Company and its subsidiaries from taking various actions and that require that the Company and its tobacco division achieve and maintain certain financial covenants. The Global Bank Facility contains covenants relating to minimum net worth, minimum interest coverage ratio, limitations on capital expenditures, investments, uncommitted tobacco inventory, indebtedness, advances, liens, dividends, acquisitions and sales of assets.

                          INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS AND
SHAREHOLDERS OF STANDARD COMMERCIAL CORPORATION

     We have audited the consolidated financial statements of Standard Commercial Corporation (the "Company") as of March 31, 1997 and 1996, and for each of the three years in the period ended March 31, 1997, and have issued our report thereon dated June 18, 1997; such financial statements and report are included in your 1997 Annual Report to Shareholders and are incorporated herein by reference. Our audits also included the financial statement schedule of the Company. The financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

DELOITTE & TOUCHE LLP

Raleigh, North Carolina
June 18, 1997

            STANDARD COMMERCIAL CORPORATION (THE "PARENT GUARANTOR")

                            CONDENSED BALANCE SHEETS

                       (IN THOUSANDS, EXCEPT SHARE DATA)


                                                                                                               MARCH 31,
                                                                                         SEPTEMBER 30,    --------------------
                                                                                             1997           1997        1996
                                                                                         -------------    --------    --------
                                                                                          (UNAUDITED)
ASSETS
     Cash and cash equivalents........................................................     $      --      $    327    $  3,851
     Intercompany accounts receivable.................................................        18,380        16,606      16,617
     Current portion of notes receivable from Zelenka Nursery, Inc. ..................           500           500         500
     Income taxes receivable..........................................................         2,034           153       3,086
     Other receivables................................................................           769           995       2,651
     Prepaids and other...............................................................           209           155         617
                                                                                         -------------    --------    --------
       Current assets.................................................................        21,892        18,736      27,322
     Investment in subsidiaries.......................................................       211,199       159,014     149,469
     Long-term notes receivable from Zelenka Nursery, Inc. ...........................         1,683         2,183       2,683
     Cash surrender value of life insurance policies
       (net of policy loans (1997-$6,780; 1996-$6,550)................................         6,466         6,529       5,758
     Deferred loan costs..............................................................         1,577         1,585       1,744
     Deferred income taxes............................................................         2,260         2,260          86
     Other noncurrent assets..........................................................         1,266           340         361
                                                                                         -------------    --------    --------
       Total assets...................................................................     $ 246,343      $190,647    $187,423
                                                                                         -------------    --------    --------
                                                                                         -------------    --------    --------

LIABILITIES
     Intercompany accounts payable....................................................     $  34,811      $ 29,895    $ 20,756
     Current portion of long-term debt................................................            --            --       3,765
     Other payables and accrued expenses..............................................           308           982       3,072
                                                                                         -------------    --------    --------
       Current liabilities............................................................        35,119        30,877      27,593
     Long-term debt...................................................................            --            --       7,407
     Convertible subordinated debt....................................................        69,000        69,000      69,000
     Retirement and other benefits....................................................           559           499         404
                                                                                         -------------    --------    --------
       Total liabilities..............................................................       104,678       100,376     104,404
                                                                                         -------------    --------    --------

     ESOP redeemable preferred stock..................................................            --            --       8,748
     Unearned ESOP compensation.......................................................            --            --      (6,320)
                                                                                         -------------    --------    --------

SHAREHOLDERS' EQUITY
     Preferred stock $1.65 par value; shares authorized-1,000,000; shares issued and
      outstanding: 1997-0; 1996-87,477 to ESOP........................................            --            --          --
     Common stock, $0.20 par value
     Authorized shares 100,000,000; 15,304,115, 12,126,270 and 11,624,275 shares
      issued at September 30, 1997 and March 31, 1997 and 1996, respectively..........         3,061         2,425       2,325
     Additional paid-in capital.......................................................       100,163        50,324      43,660
     Unearned restricted stock plan compensation......................................           (10)          (12)        (16)
     Treasury stock at cost, 2,617,707, 2,591,790 and 2,490,661 shares at September
      30, 1997 and March 31, 1997 and 1996, respectively..............................        (4,250)       (3,799)     (2,384)
     Retained earnings................................................................        63,150        58,089      46,450
     Cumulative translation adjustments...............................................       (20,449)      (16,756)     (9,444)
                                                                                         -------------    --------    --------
       Total shareholders' equity.....................................................       141,665        90,271      80,591
                                                                                         -------------    --------    --------
       Total liabilities and shareholders' equity.....................................     $ 246,343      $190,647    $187,423
                                                                                         -------------    --------    --------
                                                                                         -------------    --------    --------


     NOTE: These condensed financial statements should be read in conjunction with the consolidated financial statements and notes thereto of Standard Commercial Corporation.

            STANDARD COMMERCIAL CORPORATION (THE "PARENT GUARANTOR")

              CONDENSED STATEMENTS OF INCOME AND RETAINED EARNINGS

                                 (IN THOUSANDS)


                                                                          SIX MONTHS ENDED
                                                                           SEPTEMBER 30,            YEAR ENDED MARCH 31,
                                                                         ------------------    ------------------------------
                                                                          1997       1996       1997       1996        1995
                                                                         -------    -------    -------    -------    --------
                                                                            (UNAUDITED)
Management fee income.................................................   $    --    $    --    $ 9,379    $ 6,340    $  4,725
                                                                         -------    -------    -------    -------    --------
Selling, general and administrative expenses..........................     1,283      1,593      2,951      3,151       3,460
Interest expense......................................................     2,745      2,829      5,472      6,092       6,209
Other (income) expense, net...........................................     1,445        (66)       491     (1,504)        638
                                                                         -------    -------    -------    -------    --------
     Income (loss) before taxes.......................................    (2,583)    (4,488)       465     (1,399)     (5,582)
Income tax expense (benefit)..........................................      (878)    (1,407)       496     (1,665)      1,103
                                                                         -------    -------    -------    -------    --------
     Net income (loss) after taxes....................................    (1,705)    (3,081)       (31)       266      (6,685)
Equity in earnings (losses) of subsidiaries...........................     8,837      7,500     16,968        342     (23,859)
                                                                         -------    -------    -------    -------    --------
     Net income (loss)................................................     7,132      4,419     16,937        608     (30,544)
ESOP preferred stock dividends, net of tax............................        --       (231)      (347)      (474)       (485)
                                                                         -------    -------    -------    -------    --------
     Net income (loss) applicable to common stock.....................     7,132      4,188     16,590        134     (31,029)

Retained earnings, beginning of period................................    58,089     46,450     46,450     50,530      84,807
Common stock dividends................................................    (2,071)    (1,851)    (4,951)    (4,214)     (3,248)
                                                                         -------    -------    -------    -------    --------
Retained earnings, end of period......................................   $63,150    $48,787    $58,089    $46,450    $ 50,530
                                                                         -------    -------    -------    -------    --------
                                                                         -------    -------    -------    -------    --------


     NOTE: These condensed financial statements should be read in conjunction with the consolidated financial statements and notes thereto of Standard Commercial Corporation.

            STANDARD COMMERCIAL CORPORATION (THE "PARENT GUARANTOR")

                       CONDENSED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)


                                                                          SIX MONTHS ENDED
                                                                            SEPTEMBER 30,            YEAR ENDED MARCH 31,
                                                                         -------------------    ------------------------------
                                                                           1997       1996        1997       1996       1995
                                                                         --------    -------    --------    -------    -------
                                                                             (UNAUDITED)
CASH PROVIDED BY OPERATING ACTIVITIES.................................   $(46,686)   $ 7,751    $  9,954    $ 7,548    $ 7,082*
CASH FLOWS FROM INVESTING ACTIVITIES
     Collections of note receivable...................................         --         --         500        620         --
     Business dispositions............................................         --         --          --         --      1,217
                                                                         --------    -------    --------    -------    -------
     CASH PROVIDED BY INVESTING ACTIVITIES............................         --         --         500        620      1,217
                                                                         --------    -------    --------    -------    -------
CASH FLOWS FROM FINANCING ACTIVITIES
     Net proceeds of equity offering..................................     47,043         --          --         --         --
     Proceeds from long-term borrowings...............................         --         --          --      3,662         --
     Repayment of long-term borrowings................................         --    (11,172)    (11,171)    (7,858)    (8,857)
     Dividends paid, net of tax.......................................         --       (231)       (347)      (474)      (485)
     Purchase and retirement of ESOP Preferred Stock..................         --         --      (2,460)        --         --
     Other............................................................       (684)        --          --         --         --
                                                                         --------    -------    --------    -------    -------
CASH USED IN FINANCING ACTIVITIES.....................................     46,359    (11,403)    (13,978)    (4,670)    (9,342)
                                                                         --------    -------    --------    -------    -------
     Increase (decrease) in cash and cash equivalents.................       (327)    (3,652)     (3,524)     3,498     (1,043)
Cash and cash equivalents, beginning of period........................        327      3,851       3,851        353      1,396
                                                                         --------    -------    --------    -------    -------
CASH AND CASH EQUIVALENTS, END OF PERIOD..............................   $     --    $   199    $    327    $ 3,851    $   353
                                                                         --------    -------    --------    -------    -------
                                                                         --------    -------    --------    -------    -------

Cash paid during the year for -interest...............................         --         --    $  8,105    $ 2,962    $ 6,563
                               -income taxes..........................         --         --    $    660    $   575    $ 1,052


     * Includes cash dividends of $4,595,000 paid by Standard Wool France SA, a wholly-owned subsidiary.

     NOTE: These condensed financial statements should be read in conjunction with the consolidated financial statements and notes thereto of Standard Commercial Corporation.

------------------------------------------------------------
------------------------------------------------------------
------------------------------------------------------------
------------------------------------------------------------

  NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER CONTAINED HEREIN OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE ISSUER, THE GUARANTORS OR THE INITIAL PURCHASERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THOSE TO WHICH IT RELATES, NOR DOES IT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE ISSUER OR THE GUARANTORS SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.
                          ---------------------------
                               TABLE OF CONTENTS

                                                        PAGE
                                                        ----
Prospectus Summary...................................     1
Note Regarding Forward-Looking Statements............    12
Risk Factors.........................................    12
Use of Proceeds of the Exchange Notes................    18
Capitalization.......................................    19
Selected Historical Consolidated Financial Data......    20
Management's Discussion and Analysis of Financial
  Condition and Results of Operations................    22
The Exchange Offer...................................    28
Business.............................................    34
Management...........................................    46
Principal Shareholders...............................    49
Description of Global Bank Facility..................    50
Description of Notes.................................    51
Initial Notes Registration Rights....................    72
Book-Entry; Delivery and Form........................    74
Certain U.S. Federal Income Tax Consequences.........    75
Plan of Distribution.................................    77
Legal Matters........................................    77
Experts..............................................    78
Available Information................................    78
Incorporation of Certain Documents by
  Reference..........................................    78
Index to Consolidated Financial Statements...........   F-1

  UNTIL                   , 1998 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS),
ALL DEALERS EFFECTING TRANSACTIONS IN THE EXCHANGE NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN SELLING EXCHANGE NOTES RECEIVED IN EXCHANGE FOR INITIAL NOTES HELD FOR THEIR OWN ACCOUNT.

                   ------------------------------------------
                                   PROSPECTUS
                   ------------------------------------------

                            (logo appears here)

                              STANDARD COMMERCIAL
                               TOBACCO CO., INC.

                             OFFER TO EXCHANGE ITS
                          8 7/8% SENIOR NOTES DUE 2005
    THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
                               ("EXCHANGE NOTES")
                                FOR ANY AND ALL
                          8 7/8% SENIOR NOTES DUE 2005
                               ("INITIAL NOTES")

    EACH GUARANTEED ON A SENIOR BASIS BY STANDARD COMMERCIAL CORPORATION AND
                              STANDARD WOOL, INC.

                                        , 1997

------------------------------------------------------------
------------------------------------------------------------
------------------------------------------------------------
------------------------------------------------------------

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Articles of Incorporation and Bylaws include provisions to
(i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the fullest extent permitted by Section 55-8-30(e) of the North Carolina Business Corporation Act (the "North Carolina Law"), and (ii) require the Registrant to indemnify its directors and officers to the fullest extent permitted by Sections 55-8-50 through 55-8-58 of the North Carolina Law, including circumstances in which indemnification is otherwise discretionary. Pursuant to Sections 55-8-51 and 55-8-57 of the North Carolina Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The Registrant believes that these provisions are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate the directors' duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under North Carolina Law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Registrant or its shareholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director's duty to the Registrant or its shareholders when the director was aware or should have been aware of a risk of serious injury to the Registrant or its shareholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders, for improper transactions between the director and the Registrant and for improper distributions to shareholders and loans to directors and officers. These provisions do not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

     The Registrant's Bylaws require the Registrant to indemnify in directors and officers against expenses, judgments, fines, settlement and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Registrant's Bylaws also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

     At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

     The Purchase Agreement filed as Exhibit 1.1 to this Registration Statement provides for indemnification by the Initial Purchasers of the Registrant and its directors and officers, and by the Registrant of the Initial Purchasers, for certain liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), or otherwise.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits.


EXHIBIT NO.                                                  DESCRIPTION
-----------   ----------------------------------------------------------------------------------------------------------
    1.1       Purchase Agreement dated July 25, 1997 among the Issuer, the Guarantors and the Initial Purchasers
              (previously filed).
    3.1 *     Restated Articles of Incorporation, as amended, of the Company.
    3.2 **    Amended Bylaws of the Company.
    4.1       Indenture dated August 1, 1997 among the Issuer, the Guarantors and Crestar Bank (previously filed).
    4(i)+*    Third Supplemental Agreement dated August 1, 1997 with Deutsche Bank A.G. et al. ("Global Credit
              Facility").
    5.1       Opinion of Wyrick Robbins Yates & Ponton LLP (previously filed).
    8.1       Tax Opinion of Wyrick Robbins Yates & Ponton LLP (previously filed).
   10.1 ***   Performance Improvement Compensation Plan.
   10.2 +     Agreement dated May 2, 1995 between the Company and Ery W. Kehaya.
   10.3 ++    Employment Agreement dated March 21, 1997 with Robert E. Harrison.
   10.4       Registration Rights Agreement dated August 1, 1997 among the Issuer, the Guarantors and the Initial
              Purchasers (previously filed).
   11.1       Computation of Earnings Per Common Share (previously filed).
   12.1       Computation of Ratio of Earnings to Fixed Charges.
   23.1       Consent of Deloitte & Touche LLP.
   23.2       Consents of Wyrick Robbins Yates & Ponton LLP (contained in Exhibits 5.1 and 8.1).
   24.1       Power of attorney (see pages II-4 through II-7).
   25.1       Statement of Eligibility of Trustee (previously filed).
   99.1       Form of Letter of Transmittal.
   99.2       Form of Notice of Guaranteed Delivery (previously filed).


---------------
  * Incorporated by reference to Standard Commercial Corporation's Registration Statement on Form S-8 (File No. 33-59760).
 ** Incorporated by reference to Standard Commercial Corporation's Annual Report on Form 10-K for the year ended March 31, 1994.

 +* Incorporated by reference to Standard Commercial Corporation's Quarterly
    Report on Form 10-Q for the quarter ended September 30, 1997.

*** Incorporated by reference to Standard Commercial Corporation's Annual Report on Form 10-K for the year ended March 31, 1993.
  + Incorporated by reference to Standard Commercial Corporation's Annual Report on Form 10-K for the year ended March 31, 1995.
 ++ Incorporated by reference to Standard Commercial Corporation's Registration
    Statement on Form S-3 (File No. 333-23835).

     (b) FINANCIAL STATEMENT SCHEDULES.

     Schedule II -- Valuation and Qualifying Accounts.

     No other schedules have been included because the information required to be set forth therein is not applicable.

ITEM 22. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) That, for purposes of determining any liability under the Securities Act, each filling of the registrant's annual report pursuant to
     Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (g)(1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

            (2) That every prospectus (i) that is filed pursuant to paragraph
     (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant of provisions described in
     Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Amendment No. 2 to Registration Statement No. 333-35645 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilson, State of North Carolina, on the 17th day of November, 1997.


                                         STANDARD COMMERCIAL TOBACCO CO., INC.

                                         By: /s/ THOMAS M. EVINS, JR.*__________
                                             THOMAS M. EVINS, JR.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                          CAPACITY                            DATE
------------------------------------------------------  -------------------------------------------   -------------------

              /s/ THOMAS M. EVINS, JR.*                 Director and President (Principal             November 17, 1997
                 THOMAS M. EVINS, JR.                     Executive Officer)

                /s/ DAVID L. WILLIAMS*                  Director and Principal Financial              November 17, 1997
                  DAVID L. WILLIAMS                       Officer

                  /s/ RICK N. HARDY*                    Principal Accounting Officer                  November 17, 1997
                    RICK N. HARDY

                  /s/ B. DALE WELLS*                    Director                                      November 17, 1997
                    B. DALE WELLS

                                                        Director                                      November   , 1997
                   JAMES A. JOHNSON

                 /s/ EDWARD C. DILDA*                   Director                                      November 17, 1997
                   EDWARD C. DILDA

                /s/ JAMES R. DAVIDSON*                  Director                                      November 17, 1997
                  JAMES R. DAVIDSON

             *By: /s/ ROBERT E. HARRISON                Attorney-in-fact                              November 17, 1997
                  ROBERT E. HARRISON

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Amendment No. 2 to Registration Statement No. 333-35645 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilson, State of North Carolina, on the 17th day of November, 1997.


                                         STANDARD COMMERCIAL CORPORATION

                                         By: /s/ ROBERT E. HARRISON_____________
                                             ROBERT E. HARRISON,
                                           PRESIDENT, CHIEF EXECUTIVE
                                           OFFICER AND CHIEF FINANCIAL OFFICER

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                          CAPACITY                            DATE
------------------------------------------------------  -------------------------------------------   -------------------

                /s/ ROBERT E. HARRISON                  Director and President, Chief Executive       November 17, 1997
                  ROBERT E. HARRISON                      Officer and Chief Financial Officer
                                                          (Principal Executive and Financial
                                                          Officer)

                   /s/ GUY M. ROSS*                     Vice President (Principal Accounting          November 17, 1997
                     GUY M. ROSS                          Officer)

                /s/ MARVIN W. COGHILL*                  Director                                      November 17, 1997
                  MARVIN W. COGHILL

              /s/ THOMAS M. EVINS, JR.*                 Director                                      November 17, 1997
                 THOMAS M. EVINS, JR.

                                                        Director                                      November   , 1997
                    ERY W. KEHAYA

                /s/ J. ALEC G. MURRAY*                  Director                                      November 17, 1997
                  J. ALEC G. MURRAY

             /s/ WILLIAM S. BARRACK, JR.*               Director                                      November 17, 1997
               WILLIAM S. BARRACK, JR.

                                                        Director                                      November   , 1997
                   HENRY R. GRUNZKE

                                                        Director                                      November   , 1997
                  CHARLES H. MULLEN

                      SIGNATURE                                          CAPACITY                            DATE
------------------------------------------------------  -------------------------------------------   -------------------
               /s/ DANIEL M. SULLIVAN*                  Director                                      November 17, 1997
                  DANIEL M. SULLIVAN

               /s/ WILLIAM A. ZIEGLER*                  Director                                      November 17, 1997
                  WILLIAM A. ZIEGLER

             *By: /s/ ROBERT E. HARRISON                Attorney-in-fact                              November 17, 1997
                  ROBERT E. HARRISON

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Amendment No. 2 to Registration Statement No. 333-35645 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilson, State of North Carolina, on the 17th day of November, 1997.


                                         STANDARD WOOL, INC.

                                         By: /s/ PETER A. MUNRO*________________
                                             PETER A. MUNRO

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                          CAPACITY                            DATE
------------------------------------------------------  -------------------------------------------   ------------------

                 /s/ PETER A. MUNRO*                    Director and President (Principal Executive   November 17, 1997
                    PETER A. MUNRO                        Officer)

                /s/ TIMOTHY S. PRICE*                   Director and Principal Financial Officer      November 17, 1997
                   TIMOTHY S. PRICE

                /s/ DEBORAH H. MCCANN*                  Principal Accounting Officer                  November 17, 1997
                  DEBORAH H. MCCANN

                   /s/ GUY M. ROSS*                     Director                                      November 17, 1997
                     GUY M. ROSS

                 /s/ PAUL H. BICQUE*                    Director                                      November 17, 1997
                    PAUL H. BICQUE

                  /s/ RICK N. HARDY*                    Director                                      November 17, 1997
                    RICK N. HARDY

             *By: /s/ ROBERT E. HARRISON                Attorney-in-fact                              November 17, 1997
                  ROBERT E. HARRISON

                                                                     SCHEDULE II

                       VALUATION AND QUALIFYING ACCOUNTS

                        STANDARD COMMERCIAL CORPORATION


                                                                             COL. C
COL. A                                                COL. B               ADDITIONS               COL. D         COL. E
-------------------------------------------------   -----------    --------------------------    -----------    -----------
                                                    BALANCE AT
                                                     BEGINNING     CHARGED TO     CHARGED TO                    BALANCE AT
                                                        OF          COSTS AND        OTHER                        END OF
                   DESCRIPTION                        PERIOD        EXPENSES       ACCOUNTS      DEDUCTIONS       PERIOD
-------------------------------------------------   -----------    -----------    -----------    -----------    -----------
YEAR ENDED MARCH 31, 1995
DEDUCTED FROM ASSET ACCOUNTS
  Allowance for doubtful accounts................   $ 7,696,167    $ 9,164,938                   $11,493,835    $ 5,367,270
  Inventory......................................    14,578,000      5,296,148                     5,668,757     14,207,391
                                                    -----------    -----------    -----------    -----------    -----------
Total............................................   $22,274,167    $14,461,086                   $17,160,592    $19,574,661
                                                    -----------    -----------    -----------    -----------    -----------
                                                    -----------    -----------    -----------    -----------    -----------
YEAR ENDED MARCH 31, 1996
DEDUCTED FROM ASSET ACCOUNTS
  Allowance for doubtful accounts................   $ 5,367,270    $   328,156                   $   145,199    $ 5,550,227
  Inventory......................................    14,207,391      1,394,334                    10,427,299      5,174,426
                                                    -----------    -----------    -----------    -----------    -----------
Total............................................   $19,574,661    $ 1,722,490                   $10,572,498    $10,724,653
                                                    -----------    -----------    -----------    -----------    -----------
                                                    -----------    -----------    -----------    -----------    -----------
YEAR ENDED MARCH 31, 1997
DEDUCTED FROM ASSET ACCOUNTS
  Allowance for doubtful accounts................   $ 5,550,227    $ 1,055,067                   $ 3,004,567    $ 3,600,727
  Inventory......................................     5,174,426        877,403                     1,116,004      4,935,825
                                                    -----------    -----------    -----------    -----------    -----------
Total............................................   $10,724,653    $ 1,932,470                   $ 4,120,571    $ 8,536,552
                                                    -----------    -----------    -----------    -----------    -----------
                                                    -----------    -----------    -----------    -----------    -----------

                                                                     SCHEDULE II



                       VALUATION AND QUALIFYING ACCOUNTS
                     STANDARD COMMERCIAL TOBACCO CO., INC.
                                AND SUBSIDIARIES



                                                        COL. B                COL. C
                                                      -----------            ADDITIONS                            COL. E
                                                      BALANCE AT     -------------------------                  -----------
COL. A                                                 BEGINNING     CHARGED TO    CHARGED TO       COL. D      BALANCE AT
---------------------------------------------------       OF         COSTS AND        OTHER       ----------      END OF
                    DESCRIPTION                         PERIOD        EXPENSES      ACCOUNTS      DEDUCTIONS      PERIOD
---------------------------------------------------   -----------    ----------    -----------    ----------    -----------
---------------------------------------------------
YEAR ENDED MARCH 31, 1995
DEDUCTED FROM ASSET ACCOUNTS
  Allowance for doubtful accounts..................   $ 6,909,774       111,979                   $2,556,794    $ 4,464,959
  Inventory........................................    10,983,100     5,296,148                    6,554,691      9,724,557
                                                      -----------    ----------    -----------    ----------    -----------
Total..............................................   $17,892,874    $5,408,127                   $9,111,485    $14,189,516
                                                      -----------    ----------    -----------    ----------    -----------
                                                      -----------    ----------    -----------    ----------    -----------
YEAR ENDED MARCH 31, 1996
DEDUCTED FROM ASSET ACCOUNTS
  Allowance for doubtful accounts..................   $ 4,464,959    $  328,156                   $   53,188    $ 4,739,927
  Inventory........................................     9,724,557       626,558                    6,914,707      3,436,408
                                                      -----------    ----------    -----------    ----------    -----------
Total..............................................   $14,189,516    $  954,714                   $6,967,895    $ 8,176,335
                                                      -----------    ----------    -----------    ----------    -----------
                                                      -----------    ----------    -----------    ----------    -----------
YEAR ENDED MARCH 31, 1997
DEDUCTED FROM ASSET ACCOUNTS
  Allowance for doubtful accounts..................   $ 4,739,927    $  384,486                   $2,526,868    $ 2,597,545
  Inventory........................................     3,436,408        84,811                      105,499      3,415,720
                                                      -----------    ----------    -----------    ----------    -----------
Total..............................................   $ 8,176,335    $  469,297                   $2,632,367    $ 6,013,265
                                                      -----------    ----------    -----------    ----------    -----------
                                                      -----------    ----------    -----------    ----------    -----------